                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-83930

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED JUNE 12, 2003)

                           $721,263,000 (APPROXIMATE)
                             (Offered Certificates)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C5
                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (Depositor)

 ---------------------------------------
   YOU SHOULD CAREFULLY CONSIDER THE      THE TRUST FUND:
   RISK FACTORS BEGINNING ON PAGE S-38
   OF THIS PROSPECTUS SUPPLEMENT AND ON   - As of July 15, 2003, the mortgage loans included in the trust fund will have an
   PAGE 11 OF THE ACCOMPANYING              aggregate principal balance of approximately $1,200,914,923.
   PROSPECTUS.
                                          - The trust fund will consist of a pool of 152 fixed rate mortgage loans.
   Neither the offered certificates nor
   the underlying mortgage loans are      - The mortgage loans are secured by first liens on commercial and multifamily
   insured or guaranteed by any             properties.
   government agency or instrumentality.
                                          - All of the mortgage loans were originated or acquired by Wachovia Bank, National
   The offered certificates will            Association, Citigroup Global Markets Realty Corp., Nomura Credit & Capital, Inc. or
   represent interests in the trust fund    Artesia Mortgage Capital Corporation.
   only. They will not represent
   obligations of any other party. The    THE CERTIFICATES:
   offered certificates will not be
   listed on any national securities      - The trust fund will issue twenty-two classes of certificates.
   exchange or any automated quotation
   system of any registered securities    - Only the four classes of offered certificates described in the following table are
   association.                             being offered by this prospectus supplement and the accompanying prospectus.

   This prospectus supplement may be
   used to offer and sell the offered
   certificates only if it is
   accompanied by the prospectus dated
   June 12, 2003.
 ---------------------------------------

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                            ORIGINAL       PERCENTAGE OF                      ASSUMED FINAL                        EXPECTED
                           CERTIFICATE      CUT-OFF DATE   PASS-THROUGH       DISTRIBUTION                        MOODY'S/S&P
CLASS                      BALANCE(1)       POOL BALANCE       RATE              DATE(2)          CUSIP NO.        RATING(3)
------------------------------------------------------------------------------------------------------------------------------
Class A-1..............   $226,000,000        18.819%        2.986   %      February 15, 2012     929766GR8         Aaa/AAA
Class A-2..............   $439,721,000        36.615%        3.989   %         May 15, 2013       929766GS6         Aaa/AAA
Class B................   $ 40,531,000         3.375%        4.107   %        June 15, 2013       929766GT4          Aa2/AA
Class C................   $ 15,011,000         1.250%        4.139   %        June 15, 2013       929766GU1         Aa3/AA-
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-2)

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Wachovia Securities, LLC, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Lehman Brothers Inc. is acting as a co-manager for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 46.09% of the Class A-2 certificates. Wachovia Securities, LLC is acting as sole bookrunner with respect to the remainder of the Class A-2 certificates and all other classes of offered certificates. Wachovia Securities, LLC, Citigroup Global Markets Inc., Nomura Securities International Inc. and Lehman Brothers Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.18% of the initial certificate balance of the offered certificates, plus accrued interest from July 1, 2003 before deducting expenses.

    We expect that delivery of the offered certificates will be made in book-entry form on or about July 8, 2003.

WACHOVIA                           CITIGROUP                              NOMURA

                                LEHMAN BROTHERS

                                 June 24, 2003

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
--------------------------------------------------------------------------------
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-C5
                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL(1)

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

                              [MORTGAGE POOL MAP]

                                                          % OF
                          NUMBER OF       AGGREGATE      INITIAL
                          MORTGAGED     CUT-OFF DATE      POOL
PROPERTY LOCATION         PROPERTIES       BALANCE       BALANCE
-----------------         ----------   ---------------   -------

CA.....................       21       $  165,370,364      13.8%
  Southern(2)..........       12       $  101,915,236       8.5
  Northern(2)..........        9       $   63,455,128       5.3
FL.....................       22       $  126,091,191      10.5
NY.....................        9       $  109,828,105       9.1
OR.....................        3       $   93,268,994       7.8
TX.....................       16       $   69,788,469       5.8
DC.....................        4       $   65,622,490       5.5
PA.....................        4       $   60,892,175       5.1
CO.....................        8       $   57,552,179       4.8
AZ.....................        7       $   56,331,798       4.7
NC.....................        7       $   49,448,784       4.1
IL.....................        6       $   36,831,100       3.1
NV.....................        5       $   36,140,201       3.0
MA.....................        2       $   32,403,980       2.7
VA.....................        7       $   29,844,862       2.5
SC.....................        3       $   29,081,965       2.4
MD.....................        4       $   23,607,647       2.0
KS.....................        1       $   20,649,186       1.7
WA.....................        3       $   19,782,541       1.6
DE.....................        2       $   19,569,478       1.6
GA.....................        5       $   17,875,355       1.5
WI.....................        2       $   14,971,010       1.2
ND.....................        2       $   12,922,060       1.1
MI.....................        2       $   11,514,344       1.0
AK.....................        1       $    8,861,749       0.7
IA.....................        1       $    7,885,098       0.7
CT.....................        1       $    7,411,727       0.6
TN.....................        1       $    4,386,498       0.4
NE.....................        1       $    3,778,860       0.3
NM.....................        1       $    3,288,877       0.3
NJ.....................        1       $    2,196,756       0.2
MO.....................        1       $    2,153,303       0.2
MN.....................        1       $    1,563,776       0.1

MORTGAGE POOL BY PROPERTY TYPE
------------------------------

          [PIE CHART]            [ ] > 10.0% of Cut-Off Date Pool Balance
Retail.................  33.8%   [ ] > 5.0% - 10.0% of Cut-Off Date Pool Balance
Office.................  28.1%   [ ] > 1.0% - 5.0% of Cut-Off Date Pool Balance
Multifamily............  27.4%   [ ] > 0 - 1.0% of Cut-Off Date Pool Balance
Industrial.............   3.3%
Mobile Home Park.......   2.3%
Mixed Use..............   2.2%
Self Storage...........   2.1%
Hospitality............   0.9%

                 GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES(3)

(1) All numerical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

(2) For purposes of determining whether a Mortgaged Property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

(3) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

        - SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

        - RISK FACTORS, commencing on page S-38 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-228 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

        - if used in a jurisdiction in which such offer or solicitation is not authorized;

        - if the person making such offer or solicitation is not qualified to do so; or

        - if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Securities, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Securities, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in June 2035. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "RATINGS" in this prospectus supplement.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT............................    S-5
  Overview of the Certificates..............................    S-6
  The Parties...............................................    S-7
  Important Dates and Periods...............................    S-9
  The Certificates..........................................    S-9
  The Mortgage Loans........................................   S-25
RISK FACTORS................................................   S-38
DESCRIPTION OF THE MORTGAGE POOL............................   S-86
  General...................................................   S-86
  Mortgage Loan History.....................................   S-87
  Certain Terms and Conditions of the Mortgage Loans........   S-88
  Assessments of Property Condition.........................   S-93
  Co-Lender Loans...........................................   S-94
  Additional Mortgage Loan Information......................   S-98
  Twenty Largest Mortgage Loans.............................  S-141
  The Mortgage Loan Sellers.................................  S-160
  Underwriting Standards....................................  S-162
  Assignment of the Mortgage Loans; Repurchases and
     Substitutions..........................................  S-163
  Representations and Warranties; Repurchases and
     Substitutions..........................................  S-166
  Repurchase or Substitution of Cross-Collateralized
     Mortgage Loans.........................................  S-169
  Changes in Mortgage Pool Characteristics..................  S-170
SERVICING OF THE MORTGAGE LOANS.............................  S-170
  General...................................................  S-170
  The Master Servicer and the Special Servicer..............  S-171
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-174
  Modifications, Waivers and Amendments.....................  S-177
  The Controlling Class Representative......................  S-178
  Defaulted Mortgage Loans; REO Properties; Purchase
     Option.................................................  S-180
  Inspections; Collection of Operating Information..........  S-182
DESCRIPTION OF THE CERTIFICATES.............................  S-183
  General...................................................  S-183
  Registration and Denominations............................  S-183
  Certificate Balances and Notional Amount..................  S-185
  Pass-Through Rates........................................  S-188
  Distributions.............................................  S-191
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-201
  P&I Advances..............................................  S-204
  Appraisal Reductions......................................  S-206
  Reports to Certificateholders; Available Information......  S-207
  Assumed Final Distribution Date; Rated Final Distribution
     Date...................................................  S-211
  Voting Rights.............................................  S-212
  Termination...............................................  S-212
  The Trustee...............................................  S-213
YIELD AND MATURITY CONSIDERATIONS...........................  S-214
  Yield Considerations......................................  S-214
  Weighted Average Life.....................................  S-217
USE OF PROCEEDS.............................................  S-220
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................  S-220
  General...................................................  S-220
  Taxation of the Offered Certificates......................  S-221
ERISA CONSIDERATIONS........................................  S-222
LEGAL INVESTMENT............................................  S-225

METHOD OF DISTRIBUTION.....................................   S-225
LEGAL MATTERS...............................................  S-227
RATINGS.....................................................  S-227
INDEX OF DEFINED TERMS......................................  S-228

ANNEX A-1   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES..................................................  A-1
ANNEX A-1A  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES IN LOAN GROUP 1..................................  A-1A
ANNEX A-1B  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES IN LOAN GROUP 2..................................  A-1B
ANNEX A-2   CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
            PROPERTIES..................................................  A-2
ANNEX A-3   RESERVE ACCOUNT INFORMATION.................................  A-3
ANNEX A-4   COMMERCIAL TENANT SCHEDULE..................................  A-4
ANNEX A-5   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES (CROSSED AND PORTFOLIOS).........................  A-5
ANNEX A-6   DEBT SERVICE PAYMENT SCHEDULE FOR RITE AID BALTIMORE........  A-6
ANNEX B     FORM OF DISTRIBUTION DATE STATEMENT.........................  B-1
ANNEX C     CLASS X-P REFERENCE RATE....................................  C-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

     - FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2 AND CLASS A-1A CERTIFICATES, THE POOL OF MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN GROUP 1 AND LOAN GROUP 2.

     - UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS JULY 11, 2003 WITH RESPECT TO 127 MORTGAGE LOANS, JULY 1, 2003 WITH RESPECT TO 22 MORTGAGE LOANS AND JULY 15, 2003 WITH RESPECT TO 3 MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

     - ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C5, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                        CLOSING DATE
                        CERTIFICATE     PERCENTAGE                PASS-       INITIAL    WEIGHTED    CASH FLOW OR   EXPECTED
                         BALANCE OR     OF CUT-OFF               THROUGH       PASS-     AVERAGE       PRINCIPAL    MOODY'S/
                          NOTIONAL      DATE POOL    CREDIT       RATE        THROUGH      LIFE         WINDOW         S&P
CLASS                    AMOUNT(1)       BALANCE     SUPPORT   DESCRIPTION     RATE     (YEARS)(2)   (MON./YR.)(2)  RATING(3)
-----                  --------------   ----------   -------   -----------    -------   ----------   -------------  ---------
Class A-1............  $  226,000,000     18.819%    19.500%         Fixed     2.986%      5.70      08/03 - 02/12   Aaa/AAA
Class A-2............  $  439,721,000     36.615%    19.500%         Fixed     3.989%      9.61      02/12 - 05/13   Aaa/AAA
Class B..............  $   40,531,000      3.375%    16.125%         Fixed     4.107%      9.92      05/13 - 06/13   Aa2/AA
Class C..............  $   15,011,000      1.250%    14.875%         Fixed     4.139%      9.94      06/13 - 06/13   Aa3/AA-
Class A-1A...........  $  301,015,000     25.065%    19.500%         Fixed     3.812%       (4)           (4)          (4)
Class D..............  $   31,524,000      2.625%    12.250%         Fixed     4.168%       (4)           (4)          (4)
Class E..............  $   10,508,000      0.875%    11.375%         Fixed     4.228%       (4)           (4)          (4)
Class F..............  $   16,513,000      1.375%    10.000%      Fixed(5)     4.535%       (4)           (4)          (4)
Class G..............  $   19,515,000      1.625%     8.375%      Fixed(5)     4.634%       (4)           (4)          (4)
Class H..............  $   19,515,000      1.625%     6.750%      Fixed(5)     5.178%       (4)           (4)          (4)
Class J..............  $   22,517,000      1.875%     4.875%         Fixed     4.298%       (4)           (4)          (4)
Class K..............  $   12,009,000      1.000%     3.875%         Fixed     4.298%       (4)           (4)          (4)
Class L..............  $    6,005,000      0.500%     3.375%         Fixed     4.298%       (4)           (4)          (4)
Class M..............  $    6,004,000      0.500%     2.875%         Fixed     4.298%       (4)           (4)          (4)
Class N..............  $    6,005,000      0.500%     2.375%         Fixed     4.298%       (4)           (4)          (4)
Class O..............  $    4,503,000      0.375%     2.000%         Fixed     4.298%       (4)           (4)          (4)
Class P..............  $   24,018,922      2.000%     0.000%         Fixed     4.298%       (4)           (4)          (4)
Class X-P............  $1,154,968,000         NA         NA      WAC-IO(6)    1.9188%       (6)           (6)          (6)
Class X-C............  $1,200,914,922         NA         NA      WAC-IO(6)    0.0898%       (6)           (6)          (6)

------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "RATINGS" in this prospectus supplement.

(4) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5) The pass-through rates applicable to the Class F, Class G and Class H certificates for any distribution date will equal the lesser of the applicable rate set forth above and the applicable weighted average net mortgage rate for such date.

(6) The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

     [ ]   Offered certificates
     [ ]   Private certificates

                                  THE PARTIES

THE TRUST FUND................    The trust fund will be created on or about the
                                  closing date pursuant to a pooling and
                                  servicing agreement, dated as of July 1, 2003, by and among the depositor, the master servicer, the special servicer and the trustee.

THE DEPOSITOR.................    Wachovia Commercial Mortgage Securities, Inc.
                                  We are a wholly owned subsidiary of Wachovia
                                  Bank, National Association, which is one of the mortgage loan sellers, the master servicer and an affiliate of one of the underwriters.
                                  Our principal executive office is located at 301 South College Street, Charlotte, North
                                  Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                  On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................    The trust fund to be established under the
                                  pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                  CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....    Wachovia Bank, National Association, Citigroup
                                  Global Markets Realty Corp., Nomura Credit &
                                  Capital, Inc. and Artesia Mortgage Capital
                                  Corporation. For more information, see
                                  "DESCRIPTION OF THE MORTGAGE POOL--The
                                  Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

                                  Wachovia Bank, National Association originated or acquired 64 of the mortgage loans to be included in the trust fund representing 56.0% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (47 mortgage loans in loan group 1 or 58.5% and 17 mortgage loans in loan group 2 or 48.4%). Citigroup Global Markets Realty Corp. originated or acquired 18 of the mortgage loans to be included in the trust fund representing 16.9% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (14 mortgage loans in loan group 1 or 17.3% and 4 mortgage loans in loan group 2 or 15.7%). Nomura Credit & Capital, Inc. originated or acquired 38 of the mortgage loans to be included in the trust fund representing 14.8% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (26 mortgage loans in loan group 1 or 14.2% and 12 mortgage loans in loan group 2 or 16.6%). Artesia Mortgage Capital Corporation originated or acquired 32 of the mortgage loans to be included in the trust fund representing 12.4% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (20 mortgage loans in loan group 1 or 10.1% and 12 mortgage loans in loan group 2 or 19.4%).

THE MASTER SERVICER...........    Wachovia Bank, National Association. Wachovia
                                  Bank, National Association is our affiliate and is one of the mortgage loan sellers and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the 5 companion loans which are not part of the trust fund.

                                  See "SERVICING OF THE MORTGAGE LOANS--The
                                  Master Servicer and the Special Servicer" in this prospectus supplement.

THE SPECIAL SERVICER..........    Lennar Partners, Inc. The special servicer
                                  will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund that, in general, are in default or as to which default is imminent.

                                  Some holders of certificates (initially the holder of the Class P certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer" in this prospectus supplement.

THE TRUSTEE...................    Wells Fargo Bank Minnesota, N.A. The trustee
                                  will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                                  CERTIFICATES--The Trustee" in this prospectus supplement.

THE UNDERWRITERS..............    Wachovia Securities, LLC, Citigroup Global
                                  Markets Inc., Nomura Securities International,
                                  Inc. and Lehman Brothers Inc. Wachovia
                                  Securities, LLC is our affiliate and is an affiliate of Wachovia Bank, National
                                  Association, which is the master servicer and one of the mortgage loan sellers. Citigroup
                                  Global Markets Inc. is an affiliate of
                                  Citigroup Global Markets Realty Corp., which is one of the mortgage loan sellers. Nomura
                                  Securities International, Inc. is an affiliate of Nomura Credit & Capital, Inc., which is one of the mortgage loan sellers. Wachovia
                                  Securities, LLC, Citigroup Global Markets Inc.
                                  and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Lehman Brothers Inc. is acting as a co-manager for this offering. Citigroup Global
                                  Markets Inc. is acting as sole bookrunner with respect to 46.09% of the Class A-2 certificates. Wachovia Securities, LLC is acting as sole bookrunner with respect to the remainder of the Class A-2 certificates and all other classes of offered certificates.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................    On or about July 8, 2003.

CUT-OFF DATE..................    For 127 mortgage loans, representing 81.8% of
                                  the mortgage pool (89 mortgage loans in loan group 1 or 81.5% and 38 mortgage loans in loan group 2 or 82.4%), July 11, 2003; for 22 mortgage loans, representing 17.5% of the mortgage pool (15 mortgage loans in loan group
                                  1 or 17.5% and 7 mortgage loans in loan group
                                  2 or 17.6%), July 1, 2003; and for 3 mortgage loans, representing 0.7% of the mortgage pool
                                  (3 mortgage loans in loan group 1 or 1.0%), July 15, 2003. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............    The 15th day of each month or, if such 15th
                                  day is not a business day, the next succeeding business day, beginning in August 2003.

DETERMINATION DATE............    For any distribution date, the fourth business
                                  day prior to the related distribution date.

COLLECTION PERIOD.............    For any distribution date, the period
                                  beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs except that with respect to 3 mortgage loans representing 0.7% of the mortgage pool (3 mortgage loans in loan group 1 or 1.0%) the 16th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 15th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........    We are offering to you the following 4 classes
                                  of certificates of our Commercial Mortgage
                                  Pass-Through Certificates, Series 2003-C5 pursuant to this prospectus supplement:

                                       Class A-1
                                       Class A-2
                                       Class B
                                       Class C

PRIORITY OF DISTRIBUTIONS.....    On each distribution date, the owners of the
                                  certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups.

                                     - Loan group 1 will consist of (i) all of
                                       the mortgage loans that are not secured
                                       by multifamily properties and/or mobile
                                       home park properties, (ii) 4 mortgage
                                       loans that are secured by multifamily
                                       properties and (iii) 2 mortgage loans
                                       that are secured by mobile home park
                                       properties.

                                     - Loan group 2 will consist of 38 mortgage
                                       loans that are secured by multifamily
                                       properties and 7 mortgage loans that are secured by mobile home park properties.

                                  Annex A to this prospectus supplement sets forth the loan group designation for each mortgage loan.

                                  The trustee will distribute amounts to the extent that the money is available, in the following order of priority, to pay:

                                  Interest, concurrently (i) pro rata, on the Class A-1 and Class A-2 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

                                  Principal of the Class A-1 certificates, up to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.

                                  Principal of the Class A-2 certificates, up to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.

                                  Principal of the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the Class A-2 certificate balance has been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-2 certificates have been made, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such classes

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

                                  If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2 and/or Class A-1A certificates remain outstanding, distributions of principal and interest will be made, pro rata, to the outstanding Class A-1, Class A-2 and Class A-1A certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

INTEREST......................    On each distribution date each class of
                                  certificates (other than the Class Z, Class
                                  R-I and Class R-II certificates) will be entitled to receive:

                                     - for each such class of certificates, one
                                       month's interest at the applicable
                                       pass-through rate accrued during the
                                       calendar month prior to the related
                                       distribution date, on the certificate
                                       balance or notional amount, as
                                       applicable, of such class of certificates immediately prior to such distribution date;

                                     - plus any interest that such class of
                                       certificates was entitled to receive on
                                       all prior distribution dates to the
                                       extent not received;

                                     - minus (other than in the case of the
                                       Class X-C and Class X-P certificates)
                                       such class' share of any shortfalls in
                                       interest collections due to prepayments
                                       on mortgage loans included in the trust
                                       fund that are not offset by certain
                                       payments made by the master servicer; and

                                     - minus (other than in the case of the
                                       Class X-C and Class X-P certificates)
                                       such class' allocable share of any
                                       reduction in interest accrued on any
                                       mortgage loan as a result of a
                                       modification that reduces the related
                                       mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                  As reflected in the chart under "Priority of Distributions" above, so long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1 and Class A-2 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

                                  See "DESCRIPTION OF THE CERTIFICATES,
                                  Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement.

                                  The Class X-C and Class X-P certificates will be entitled to distributions of interest-only on their respective notional amounts. On each distribution date, the notional amount of the Class X-C certificates will generally be equal to the aggregate outstanding certificate balances of the sequential pay certificates on such date.

                                  The notional amount of the Class X-P
                                  certificates generally will equal:

                                   (1)  until the distribution date in January
                                        2004, the sum of (a) the lesser of
                                        $222,033,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $299,566,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

                                   (2)  after the distribution date in January
                                        2004 through and including the
                                        distribution date in July 2004, the sum
                                        of (a) the lesser of $216,992,000 and
                                        the certificate balance of the Class A-1 certificates, (b) the lesser of $297,670,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

                                   (3) after the distribution date in July 2004 through and including the distribution date in January 2005, the sum of (a) the lesser of $197,206,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $290,871,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

                                   (4)  after the distribution date in January
                                        2005 through and including the
                                        distribution date in July 2005, the sum
                                        of (a) the lesser of $174,741,000 and
                                        the certificate balance of the Class A-1 certificates, (b) the lesser of $283,236,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

                                   (5) after the distribution date in July 2005 through and including the distribution date in January 2006, the sum of (a) the lesser of $152,858,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $275,743,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

                                   (6)  after the distribution date in January
                                        2006 through and including the
                                        distribution date in July 2006, the sum
                                        of (a) the lesser of $131,365,000 and
                                        the certificate balance of the Class A-1 certificates, (b) the lesser of $268,428,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates;

                                   (7) after the distribution date in July 2006 through and including the distribution date in January 2007, the sum of (a) the lesser of $110,438,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $261,284,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J certificates and (d) the lesser of $938,000 and the certificate balance of the Class K certificates;

                                   (8)  after the distribution date in January
                                        2007 through and including the
                                        distribution date in July 2007, the sum
                                        of (a) the lesser of $89,993,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $254,308,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H certificates and

                                       (d) the lesser of $12,789,000 and the
                                       certificate balance of the Class J
                                       certificates;

                                   (9) after the distribution date in July 2007 through and including the distribution date in January 2008, the sum of (a) the lesser of $64,633,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $247,566,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H certificates and (d) the lesser of $2,527,000 and the certificate balance of the Class J certificates;

                                   (10) after the distribution date in January
                                        2008 through and including the
                                        distribution date in July 2008, the sum
                                        of (a) the lesser of $37,426,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $237,255,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D Class E, Class F, Glass G certificates and (d) the lesser of $12,281,000 and the certificate balance of the Class H certificates;

                                   (11) after the distribution date in July 2008
                                        through and including the distribution
                                        date in January 2009, the sum of (a) the lesser of $19,066,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $230,995,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G certificates and (d) the lesser of $2,979,000 and the certificate balance of the Class H certificates;

                                   (12) after the distribution date in January
                                        2009 through and including the
                                        distribution date in July 2009, the sum
                                        of (a) the lesser of $434,862,000 and
                                        the certificate balance of the Class A-2 certificates, (b) the lesser of $224,881,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E, Class F certificates and (d) the lesser of $13,575,000 and the certificate balance of the Class G certificates;

                                   (13) after the distribution date in July 2009
                                        through and including the distribution
                                        date in January 2010, the sum of (a) the lesser of $417,680,000 and the certificate balance of the Class A-2 certificates, (b) the lesser of $218,970,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E, Class F certificates and (d) the lesser of $5,050,000 and the certificate balance of the Class G certificates;

                                   (14) after the distribution date in January
                                        2010 through and including the
                                        distribution date in July 2010, the sum
                                        of (a) the lesser of $341,783,000 and
                                        the certificate balance of the Class A-2 certificates, (b) the lesser of $197,219,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E certificates and (d) the lesser of $13,419,000 and the certificate balance of the Class F certificates;

                                   (15) after the distribution date in July 2010
                                        through and including the distribution
                                        date in January 2011, the sum of (a) the lesser of $326,712,000 and the certificate balance of the Class A-2 certificates, (b) the lesser of $192,110,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E certificates and (d) the lesser of $6,133,000 and the certificate balance of the Class F certificates;

                                   (16) after the distribution date in January
                                        2011 through and including the
                                        distribution date in July 2011, the sum
                                        of (a) the lesser of $303,287,000 and
                                        the certificate balance of the Class A-2 certificates, (b) the lesser of $187,119,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D certificates and (d) the lesser of $9,711,000 and the certificate balance of the Class E certificates;

                                   (17) after the distribution date in July
                                        2011, $0.

                                  The Class X-C and Class X-P certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                  The certificates (other than the Class Z,
                                  Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                  The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                  As reflected in the chart under "Priority of Distributions" beginning on page S-10 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X certificates:

                                     - first, concurrently, to the Class X-C
                                       certificates, Class X-P certificates,
                                       Class A-1 certificates, Class A-2 and
                                       Class A-1A certificates as described
                                       above under "Priority of Distribution",
                                       and then to each other class of offered
                                       certificates in alphabetical order; and

                                     - only to the extent funds remain after the
                                       trustee makes all distributions of
                                       interest and principal required to be
                                       made
                                     on such date to each class of certificates with a higher priority of distribution.

                                   You may, in certain circumstances, also
                                   receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............    The pass-through rate for each class of
                                  certificates (other than the Class X-C, Class
                                  X-P, Class Z, Class R-I and Class R-II
                                  certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                  The pass-through rate applicable to the Class X-C certificates for the initial distribution date will equal approximately 0.0898% per annum.

                                  The pass-through rate applicable to the Class X-C certificates for each distribution date will, in general, equal the weighted average of the respective Class X-C strip rates at which interest accrues from time to time on the respective Class X-C components prior to such distribution date (weighted on the basis of the respective component balances of those Class X-C components outstanding immediately prior to such distribution date). Each Class X-C component will be comprised of all or a designated portion of the certificate balance of one of the classes of sequential pay certificates. In general, the certificate balance of each class of sequential pay certificates will constitute a separate Class X-C component. However, if a portion, but not all, of the certificate balance of any particular class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then the identified portion of the certificate balance will also represent one or more Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates, and the remaining portion of the certificate balance will represent one or more other Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates. For each distribution date through and including the distribution date in July 2011, the Class X-C strip rate for each Class X-C component will be calculated as follows:

                                  (1) if such Class X-C component consists of
                                      the entire certificate balance of any
                                      class of sequential pay certificates, and if the certificate balance does not, in whole or in part, also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                  (2) if such Class X-C component consists of a
                                      designated portion (but not all) of the
                                      certificate balance of any class of
                                      sequential pay certificates, and if the
                                      designated portion of the certificate
                                      balance does not also constitute a Class
                                      X-P component immediately prior to the
                                      distribution date, then the applicable
                                      Class X-C strip rate will equal the
                                      excess, if any, of (a) the weighted
                                      average net mortgage rate for the
                                      distribution date, over (b) the
                                      pass-through rate in effect for the
                                      distribution date for the applicable class of sequential pay certificates;

                                  (3) if such Class X-C component consists of a
                                      designated portion (but not all) of the
                                      certificate balance of any class of
                                      sequential pay certificates, and if the
                                      designated portion of the certificate
                                      balance also constitutes a Class X-P
                                      component immediately prior to the
                                      distribution date, then the applicable
                                      Class X-C strip rate will equal the
                                      excess, if any, of (a) the weighted
                                      average net mortgage rate for the
                                      distribution date, over (b) the sum of (i) the Class X-P strip rate for the applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates; and

                                  (4) if such Class X-C component consists of
                                      the entire certificate balance of any
                                      class of sequential pay certificates, and if the certificate balance also constitutes, in its entirety, a Class X-P component immediately prior to such distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of (i) the Class X-P strip rate for the applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates.

                                  For each distribution date after the
                                  distribution date in July 2011, the
                                  certificate balance of each class of
                                  sequential pay certificates will constitute one or more separate Class X-C components, and the applicable Class X-C strip rate with respect to each such Class X-C component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over
                                  (b) the pass-through rate in effect for the distribution date for the class of sequential pay certificates.

                                  The pass-through rate applicable to the Class X-P certificates for the initial distribution date will equal approximately 1.9188% per annum.

                                  The pass-through rate applicable to the Class X-P certificates for each subsequent distribution date will equal the weighted average of the respective Class X-P strip rates, at which interest accrues from time to time on the respective components prior to such distribution date (weighted on the basis of the balances of those Class X-P components outstanding immediately prior to the distribution date). Each Class X-P component will be comprised of all or a designated portion of the certificate balance of a specified class of sequential pay certificates. If all or a designated portion of the certificate balance of any class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate Class X-P components for purposes of calculating the pass-through rate of the Class X-P certificates. For each distribution date through and including the distribution date in July 2011, the Class X-P strip rate for each Class X-P component will equal (a) the lesser of (1) the weighted average net mortgage rate for such distribution date, and (2) the reference rate specified on Annex C to this prospectus supplement for such distribution date minus 0.03% per annum, minus (b) the pass-through rate for such component (but in no event will any Class X-P strip rate be less than zero).

                                  After the distribution date in July 2011, the Class X-P certificates will cease to accrue interest and will have a 0% pass-through rate.

                                  The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                       - the mortgage interest rate in effect
                                         for such mortgage loan as of the
                                         closing date; minus

                                       - the applicable administrative cost
                                         rate, as described in this prospectus
                                         supplement.

                                  For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                  The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                       - the portion of the principal
                                         distribution amount for the related
                                         distribution date that is attributable
                                         to such mortgage loan; and

                                       - the principal portion of any realized
                                         loss incurred in respect of such
                                         mortgage loan during the related
                                         collection period.

                                  The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......    On the closing date, each class of
                                  certificates (other than the Class X-C, Class
                                  X-P, Class Z, Class R-I and Class R-II
                                  certificates) will have the certificate
                                  balance set forth above under "Overview of the
                                  Certificates." The certificate balance for
                                  each class of certificates entitled to receive
                                  principal may be reduced by:

                                       - distributions of principal; and

                                       - allocations of realized losses and
                                         trust fund expenses.

                                  The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                  Notional Amount" in this prospectus
                                  supplement.

                                  The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

                                  As reflected in the chart under "Priority of Distributions" above:

                                       - generally, the Class A-1 and Class A-2
                                         certificates will only be entitled to
                                         receive distributions of principal
                                         collected or advanced in respect of
                                         mortgage loans in loan group 1 until
                                         the certificate balance of the Class
                                         A-1A certificates has been reduced to
                                         zero, and the Class A-1A certificates
                                         will only be entitled to receive
                                         distributions of principal collected or
                                         advanced in respect of mortgage loans
                                         in loan group 2 until the certificate
                                         principal balance of the Class A-2
                                         certificates has been reduced to zero;

                                       - except as described above, principal is
                                         distributed to each class of
                                         certificates entitled to receive
                                         distributions of principal in
                                         alphabetical and, if applicable,
                                         numerical designation;

                                       - principal is only distributed on a
                                         class of certificates to the extent
                                         funds remain after the trustee makes
                                         all distributions of principal and
                                         interest on each class of certificates
                                         with an earlier alphabetical and, if
                                         applicable, numerical designation;

                                       - generally, no class of certificates is
                                         entitled to distributions of principal
                                         until the certificate balance of each
                                         class of certificates with an earlier
                                         alphabetical and, if applicable,
                                         numerical designation has been reduced
                                         to zero; and

                                       - in no event will holders of the Class B
                                         and Class C certificates or classes of
                                         non-offered certificates (other than
                                         the Class A-1A certificates) be
                                         entitled to receive any payments of
                                         principal until the certificate
                                         balances of the Class A-1, Class A-2
                                         and Class A-1A certificates have all
                                         been reduced to zero.

                                  The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                   - the scheduled principal payments (other
                                     than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                   - balloon payments actually received with
                                     respect to mortgage loans included in the trust fund during the related collection period;

                                   - prepayments received with respect to the
                                     mortgage loans included in the trust fund during the related collection period; and

                                   - all liquidation proceeds, insurance
                                     proceeds, condemnation awards and
                                     repurchase and substitution amounts
                                     received during the related collection
                                     period that are allocable to principal.

                                  For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

SUBORDINATION; ALLOCATION OF
  LOSSES AND CERTAIN
  EXPENSES....................    Credit support for any class of certificates
                                  (other than the Class Z, Class R-I and Class
                                  R-II certificates) is provided by the
                                  subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class X-C and Class X-P certificates). The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                  Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class A-1A, Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates and the Class A-1A certificates in reverse alphabetical order as indicated on the following table. Realized losses and additional trust fund expenses will be allocated to the certificates without regard to loan group.

                                                                 PERCENTAGE            ORDER OF
                                             ORIGINAL         CUT-OFF DATE POOL     APPLICATION OF
           CLASS DESIGNATION            CERTIFICATE BALANCE        BALANCE        LOSSES AND EXPENSES
           -----------------            -------------------   -----------------   -------------------
  Class A-1...........................     $226,000,000            18.819%                  4
  Class A-2...........................     $439,721,000            36.615%                  4
  Class A-1A..........................     $301,015,000            25.065%                  4
  Class B.............................     $ 40,531,000             3.375%                  3
  Class C.............................     $ 15,011,000             1.250%                  2
  Other non-offered certificates
    (excluding the Class X
    certificates).....................     $ 178,636,922           14.875%                  1

                                  Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and Class L certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........    On each distribution date, any prepayment
                                  premium or yield maintenance charge collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class A-1A, Class
                                  D, Class E, Class F, Class G and Class H certificates then entitled to distributions as follows:

                                  The holders of each class of offered
                                  certificates and the Class A-1A, Class D,
                                  Class E, Class F, Class G and Class H
                                  certificates then entitled to distributions of principal with respect to the related loan group on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                       - the amount of such prepayment premiums
                                         or yield maintenance charges;

                                       - a fraction (in no event greater than
                                         one), the numerator of which is equal
                                         to the excess, if any, of the
                                         pass-through rate of such class of
                                         certificates over the relevant discount
                                         rate, and the denominator of which is
                                         equal to the excess, if any, of the
                                         mortgage interest rate of the prepaid
                                         mortgage loan over the relevant
                                         discount rate; and

                                       - a fraction, the numerator of which is
                                         equal to the amount of principal
                                         distributable on such class of
                                         certificates on such distribution date,
                                         and the denominator of which is the
                                         principal distribution amount for such
                                         distribution date.

                                  If there is more than one class of such
                                  certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                  The portion, if any, of the prepayment
                                  premiums or yield maintenance charges
                                  remaining after any payments described above will be distributed to the holders of the Class X-C certificates.

                                  The "discount rate" applicable to any class of offered certificates and the Class A-1A, Class D, Class E, Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                   - In the event that there are two or more
                                     such U.S. Treasury issues with the same
                                     coupon, the issue with the lowest yield
                                     will be utilized; and

                                   - In the event that there are two or more
                                     such U.S. Treasury issues with maturity
                                     dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                             EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
                                                        YIELD MAINTENANCE CHARGES
                                             Mortgage interest rate.......................       8%
                                             Pass-through rate for applicable class.......       6%
                                             Discount rate................................       5%

                                             ALLOCATION PERCENTAGE          ALLOCATION
                                             FOR APPLICABLE CLASS    PERCENTAGE FOR CLASS X-C
                                             ---------------------   ------------------------
                                             6% - 5%                 100% - 33 1/3% = 66 2/3%
                                             ------- = 33 1/3%
                                             8% - 5%

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions--Allocation of
                                  Prepayment Premiums and Yield Maintenance
                                  Charges" in this prospectus supplement.

ALLOCATION OF ADDITIONAL
  INTEREST....................    On each distribution date, any additional
                                  interest collected on a mortgage loan with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates and will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

ADVANCING.....................    In the event the master servicer fails to
                                  receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided, that neither the master servicer nor the trustee will be entitled to interest for any advances on mortgage loans accrued prior to the expiration of the applicable grace periods) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See
                                  "DESCRIPTION OF THE CERTIFICATES--P&I
                                  Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
  TRUST FUND..................    The trust fund may be terminated when the
                                  aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                  CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

                                  The trust fund may also be terminated when the Class A-1, Class A-2, Class A-1A, Class B and Class C certificates have been paid in full and all of the remaining certificates are held by a single certificateholder. See "DESCRIPTION OF THE

                                  CERTIFICATES -- Termination" in this
                                  prospectus supplement.

REGISTRATION AND
DENOMINATION..................    The offered certificates will be registered in
                                  the name of Cede & Co., as nominee for The
                                  Depository Trust Company in the United States, or in Europe through Clearstream Banking societe anonyme or Euroclear Bank, societe anonyme. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE
                                  CERTIFICATES--Book-Entry Registration and
                                  Definitive Certificates" in the accompanying prospectus.

                                  Beneficial interests in the Class A-1, Class
                                  A-2, Class B and Class C certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................    Two separate real estate mortgage investment
                                  conduit (each, a "REMIC") elections will be made with respect to most of the trust fund.
                                  The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The
                                  Class R-I and Class R-II certificates will represent the residual interests in such REMICs. In addition, a separate REMIC election has been made with respect to one early defeasance mortgage loan. The principal balance of the early defeasance mortgage loan will represent a "regular interest" in its related REMIC. The Class Z certificateholders' entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust for United States federal income tax purposes.

                                  The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class A-1 Certificates will be issued with not more than a de minimis amount of original issue discount and that the other classes of offered certificates will be treated as having been issued at a premium for federal income tax reporting purposes.

                                  For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........    Subject to important considerations described
                                  under "ERISA CONSIDERATIONS" in this
                                  prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                       Class A-1
                                       Class A-2
                                       Class B
                                       Class C

                                  This is based on individual prohibited
                                  transaction exemptions granted to each of Wachovia Securities, LLC, Citigroup Global Markets Inc., Nomura Securities International, Inc. and Lehman Brothers Inc. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............    The offered certificates will not constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................    The offered certificates will not be issued
                                  unless they have received the following
                                  ratings from Moody's Investors Service, Inc.
                                  and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

                                                                                            EXPECTED
                                                                                           RATING FROM
                                             CLASS                                         MOODY'S/S&P
                                             -----                                         -----------
                                             Class A-1..................................    Aaa/AAA
                                             Class A-2..................................    Aaa/AAA
                                             Class B....................................    Aa2/AA
                                             Class C....................................    Aa3/AA-

                                  The ratings on the offered certificates
                                  address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................    It is expected that the mortgage loans to be
                                  included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the 5 mortgage loans with companion loans is calculated without regard to the related companion loans except that with respect to loan number 1 (the Lloyd Center mortgage loan), unless otherwise specified, the calculation of loan-to-value ratios and debt service coverage ratios was based on the aggregate indebtedness of this mortgage loan and the related pari passu companion loan. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages. The totals in the following tables may not add up to 100% due to rounding.

                                                                                    ALL
                                                                                  MORTGAGE         LOAN          LOAN
                                                                                   LOANS          GROUP 1       GROUP 2
                                                                               --------------   -----------   -----------
                                             Number of mortgage loans........             152           107            45
                                             Number of crossed loan
                                               pools(1)......................               5             1             2
                                             Number of mortgaged
                                               properties....................             154           109            45
                                             Aggregate balance of all
                                               mortgage loans in the trust
                                               fund..........................  $1,200,914,923   $899,899,355  $301,015,567
                                             Number of mortgage loans with
                                               balloon payments(2)...........             122            80            42
                                             Aggregate balance of mortgage
                                               loans with balloon
                                               payments(2)...................    $874,651,207   $587,423,974  $287,227,233
                                             Number of mortgage loans with
                                               anticipated repayment dates...              20            19             1
                                             Aggregate balance of mortgage
                                               loans with anticipated
                                               repayment dates...............    $276,794,838   $269,560,280   $7,234,558
                                             Number of fully amortizing
                                               mortgage loans................               9             7             2
                                             Aggregate balance of fully
                                               amortizing mortgage loans.....     $23,568,878   $17,015,102    $6,553,776
                                             Number of non-amortizing
                                               mortgage loans................               1             1             0
                                             Aggregate balance of
                                               non-amortizing mortgage
                                               loans.........................     $25,900,000   $25,900,000            $0
                                             Average balance of mortgage
                                               loans.........................      $7,900,756    $8,410,274    $6,689,235
                                             Minimum balance of mortgage
                                               loans.........................        $505,564      $505,564    $1,391,141
                                             Maximum balance of mortgage
                                               loans.........................     $69,922,221   $69,922,221   $28,902,057
                                             Maximum balance for a group of
                                               cross-collateralized and
                                               cross-defaulted loans.........     $13,484,224    $7,574,904   $13,484,224
                                             Weighted average cut-off date
                                               loan-to-value ratio(3)........           72.7%         72.1%         74.6%
                                             Minimum cut-off date
                                               loan-to-value ratio(3)........           38.0%         38.0%         46.9%
                                             Maximum cut-off date
                                               loan-to-value ratio(3)........           86.7%         86.7%         82.4%
                                             Weighted average cut-off date
                                               debt service coverage ratio...           1.49x         1.52x         1.43x
                                             Minimum cut-off date debt
                                               service coverage ratio........           1.03x         1.03x         1.13x
                                             Maximum cut-off date debt
                                               service coverage ratio........           3.42x         3.42x         2.48x
                                             Weighted average loan-to-value
                                               ratio at stated maturity or
                                               anticipated repayment
                                               date(3).......................           60.4%         60.0%         61.3%
                                             Weighted average mortgage
                                               interest rate.................          5.629%        5.688%        5.452%
                                             Minimum mortgage interest
                                               rate..........................          4.040%        4.040%        4.950%
                                             Maximum mortgage interest
                                               rate..........................          9.310%        7.350%        9.310%
                                             Weighted average remaining term
                                               to maturity or anticipated
                                               repayment date (months).......             115           114           116
                                             Minimum remaining term to
                                               maturity or anticipated
                                               repayment date (months).......              55            55            58

                                                                                    ALL
                                                                                  MORTGAGE         LOAN          LOAN
                                                                                   LOANS          GROUP 1       GROUP 2
                                                                               --------------   -----------   -----------
                                             Maximum remaining term to
                                               maturity or anticipated
                                               repayment date (months).......             278           251           278
                                             Weighted average occupancy
                                               rate(4).......................            95.1%         95.3%         94.5%

                               -------------------------------------------------

                                  (1) Two (2) crossed loan pools consist of
                                      mortgage loans in both loan group 1 and
                                      loan group 2.

                                  (2) Does not include mortgage loans with
                                      anticipated repayment dates.

                                  (3) For purposes of determining the
                                      loan-to-value ratio with respect to 1
                                      mortgage loan representing 1.2% of the
                                      mortgage pool (1.6% of loan group 1), such ratio was reduced by taking into account amounts available under a letter of credit and in a cash reserve that will be released upon the achievement of a specified rental income increase at the related mortgaged property.

                                  (4) The weighted average occupancy ratio
                                      information shown above excludes 1
                                      mortgage loan secured by a hospitality
                                      property representing 0.9% of the mortgage pool (1.1% of loan group 1).

SECURITY FOR THE MORTGAGE
LOANS IN THE TRUST FUND.......   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations of the related borrowers.

                                 - No mortgage loan included in the trust fund
                                   is insured or guaranteed by any government agency or private insurer.

                                 - All of the mortgage loans included in the
                                   trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial, multifamily properties or mobile home properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

                                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                                               PERCENTAGE
                                                                                                  PERCENTAGE   OF CUT-OFF
                                                                      NUMBER       AGGREGATE      OF CUT-OFF      DATE
                                                                    OF LOANS/     CUT-OFF DATE    DATE POOL     GROUP 1
                                             PROPERTY TYPE          PROPERTIES      BALANCE        BALANCE      BALANCE
                                             -------------          ----------   --------------   ----------   ----------
                                             Retail...............     58/59     $  405,707,726      33.8%         45.1%
                                              Retail--Anchored....     35/35        336,194,388      28.0          37.4
                                              Retail--Unanchored..     14/15         34,821,549       2.9           3.9
                                              Retail--Shadow
                                                Anchored(1)(2)....       9/9         34,691,789       2.9           3.9
                                             Office...............     28/28        336,885,694      28.1          37.4
                                             Multifamily..........     42/42        329,039,814      27.4           5.7
                                             Industrial...........       5/6         39,745,513       3.3           4.4
                                             Mobile Home Park.....       9/9         27,800,387       2.3           0.5
                                             Mixed Use............       3/3         25,902,744       2.2           2.9
                                             Self Storage.........       6/6         25,498,610       2.1           2.8
                                             Hospitality..........       1/1         10,334,434       0.9           1.1
                                                                     -------     --------------     -----        ------
                                                    TOTAL.........   152/154     $1,200,914,923     100.0%        100.0%
                                                                     =======     ==============     =====        ======

                                                                    PERCENTAGE
                                                                    OF CUT-OFF
                                                                       DATE
                                                                     GROUP 2
                                             PROPERTY TYPE           BALANCE
                                             -------------          ----------
                                             Retail...............       0.0%
                                              Retail--Anchored....       0.0
                                              Retail--Unanchored..       0.0
                                              Retail--Shadow
                                                Anchored(1)(2)....       0.0
                                             Office...............       0.0
                                             Multifamily..........      92.2
                                             Industrial...........       0.0
                                             Mobile Home Park.....       7.8
                                             Mixed Use............       0.0
                                             Self Storage.........       0.0
                                             Hospitality..........       0.0
                                                                     -------
                                                    TOTAL.........     100.0%
                                                                     =======

                                 [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]
                                                   (PIE CHART)

                                         Retail.................  33.8%
                                         Office.................  28.1%
                                         Multifamily............  27.4%
                                         Industrial.............   3.3%
                                         Mobile Home Park.......   2.3%
                                         Mixed Use..............   2.2%
                                         Self Storage...........   2.1%
                                         Hospitality............   0.9%

                                 -----------------------------------------------

                                  (1) A mortgaged property is considered shadow
                                      anchored if it is in close proximity to an anchored retail property.

                                  (2) Includes the mortgaged property securing 1
                                      mortgage loan representing 0.1% of the
                                      mortgage pool (0.2% of loan group 1),
                                      which is an unimproved vacant pad leased to Bank of America, which may develop it as a bank branch.

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located throughout
                                 31 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF      AGGREGATE      PERCENTAGE OF
                                                                    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE
                                             STATE                  PROPERTIES      BALANCE       POOL BALANCE
                                             -----                  ----------   --------------   -------------
                                             CA...................      21       $  165,370,364        13.8%
                                               Southern(2)........      12          101,915,236         8.5
                                               Northern(2)........       9           63,455,128         5.3
                                             FL...................      22          126,091,191        10.5
                                             NY...................       9          109,828,105         9.1
                                             OR...................       3           93,268,994         7.8
                                             TX...................      16           69,788,469         5.8
                                             DC...................       4           65,622,490         5.5
                                             PA...................       4           60,892,175         5.1
                                             Other................      75          510,053,134        42.5
                                                                       ---       --------------       -----
                                                                       154       $1,200,914,923       100.0%
                                                                       ===       ==============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 1
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                             STATE                  PROPERTIES     BALANCE      POOL BALANCE
                                             -----                  ----------   ------------   -------------
                                             CA...................      14       $136,592,175        15.2%
                                               Southern(2)........       8         86,933,547         9.7
                                               Northern(2)........       6         49,658,628         5.5
                                             NY...................       8        100,362,538        11.2
                                             OR...................       3         93,268,994        10.4
                                             FL...................      15         79,830,321         8.9
                                             CO...................       8         57,552,179         6.4
                                             PA...................       3         53,657,617         6.0
                                             Other................      58        378,635,532        42.1
                                                                       ---       ------------       -----
                                                                       109       $899,899,355       100.0%
                                                                       ===       ============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                             STATE                  PROPERTIES     BALANCE      POOL BALANCE
                                             -----                  ----------   ------------   -------------
                                             FL...................       7       $ 46,260,870        15.4%
                                             AZ...................       4         42,186,281        14.0
                                             TX...................       5         36,962,865        12.3
                                             DC...................       2         30,889,619        10.3
                                             CA...................       7         28,778,189         9.6
                                               Southern(2)........       4         14,981,689         5.0
                                               Northern(2)........       3         13,796,501         4.6
                                             KS...................       1         20,649,186         6.9
                                             NC...................       3         20,083,244         6.7
                                             DE...................       2         19,569,478         6.5
                                             Other................      14         55,635,834        18.5
                                                                        --       ------------       -----
                                                                        45       $301,015,567       100.0%
                                                                        ==       ============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

PRINCIPAL AND INTEREST PAYMENT
  TERMS.......................    All of the mortgage loans included in the
                                  trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                     - Payments on the mortgage loans included
                                       in the trust fund are due on the 11th day of the month, except payments on 22 mortgage loans, representing 17.5% of the mortgage pool (15 mortgage loans in loan group 1 or 17.5% and 7 mortgage loans in loan group 2 or 17.6%), are due on the first day of the month and payments on 3 mortgage loans, representing 0.7% of the mortgage pool (3 mortgage loans in loan group 1 or 1.0%), are due on the 15th day of the month. No mortgage loan has a grace period that extends payment beyond the 16th day of any calendar month.

                                     - As of the cut-off date, 146 of the
                                       mortgage loans, representing 96.8% of the mortgage pool (103 mortgage loans in loan group 1 or 96.1% and 43 mortgage loans in loan group 2 or 98.6%), accrue interest on an actual/360 basis, and 6 of the mortgage loans, representing 3.2% of the mortgage pool (4 mortgage loans in loan group 1 or 3.9% and 2 mortgage loans in loan group 2 or 1.4%), accrue interest on a 30/360 basis. Thirteen (13) of the mortgage loans, representing 16.5% of the mortgage pool (9 mortgage loans in loan group 1 or 16.1% and 4 mortgage loans in loan group 2 or 17.6%), have periods during which only interest is due and periods in which principal and interest are due. One (1) mortgage loan in group 1, representing 2.2% of the mortgage pool (or 2.9% of loan group 1), provides that only interest is due until maturity.

                                  The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                          RANGE OF CUT-OFF DATE BALANCES

                                                                                                                   PERCENTAGE OF
                                                                                    AGGREGATE      PERCENTAGE OF   CUT-OFF DATE
                                                RANGE OF CUT-OFF       NUMBER      CUT-OFF DATE    CUT-OFF DATE       GROUP 1
                                                DATE BALANCES($)      OF LOANS       BALANCE       POOL BALANCE       BALANCE
                                                ----------------      ---------   --------------   -------------   -------------
                                              less than or equal to
                                              2,000,000.............      27      $   41,725,226         3.5%            3.0%
                                              2,000,001-3,000,000...      15          36,686,621         3.1             2.9
                                              3,000,001-4,000,000...      20          70,535,014         5.9             5.1
                                              4,000,001-5,000,000...      13          58,788,772         4.9             4.9
                                              5,000,001-6,000,000...       9          49,985,246         4.2             3.7
                                              6,000,001-7,000,000...      14          91,424,416         7.6             6.5
                                              7,000,001-8,000,000...       9          65,756,475         5.5             4.1
                                              8,000,001-9,000,000...       4          33,943,474         2.8             2.8
                                              9,000,001-10,000,000..       3          29,229,574         2.4             2.2
                                             10,000,001-15,000,000..      17         217,313,187        18.1            16.7
                                             15,000,001-20,000,000..      11         183,354,167        15.3            20.4
                                             20,000,001-25,000,000..       4          90,529,293         7.5             5.1
                                             25,000,001-30,000,000..       3          81,802,057         6.8             5.9
                                             30,000,001-35,000,000..       1          35,000,000         2.9             3.9
                                             40,000,001-45,000,000..       1          44,919,182         3.7             5.0
                                             65,000,001-70,000,000..       1          69,922,221         5.8             7.8
                                                                         ---      --------------       -----           -----
                                                                         152      $1,200,914,923       100.0%          100.0%
                                                                         ===      ==============       =====           =====

                                                                      PERCENTAGE OF
                                                                      CUT-OFF DATE
                                                RANGE OF CUT-OFF         GROUP 2
                                                DATE BALANCES($)         BALANCE
                                                ----------------      -------------
                                              less than or equal to
                                              2,000,000.............        4.9%
                                              2,000,001 -
                                               3,000,000............        3.6
                                              3,000,001 -
                                               4,000,000............        8.2
                                              4,000,001 -
                                               5,000,000............        4.8
                                              5,000,001 -
                                               6,000,000............        5.5
                                              6,000,001 -
                                               7,000,000............       10.8
                                              7,000,001 -
                                               8,000,000............        9.5
                                              8,000,001 -
                                               9,000,000............        2.9
                                              9,000,001 -
                                              10,000,000............        3.1
                                             10,000,001 -
                                              15,000,000............       22.2
                                             15,000,001 -
                                              20,000,000............        0.0
                                             20,000,001 -
                                              25,000,000............       14.9
                                             25,000,001 -
                                              30,000,000............        9.6
                                             30,000,001 -
                                              35,000,000............        0.0
                                             40,000,001 -
                                              45,000,000............        0.0
                                             65,000,001 -
                                              70,000,000............        0.0
                                                                          -----
                                                                          100.0%
                                                                          =====

                                             RANGE OF MORTGAGE RATES

                                                                                                                   PERCENTAGE OF
                                                    RANGE OF                        AGGREGATE      PERCENTAGE OF   CUT-OFF DATE
                                                    MORTGAGE           NUMBER      CUT-OFF DATE    CUT-OFF DATE       GROUP 1
                                                    RATES(%)          OF LOANS       BALANCE       POOL BALANCE       BALANCE
                                                    --------          ---------   --------------   -------------   -------------
                                             4.040 - 5.249..........      15      $  153,144,498        12.8%            8.0%
                                             5.250 - 5.499..........      28         280,724,339        23.4            17.4
                                             5.500 - 5.749..........      42         365,084,168        30.4            31.1
                                             5.750 - 5.999..........      38         246,802,455        20.6            27.3
                                             6.000 - 6.249..........      15          98,277,389         8.2            10.6
                                             6.250 - 6.499..........       5          28,649,353         2.4             3.2
                                             6.500 - 6.749..........       1           6,474,997         0.5             0.7
                                             6.750 - 6.999..........       3           7,373,351         0.6             0.8
                                             7.000 - 7.249..........       1           5,432,597         0.5             0.6
                                             7.250 - 7.499..........       1           3,109,158         0.3             0.3
                                             8.500 - 8.749..........       2           2,998,209         0.2             0.0
                                             9.250 - 9.499..........       1           2,844,409         0.2             0.0
                                                                         ---      --------------       -----           -----
                                                                         152      $1,200,914,923       100.0%          100.0%
                                                                         ===      ==============       =====           =====

                                                                      PERCENTAGE OF
                                                    RANGE OF          CUT-OFF DATE
                                                    MORTGAGE             GROUP 2
                                                    RATES(%)             BALANCE
                                                    --------          -------------
                                             4.040 - 5.249..........       26.9%
                                             5.250 - 5.499..........       41.3
                                             5.500 - 5.749..........       28.4
                                             5.750 - 5.999..........        0.5
                                             6.000 - 6.249..........        1.0
                                             6.250 - 6.499..........        0.0
                                             6.500 - 6.749..........        0.0
                                             6.750 - 6.999..........        0.0
                                             7.000 - 7.249..........        0.0
                                             7.250 - 7.499..........        0.0
                                             8.500 - 8.749..........        1.0
                                             9.250 - 9.499..........        0.9
                                                                          -----
                                                                          100.0%
                                                                          =====

                                         RANGE OF UNDERWRITTEN DSC RATIOS

                                                                                                             PERCENTAGE   PERCENTAGE
                                                                                                PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                                                 AGGREGATE      OF CUT-OFF      DATE         DATE
                                                   RANGE OF        NUMBER OF    CUT-OFF DATE    DATE POOL     GROUP 1      GROUP 2
                                                   DSCRS(X)          LOANS        BALANCE        BALANCE      BALANCE      BALANCE
                                                   --------        ---------   --------------   ----------   ----------   ----------
                                             1.00 - 1.04..........      3      $    8,839,562       0.7%         1.0%         0.0%
                                             1.05 - 1.09..........      1           6,539,661       0.5          0.7          0.0
                                             1.10 - 1.14..........      1           1,391,141       0.1          0.0          0.5
                                             1.15 - 1.19..........      4          16,425,330       1.4          0.8          3.1
                                             1.20 - 1.24..........      6          79,432,171       6.6          8.8          0.0
                                             1.25 - 1.29..........      9          81,321,362       6.8          5.0         12.0
                                             1.30 - 1.34..........     10          80,208,672       6.7          6.7          6.6
                                             1.35 - 1.39..........     24         230,910,621      19.2         15.9         29.2
                                             1.40 - 1.44..........     20         142,302,393      11.8         11.3         13.6
                                             1.45 - 1.49..........     24         197,705,028      16.5         18.0         12.0
                                             1.50 - 1.54..........     14          72,648,947       6.0          5.1          8.8
                                             1.55 - 1.59..........     10          34,607,803       2.9          2.6          3.8
                                             1.60 - 1.64..........      8          62,321,444       5.2          5.6          4.0
                                             1.65 - 1.69..........      4          42,246,024       3.5          3.8          2.8
                                             1.70 - 1.74..........      2           5,494,114       0.5          0.6          0.0
                                             1.75 - 1.79..........      4          21,702,183       1.8          2.4          0.0
                                             1.80 - 1.84..........      2          71,541,512       6.0          7.9          0.0
                                             1.85 - 1.89..........      2           8,830,794       0.7          0.0          2.9
                                             1.95 - 1.99..........      1           2,572,068       0.2          0.3          0.0
                                             2.15 - 2.19..........      1           5,986,529       0.5          0.7          0.0
                                             2.30 - 3.79..........      2          27,887,563       2.3          2.9          0.7
                                                                      ---      --------------     -----        -----        -----
                                                                      152      $1,200,914,923     100.0%       100.0%       100.0%
                                                                      ===      ==============     =====        =====        =====

                                        RANGE OF CUT-OFF DATE LTV RATIOS*

                                                                                                              PERCENTAGE
                                                                                                 PERCENTAGE   OF CUT-OFF
                                                                                  AGGREGATE      OF CUT-OFF      DATE
                                               RANGE OF CUT-OFF     NUMBER OF    CUT-OFF DATE    DATE POOL     GROUP 1
                                                 DATE LTVS (%)        LOANS        BALANCE        BALANCE      BALANCE
                                               ----------------     ---------   --------------   ----------   ----------
                                             35.01 - 40.00........       1      $      505,564       0.0%         0.1%
                                             40.01 - 50.00........       3           5,190,867       0.4          0.0
                                             50.01 - 55.00........       3          29,332,927       2.4          2.9
                                             55.01 - 60.00........      11          68,261,536       5.7          6.8
                                             60.01 - 65.00........       7         114,307,387       9.5         12.4
                                             65.01 - 70.00........      25         136,313,315      11.4         11.8
                                             70.01 - 75.00........      44         264,510,483      22.0         22.4
                                             75.01 - 80.00........      55         568,331,893      47.3         42.9
                                               80.01 >=...........       3          14,160,951       1.2          0.8
                                                                       ---      --------------     -----        -----
                                                                       152      $1,200,914,923     100.0%       100.0%
                                                                       ===      ==============     =====        =====

                                                                    PERCENTAGE
                                                                    OF CUT-OFF
                                                                       DATE
                                               RANGE OF CUT-OFF      GROUP 2
                                                 DATE LTVS (%)       BALANCE
                                               ----------------     ----------
                                             35.01 - 40.00........      0.0%
                                             40.01 - 50.00........      1.7
                                             50.01 - 55.00........      0.9
                                             55.01 - 60.00........      2.5
                                             60.01 - 65.00........      0.9
                                             65.01 - 70.00........     10.1
                                             70.01 - 75.00........     20.8
                                             75.01 - 80.00........     60.7
                                               80.01 >=...........      2.3
                                                                      -----
                                                                      100.0%
                                                                      =====

                               -------------------------------------------------

                                  * For purposes of determining the
                                    loan-to-value ratio with respect to 1
                                    mortgage loan representing 1.2% of the
                                    mortgage pool (1.6% of loan group 1), such ratio was reduced by taking into account amounts available under a letter of credit and in a cash reserve that will be released upon the achievement of a specified rental income increase at the related mortgaged property.

                                  RANGE OF REMAINING TERMS TO MATURITY DATE OR
                                              ANTICIPATED REPAYMENT DATE

                                                                                                              PERCENTAGE
                                                                                                 PERCENTAGE   OF CUT-OFF
                                                                                  AGGREGATE      OF CUT-OFF      DATE
                                              RANGE OF REMAINING    NUMBER OF    CUT-OFF DATE    DATE POOL     GROUP 1
                                                 TERMS (MOS.)*        LOANS        BALANCE        BALANCE      BALANCE
                                              ------------------    ---------   --------------   ----------   ----------
                                               0 - 60.............       4      $   23,537,609       2.0%         2.0%
                                              61 - 84.............       8          92,571,647       7.7          7.4
                                              85 - 108............       8         104,171,825       8.7          9.4
                                             109 - 120............     121         949,227,393      79.0         79.0
                                             157 - 168............       1           1,607,068       0.1          0.0
                                             169 - 180............       1           1,563,776       0.1          0.0
                                             181 - 192............       2           4,764,833       0.4          0.5
                                             193 - 204............       2           6,381,141       0.5          0.0
                                             229 - 240............       3          10,170,493       0.8          1.1
                                             241 - 252............       1           4,074,729       0.3          0.5
                                             277 - 288............       1           2,844,409       0.2          0.0
                                                                       ---      --------------     -----        -----
                                                                       152      $1,200,914,923     100.0%       100.0%
                                                                       ===      ==============     =====        =====

                                                                    PERCENTAGE
                                                                    OF CUT-OFF
                                                                       DATE
                                              RANGE OF REMAINING     GROUP 2
                                                 TERMS (MOS.)*       BALANCE
                                              ------------------    ----------
                                               0 - 60.............      1.7%
                                              61 - 84.............      8.5
                                              85 - 108............      6.4
                                             109 - 120............     79.3
                                             157 - 168............      0.5
                                             169 - 180............      0.5
                                             181 - 192............      0.0
                                             193 - 204............      2.1
                                             229 - 240............      0.0
                                             241 - 252............      0.0
                                             277 - 288............      0.9
                                                                      -----
                                                                      100.0%
                                                                      =====

                               -------------------------------------------------

                                  * With respect to the mortgage loans with
                                    anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                                                AMORTIZATION TYPES

                                                                                                   PERCENTAGE    PERCENTAGE OF
                                                                                   AGGREGATE       OF CUT-OFF    CUT-OFF DATE
                                                                       NUMBER     CUT-OFF DATE        DATE          GROUP 1
                                              TYPE OF AMORTIZATION    OF LOANS      BALANCE       POOL BALANCE      BALANCE
                                              --------------------    --------   --------------   ------------   -------------
                                             Amortizing Balloon.....    111      $  695,556,207       57.9%           50.7%
                                             Amortizing ARD.........     19         262,649,838       21.9            28.4
                                             Interest-only,
                                              Amortizing Balloon*...     11         179,095,000       14.9            14.6
                                             Non-Amortizing.........      1          25,900,000        2.2             2.9
                                             Fully Amortizing.......      9          23,568,878        2.0             1.9
                                             Interest-only,
                                              Amortizing ARD*.......      1          14,145,000        1.2             1.6
                                                                        ---      --------------      -----           -----
                                                                        152      $1,200,914,923      100.0%          100.0%
                                                                        ===      ==============      =====           =====

                                                                      PERCENTAGE OF
                                                                      CUT-OFF DATE
                                                                         GROUP 2
                                              TYPE OF AMORTIZATION       BALANCE
                                              --------------------    -------------
                                             Amortizing Balloon.....       79.5%
                                             Amortizing ARD.........        2.4
                                             Interest-only,
                                              Amortizing Balloon*...       15.9
                                             Non-Amortizing.........        0.0
                                             Fully Amortizing.......        2.2
                                             Interest-only,
                                              Amortizing ARD*.......        0.0
                                                                          -----
                                                                          100.0%
                                                                          =====

                               -------------------------------------------------

                                  * These mortgage loans require payments of
                                    interest-only for a period of 6 to 54 months from origination prior to the commencement of payments of principal and interest.

                                  Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                  In addition, because the fixed periodic
                                  payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......    All of the mortgage loans included in the
                                  trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                         TYPES OF PREPAYMENT RESTRICTIONS

                                                                                                    PERCENTAGE OF   PERCENTAGE OF
                                                                   AGGREGATE CUT-   PERCENTAGE OF   CUT-OFF DATE    CUT-OFF DATE
                                                         NUMBER       OFF DATE      CUT-OFF DATE       GROUP 1         GROUP 2
                         PREPAYMENT RESTRICTION TYPE    OF LOANS      BALANCE       POOL BALANCE       BALANCE         BALANCE
                         ---------------------------    --------   --------------   -------------   -------------   -------------
                        Prohibit prepayment for most
                         of the term of the mortgage
                         loan; but permit defeasance
                         after date specified in
                         related mortgage note for
                         most or all of the remaining
                         term*........................     139     $1,072,704,398        89.3%            94.1%           75.0%
                        Prohibit prepayment until date
                         specified in related mortgage
                         note and then impose a yield
                         maintenance charge for most
                         or all of the remaining
                         term*........................       9         82,762,315         6.9              4.0            16.0
                        Prohibit prepayment for most
                         of the term of the mortgage
                         loan; then permit defeasance
                         until date specified in
                         related mortgage note or
                         prepayment subject to the
                         imposition of a yield
                         maintenance charge for most
                         of the remaining term in
                         either case at the option of
                         the related borrower*........       2         42,450,000         3.5              2.0             8.0
                        Impose a yield maintenance
                         charge for most or all of the
                         loan term....................       1          1,607,068         0.1              0.0             0.5
                        Prohibit prepayment until date
                         specified in related mortgage
                         note and then impose a
                         prepayment premium for most
                         of the remaining term*.......       1          1,391,141         0.1              0.0             0.5
                                                           ---     --------------       -----          -------         -------
                                                           152     $1,200,914,923       100.0%           100.0%          100.0%
                                                           ===     ==============       =====          =======         =======

                            ----------------------------------------------------

                                  * For the purposes hereof, "remaining term"
                                    refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                  See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                  We make no representations as to the
                                  enforceability of the provisions of any
                                  mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................    One hundred forty-one(141) of the mortgage
                                  loans included in the trust fund as of the cut-off date, representing 92.9% of the mortgage pool (103 mortgage loans in loan group 1 or 96.1% and 38 mortgage loans in loan group 2 or 83.0%), permit the borrower, under certain conditions, to substitute United
                                  States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lockout periods. Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property.
                                  Except with respect to 1 such mortgage loan, representing 0.3% of the mortgage pool (1 mortgage loan included in loan group 1 or 0.3%), defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TWENTY LARGEST MORTGAGE
  LOANS.......................    The following table describes certain
                                  characteristics of the twenty largest mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the loan referenced as the Lloyd Center mortgage loan in the immediately following table, the debt service coverage ratio and the loan-to-value ratios set forth in such table are based on the aggregate combined principal balance of the Lloyd Center mortgage loan and its related companion loan which is pari passu in the right of entitlement to payment with the Lloyd Center mortgage loan. The related companion loan is not included in the trust fund.

                                                                                 % OF
                                NUMBER OF                                     APPLICABLE
                                 MORTGAGE                            % OF      CUT-OFF                                  LOAN
                                  LOANS/                            CUT-OFF      DATE                                  BALANCE
                     MORTGAGE   NUMBER OF              CUT-OFF       DATE        LOAN                                    PER
                       LOAN     MORTGAGED    LOAN        DATE        POOL       GROUP               PROPERTY             SF/
LOAN NAME             SELLER    PROPERTIES   GROUP     BALANCE*     BALANCE    BALANCE                TYPE              UNIT
---------            --------   ----------   -----   ------------   -------   ----------   --------------------------  -------
Lloyd Center.......  Wachovia       1/1        1     $ 69,922,221    5.8%       7.8%       Retail - Anchored           $  114
One South Broad
 Street............  Wachovia       1/1        1       44,919,182     3.7       5.0%       Office - CBD                $   97
673 First Avenue...  Wachovia       1/1        1       35,000,000     2.9       3.9%       Office - CBD                $   82
Hamilton House
 Apartments........  Wachovia       1/1        2       28,902,057     2.4       9.6%       Multifamily - Conventional  $95,073
Irongate
 Apartments........  Wachovia       1/1        1       27,000,000     2.2       3.0%       Multifamily - Conventional  $96,429
Columbiana Station
 Shopping Center...  Wachovia       1/1        1       25,900,000     2.2       2.9%       Retail - Anchored           $   96
16 West 61st
 Street............  Wachovia       1/1        1       24,953,568     2.1       2.8%       Office - CBD                $  223
Arrowhead Highlands
 Apartments........  Wachovia       1/1        2       24,200,000     2.0       8.0%       Multifamily - Conventional  $72,024
AmCap - Union &
 Alameda...........  Nomura         1/1        1       20,726,538     1.7       2.3%       Retail - Anchored           $   86
Plaza Gardens South
 Apartments........  Citigroup      1/1        2       20,649,186     1.7       6.9%       Multifamily - Conventional  $82,597
                                  -----              ------------    ----
Subtotal/Weighted
 Average...........               10/10              $322,172,752   26.8%
                                  =====              ============
2175 K Street,
 N.W. .............  Wachovia       1/1        1     $ 18,250,000    1.5%       2.0%       Office - CBD                $  181
90 & 110 South
 Bedford Road......  Wachovia       1/1        1       17,965,895     1.5       2.0%       Office - Medical            $  149
Maryland Corporate
 Center............  Citigroup      1/1        1       17,120,000     1.4       1.9%       Office - Suburban           $   77
Village on the
 Hill..............  Wachovia       1/1        1       17,000,000     1.4       1.9%       Multifamily - Conventional  $92,391
Anthem Village.....  Citigroup      1/1        1       16,904,637     1.4       1.9%       Retail - Anchored           $  146
Riviera Plaza......  Citigroup      1/1        1       16,759,445     1.4       1.9%       Mixed Use - Retail/Office   $  106
Georgetown Plaza...  Citigroup      1/1        1       16,482,871     1.4       1.8%       Office - Suburban           $  117
College Grove
 Shopping Center...  Wachovia       1/1        1       16,281,990     1.4       1.8%       Retail - Anchored           $   84
Shoppes of
 Parkland..........  Wachovia       1/1        1       15,968,669     1.3       1.8%       Retail - Anchored           $  110
Lowell Street......  Nomura         1/1        1       15,403,980     1.3       1.7%       Industrial - Flex           $   75
                                  -----              ------------    ----
Subtotal/Weighted
 Average...........               10/10              $168,137,487   14.0%
                                  =====              ============
Totals - Top Twenty
 Mortgage Loans by
 Cut-Off Date
 Balance...........               20/20              $490,310,239   40.8%
                                  =====              ============


                                WEIGHTED   WEIGHTED
                                AVERAGE    AVERAGE
                                CUT-OFF      LTV      WEIGHTED
                     WEIGHTED     DATE     RATIO AT   AVERAGE
                     AVERAGE      LTV      MATURITY   MORTGAGE
LOAN NAME              DSCR      RATIO      OR ARD      RATE
---------            --------   --------   --------   --------
Lloyd Center.......   1.83x      63.5%       53.0%     5.420%
One South Broad
 Street............   1.22x      79.2%       67.5%     6.080%
673 First Avenue...   1.60x      58.3%       48.1%     5.670%
Hamilton House
 Apartments........   1.38x      76.1%       63.1%     5.150%
Irongate
 Apartments........   1.22x      78.5%       70.0%     5.800%
Columbiana Station
 Shopping Center...   3.42x      54.6%       54.6%     4.040%
16 West 61st
 Street............   1.69x      62.7%       53.2%     5.930%
Arrowhead Highlands
 Apartments........   1.25x      73.3%       62.0%     5.450%
AmCap - Union &
 Alameda...........   1.36x      79.7%       67.0%     5.570%
Plaza Gardens South
 Apartments........   1.38x      78.8%       66.6%     5.640%
Subtotal/Weighted
 Average...........   1.64X      69.5%       59.4%     5.501%
2175 K Street,
 N.W. .............   1.29x      73.6%       66.5%     5.960%
90 & 110 South
 Bedford Road......   1.47x      79.9%       67.6%     5.840%
Maryland Corporate
 Center............   1.45x      79.6%       68.6%     5.725%
Village on the
 Hill..............   1.31x      73.9%       66.1%     5.470%
Anthem Village.....   1.45x      68.7%       59.0%     5.420%
Riviera Plaza......   1.36x      76.2%       65.8%     5.650%
Georgetown Plaza...   1.33x      76.7%       64.7%     5.780%
College Grove
 Shopping Center...   1.28x      75.7%       63.2%     5.450%
Shoppes of
 Parkland..........   1.35x      79.5%       66.9%     5.690%
Lowell Street......   1.48x      69.4%       59.9%     6.400%
Subtotal/Weighted
 Average...........   1.38X      75.4%       64.9%     5.736%
Totals - Top Twenty
 Mortgage Loans by
 Cut-Off Date
 Balance...........   1.55X      71.5%       61.3%     5.582%

---------------

* In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

     For more information on the twenty largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

CO-LENDER LOANS...............    Five (5) mortgage loans to be included in the
                                  trust that were originated or acquired by Wachovia Bank, National Association, representing approximately 8.3% of the initial mortgage pool balance, are in each case, evidenced by one of two notes which are secured by a single mortgaged real property.
                                  In each case, the related companion loan will not be part of the trust fund. One of these mortgage loans, loan number 1 (the Lloyd
                                  Center mortgage loan), is part of a split loan structure where the related companion loan is pari passu in right of entitlement to payment.
                                  The remaining 4 mortgage loans, loan numbers
                                  19, 38, 139 and 148, are each part of a split loan structure in which the related companion loan is junior to the related mortgage loan.
                                  Each of these mortgage loans and its related companion loan are subject to intercreditor agreements. The intercreditor agreement for the Lloyd Center mortgage loan allocates payments between such mortgage loan and the related companion on a pari passu basis. With respect to the mortgage loans where the related companion loans are junior to such mortgage loan, the related intercreditor agreement among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related companion loan. The master servicer and special servicer will service and administer these mortgage loans and their related companion loans pursuant to the pooling and serving agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund. With respect to loan numbers 19 and 38, the related intercreditor agreements allow the trust fund and the related companion loans to receive separate collections of principal and interest prior to any material defaults.
                                  Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE
                                  MORTGAGE POOL--Co-Lender Loans" in this
                                  prospectus supplement.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--
                                  Co-Lender Loans" and "SERVICING OF THE
                                  MORTGAGE LOANS" for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

                                  RISK FACTORS

     - You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     - The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     - This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     - If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU.......    If the assets of the trust fund, primarily the
                                 mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK FACTORS--The Assets of the Trust Fund May Not Be Sufficient to Pay
                                 Your Certificates" in the accompanying
                                 prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD......................    Prepayments.  The yield to maturity on the
                                 offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which in either case may not require any accompanying prepayment premium) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). In addition, certain of the mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                 In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 Interest Rate Environment.  Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing.

                                 Pool Concentrations.  Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund or in a particular loan group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage

                                 Loans as of the Cut-Off Date" under
                                 "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions," classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO
  THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                 This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1 or Class
                                 A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-C and Class X-P certificates.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Application of the
                                 Available Distribution Amount" and "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE
  RISKS......................    You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See

                                 "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan may direct the actions of the special servicer with respect to the related mortgage loan and the holder of mezzanine or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan or mezzanine or subordinate debt may be in conflict with those of the certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" and
                                 "DESCRIPTION OF THE CERTIFICATES--Voting
                                 Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED.............    There is currently no secondary market for the
                                 offered certificates. While each underwriter has informed us that it intends to make a secondary market in the offered certificates, none of them is under any obligation to do so.
                                 No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION......    Your certificates will be initially represented
                                 by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
INTEREST.....................    The master servicer is an affiliate of the
                                 depositor and is one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement. Wachovia Bank,
                                 National Association, which is the master servicer, or one of its affiliates, is also the holder of the companion loans with respect to 3 mortgage loans, representing 6.1% of the mortgage pool (1 mortgage loan in group 1 or 7.8% and 2 mortgage loans in group 2 or 1.0%) and may also purchase certain of the non-offered certificates. This could cause a conflict between Wachovia Bank, National
                                 Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of a companion loan.

                                 The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class and the Class Z certificates). An affiliate of the special servicer may serve as the initial controlling class representative. The special servicer and its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Affiliates of the special servicer may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged properties; and

                                   - affiliates of the property manager and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other items, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become targets of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See
                                 "--Insurance Coverage on Mortgaged Properties
                                 May Not Cover Special Hazard Losses" below.

                                 The terrorist attacks and the military conflict in Iraq have significantly reduced air travel throughout the United States, and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                                   THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                   - to generate income sufficient to pay debt
                                     service, operating expenses and leasing
                                     commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                   - in the case of loans that do not fully
                                     amortize over their terms, to retain
                                     sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT
  PREDICTABLE................    A number of factors, many beyond the control of
                                 the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                 Among these factors are:

                                   - economic conditions generally and in the
                                     area of the project;

                                   - the age, quality, functionality and design
                                     of the project;

                                   - the degree to which the project competes
                                     with other projects in the area;

                                   - changes or continued weakness in specific
                                     industry segments;

                                   - increases in operating costs;

                                   - the willingness and ability of the owner to
                                     provide capable property management and
                                     maintenance;

                                   - the degree to which the project's revenue
                                     is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - the location of a mortgaged property;

                                   - whether a mortgaged property can be easily
                                     converted to alternative uses;

                                   - an increase in vacancy rates;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of such
                                     properties;

                                   - vulnerability to litigation by tenants and
                                     patrons; and

                                   - environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                   - local real estate conditions (such as an
                                     oversupply of retail space, office space or multifamily housing);

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - changes in building codes and other
                                     applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur;

                                   - the property's "operating leverage" (i.e.,
                                     the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

                                   - a decline in the real estate market or in
                                     the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property. Mortgaged properties that have been designated as historic sites, such as the mortgaged property securing 1 mortgage loan in loan group 1 (loan number 87), representing
                                 0.4% of the mortgage pool (0.5% of loan group
                                 1), may not be permitted to be converted to alternative uses. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 See "--Special Risks Associated with Industrial and Mixed Use Facilities" and "--Special Risks Associated with Mobile Home Park Properties" below.

LOANS NOT INSURED OR
  GUARANTEED.................    Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                   - there is a defect or omission with respect
                                     to certain of the documents relating to
                                     such mortgage loan and such defect or
                                     omission materially and adversely affects the value of a mortgage loan, the interests of the trust therein or the interests of any certificateholder; or

                                   - certain of their respective representations
                                     or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects the value of such mortgage loan, the interests of the trust therein or the interests of any certificateholder and is not cured as required.

                                 We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES.............    Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES..........    Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via
                                 Internet web sites and telemarketing. A
                                 particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor, shadow anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties" below.

                                 In addition, certain of the mortgage loans secured by retail mortgaged properties have movie theaters as tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

                                 Retail properties, including shopping centers, secure 58 of the mortgage loans included in the trust fund as of the cut-off date, representing 33.8% of the mortgage pool (45.1% of loan group
                                 1).

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES..........    Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                   - the quality of an office building's
                                     tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the physical attributes of the building
                                     with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                   - the desirability of the area as a business
                                     location;

                                   - the presence of competing properties; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

                                 Office properties secure 28 of the mortgage loans included in the trust fund as of the cut-off date, representing 28.1% of the mortgage pool (37.4% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS.......    Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (for example, its age, appearance and construction quality);

                                   - the location of the property (for example,
                                     a change in the neighborhood over time);

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services and amenities that
                                     the property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates
                                     (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix;

                                   - dependence upon governmental programs that
                                     provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions; and

                                   - state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                   - rent limitations that could adversely
                                     affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                   - tenant income restrictions that may reduce
                                     the number of eligible tenants in those
                                     mortgaged properties and result in a
                                     reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 42 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 27.4% of the mortgage pool (4 mortgage loans in loan group 1 or 5.7% and 38 mortgage loans in loan group 2 or 92.2%).

SPECIAL RISKS ASSOCIATED WITH
  SELF STORAGE FACILITIES....    The self storage facilities market contains low
                                 barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                 In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental

                                 Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 6 of the
                                 mortgage loans included in the trust fund as of the cut-off date, or approximately 2.1% of the mortgage pool (6 mortgage loans in loan group 1 or 2.8%).

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED USE
  FACILITIES.................    Industrial and mixed use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                   - the quality of tenants;

                                   - building design and adaptability; and

                                   - the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many industrial properties, any vacant industrial property may not be easily converted to other uses. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than with respect to other properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                 Industrial and mixed use facilities secure 8 of the mortgage loans included in the trust fund as of the cut-off date, representing 5.5% of the mortgage pool (7.3% of loan group 1).

SPECIAL RISKS ASSOCIATED
  WITH MOBILE HOME PARK
  PROPERTIES.................    Mortgage loans secured by liens on mobile home
                                 park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

                                 The successful operation of a mobile home park property may depend upon the number of other competing residential developments in the local market, such as:

                                   - other mobile home park properties;

                                   - apartment buildings; and

                                   - site-built single family homes.

                                 Other factors may also include:

                                   - the physical attributes of the community,
                                     including its age and appearance;

                                   - location of the mobile home park property;

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services or amenities it
                                     provides;

                                   - the property's reputation; and

                                   - state and local regulations, including rent
                                     control and rent stabilization.

                                 The mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mobile home park property were readily adaptable to other uses.

                                 Mobile home park properties secure 9 of the mortgage loans, representing 2.3% of the mortgage pool (2 mortgage loans in loan group 1 or 0.5% and 7 mortgage loans in loan group 2 or 7.8%).

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY.........    If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                   - a reduction in the value of such mortgaged
                                     property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                   - the potential that the related borrower may
                                     default on the related mortgage loan due to such borrower's inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

                                   - liability for clean-up costs or other
                                     remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                   - the inability to sell the related mortgage
                                     loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund's potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                   - an environmental insurance policy, having
                                     the characteristics described below, was obtained from a third-party insurer; or

                                   - either (i) an operations and maintenance
                                     program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination; or

                                   - an escrow or reserve was established to
                                     cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 1 mortgage loan, representing 0.3% of the mortgage pool (0.4% of loan group
                                 1), the related borrower was required to obtain a secured creditor impaired property environmental insurance policy, provided:

                                   - the policy premium for the term is fully
                                     paid;

                                   - at issuance, the issuer has, with respect
                                     to this mortgage loan, a claims paying
                                     ability of not less than "AAA" by S&P,
                                     "Aaa" by Moody's, "AAA" by Fitch, Inc. or
                                     "A+XV" by A.M. Best Company; and

                                   - the policy is in an amount not less than
                                     the full principal amount of the loan.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon
                                 Defaulted Mortgage Loans," "RISK
                                 FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT DATE
  LOANS......................    One hundred forty-three (143) of the mortgage
                                 loans, representing 98.0% of the mortgage pool
                                 (100 mortgage loans in loan group 1 or 98.1% and 43 mortgage loans in loan group 2 or 97.8%), provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until the respective maturity date and, in each case, a balloon payment on their respective maturity dates. Twenty (20) of these mortgage loans included in the trust fund as of the cut-off date, representing 23.0% of the mortgage pool
                                 (19 mortgage loans in loan group 1 or 30.0% and 1 mortgage loan in loan group 2 or 2.4%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                   - A borrower's ability to make a balloon
                                     payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                   - Whether or not losses are ultimately
                                     sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                   - The ability of a borrower to effect a
                                     refinancing or sale will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS..........    Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans.
                                 For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers are likely to:

                                   - have common management, increasing the risk
                                     that financial or other difficulties
                                     experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                   - have common general partners or managing
                                     members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                 One (1) mortgage loan (loan number 1)
                                 represents 5.8% of the cut-off date balance
                                 (7.8% of loan group 1) and its sponsor is Glimcher Realty Trust.

                                 Although the mortgage loans within an
                                 individual portfolio are generally
                                 cross-collateralized and cross-defaulted with the other mortgage loans in such portfolio, the mortgage loans in one portfolio are not cross-collateralized or cross-defaulted with the mortgage loans in the other portfolio. No group or borrower concentration represents more than 5.8% of the mortgage pool or 7.8% of loan group 1 or 9.6% of loan group 2.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO
  A GREATER EXTENT TO STATE
  AND REGIONAL CONDITIONS....    Except as indicated in the following tables,
                                 less than 5.0% of the mortgage loans, by cut-off date balance or loan group balance, are secured by mortgaged properties in any one state.

                                       MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                CONCENTRATION(1)

                                                                    NUMBER OF      AGGREGATE      PERCENTAGE OF
                                                                    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE
                                             STATE                  PROPERTIES      BALANCE          BALANCE
                                             -----                  ----------   --------------   -------------
                                             CA...................      21       $  165,370,364        13.8%
                                               Southern(2)........      12          101,915,236         8.5
                                               Northern(2)........       9           63,455,128         5.3
                                             FL...................      22          126,091,191        10.5
                                             NY...................       9          109,828,105         9.1
                                             OR...................       3           93,268,994         7.8
                                             TX...................      16           69,788,469         5.8
                                             DC...................       4           65,622,490         5.5
                                             PA...................       4           60,892,175         5.1
                                             Other................      75          510,053,134        42.5
                                                                       ---       --------------       -----
                                                                       154       $1,200,914,923       100.0%
                                                                       ===       ==============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 1
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF      AGGREGATE       PERCENTAGE OF
                                                                    MORTGAGED     CUT-OFF DATE     CUT-OFF DATE
                                             STATE                  PROPERTIES      BALANCE       GROUP 1 BALANCE
                                             -----                  ----------   --------------   ---------------
                                             CA...................      14       $  136,592,175         15.2%
                                               Southern(2)........       8           86,933,547          9.7
                                               Northern(2)........       6           49,658,628          5.5
                                             NY...................       8          100,362,538         11.2
                                             OR...................       3           93,268,994         10.4
                                             FL...................      15           79,830,321          8.9
                                             CO...................       8           57,552,179          6.4
                                             PA...................       3           53,657,617          6.0
                                             Other................      58          378,635,532         42.1
                                                                       ---       --------------        -----
                                                                       109       $  899,899,355        100.0%
                                                                       ===       ==============        =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                                                   PERCENTAGE OF
                                                                    NUMBER OF      AGGREGATE       CUT-OFF DATE
                                                                    MORTGAGED     CUT-OFF DATE     POOL GROUP 2
                                             STATE                  PROPERTIES      BALANCE           BALANCE
                                             -----                  ----------   --------------   ---------------
                                             FL...................       7       $   46,260,870         15.4%
                                             AZ...................       4           42,186,281         14.0
                                             TX...................       5           36,962,865         12.3
                                             DC...................       2           30,889,619         10.3
                                             CA...................       7           28,778,189          9.6
                                               Southern(2)........       4           14,981,689          5.0
                                               Northern(2)........       3           13,796,501          4.6
                                             KS...................       1           20,649,186          6.9
                                             NC...................       3           20,083,244          6.7
                                             DE...................       2           19,569,478          6.5
                                             Other................      14           55,635,834         18.5
                                                                        --       --------------        -----
                                                                        45       $  301,015,567        100.0%
                                                                        ==       ==============        =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                   - economic conditions;

                                   - conditions in the real estate market;

                                   - changes in governmental rules and fiscal
                                     policies;

                                   - acts of God or terrorism (which may result
                                     in uninsured losses); and

                                   - other factors which are beyond the control
                                     of the mortgagors.

                                 For more information regarding the
                                 concentration of mortgaged properties in
                                 California, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain State Specific Considerations" in this prospectus supplement.

SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE
  LOANS......................    Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                   - The largest single mortgage loan included
                                     in the trust fund as of the cut-off date represents 5.8% of the mortgage pool (7.8% of loan group 1).

                                   - The largest group of cross-collateralized
                                     mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 1.1% of the mortgage pool (4.5% of loan group 2).

                                   - The five largest mortgage loans or groups
                                     of cross-collateralized mortgage loans
                                     included in the trust fund as of the
                                     cut-off date represent, in the aggregate, 17.1% of the mortgage pool (4 mortgage loans in loan group 1 or 19.7% and 1 mortgage loan in loan group 2 or 9.6%).

                                   - The ten largest mortgage loans or groups of
                                     cross-collateralized mortgage loans
                                     included in the trust fund as of the
                                     cut-off date represent, in the aggregate, 26.8% of the mortgage pool (7 mortgage loans in loan group 1 or 27.6% and 3 mortgage loans in loan group 2 or 24.5%).

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED
  RISK OF DECLINE IN A
  PARTICULAR INDUSTRY........    A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                   - mortgage loans included in the trust fund
                                     and secured by retail properties represent as of the cut-off date 33.8% of the mortgage pool (based on the primary property type for combined office/retail properties) (45.1% of loan group 1);

                                   - mortgage loans included in the trust fund
                                     and secured by office properties represent as of the cut-off date 28.1% of the mortgage pool (based on the primary property type for combined office/retail properties) (37.4% of loan group 1);

                                   - mortgage loans included in the trust fund
                                     and secured by multifamily properties
                                     represent as of the cut-off date 27.4% of the mortgage pool (5.7% of loan group 1 and 92.2% of loan group 2); and

                                   - mortgage loans included in the trust fund
                                     and secured by industrial and mixed use
                                     properties represent as of the cut-off date
                                     5.5% of the mortgage pool (7.3% of loan
                                     group 1).

WE HAVE NOT REUNDERWRITTEN
  ANY OF THE MORTGAGE
  LOANS......................    We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.
                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES...    One or more of the REMICs relating to the
                                 assets of the trust fund might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES.....................    The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                   - war;

                                   - terrorism;

                                   - revolution;

                                   - governmental actions;

                                   - floods, and other water-related causes;

                                   - earth movement (including earthquakes,
                                     landslides and mud flows);

                                   - wet or dry rot;

                                   - vermin;

                                   - domestic animals;

                                   - sink holes or similarly occurring soil
                                     conditions; and

                                   - other kinds of risks not specified in the
                                     preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                 The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if maintained or obtained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. This could have a material and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, with the consent of the controlling class representative, in accordance with the servicing standards that either--

                                   - such insurance is not available at
                                     commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

                                   - such insurance is not available at any
                                     rate.

                                 In addition, with respect to certain mortgage loans, the lender has waived the right to require terrorism insurance.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS...........    In general, the borrowers are:

                                   - required to satisfy any existing
                                     indebtedness encumbering the related
                                     mortgaged property as of the closing of the related mortgage loan; and

                                   - prohibited from encumbering the related
                                     mortgaged property with additional secured debt without the lender's prior approval.

                                 None of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund; provided that, in the case of 2 mortgage loans in loan group 2 (loan numbers 111 and 148), representing 0.4% of the mortgage pool (1.4% of loan group 2), the related mortgaged properties are encumbered by subordinate debt, which in each case is subject to the terms of an intercreditor agreement and/or a standstill agreement in favor of the mortgagee.

                                 One (1) mortgage loan in loan group 1 (loan number 17), representing 1.4% of the mortgage pool (1.8% of loan group 1), has existing debt of $1,643,000 secured solely by a $1,643,000 tenant renewal escrow reserve related to the loan. Except for the noteholder's rights in the escrowed funds, the note evidencing such debt is not secured by the related mortgaged property; provided that such additional debt is not subordinate to the mortgage loan in respect of the tenant renewal escrow reserve.

                                 One (1) mortgage loan in loan group 2 (loan number 22), representing 1.2% of the mortgage pool (5.0% of loan group 2), provides that the borrower, under certain specified circumstances, may encumber the related mortgaged property with subordinate debt in the future.

                                 One (1) mortgage loan in loan group 1 (loan number 70), representing 0.5% of the mortgage pool (0.7% of loan group 1), has existing unsecured debt incurred by the borrower other than in the ordinary course of business.

                                 Two (2) mortgage loans in loan group 1 (loan numbers 14 and 58), representing 2.0% of the mortgage pool (2.6% of loan group 1), provide that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business.

                                 With respect to 1 mortgage loan in loan group 1 (loan number 21), representing 1.3% of the mortgage pool (1.7% of loan group 1), certain equity owners have pledged their equity interests in the non-managing member of the related borrower as security for a preferred return to be paid to another equity holder in the non-managing member. The holder of the preferred equity has executed an agreement with the mortgagee providing, among other things, that the preferred equity interest is subordinate to the rights of the related mortgagee, does not constitute a claim against the mortgage borrower and is not to be paid while any mortgage loan payments are currently due and unpaid. In addition, in the case of 16 mortgage loans (loan numbers 4, 9, 37, 42, 44, 46, 54,
                                 58, 60, 63, 78, 93, 94, 122, 125 and 138,
                                 representing 10.9% of the mortgage pool (14
                                 mortgage loans in loan group 1 or 10.7% and 2 mortgage loans in loan group 2 or 11.3%), the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions.

                                 Fourteen (14) mortgage loans (loan numbers 41, 51, 62, 79, 83, 85, 98, 108, 109, 112, 119,
                                 124, 127 and 135), representing 4.8% of the mortgage pool (7 mortgage loans in loan group 1 or 2.3% and 7 mortgage loans in loan group 2 or 12.4%), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity.

                                 Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In general, the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                   - the risk that the necessary maintenance of
                                     the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                   - the risk that the borrower may have a
                                     greater incentive to repay the subordinate or unsecured indebtedness first;

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                   - the existence of subordinated debt
                                     encumbering any mortgaged property may
                                     increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                   - the risk that, in the event that the holder
                                     of the subordinated debt has filed for
                                     bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-
                                 Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Although the companion loans related to the 5 mortgage loans which are part of a loan pair are not assets of the trust fund, the related borrower is still obligated to make

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                                 interest and principal payments on the
                                 companion loans. As a result, the trust fund is subject to additional risks, including:

                                   - the risk that the necessary maintenance of
                                     the related mortgaged property could be
                                     deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result; and

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

                                 In addition, although the companion loans with respect to 4 of the mortgage loans are subordinate to the related mortgage loan, the companion loan with respect to the Lloyd's Center mortgage loan is pari passu with such mortgage loan.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS....    Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                   - operating entities with businesses distinct
                                     from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

                                   - individuals that have personal liabilities
                                     unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will

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                                 not file for bankruptcy protection or that
                                 creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 11 mortgage loans, representing 7.9% of the mortgage pool (10 mortgage loans in loan group 1 or 1.0% and 1 mortgage loan in loan group 2 or 0.5%) the borrowers own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS..............    Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a

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                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

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                                 Certain of the mortgage loans have a sponsor
                                 that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

INSPECTIONS AND APPRAISALS
  MAY NOT ACCURATELY REFLECT
  VALUE OR CONDITION OF
  MORTGAGED PROPERTY.........    In general, appraisals represent only the
                                 analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS........    The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

RESTRICTIONS ON CERTAIN OF
  THE MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE............    Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES...........    A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS
  LIMITED....................    The mortgages securing the mortgage loans
                                 included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the

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                                 related mortgaged property or its interest in
                                 the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
OF CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED
  PROPERTIES.................    Five (5) groups of mortgage loans, representing
                                 in the aggregate 3.2% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 1.3% and 6 mortgage loans in loan group 2 or 8.7%), are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                   - such borrower was insolvent at the time of
                                     granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                   - the borrower did not, when it allowed its
                                     mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans" and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

CERTAIN MORTGAGE LOANS ARE
  SUBJECT TO EARLY
  DEFEASANCE.................    One mortgage loan included in the trust fund as
                                 of the cut-off date (loan number 107)
                                 representing 0.3% of the mortgage pool (0.3% of loan group 1), permits the related borrower to defease its mortgage loan prior to the second anniversary of the date a REMIC election was made with respect to such mortgage loan. The applicable mortgage loan seller has agreed to repurchase such mortgage loan from the trust fund in the event it defeases prior to the second anniversary of the startup day of the related

                                 REMIC. In the event the applicable mortgage loan seller fails or is unable to purchase such mortgage loan prior to such early defeasance, the special servicer will sell such mortgage loan from the trust fund. Depending on the price received from such liquidation, a loss could result.

SINGLE TENANTS AND
  CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND
  TO INCREASED RISK..........    Sixteen (16) of the mortgaged properties
                                 securing mortgage loans in loan group 1, representing 6.3% of the mortgage pool (8.4% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 7 mortgage loans (loan numbers 80, 83, 89, 96, 98, 103 and 124) representing 2.2% of the mortgage pool (2.9% of loan group 1), the single tenant of each mortgaged property is Walgreens. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES...    The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS........    From time to time, there may be legal
                                 proceedings pending, threatened or ongoing against the borrowers, managers and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty, or enforcement (including for example the sponsors related to the 16 West 61st loan and the Plaza Gardens South loan.) See "DESCRIPTION
                                 OF THE MORTGAGE POOL -- Twenty Largest Mortgage
                                 Loans". It is possible that such proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGED
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY RESULT IN
  LOSSES.....................    From time to time, there may be condemnations
                                 pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING......    Certain mortgaged properties included in the
                                 trust fund may be secured at least in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume
                                 (continue) or reject (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN.......................    Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases (including the Lloyd Center mortgage loan (loan number 1), which is the largest mortgage loan by principal balance). Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY...................    Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable.
                                 In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules.
                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (each, a "Mortgage Loan") included in the Trust Fund (the "Mortgage Pool") is expected to consist of 152 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of $1,200,914,923. The "Cut-Off Date" for (i) 127 of the Mortgage Loans is July 11, 2003, (ii) 22 of the Mortgage Loans is July 1, 2003 and (iii) for 3 of the Mortgage Loans is July 15, 2003. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties and/or mobile home park properties, (ii) 4 Mortgage Loans that are secured by multifamily properties and (iii) 2 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 107 Mortgage Loans, with an aggregate Cut-Off Date Balance of $899,899,355 (the "Cut-Off Date Group 1 Balance"). Loan Group 2 will consist of 38 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and 7 Mortgage Loans that are secured by mobile home park properties. Loan Group 2 is expected to consist of 45 Mortgage Loans, with an aggregate Cut-Off Date Balance of $301,015,567 (the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date Group Balances"). Annex A-1 to this Prospectus Supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $505,564 to $69,922,221. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $7,900,756. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $505,564 to $69,922,221. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $8,410,274. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,391,141 to $28,902,057. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $6,689,235. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this Prospectus Supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Companion Loan; provided that, with respect to the Lloyd Center Loan (loan number 1), numerical and statistical information presented herein with respect to loan-to-value ratios and debt service coverage ratios include the related Companion Loan as well as such Mortgage Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate (or, with respect to 2 Mortgage Loans in Loan Group 1, representing 1.9% of the Cut-Off Date Pool Balance and 2.6% of Loan Group 1, on the related borrower's fee simple estate and leasehold estate, or, with respect to 3 Mortgage Loans in Loan Group 1, representing 4.7% of the Cut-Off Date Pool Balance and 6.3% of Loan Group 1, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                        PERCENTAGE   PERCENTAGE
                                                                           PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                               NUMBER       AGGREGATE      OF CUT-OFF      DATE         DATE
                                             OF LOANS/     CUT-OFF DATE    DATE POOL     GROUP 1      GROUP 2
PROPERTY TYPE                                PROPERTIES      BALANCE        BALANCE      BALANCE      BALANCE
-------------                                ----------   --------------   ----------   ----------   ----------
Retail.....................................     58/59     $  405,707,726       33.8%        45.1%         0.0%
  Retail--Anchored.........................     35/35        336,194,388       28.0         37.4          0.0
  Retail--Unanchored.......................     14/15         34,821,549        2.9          3.9          0.0
  Retail--Shadow Anchored(1)(2)............       9/9         34,691,789        2.9          3.9          0.0
Office.....................................     28/28        336,885,694       28.1         37.4          0.0
Multifamily................................     42/42        329,039,814       27.4          5.7         92.2
Industrial.................................       5/6         39,745,513        3.3          4.4          0.0
Mobile Home Park...........................       9/9         27,800,387        2.3          0.5          7.8
Mixed Use..................................       3/3         25,902,744        2.2          2.9          0.0
Self Storage...............................       6/6         25,498,610        2.1          2.8          0.0
Hospitality................................       1/1         10,334,434        0.9          1.1          0.0
                                              -------     --------------     ------       ------       ------
         TOTAL.............................   152/154     $1,200,914,923      100.0%       100.0%       100.0%
                                              =======     ==============     ======       ======       ======

---------------

(1) A Mortgaged Property is classified as shadow anchored if it is in close proximity to an anchored retail property.

(2) Includes the Mortgaged Property securing 1 Mortgage Loan representing 0.1% of the Cut-Off Date Pool Balance (0.2% of the Group 1 Cut-Off Date Balance), which is an unimproved vacant pad leased to Bank of America, which may develop it as a bank branch.

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association ("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired 64 of the Mortgage Loans to be included in the Trust Fund representing 56.0% of the Cut-Off Date Pool Balance (47 Mortgage Loans in Loan Group 1 or 58.5% of the related Cut-Off Date Group Balance and 17 Mortgage Loans in Loan Group 2 or 48.4% of the related Cut-Off Date Group Balance). Citigroup Global Markets Realty Corp. ("Citigroup") originated or acquired 18 of the Mortgage Loans to be included in the Trust Fund representing 16.9% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 17.3% of the related Cut-Off Date Group Balance and 4 Mortgage Loans in Loan Group 2 or 15.7% of the related Cut-Off Date Group Balance). Nomura Credit & Capital, Inc. ("Nomura") originated or acquired 38 of the Mortgage Loans to be included in the Trust Fund representing 14.8% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 14.2% of the related Cut-Off Date Group Balance and 12 Mortgage Loans in Loan Group 2 or 16.6% of the related Cut-Off Date Group Balance). Artesia Mortgage Capital Corporation ("Artesia") originated or acquired 32 of the Mortgage Loans to be included in the Trust Fund representing 12.4% of the Cut-Off Date Pool Balance (20 Mortgage Loans in Loan Group 1 or 10.1% of the related Cut-Off Date Group Balance and 12 Mortgage Loans in Loan Group 2 or 19.4% of the related Cut-Off Date Group Balance). None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "--Amortization" below. One hundred forty-six (146) of the Mortgage Loans, representing 96.8% of the Cut-Off Date Pool Balance (103 Mortgage Loans in Loan Group 1 or 96.1% of the related Cut-Off Date Group Balance and 43 Mortgage Loans in Loan Group 2 or 98.6% of the related Cut-Off Date Group Balance), accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Six (6) of the Mortgage Loans, representing 3.2% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 3.9% of the related Cut-Off Date Group Balance and 2 Mortgage Loans in Loan Group 2 or 1.4% of the related Cut-Off Date Group Balance), accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Thirteen (13) of the Mortgage Loans, representing 16.5% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 16.1% of the related Cut-Off Date Group Balance and 4 Mortgage Loans in Loan Group 2 or 17.6% of the related Cut-Off Date Group Balance), have periods during which only interest is due and periods in which principal and interest are due. One (1) of the Mortgage Loans, representing 2.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 2.9% of the related Cut-Off Date Group Balance), is interest-only for its entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 22 Mortgage Loans, the first day of the month, or in the case of 3 Mortgage Loans, the 15th day of the month). All of the Mortgage Loans due on the 11th day of the month have no grace period, and no mortgage loan has a grace period that extends payment beyond the 16th day of any calendar month.

     Amortization. One hundred forty-three (143) of the Mortgage Loans (the "Balloon Loans"), representing 98.0% of the Cut-Off Date Pool Balance (100 Mortgage Loans in Loan Group 1 or 98.1% of the related Cut-Off Date Group Balance and 43 Mortgage Loans in Loan Group 2 or 97.8% of the related Cut-Off Date Group Balance), provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). One (1) of the Mortgage Loans, representing 2.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1, or 2.9% of the related Cut-Off Date Group Balance), provides for interest-only Periodic Payments for the entire term and does not amortize. Nine (9) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 2.0% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 1.9% of the related Cut-Off Date Group Balance and 2 Mortgage Loans in Loan Group 2 or 2.2% of the related Cut-Off Date Group Balance), fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the Fully Amortizing Loans on an Actual/360 Basis, there will be less amortization, absent prepayments, of the related principal balances during the terms of the Fully Amortizing Loans, resulting in a higher final payment on the Fully Amortizing Loans.

     Twenty (20) of the Mortgage Loans (the "ARD Loans"), representing 23.0% of the Cut-Off Date Pool Balance (19 Mortgage Loans in Loan Group 1 or 30.0% of the related Cut-Off Date Group Balance and 1 Mortgage Loans in Loan Group 2 or 2.4% of the related Cut-Off Date Group Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the

Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Twelve (12) of the Balloon Loans and ARD Loans, representing 16.1% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 16.1% of the related Cut-Off Date Group Balance and 3 Mortgage Loans in Loan Group 2 or 15.9% of the related Cut-Off Date Group Balance), provide for monthly payments of interest-only for the first 6 months to 54 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. One of the Balloon Loans, representing 2.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 2.9%) provides for monthly payments of interest until maturity and does not provide for any amortization of principal.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (139 Mortgage Loans, or 89.3% of the Cut-Off Date Pool Balance (102 Mortgage Loans in Loan Group 1 or 94.1% of the related Cut-Off Date Group Balance and 37 Mortgage Loans in Loan Group 2 or 75.0% of the related Cut-Off Date Group Balance)), (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Prepayment Premium (1 Mortgage Loan, or 0.1% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 2 Balance)), or (iii) prohibit voluntary prepayment of principal for a period specified in the related Mortgage Note and thereafter impose a Yield Maintenance Charge until a date specified in the related Mortgage Note (9 Mortgage Loans, or 6.9% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 3.9% of the related Cut-Off Date Group Balance and 5 Mortgage Loans in Loan Group 2 or 16.0% of the related Cut-Off Date Group Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. In addition, 2 Mortgage Loans representing 3.5% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 2.0% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 8.0% of the related Cut-Off Date Group Balance) prohibit voluntary prepayment for a period ending on a date specified in the related Mortgage Note and thereafter permit defeasance at the option of the borrower and/or permit the related borrower to voluntarily prepay the related Mortgage Loan subject to the imposition of a Yield Maintenance Charge for a period specified in the related Mortgage Note. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance

Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the trust fund (other than the Nomura Mortgage Loans, certain of the Citigroup Mortgage Loans, and certain of the Artesia Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK FACTORS--Prepayments Will Affect Your Yield."

     One hundred forty-one (141) of the Mortgage Loans, or 92.9% of the Cut-Off Date Pool Balance (103 Mortgage Loans in Loan Group 1 or 96.1% of the related Cut-Off Date Group Balance and 38 Mortgage Loans in Loan Group 2 or 83.0% of the related Cut-Off Date Group Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date (except with respect to the Early Defeasance Loan), to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally 125% of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date or, in the case of the Early Defeasance Loan REMIC, the "start-up" date of such Early Defeasance Loan REMIC). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable. One (1) of the Mortgage Loans (the "Early Defeasance Loan"), representing 0.3% of the Cut-off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.3% of the related Cut-Off Date Group Balance), permits the related borrower to defease the related Mortgage Loan prior to the second anniversary of the Closing Date. The Early Defeasance Loan is indicated as loan number 107 on Annex A-1 to this Prospectus Supplement. The Early Defeasance Loan will constitute the primary asset of a separate loan REMIC (the "Early Defeasance Loan REMIC").

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent, except in the case of 2 Mortgage Loans (loan numbers 111 and 148), representing approximately 0.4% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 2 or 1.4% of the related Cut-Off Date Group Balance), the related mortgaged property is encumbered by existing subordinate debt (other than a Companion Loan) which in each case is subject to the terms of an intercreditor agreement and/or a standstill agreement in favor of the mortgage. Two (2) Mortgage Loans (loan numbers 17 and 70) representing 1.9% of the Cut-Off Date Pool Balance (2.5% of the Cut-Off Date Group 1 Balance) have existing unsecured debt other than in the ordinary course of business. One (1) Mortgage Loan (loan number 22), representing 1.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 2 or 5.0% of the related Cut-Off Date Group Balance), provides that the borrower, under certain specified circumstances, may encumber the related mortgaged property with subordinate debt in the future. In addition, in the case of those Mortgage Loans which require or allow letters of credit to be posted by the related borrowers as additional security for such Mortgage Loans, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     One (1) Mortgage Loan (loan number 17), representing 1.4% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 1.8% of the related Cut-Off Date Group Balance), has existing subordinate debt secured by a $1,643,000 tenant renewal escrow reserve related to the loan. Under the terms of the escrow, payments are made under the note to the extent of disbursements under the escrow. Interest accrues under the promissory note evidencing the debt to the extent that interest accrues on the escrowed funds. By its terms, the promissory note is subordinate to the Mortgage Loan, except for any rights of the seller in the escrowed funds. The sole recourse of the seller for recovery under the promissory note is the escrowed funds, and the seller has no claim against the borrower other than for the disbursement of the escrowed funds pursuant to the escrow agreement or claims under the escrow agreement, or for default under the promissory note if the borrower does not allow distribution of funds to pay the note under the escrow agreement.

     With respect to 1 Mortgage Loan (loan number 21), representing 1.3% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement. With respect to 16 Mortgage Loans (loan numbers 4, 9, 37, 42, 44, 46, 54, 58, 60, 63, 78, 93, 94, 122, 125 and 138), representing
10.9% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 10.7% of the related Cut-Off Date Group Balance and 2 Mortgage Loans in Loan Group 2 or 11.3% of the related Cut-Off Date Group Balance), the related Mortgage Loan documents provide that, under certain circumstances, the owners with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions. Of the Mortgage Loans included in the Trust Fund that permit future mezzanine debt as described in the preceding sentence, 4 Mortgage Loans (loan numbers 9, 54, 60 and 122), representing 3.0% of the Cut-Off Date Pool Balance, permit non-managing membership interests in the related borrower, at any time when the borrower is controlled by AmCap, Inc., to be pledged as security for mezzanine debt. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement. In addition, 14 Mortgage Loans included in the trust fund as of the Cut-Off Date (loan numbers 41, 51, 62, 79, 83, 85, 98, 108, 109, 112, 119, 124, 127 and 135), representing 4.8% of the
Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 2.3% of the related Cut-Off Date Group Balance and 7 Mortgage Loans in Loan Group 2 or 12.4% of the related Cut-Off Date Group Balance), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the
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Mortgage Loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risk" in this Prospectus Supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures the lien of the applicable Companion Loan. See "--Co-Lender Loans" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfer of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Five (5) groups of Mortgage Loans (loan numbers 53 and 65, 99 and 100, 114 and 117, 93, 125 and 138, and 112 and 135),
representing 3.2% in aggregate of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 1.3% and 6 Mortgage Loans in Loan Group 2 or 8.7%) are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Two (2) of the Mortgage Loans (loan numbers 53 and 65), representing 1.1% of the Cut-Off Date Pool Balance (4.5% of the Cut-Off Date Group 2 Balance), provide that the cross-default and cross-collateralization provisions may be terminated in the event one of the Mortgage Loans is defeased or assumed without a simultaneous defeasance or assumption of the other, provided that a no-downgrade letter is received from the applicable rating agencies, certain loan-to-value ratio, debt service coverage ratio and occupancy tests are satisfied and, in the case of a defeasance of one Mortgage Loan, funds equal to 15% of the appraised value of the Mortgaged Property primarily securing the defeased Mortgage Loan are deposited as additional security for the remaining, undefeased Mortgage Loan.

     Three (3) Mortgage Loans (loan numbers 93, 125 and 138), representing 6.3% of the Cut-off Date Pool Balance, which are cross-collateralized and cross-defaulted with each other, each provide for the release of one (1) or all of the mortgaged properties from the effects of the cross-collateralization and cross-default provisions of the respective loans upon an approved sale of such property, provided that
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(a) the debt service coverage ratio, as determined by the lender, for each of the 3 Mortgaged Properties for the twelve (12) month period immediately preceding such release is not less than 1.40x to 1.00, and (b) no event of default has occurred under any of the loans.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgage Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     In the case of one (1) Mortgage Loan (loan number 49), representing 0.6% of the Cut-Off Date Pool Balance, in the case of a major casualty to 1 of the 2 mortgaged properties securing the loan, the damaged mortgaged property may be released upon satisfaction of certain conditions, including a partial prepayment of the loan in an amount equal to the greater of all net proceeds available which resulted from such insured event or the minimum partial prepayment amounts allocable to the damaged Mortgaged Property, provided that the remaining unreleased property has a loan to value ratio of 75% and a debt service coverage ratio of 1.30x to 1.00.

     One (1) of the Mortgage Loans (loan number 15), representing 1.4% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1 Balance), permits the partial release of a portion of the Mortgaged Property after the Lockout Period; provided that (i) the Mortgage Loan is defeased in the amount of $980,000 and (ii) certain other customary requirements are met.

     Low Income Housing Tax Credits. Three (3) of the Mortgage Loans (representing 0.5% of the Cut-Off Date Pool Balance and 1.9% of the Cut-Off Date Group 2 Balance), are secured by Mortgaged Properties which are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42"). Under Section 42, a property owner must comply with certain tenant income restrictions and rental restrictions (including certain rent limitations which may adversely effect the borrowers' ability to raise rents) over a 15-year compliance period. If a projects fails to adhere to
Section 42 guidelines or is foreclosed, the owner is subject to recapture of the unearned tax credits plus interest. The applicable Mortgage Loan Sellers review landlord compliance with these restrictions. The value of the Tax Credits was not considered as part of the appraised value for purposes of computing the Cut-Off Date LTV Ratio.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed, in compliance with the guidelines set forth by the American Society for Testing and Materials ("ASTM ") E-1527-00, by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be

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adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, except for 5 Mortgage Loans (loan numbers 90, 111 139, 145 and
148) representing 0.9% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance and 1.9% of the Cut-Off Date Group 2 Balance), a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 Mortgaged Property securing 1 Mortgage Loan, representing 0.9% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), is likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The Mortgaged Property described above has earthquake insurance in place.

     Lease Enhancement Policies. Three (3) Mortgage Loans, representing approximately 0.7% of the Cut-Off Date Pool Balance, provide the tenant with termination and abatement rights arising from certain condemnations and casualties ("Condemnation Rights") and has the benefit of a noncancellable lease enhancement policy issued by Lexington Insurance Company, a member company of American International Group, Inc. (the "Enhancement Insurer"), which as of June 9, 2003, had a senior unsecured debt rating of "AAA" by S&P. The lease enhancement policy provides, subject to customary exclusions, that in the event of a permitted termination by a tenant of its lease as a result of a condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trust Fund the "Loss of Rents" (i.e., a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the related mortgage loan). If the lease permits the tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any rescheduled monthly rental payments not made by such tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such lease; provided that in the event such payments would exceed the limits of liability under the policy, then the Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the related Mortgage Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Change due thereunder or any amounts the mortgagor is obligated to pay thereunder to reimburse the master servicer or the trustee for outstanding advances.

     The lease enhancement policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking other than a condemnation by reason of public health, public safety or the environment.

CO-LENDER LOANS

     General. Five (5) Mortgage Loans (loan number 1, the "Lloyd Center Loan", loan number 19, the "Shoppes of Parkland Loan", loan number 38 the "Hilton Norfolk Loan", loan number 139, the "Laurel Pointe Apartments Loan" and loan number 148, the "Timberlake Apartments Loan", and collectively, the

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"Co-Lender Loans") acquired or originated by Wachovia Bank, National
Association, are each evidenced by one of two notes each secured by a single mortgage and a single assignment of leases and rents. The Lloyd Center Loan is part of a split loan structure where the companion loan that is part of this split loan structure is pro rata in its right of entitlement to payment with the Lloyd Center Loan and is not included as part of the trust (the "Lloyd Center Pari Passu Loan"). The Shoppes of Parkland Loan, the Hilton Norfolk Loan, the Laurel Pointe Apartments Loan and the Timberlake Apartments Loan are collectively referred to herein as the "AB Mortgage Loans". The Shoppes of Parkland Loan and the Hilton Norfolk Loan are collectively referred to herein as the "CBA Loans". The Laurel Pointe Apartments Loan and the Timberlake Apartments Loan are collectively referred to herein as the "AB Apartments Loans". The AB Mortgage Loans are each represented by the senior notes of two notes. None of the Companion Loans are included in the trust. The Shoppes of Parkland Companion Loan and the Hilton Norfolk Companion Loan are referred to herein as the "CBA Companion Loans". The Laurel Pointe Apartments Companion Loan and the Timberlake Apartments Companion Loan are referred to herein as the "AB Apartments Companion Loans". The Lloyd Center Pari Passu Loan, the CBA Companion Loans and the AB Apartments Companion Loans are collectively referred to herein as the "Companion Loans". The Lloyd Center Loan has a Cut-Off Date Balance of $69,922,221 representing 5.8% of the Cut-Off Date Pool Balance (7.8% of the Cut-Off Date Group 1 Balance). The Shoppes of Parkland Loan has a Cut-Off Date Balance of $15,968,669 representing 1.3% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 1 Balance). The Hilton Norfolk Loan has a Cut-Off Date Balance of $10,334,434 representing 0.9% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance). The Laurel Pointe Apartments Loan has a Cut-Off Date Balance of $1,607,068 representing 0.1% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 2 Balance). The Timberlake Apartments Loan has a Cut-Off Date Balance of $1,391,141 representing 0.1% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 2 Balance).

     Wachovia Bank, National Association is the holder of the Companion Loans related to the Lloyd Center Loan and the AB Apartments Loans. The remaining Companion Loans are held by unaffiliated entities. The holders of the Companion Loans may only sell each such Companion Loan with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement.

     With respect to the Lloyd Center Loan, the terms of an intercreditor agreement (the "Lloyd Center Intercreditor Agreement") provide that the Lloyd Center Loan and the Lloyd Center Pari Passu Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other. With respect to each of the AB Apartments Loans, under the terms of a separate intercreditor and servicing agreement (each an "AB Apartments Loan Intercreditor Agreement") the holder of each of the Timberlake Apartments Companion Loan and the Laurel Pointe Apartments Companion Loan has agreed to subordinate its interest in certain respects to the related AB Apartments Loan. With respect to each of the CBA Loans, under the terms of separate intercreditor and servicing agreement among noteholders (each a "CBA Intercreditor Agreement" and collectively with the Lloyd Center Intercreditor Agreement and each AB Apartments Intercreditor Agreement, the "Intercreditor Agreements") the holder of each of the Hilton Norfolk Companion Loan and the Shoppes of Parkland Companion Loan has agreed to subordinate its interest in certain respects to the related AB Apartments Loan. The Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of the Lloyd Center Loan, the AB Apartments Loans and AB Mortgage Loans under the related Intercreditor Agreements.

     Servicing Provisions of the Intercreditor Agreements. With respect to the Lloyd Center Loan and the Lloyd Center Pari Passu Loan, the Master Servicer and the Special Servicer will administer the Lloyd Center Loan and the Lloyd Center Pari Passu Loan pursuant to the Pooling and Servicing Agreement and the Lloyd Center Intercreditor Agreement for so long as the Lloyd Center Loan is part of the trust. The holder of the Lloyd Center Pari Passu Loan or an advisor on its behalf will generally share all of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or the Special Servicer with respect to the servicing of the Lloyd Center Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative in this Prospectus Supplement.

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     With respect to each CBA Loan, the Master Servicer and Special Servicer will service and administer such loan and its related Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as each such CBA Loan is part of the trust. The Master Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of a CBA Loan and the related CBA Loan without the consent of the holder of such CBA Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related CBA Companion Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this Prospectus Supplement.

     In the event that (i) any payment of principal or interest on a CBA Loan or the related CBA Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of such CBA Loan or the related CBA Companion Loan has been accelerated, (iii) the principal balance of such CBA Loan or the related CBA Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or
(v) any other event where the cash flow payment under a related CBA Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related CBA Companion Loan will be entitled to purchase the related CBA Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related CBA Loan, together with all unpaid interest on the related CBA Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related CBA Loan is responsible. Unless the borrower or an affiliate is purchasing the related CBA Loan, no prepayment consideration will be payable in connection with the purchase of the related CBA Loan.

     With respect to each of the AB Apartments Loans, the Master Servicer will administer each such AB Apartments Loan and the related AB Apartments Companion Loan pursuant to the Pooling and Servicing Agreement and the related AB Apartments Loan Intercreditor Agreement for so long as the related AB Apartments Loan is part of the trust. If the principal amount of the related AB Apartments Companion Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of the related AB Apartments Companion Loan, the holder of the related AB Apartments Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the related AB Apartments Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS -- The Controlling Class Representative" in this Prospectus Supplement.

     In the event of any default under an AB Apartments Loan or the related AB Apartments Companion Loan, the holder of the related AB Apartments Companion Loan will be entitled to (i) cure each default within five business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty days of receipt of notice from the Master Servicer with respect to nonmonetary defaults and/or (ii) purchase the related AB Apartments Loan from the trust after the expiration of the cure period subject to the conditions contained in the related AB Apartments Loan Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Apartments Loan, together with all unpaid interest on such AB Apartments Loan (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the related borrower under such AB Apartments Loan is responsible. No prepayment consideration will be payable in connection with such a purchase of the AB Apartments Loan.

     Application of Payments. Pursuant to the Lloyd Center Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Lloyd Center Loan and/or the Lloyd Center Pari Passu Loan (subject in each case to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be
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applied to the Lloyd Center Loan and the Lloyd Center Pari Passu Loan on a pro
rata basis according to their respective principal balances.

     Pursuant to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the related CBA Loan or related CBA Companion Loan,
(ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related CBA Companion Loan. Any escrow and reserve payments required in respect of such CBA Loan or the related CBA Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a CBA Loan or the related CBA Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related CBA Companion Loan to purchase the related CBA Loan from the trust, all payments and proceeds (of whatever nature) on the related CBA Companion Loan will be subordinated to all payments due on the related CBA Loan and the amounts with respect to such Loan Pair will be paid first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the related CBA Loan; fourth, to the trust, in an amount equal to the principal balance of the related CBA Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related CBA Loan; sixth, to the holder of the related CBA Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related CBA Companion Loan, seventh, to the holder of the related CBA Companion Loan, in an amount equal to interest due with respect to the related CBA Companion Loan, eighth, to the holder of the related CBA Companion Loan, in an amount equal to the principal balance of the related CBA Companion Loan until paid in full; ninth, to the holder of the related CBA Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related CBA Companion Loan; tenth, to the trust and the holder of the related CBA Companion Loan, in an amount equal to any unpaid default interest accrued on the related CBA Loan and related CBA Companion Loan, respectively; and eleventh, any excess, to the trust and the holder of the related CBA Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related CBA Companion Loan is equal to zero, then based upon the initial principal balances.

     Pursuant to the related AB Apartments Loan Intercreditor Agreement, to the extent described below, the right of the holder of the related AB Apartments Companion Loan to receive payments with respect to the related AB Apartments Companion Loan is subordinated to the payment rights of the trust to receive payments with respect to the related AB Apartments Loan. Prior to the occurrence of an event of default with respect to an AB Apartments Loan, the acceleration of the related AB Apartments Loan, the occurrence of the related maturity date or prior to the related AB Apartments Loan becoming a specially serviced mortgage loan, after payment or reimbursement of any advances (other than principal and interest advances made by the holder of the related AB Apartments Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the related AB Apartments Loan or the AB Apartments Companion Loan, all payments and proceeds (of whatever nature) received with respect to the related AB Apartments Loan and the AB Apartments Companion Loan will be paid first, to the trust, in an amount equal to interest (other than default interest) due with respect to the related AB Apartments Loan; second, to the holder of the AB Apartments Companion Loan, in an amount equal to interest (other than default interest) due with respect to the AB Apartments Companion Loan; third (a) to the trust and the holder of the AB Apartments Companion Loan, pro rata, (based upon the amount of principal payments the trust as holder of the related AB Apartments Loan or the holder of the related AB Companion Loan is entitled to pursuant to the terms of the related loan documents) in an amount equal to principal payments received (if any); fourth, to the trust and the holder of the related AB Apartments Companion Loan, pro rata (based upon the outstanding principal balance of the related

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AB Apartments Loan and the related AB Apartments Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid; fifth, to the trust and the holder of the AB Apartments Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the trust or the holder of the AB Apartments Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses; and sixth, to the trust and the holder of the related AB Apartments Companion Loan, pro rata, based upon the default interest respectively accrued under the related AB Apartments Loan and the related AB Apartments Companion Loan, to the extent actually paid. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with foregoing six clauses, such amount will be paid to the trust and the holder of the related AB Apartments Loan on a pro rata basis.

     Following the occurrence and during the continuance of an event of default with respect to the related AB Apartments Loan, the acceleration of the related AB Apartments Loan, the occurrence of the related maturity date or the related AB Apartments Loan becoming a specially serviced mortgage loan pursuant to the related AB Apartments Loan Intercreditor Agreement and subject to the right of the holder of the related AB Apartments Companion Loan right to purchase the related AB Apartments Loan from the trust after payment or reimbursement of any advances (other than principal and interest advances made by the holder of the related AB Apartments Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the related AB Apartments Loan or the related AB Apartments Companion Loan, all payments and proceeds (of whatever nature) on the related AB Apartments Companion Loan will be subordinated to all payments due on and the amounts with respect to the related AB Apartments Loan and the related AB Apartments Companion Loan will be paid first, to the trust, in an amount equal to interest (other than default interest) due with respect to related AB Apartments Loan; second, to the trust, in an amount equal to the principal balance of the related AB Apartments Loan until paid in full; third, to the holder of the related AB Apartments Companion Loan, in an amount equal to interest (other than default interest) due with respect to the related AB Apartments Companion Loan; fourth, to the holder of the related AB Apartments Companion Loan, in an amount equal to (b) the principal balance of the related AB Apartments Companion Loan until paid in full to the trust; fifth, with respect to the related AB Apartments Loan, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Apartments Loan; sixth, with respect to the AB Apartments Loan, to the trust, in an amount equal to any unpaid default interest accrued on the AB Apartments Loan; seventh, to the holder of the AB Apartments Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Apartments Companion Loan; eighth, to the holder of the AB Apartments Loan, in an amount equal to any unpaid default interest accrued on the AB Apartments Companion Loan; ninth, to the trust and the holder of the related AB Apartments Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and tenth, any excess, to the trust and the holder of the related AB Apartments Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related AB Apartments Companion Loan is equal to zero, then based upon the initial principal balances.

     Application of Amounts Paid to Trust. On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such Distribution Date to the extent described in this Prospectus Supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this Prospectus Supplement. For purposes of numerical and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4, A-5 and A-6, such numerical and statistical information excludes any Companion Loan relating to an AB Mortgage Loan. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the Lloyd Center Loan, such ratios are calculated based upon the aggregate indebtedness of the Lloyd Center Loan and the Lloyd Center Pari Passu Loan. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this Prospectus Supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized Group" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5 and A-6:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein with respect to 13 Mortgage Loans (loan numbers 3, 5, 8, 11, 13, 14, 22, 27, 43, 69, 72, 77 and 78), representing 16.5% of the
     Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 16.1% of the related Cut-Off Date Group Balance and 4 Mortgage Loans in Loan Group 2 or 17.6% of the related Cut-Off Date Group Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases or executed extension options supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed tenant leases or executed extension options supplied and the greater of
(a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to 1 Mortgage Loan representing 1.2% of the Cut-Off Date Pool Balance (1.6% of the Group 1 Cut-Off Date Balance), the related LTV Ratio was reduced by taking into account amounts available under a related letter of credit and in a cash reserve that will be released upon the achievement of a specified rental income increase at the related Mortgaged Property.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to 1 Mortgage Loan representing 1.2% of the Cut-Off Date Pool Balance (1.6% of the Group 1 Cut-Off Date Balance), the related LTV Ratio was reduced by taking into account amounts available under a related letter of credit and in a cash reserve that will be released upon the achievement of a specified rental income increase at the related Mortgaged Property.

          (iv) References to "Loan per Sq. Ft., Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.00210%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L (     )" or "Lockout" or "Lockout Period"
     represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage
     Loan from the date of its origination). References to "O (     )" represent
     the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required.
     References to "YM (     )" represent the period for which the Yield
     Maintenance Charge is assessed. "3% (  )", "2% (     )" and "1% (     )"
     each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D (     )" or "Defeasance" represent, with
     respect to each Mortgage Loan, the number of monthly payments for which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, and is exclusive of hospitality properties, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                                               % BY                                   WTD. AVG.
                                                                              CUT-OFF                                  CUT-OFF
                                     NUMBER   NUMBER OF                        DATE     AVERAGE CUT-   HIGHEST CUT-     DATE
                                       OF     MORTGAGED     AGGREGATE CUT-     POOL       OFF DATE       OFF DATE        LTV
PROPERTY TYPE                        LOANS    PROPERTIES   OFF DATE BALANCE   BALANCE     BALANCE        BALANCE        RATIO
-------------                        ------   ----------   ----------------   -------   ------------   ------------   ---------
Retail.............................    58         59        $  405,707,726      33.8%   $ 6,876,402    $69,922,221      71.3%
 Retail -- Anchored................    35         35           336,194,388      28.0    $ 9,605,554    $69,922,221      71.9%
 Retail -- Unanchored..............    14         15            34,821,549       2.9    $ 2,321,437    $ 5,944,231      68.0%
 Retail -- Shadow Anchored(4)......     9          9            34,691,789       2.9    $ 3,854,643    $ 6,974,213      69.7%
Office.............................    28         28           336,885,694      28.1    $12,031,632    $44,919,182      72.7%
Multifamily........................    42         42           329,039,814      27.4    $ 7,834,281    $28,902,057      74.8%
Industrial.........................     5          6            39,745,513       3.3    $ 6,624,252    $15,403,980      73.3%
Mobile Home Park...................     9          9            27,800,387       2.3    $ 3,088,932    $ 6,492,750      70.5%
Mixed Use..........................     3          3            25,902,744       2.2    $ 8,634,248    $16,759,445      75.9%
Self Storage.......................     6          6            25,498,610       2.1    $ 4,249,768    $ 6,474,997      71.6%
Hospitality........................     1          1            10,334,434       0.9    $10,334,434    $10,334,434      62.2%
                                      ---        ---        --------------     -----
                                      152        154        $1,200,914,923     100.0%   $ 7,798,149    $69,922,221      72.7%
                                      ===        ===        ==============     =====

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                         LTV        TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                                      RATIO AT     MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
PROPERTY TYPE                        MATURITY(2)   (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)      RATE
-------------                        -----------   ---------   ---------   -------   -------   ---------   ---------
Retail.............................      57.4%        118        1.60x      1.03x     3.42x       96.5%      5.615%
 Retail -- Anchored................      58.4%        117        1.62x      1.03x     3.42x       96.8%      5.539%
 Retail -- Unanchored..............      46.4%        129        1.43x      1.21x     1.71x       95.0%      6.047%
 Retail -- Shadow Anchored(4)......      58.5%        116        1.56x      1.32x     1.78x       95.6%      5.914%
Office.............................      62.4%        111        1.45x      1.22x     1.82x       94.5%      5.748%
Multifamily........................      62.2%        117        1.41x      1.13x     2.48x       94.4%      5.478%
Industrial.........................      61.0%        112        1.41x      1.33x     1.48x       99.6%      5.986%
Mobile Home Park...................      57.0%        114        1.58x      1.40x     1.96x       95.0%      5.451%
Mixed Use..........................      67.0%         90        1.40x      1.36x     1.49x       94.2%      5.559%
Self Storage.......................      56.4%        118        1.49x      1.31x     1.76x       82.2%      5.886%
Hospitality........................      47.8%        119        1.77x      1.77x     1.77x       0.00%      5.730%
                                         60.4%        115        1.49X      1.03X     3.42X       95.1%      5.629%

---------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement but excludes 1 Mortgage Loan secured by a hospitality property representing 0.9% of the Cut-Off Date Pool Balance.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to the anchored property.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                 % BY                                 WTD. AVG.
                                                  AGGREGATE     CUT-OFF     AVERAGE       HIGHEST      CUT-OFF     WTD. AVG.
                                    NUMBER OF      CUT-OFF       DATE       CUT-OFF       CUT-OFF       DATE          LTV
PROPERTY                NUMBER OF   MORTGAGED        DATE       GROUP 1      DATE          DATE          LTV       RATIO AT
TYPE                      LOANS     PROPERTIES     BALANCE      BALANCE     BALANCE       BALANCE       RATIO     MATURITY(2)
--------                ---------   ----------   ------------   -------   -----------   -----------   ---------   -----------
Retail................      58          59       $405,707,726     45.1%   $ 6,876,402   $69,922,221      71.3%        57.4%
 Retail -- Anchored...      35          35        336,194,388     37.4    $ 9,605,554   $69,922,221      71.9%        58.4%
 Retail -- Shadow
   Anchored(4)........       9           9         34,691,789      3.9    $ 3,854,643   $ 6,974,213      69.7%        58.5%
Retail -- Unanchored..      14          15         34,821,549      3.9    $ 2,321,437   $ 5,944,231      68.0%        46.4%
Office................      28          28        336,885,694     37.4    $12,031,632   $44,919,182      72.7%        62.4%
Multifamily...........       4           4         51,653,158      5.7    $12,913,290   $27,000,000      74.3%        65.7%
Industrial............       5           6         39,745,513      4.4    $ 6,624,252   $15,403,980      73.3%        61.0%
Mixed Use.............       3           3         25,902,744      2.9    $ 8,634,248   $16,759,445      75.9%        67.0%
Self Storage..........       6           6         25,498,610      2.8    $ 4,249,768   $ 6,474,997      71.6%        56.4%
Hospitality...........       1           1         10,334,434      1.1    $10,334,434   $10,334,434      62.2%        47.8%
Mobile Home Park......       2           2          4,171,476      0.5    $ 2,085,738   $ 2,572,068      69.6%        53.1%
                        ---------   ----------   ------------   -------
                           107         109       $899,899,355    100.0%   $ 8,255,957   $69,922,221      72.1%        60.0%
                        =========   ==========   ============   =======

                        WTD. AVG.
                         STATED
                        REMAINING
                         TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
PROPERTY                MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
TYPE                    (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)      RATE
--------                ---------   ---------   -------   -------   ---------   ---------
Retail................     118       1.60x      1.03x     3.42x        96.5%      5.615%
 Retail -- Anchored...     117       1.62x      1.03x     3.42x        96.8%      5.539%
 Retail -- Shadow
   Anchored(4)........     116       1.56x      1.32x     1.78x        95.6%      5.914%
Retail -- Unanchored..     129       1.43x      1.21x     1.71x        95.0%      6.047%
Office................     111       1.45x      1.22x     1.82x        94.5%      5.748%
Multifamily...........     117       1.36x      1.22x     2.19x        94.5%      5.596%
Industrial............     112       1.41x      1.33x     1.48x        99.6%      5.986%
Mixed Use.............      90       1.40x      1.36x     1.49x        94.1%      5.559%
Self Storage..........     118       1.49x      1.31x     1.76x        82.2%      5.886%
Hospitality...........     119       1.77x      1.77x     1.77x         0.0%      5.730%
Mobile Home Park......     118       1.81x      1.56x     1.96x        85.3%      5.658%
                           114       1.52X      1.03X     3.42X        95.3%      5.688%

---------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement but excludes 1 Mortgage Loan secured by a hospitality property representing 1.1% of the Cut-Off Date Group 1 Balance.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to the anchored property.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                 % BY                                WTD. AVG.
                                                  AGGREGATE     CUT-OFF    AVERAGE       HIGHEST      CUT-OFF     WTD. AVG.
                                    NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF       DATE          LTV
PROPERTY                NUMBER OF   MORTGAGED        DATE       GROUP 2      DATE         DATE          LTV       RATIO AT
TYPE                      LOANS     PROPERTIES     BALANCE      BALANCE    BALANCE       BALANCE       RATIO     MATURITY(2)
--------                ---------   ----------   ------------   -------   ----------   -----------   ---------   -----------
Multifamily...........     38           38       $277,386,656     92.2%   $7,299,649   $28,902,057     74.9%        61.6%
Mobile Home Park......      7            7         23,628,912      7.8    $3,375,559   $ 6,492,750     70.7%        57.7%
                           --           --       ------------    -----
                           45           45       $301,015,567    100.0%   $6,689,235   $28,902,057     74.6%        61.3%
                           ==           ==       ============    =====

                         WTD. AVG.
                          STATED
                         REMAINING
                          TERM TO     WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
PROPERTY                 MATURITY        DSC        DSC       DSC     OCCUPANCY   MORTGAGE
TYPE                     (MOS.)(2)      RATIO      RATIO     RATIO     RATE(3)      RATE
--------                -----------   ---------   -------   -------   ---------   ---------
Multifamily...........    117           1.42x      1.13x     2.48x      94.3%       5.455%
Mobile Home Park......    113           1.54x      1.40x     1.86x      96.7%       5.414%
                          116           1.43X      1.13X     2.48X      94.5%       5.452%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                                                                WTD. AVG.
                                                   AGGREGATE          % BY         AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE         RATIO
----------------                     ---------   --------------   ------------   ------------   ------------   ------------
less than or equal to
2,000,000..........................      27      $   41,725,226        3.5%      $ 1,545,379    $ 1,987,563        67.7%
2,000,001 -  3,000,000.............      15          36,686,621        3.1       $ 2,445,775    $ 2,844,409        68.6%
3,000,001 -  4,000,000.............      20          70,535,014        5.9       $ 3,526,751    $ 3,995,149        70.2%
4,000,001 -  5,000,000.............      13          58,788,772        4.9       $ 4,522,213    $ 4,990,000        74.7%
5,000,001 -  6,000,000.............       9          49,985,246        4.2       $ 5,553,916    $ 6,000,000        71.8%
6,000,001 -  7,000,000.............      14          91,424,416        7.6       $ 6,530,315    $ 6,977,064        74.7%
7,000,001 -  8,000,000.............       9          65,756,475        5.5       $ 7,306,275    $ 7,885,098        73.7%
8,000,001 -  9,000,000.............       4          33,943,474        2.8       $ 8,485,869    $ 8,861,749        75.0%
9,000,001 - 10,000,000.............       3          29,229,574        2.4       $ 9,743,191    $ 9,939,006        77.8%
10,000,001 - 15,000,000............      17         217,313,187       18.1       $12,783,129    $15,000,000        75.2%
15,000,001 - 20,000,000............      11         183,354,167       15.3       $16,668,561    $18,250,000        75.6%
20,000,001 - 25,000,000............       4          90,529,293        7.5       $22,632,323    $24,953,568        73.1%
25,000,001 - 30,000,000............       3          81,802,057        6.8       $27,267,352    $28,902,057        70.1%
30,000,001 - 35,000,000............       1          35,000,000        2.9       $35,000,000    $35,000,000        58.3%
40,000,001 - 45,000,000............       1          44,919,182        3.7       $44,919,182    $44,919,182        79.2%
65,000,001 - 70,000,000............       1          69,922,221        5.8       $69,922,221    $69,922,221        63.5%
                                        ---      --------------      -----
                                        152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                        ===      ==============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
less than or equal to
2,000,000..........................    44.9%        127         1.48x      6.020%
2,000,001 -  3,000,000.............    50.6%        129         1.54x      5.977%
3,000,001 -  4,000,000.............    53.4%        126         1.45x      5.793%
4,000,001 -  5,000,000.............    49.4%        138         1.35x      5.797%
5,000,001 -  6,000,000.............    60.7%        115         1.57x      5.692%
6,000,001 -  7,000,000.............    62.3%        116         1.48x      5.683%
7,000,001 -  8,000,000.............    62.7%        110         1.46x      5.572%
8,000,001 -  9,000,000.............    65.8%         97         1.52x      5.306%
9,000,001 - 10,000,000.............    63.3%        119         1.45x      5.582%
10,000,001 - 15,000,000............    64.8%        105         1.42x      5.524%
15,000,001 - 20,000,000............    65.0%        113         1.38x      5.743%
20,000,001 - 25,000,000............    61.7%        116         1.43x      5.653%
25,000,001 - 30,000,000............    62.7%        106         1.97x      5.013%
30,000,001 - 35,000,000............    48.1%        115         1.60x      5.670%
40,000,001 - 45,000,000............    67.5%        118         1.22x      6.080%
65,000,001 - 70,000,000............    53.0%        119         1.83x      5.420%
                                       60.4%        115         1.49X      5.629%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                    % BY                                      WTD. AVG.
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS       BALANCE        BALANCE        BALANCE        BALANCE         RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
less than or equal to
2,000,000..........................      18      $ 26,878,220        3.0%      $ 1,493,234    $ 1,951,664        69.5%
2,000,001-- 3,000,000..............      11        25,959,128        2.9       $ 2,359,921    $ 2,791,724        69.3%
3,000,001-- 4,000,000..............      13        45,849,909        5.1       $ 3,526,916    $ 3,975,279        70.9%
4,000,001-- 5,000,000..............      10        44,477,704        4.9       $ 4,447,770    $ 4,790,885        76.2%
5,000,001-- 6,000,000..............       6        33,521,259        3.7       $ 5,586,876    $ 6,000,000        69.4%
6,000,001-- 7,000,000..............       9        58,889,408        6.5       $ 6,543,268    $ 6,974,213        73.3%
7,000,001-- 8,000,000..............       5        37,018,446        4.1       $ 7,403,689    $ 7,885,098        73.7%
8,000,001-- 9,000,000..............       3        25,193,474        2.8       $ 8,397,825    $ 8,861,749        76.2%
9,000,001--10,000,000..............       2        19,764,006        2.2       $ 9,882,003    $ 9,939,006        77.2%
10,000,001--15,000,000.............      12       150,572,125       16.7       $12,547,677    $14,971,010        73.9%
15,000,001--20,000,000.............      11       183,354,167       20.4       $16,668,561    $18,250,000        75.6%
20,000,001--25,000,000.............       2        45,680,107        5.1       $22,840,053    $24,953,568        70.4%
25,000,001--30,000,000.............       2        52,900,000        5.9       $26,450,000    $27,000,000        66.8%
30,000,001--35,000,000.............       1        35,000,000        3.9       $35,000,000    $35,000,000        58.3%
40,000,001--45,000,000.............       1        44,919,182        5.0       $44,919,182    $44,919,182        79.2%
65,000,001--70,000,000.............       1        69,922,221        7.8       $69,922,221    $69,922,221        63.5%
                                        ---      ------------      -----
                                        107      $899,899,355      100.0%      $ 8,410,274    $69,922,221        72.1%
                                        ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
less than or equal to
2,000,000..........................    45.2%        121        1.41x       6.001%
2,000,001-- 3,000,000..............    52.4%        128        1.60x       5.773%
3,000,001-- 4,000,000..............    52.0%        131        1.44x       5.967%
4,000,001-- 5,000,000..............    50.4%        139        1.36x       5.947%
5,000,001-- 6,000,000..............    59.1%        114        1.58x       5.861%
6,000,001-- 7,000,000..............    60.9%        117        1.46x       5.861%
7,000,001-- 8,000,000..............    63.7%        105        1.36x       5.773%
8,000,001-- 9,000,000..............    65.6%        101        1.53x       5.412%
9,000,001--10,000,000..............    64.7%        119        1.46x       5.549%
10,000,001--15,000,000.............    63.9%        103        1.45x       5.575%
15,000,001--20,000,000.............    65.0%        113        1.38x       5.743%
20,000,001--25,000,000.............    59.4%        118        1.54x       5.767%
25,000,001--30,000,000.............    62.5%        100        2.30x       4.938%
30,000,001--35,000,000.............    48.1%        115        1.60x       5.670%
40,000,001--45,000,000.............    67.5%        118        1.22x       6.080%
65,000,001--70,000,000.............    53.0%        119        1.83x       5.420%
                                       60.0%        114        1.52X       5.688%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                    % BY                                      WTD. AVG.
                                                                  CUT-OFF                                      CUT-OFF
                                                  AGGREGATE         DATE         AVERAGE        HIGHEST          DATE
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS       BALANCE        BALANCE        BALANCE        BALANCE         RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
less than or equal to
   2,000,000.......................      9       $ 14,847,006        4.9%      $ 1,649,667    $ 1,987,563        64.5%
2,000,001 --  3,000,000............      4         10,727,492        3.6       $ 2,681,873    $ 2,844,409        67.1%
3,000,001 --  4,000,000............      7         24,685,105        8.2       $ 3,526,444    $ 3,995,149        68.8%
4,000,001 --  5,000,000............      3         14,311,068        4.8       $ 4,770,356    $ 4,990,000        70.1%
5,000,001 --  6,000,000............      3         16,463,987        5.5       $ 5,487,996    $ 5,687,176        76.6%
6,000,001 --  7,000,000............      5         32,535,007       10.8       $ 6,507,001    $ 6,977,064        77.3%
7,000,001 --  8,000,000............      4         28,738,030        9.5       $ 7,184,507    $ 7,234,884        73.8%
8,000,001 --  9,000,000............      1          8,750,000        2.9       $ 8,750,000    $ 8,750,000        71.7%
9,000,001 -- 10,000,000............      1          9,465,567        3.1       $ 9,465,567    $ 9,465,567        78.9%
10,000,001 -- 15,000,000...........      5         66,741,061       22.2       $13,348,212    $15,000,000        77.9%
20,000,001 -- 25,000,000...........      2         44,849,186       14.9       $22,424,593    $24,200,000        75.9%
25,000,001 -- 30,000,000...........      1         28,902,057        9.6       $28,902,057    $28,902,057        76.1%
                                        --       ------------      -----
                                        45       $301,015,567      100.0%      $ 6,689,235    $28,902,057        74.6%
                                        ==       ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
less than or equal to
   2,000,000.......................     44.3%       137        1.59x       6.053%
2,000,001 --  3,000,000............     46.2%       132        1.41x       6.470%
3,000,001 --  4,000,000............     56.1%       118        1.46x       5.469%
4,000,001 --  5,000,000............     46.3%       135        1.30x       5.331%
5,000,001 --  6,000,000............     63.9%       117        1.56x       5.348%
6,000,001 --  7,000,000............     64.8%       116        1.51x       5.362%
7,000,001 --  8,000,000............     61.4%       118        1.59x       5.313%
8,000,001 --  9,000,000............     66.1%        83        1.51x       5.000%
9,000,001 -- 10,000,000............     60.5%       119        1.45x       5.650%
10,000,001 -- 15,000,000...........     66.9%       109        1.36x       5.409%
20,000,001 -- 25,000,000...........     64.1%       115        1.31x       5.537%
25,000,001 -- 30,000,000...........     63.1%       117        1.38x       5.150%
                                        61.3%       116        1.43X       5.452%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                    NUMBER OF      AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES      BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----                               ----------   --------------   ------------   ------------   ------------   ------------
CA................................      21       $  165,370,364       13.8%      $ 7,874,779    $27,000,000        74.4%
  Southern(3).....................      12          101,915,236        8.5       $ 8,492,936    $16,281,990        74.6%
  Northern(3).....................       9           63,455,128        5.3       $ 7,050,570    $27,000,000        73.9%
FL................................      22          126,091,191       10.5       $ 5,731,418    $15,968,669        71.8%
NY................................       9          109,828,105        9.1       $12,203,123    $35,000,000        67.3%
OR................................       3           93,268,994        7.8       $31,089,665    $69,922,221        66.4%
TX................................      16           69,788,469        5.8       $ 4,361,779    $13,173,063        74.3%
DC................................       4           65,622,490        5.5       $16,405,623    $28,902,057        74.7%
PA................................       4           60,892,175        5.1       $15,223,044    $44,919,182        77.4%
CO................................       8           57,552,179        4.8       $ 7,194,022    $20,726,538        77.1%
AZ................................       7           56,331,798        4.7       $ 8,047,400    $24,200,000        72.9%
NC................................       7           49,448,785        4.1       $ 7,064,112    $15,216,680        74.5%
IL................................       6           36,831,100        3.1       $ 6,138,517    $10,777,961        76.7%
NV................................       5           36,140,201        3.0       $ 7,228,040    $16,904,637        73.8%
MA................................       2           32,403,980        2.7       $16,201,990    $17,000,000        71.8%
VA................................       7           29,844,862        2.5       $ 4,263,552    $10,334,434        70.1%
SC................................       3           29,081,963        2.4       $ 9,693,988    $25,900,000        56.6%
MD................................       4           23,607,647        2.0       $ 5,901,912    $17,120,000        78.5%
KS................................       1           20,649,186        1.7       $20,649,186    $20,649,186        78.8%
WA................................       3           19,782,541        1.6       $ 6,594,180    $14,471,606        71.5%
DE................................       2           19,569,478        1.6       $ 9,784,739    $14,220,416        78.3%
GA................................       5           17,875,355        1.5       $ 3,575,071    $10,527,461        76.2%
WI................................       2           14,971,010        1.2       $ 7,485,505    $ 9,551,817        78.0%
ND................................       2           12,922,060        1.1       $ 6,461,030    $ 7,234,884        75.8%
MI................................       2           11,514,344        1.0       $ 5,757,172    $ 8,241,138        74.8%
AK................................       1            8,861,749        0.7       $ 8,861,749    $ 8,861,749        74.5%
IA................................       1            7,885,098        0.7       $ 7,885,098    $ 7,885,098        75.8%
CT................................       1            7,411,727        0.6       $ 7,411,727    $ 7,411,727        70.6%
TN................................       1            4,386,498        0.4       $ 4,386,498    $ 4,386,498        73.1%
NE................................       1            3,778,860        0.3       $ 3,778,860    $ 3,778,860        77.9%
NM................................       1            3,288,877        0.3       $ 3,288,877    $ 3,288,877        65.8%
NJ................................       1            2,196,756        0.2       $ 2,196,756    $ 2,196,756        74.5%
MO................................       1            2,153,303        0.2       $ 2,153,303    $ 2,153,303        79.8%
MN................................       1            1,563,776        0.1       $ 1,563,776    $ 1,563,776        68.0%
                                       ---       --------------      -----
                                       154       $1,200,914,923      100.0%      $ 7,798,149    $69,922,221        72.7%
                                       ===       ==============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
CA................................      63.9%        106        1.39x       5.619%
  Southern(3).....................      64.1%        102        1.43x       5.519%
  Northern(3).....................      63.7%        112        1.33x       5.779%
FL................................      58.7%        114        1.45x       5.585%
NY................................      54.4%        119        1.57x       5.839%
OR................................      55.9%        116        1.73x       5.487%
TX................................      60.6%        119        1.46x       5.753%
DC................................      63.6%        118        1.38x       5.537%
PA................................      65.5%        118        1.32x       5.941%
CO................................      64.4%        114        1.34x       5.605%
AZ................................      62.6%        104        1.40x       5.385%
NC................................      57.0%        129        1.39x       5.625%
IL................................      64.7%        118        1.43x       5.619%
NV................................      54.4%        126        1.38x       5.671%
MA................................      63.2%        116        1.39x       5.912%
VA................................      55.2%        118        1.55x       5.745%
SC................................      54.9%         90        3.19x       4.376%
MD................................      57.5%        131        1.38x       6.196%
KS................................      66.6%        113        1.38x       5.640%
WA................................      60.2%        109        1.49x       5.654%
DE................................      65.4%        118        1.45x       5.442%
GA................................      57.1%        132        1.43x       5.737%
WI................................      65.8%        118        1.35x       5.750%
ND................................      63.0%        118        1.54x       5.242%
MI................................      59.1%        118        1.39x       5.785%
AK................................      68.2%         69        1.69x       5.450%
IA................................      64.2%        118        1.41x       5.860%
CT................................      60.0%        115        1.41x       5.890%
TN................................      61.5%        117        1.62x       5.620%
NE................................      66.3%        117        1.39x       6.000%
NM................................      54.6%        117        1.60x       5.160%
NJ................................      57.5%        119        1.52x       5.860%
MO................................      67.0%        117        1.39x       5.570%
MN................................       0.0%        178        1.17x       5.500%
                                        60.4%        115        1.49X       5.629%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                    % BY
                                    NUMBER OF     AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
CA................................      14       $136,592,175       15.2%      $ 9,756,584    $27,000,000        75.3%
  Southern(3).....................       8         86,933,547        9.7       $10,866,693    $16,281,990        75.3%
  Northern(3).....................       6         49,658,628        5.5       $ 8,276,438    $27,000,000        75.2%
NY................................       8        100,362,538       11.2       $12,545,317    $35,000,000        66.2%
OR................................       3         93,268,994       10.4       $31,089,665    $69,922,221        66.4%
FL................................      15         79,830,321        8.9       $ 5,322,021    $15,968,669        70.7%
CO................................       8         57,552,179        6.4       $ 7,194,022    $20,726,538        77.1%
PA................................       3         53,657,617        6.0       $17,885,872    $44,919,182        78.5%
IL................................       6         36,831,100        4.1       $ 6,138,517    $10,777,961        76.7%
DC................................       2         34,732,871        3.9       $17,366,435    $18,250,000        75.0%
TX................................      11         32,825,604        3.6       $ 2,984,146    $ 5,944,231        69.3%
MA................................       2         32,403,980        3.6       $16,201,990    $17,000,000        71.8%
NC................................       4         29,365,540        3.3       $ 7,341,385    $15,216,680        77.4%
NV................................       4         28,963,317        3.2       $ 7,240,829    $16,904,637        72.3%
SC................................       2         27,690,822        3.1       $13,845,411    $25,900,000        55.9%
VA................................       5         25,200,789        2.8       $ 5,040,158    $10,334,434        68.3%
MD................................       2         18,775,676        2.1       $ 9,387,838    $17,120,000        79.6%
WA................................       2         18,084,455        2.0       $ 9,042,228    $14,471,606        71.0%
GA................................       4         16,456,517        1.8       $ 4,114,129    $10,527,461        76.5%
WI................................       2         14,971,010        1.7       $ 7,485,505    $ 9,551,817        78.0%
AZ................................       3         14,145,516        1.6       $ 4,715,172    $ 7,457,062        73.7%
MI................................       2         11,514,344        1.3       $ 5,757,172    $ 8,241,138        74.8%
AK................................       1          8,861,749        1.0       $ 8,861,749    $ 8,861,749        74.5%
IA................................       1          7,885,098        0.9       $ 7,885,098    $ 7,885,098        75.8%
CT................................       1          7,411,727        0.8       $ 7,411,727    $ 7,411,727        70.6%
TN................................       1          4,386,498        0.5       $ 4,386,498    $ 4,386,498        73.1%
NE................................       1          3,778,860        0.4       $ 3,778,860    $ 3,778,860        77.9%
NJ................................       1          2,196,756        0.2       $ 2,196,756    $ 2,196,756        74.5%
MO................................       1          2,153,303        0.2       $ 2,153,303    $ 2,153,303        79.8%
                                    ----------   ------------   ------------
                                       109       $899,899,355      100.0%      $ 8,255,957    $69,922,221        72.1%
                                    ==========   ============   ============

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                     LTV RATIO     TERM TO    WTD. AVG.   WTD. AVG.
                                        AT        MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
CA................................     65.0%         105        1.37x       5.668%
  Southern(3).....................     65.0%          99        1.41x       5.520%
  Northern(3).....................     64.9%         116        1.31x       5.926%
NY................................     53.9%         119        1.59x       5.857%
OR................................     55.9%         116        1.73x       5.487%
FL................................     58.8%         113        1.47x       5.771%
CO................................     64.4%         114        1.34x       5.605%
PA................................     66.6%         118        1.25x       6.028%
IL................................     64.7%         118        1.43x       5.619%
DC................................     65.6%         118        1.31x       5.875%
TX................................     53.3%         130        1.52x       5.996%
MA................................     63.2%         116        1.39x       5.912%
NC................................     55.6%         135        1.40x       5.618%
NV................................     51.4%         128        1.37x       5.738%
SC................................     55.2%          85        3.30x       4.162%
VA................................     52.9%         119        1.57x       5.729%
MD................................     62.5%         110        1.41x       5.824%
WA................................     59.8%         108        1.48x       5.682%
GA................................     57.1%         133        1.44x       5.732%
WI................................     65.8%         118        1.35x       5.750%
AZ................................     65.7%          84        1.49x       5.522%
MI................................     59.1%         118        1.39x       5.785%
AK................................     68.2%          69        1.69x       5.450%
IA................................     64.2%         118        1.41x       5.860%
CT................................     60.0%         115        1.41x       5.890%
TN................................     61.5%         117        1.62x       5.620%
NE................................     66.3%         117        1.39x       6.000%
NJ................................     57.5%         119        1.52x       5.860%
MO................................     67.0%         117        1.39x       5.570%
                                       60.0%         114        1.52X       5.688%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                    % BY
                                    NUMBER OF     AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
FL................................       7       $ 46,260,870       15.4%      $ 6,608,696    $11,986,107        73.7%
AZ................................       4         42,186,281       14.0       $10,546,570    $24,200,000        72.7%
TX................................       5         36,962,865       12.3       $ 7,392,573    $13,173,063        78.8%
DC................................       2         30,889,619       10.3       $15,444,810    $28,902,057        74.2%
CA................................       7         28,778,189        9.6       $ 4,111,170    $ 6,977,064        70.2%
  Southern (3)....................       4         14,981,689        5.0       $ 3,745,422    $ 6,193,201        70.9%
  Northern (3)....................       3         13,796,501        4.6       $ 4,598,834    $ 6,977,064        69.5%
KS................................       1         20,649,186        6.9       $20,649,186    $20,649,186        78.8%
NC................................       3         20,083,244        6.7       $ 6,694,415    $15,000,000        70.2%
DE................................       2         19,569,478        6.5       $ 9,784,739    $14,220,416        78.3%
ND................................       2         12,922,060        4.3       $ 6,461,030    $ 7,234,884        75.8%
NY................................       1          9,465,567        3.1       $ 9,465,567    $ 9,465,567        78.9%
PA................................       1          7,234,558        2.4       $ 7,234,558    $ 7,234,558        69.6%
NV................................       1          7,176,884        2.4       $ 7,176,884    $ 7,176,884        79.7%
MD................................       2          4,831,971        1.6       $ 2,415,986    $ 2,844,409        74.2%
VA................................       2          4,644,074        1.5       $ 2,322,037    $ 3,047,339        79.8%
NM................................       1          3,288,877        1.1       $ 3,288,877    $ 3,288,877        65.8%
WA................................       1          1,698,086        0.6       $ 1,698,086    $ 1,698,086        77.2%
MN................................       1          1,563,776        0.5       $ 1,563,776    $ 1,563,776        68.0%
GA................................       1          1,418,838        0.5       $ 1,418,838    $ 1,418,838        73.3%
SC................................       1          1,391,141        0.5       $ 1,391,141    $ 1,391,141        68.9%
                                        --       ------------      -----
                                        45       $301,015,567      100.0%      $ 6,689,235    $28,902,057        74.6%
                                        ==       ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                     LTV RATIO     TERM TO    WTD. AVG.   WTD. AVG.
                                        AT        MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
FL................................     58.7%         114        1.42x       5.265%
AZ................................     61.6%         110        1.37x       5.339%
TX................................     67.1%         109        1.40x       5.538%
DC................................     61.3%         117        1.45x       5.156%
CA................................     59.0%         110        1.48x       5.389%
  Southern (3)....................     58.3%         119        1.53x       5.517%
  Northern (3)....................     59.7%          99        1.42x       5.250%
KS................................     66.6%         113        1.38x       5.640%
NC................................     58.9%         121        1.38x       5.637%
DE................................     65.4%         118        1.45x       5.442%
ND................................     63.0%         118        1.54x       5.242%
NY................................     60.5%         119        1.45x       5.650%
PA................................     57.9%         118        1.89x       5.300%
NV................................     66.6%         117        1.41x       5.400%
MD................................     38.1%         211        1.26x       7.640%
VA................................     67.5%         117        1.44x       5.828%
NM................................     54.6%         117        1.60x       5.160%
WA................................     64.3%         119        1.55x       5.350%
MN................................      0.0%         178        1.17x       5.500%
GA................................     56.7%         117        1.38x       5.800%
SC................................     48.5%         197        1.13x       8.625%
                                       61.3%         116        1.43X       5.452%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                   RANGE OF DSC RATIOS FOR ALL MORTGAGE LOANS

                                                                     % BY CUT-                                          WTD. AVG.
RANGE OF                            NUMBER OF   AGGREGATE CUT-OFF     OFF DATE     AVERAGE CUT-OFF   HIGHEST CUT-OFF   CUT-OFF DATE
DSC RATIOS(X)                         LOANS       DATE BALANCE      POOL BALANCE    DATE BALANCE      DATE BALANCE      LTV RATIO
-------------                       ---------   -----------------   ------------   ---------------   ---------------   ------------
1.00-1.04.........................       3       $    8,839,562          0.7%        $ 2,946,521       $ 4,074,729         85.0%
1.05-1.09.........................       1            6,539,661          0.5         $ 6,539,661       $ 6,539,661         77.9%
1.10-1.14.........................       1            1,391,141          0.1         $ 1,391,141       $ 1,391,141         68.9%
1.15-1.19.........................       4           16,425,330          1.4         $ 4,106,332       $ 7,027,145         71.6%
1.20-1.24.........................       6           79,432,171          6.6         $13,238,695       $44,919,182         77.7%
1.25-1.29.........................       9           81,321,362          6.8         $ 9,035,707       $24,200,000         74.8%
1.30-1.34.........................      10           80,208,672          6.7         $ 8,020,867       $17,000,000         74.3%
1.35-1.39.........................      24          230,910,621         19.2         $ 9,621,276       $28,902,057         76.5%
1.40-1.44.........................      20          142,302,393         11.8         $ 7,115,120       $15,216,680         75.8%
1.45-1.49.........................      24          197,705,028         16.5         $ 8,237,709       $17,965,895         74.5%
1.50-1.54.........................      14           72,648,947          6.0         $ 5,189,211       $10,940,994         75.1%
1.55-1.59.........................      10           34,607,803          2.9         $ 3,460,780       $ 6,392,521         70.3%
1.60-1.64.........................       8           62,321,444          5.2         $ 7,790,180       $35,000,000         62.7%
1.65-1.69.........................       4           42,246,024          3.5         $10,561,506       $24,953,568         66.3%
1.70-1.74.........................       2            5,494,114          0.5         $ 2,747,057       $ 3,096,620         70.6%
1.75-1.79.........................       4           21,702,183          1.8         $ 5,425,546       $10,334,434         60.6%
1.80-1.84.........................       2           71,541,512          6.0         $35,770,756       $69,922,221         63.5%
1.85-1.89.........................       2            8,830,794          0.7         $ 4,415,397       $ 7,234,558         65.7%
1.95-1.99.........................       1            2,572,068          0.2         $ 2,572,068       $ 2,572,068         66.6%
2.15-2.19.........................       1            5,986,529          0.5         $ 5,986,529       $ 5,986,529         56.5%
2.30-3.79.........................       2           27,887,563          2.3         $13,943,781       $25,900,000         54.1%
                                       ---       --------------        -----         -----------       -----------         ----
                                       152       $1,200,914,923        100.0%        $ 7,900,756       $69,922,221         72.7%
                                       ===       ==============        =====         ===========       ===========         ====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
DSC RATIOS(X)                       MATURITY*    (MOS.)*      RATIO       RATE
-------------                       ---------   ---------   ---------   ---------
1.00-1.04.........................    10.9%        217        1.03x       7.054%
1.05-1.09.........................    65.4%        117        1.09x       5.570%
1.10-1.14.........................    48.5%        197        1.13x       8.625%
1.15-1.19.........................    36.4%        177        1.17x       6.181%
1.20-1.24.........................    62.2%        124        1.22x       5.963%
1.25-1.29.........................    63.3%        113        1.27x       5.575%
1.30-1.34.........................    63.0%        115        1.32x       5.703%
1.35-1.39.........................    63.2%        115        1.37x       5.560%
1.40-1.44.........................    63.8%        115        1.41x       5.776%
1.45-1.49.........................    63.9%        106        1.47x       5.640%
1.50-1.54.........................    64.3%        104        1.52x       5.531%
1.55-1.59.........................    57.3%        118        1.56x       5.664%
1.60-1.64.........................    52.1%        118        1.61x       5.667%
1.65-1.69.........................    56.2%        108        1.69x       5.668%
1.70-1.74.........................    59.3%        119        1.70x       5.620%
1.75-1.79.........................    49.0%        118        1.77x       5.799%
1.80-1.84.........................    53.0%        119        1.83x       5.436%
1.85-1.89.........................    53.0%        118        1.88x       5.298%
1.95-1.99.........................    55.3%        119        1.96x       5.290%
2.15-2.19.........................    46.6%        118        2.19x       5.050%
2.30-3.79.........................    53.3%         85        3.35x       4.126%
                                      ----         ---        ----        -----
                                      60.4%        115        1.49X       5.629%
                                      ====         ===        ====        =====

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              RANGE OF DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                   % BY
                                                AGGREGATE      CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
RANGE OF                          NUMBER OF    CUT-OFF DATE      GROUP 1       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
DSC RATIOS(X)                       LOANS        BALANCE         BALANCE         BALANCE         BALANCE        LTV RATIO
-------------                     ---------    ------------    ------------    ------------    ------------    ------------
1.00 - 1.04....................        3       $  8,839,562         1.0%       $ 2,946,521     $ 4,074,729         85.0%
1.05 - 1.09....................        1          6,539,661         0.7        $ 6,539,661     $ 6,539,661         77.9%
1.15 - 1.19....................        1          7,027,145         0.8        $ 7,027,145     $ 7,027,145         74.0%
1.20 - 1.24....................        6         79,432,171         8.8        $13,238,695     $44,919,182         77.7%
1.25 - 1.29....................        7         45,135,255         5.0        $ 6,447,894     $18,250,000         74.5%
1.30 - 1.34....................        8         60,373,391         6.7        $ 7,546,674     $17,000,000         74.4%
1.35 - 1.39....................       16        143,100,778        15.9        $ 8,943,799     $20,726,538         76.8%
1.40 - 1.44....................       13        101,353,869        11.3        $ 7,796,451     $15,216,680         74.8%
1.45 - 1.49....................       18        161,677,569        18.0        $ 8,982,087     $17,965,895         73.5%
1.50 - 1.54....................        9         46,033,415         5.1        $ 5,114,824     $10,940,994         75.5%
1.55 - 1.59....................        7         23,041,020         2.6        $ 3,291,574     $ 5,150,000         70.7%
1.60 - 1.64....................        5         50,333,796         5.6        $10,066,759     $35,000,000         62.5%
1.65 - 1.69....................        2         33,815,317         3.8        $16,907,659     $24,953,568         65.8%
1.70 - 1.74....................        2          5,494,114         0.6        $ 2,747,057     $ 3,096,620         70.6%
1.75 - 1.79....................        4         21,702,183         2.4        $ 5,425,546     $10,334,434         60.6%
1.80 - 1.84....................        2         71,541,512         7.9        $35,770,756     $69,922,221         63.5%
1.95 - 1.99....................        1          2,572,068         0.3        $ 2,572,068     $ 2,572,068         66.6%
2.15 - 2.19....................        1          5,986,529         0.7        $ 5,986,529     $ 5,986,529         56.5%
2.30 - 3.79....................        1         25,900,000         2.9        $25,900,000     $25,900,000         54.6%
                                     ---       ------------       -----
                                     107       $899,899,355       100.0%       $ 8,410,274     $69,922,221         72.1%
                                     ===       ============       =====

                                              WTD. AVG.
                                               STATED
                                 WTD. AVG.    REMAINING
                                    LTV        TERM TO     WTD. AVG.    WTD. AVG.
RANGE OF                         RATIO AT     MATURITY        DSC       MORTGAGE
DSC RATIOS(X)                    MATURITY*     (MOS.)*       RATIO        RATE
-------------                    ---------    ---------    ---------    ---------
1.00 - 1.04....................     10.9%        217         1.03x        7.054%
1.05 - 1.09....................     65.4%        117         1.09x        5.570%
1.15 - 1.19....................     62.1%        117         1.16x        5.570%
1.20 - 1.24....................     62.2%        124         1.22x        5.963%
1.25 - 1.29....................     62.2%        118         1.28x        5.742%
1.30 - 1.34....................     62.4%        118         1.32x        5.840%
1.35 - 1.39....................     62.9%        117         1.36x        5.655%
1.40 - 1.44....................     63.3%        114         1.41x        5.895%
1.45 - 1.49....................     63.5%        105         1.47x        5.674%
1.50 - 1.54....................     64.2%        103         1.52x        5.642%
1.55 - 1.59....................     58.7%        117         1.56x        5.862%
1.60 - 1.64....................     51.9%        116         1.61x        5.679%
1.65 - 1.69....................     57.1%        105         1.69x        5.804%
1.70 - 1.74....................     59.3%        119         1.70x        5.620%
1.75 - 1.79....................     49.0%        118         1.77x        5.799%
1.80 - 1.84....................     53.0%        119         1.83x        5.436%
1.95 - 1.99....................     55.3%        119         1.96x        5.290%
2.15 - 2.19....................     46.6%        118         2.19x        5.050%
2.30 - 3.79....................     54.6%         83         3.42x        4.040%
                                    60.0%        114         1.52X        5.688%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              RANGE OF DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DSC RATIOS(X)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
1.10 - 1.14........................      1       $  1,391,141        0.5%      $ 1,391,141    $ 1,391,141        68.9%
1.15 - 1.19........................      3          9,398,185        3.1       $ 3,132,728    $ 4,990,000        69.9%
1.25 - 1.29........................      2         36,186,107       12.0       $18,093,053    $24,200,000        75.1%
1.30 - 1.34........................      2         19,835,281        6.6       $ 9,917,641    $15,000,000        74.2%
1.35 - 1.39........................      8         87,809,843       29.2       $10,976,230    $28,902,057        75.9%
1.40 - 1.44........................      7         40,948,524       13.6       $ 5,849,789    $14,220,416        78.1%
1.45 - 1.49........................      6         36,027,459       12.0       $ 6,004,576    $ 9,465,567        79.3%
1.50 - 1.54........................      5         26,615,532        8.8       $ 5,323,106    $ 8,750,000        74.4%
1.55 - 1.59........................      3         11,566,783        3.8       $ 3,855,594    $ 6,392,521        69.5%
1.60 - 1.64........................      3         11,987,648        4.0       $ 3,995,883    $ 7,091,703        63.5%
1.65 - 1.69........................      2          8,430,707        2.8       $ 4,215,353    $ 5,687,176        68.2%
1.85 - 1.89........................      2          8,830,794        2.9       $ 4,415,397    $ 7,234,558        65.7%
2.30 - 3.79........................      1          1,987,563        0.7       $ 1,987,563    $ 1,987,563        47.3%
                                        --       ------------      -----
                                        45       $301,015,567      100.0%      $ 6,689,235    $28,902,057        74.6%
                                        ==       ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             RATIO AT    MATURITY       DSC      MORTGAGE
DSC RATIOS(X)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
1.10 - 1.14........................    48.5%        197         1.13x      8.625%
1.15 - 1.19........................    17.2%        222         1.17x      6.637%
1.25 - 1.29........................    64.6%        106         1.26x      5.367%
1.30 - 1.34........................    65.0%        108         1.32x      5.284%
1.35 - 1.39........................    63.8%        113         1.38x      5.407%
1.40 - 1.44........................    65.1%        118         1.42x      5.484%
1.45 - 1.49........................    65.7%        112         1.47x      5.486%
1.50 - 1.54........................    64.3%        107         1.52x      5.341%
1.55 - 1.59........................    54.5%        118         1.58x      5.270%
1.60 - 1.64........................    52.6%        125         1.63x      5.619%
1.65 - 1.69........................    52.5%        118         1.67x      5.121%
1.85 - 1.89........................    53.0%        118         1.88x      5.298%
2.30 - 3.79........................    35.9%        116         2.48x      5.250%
                                       61.3%        116         1.43X      5.452%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                                WTD. AVG.
                                                   AGGREGATE          % BY         AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF                             NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
LTV RATIOS(%)                          LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE         RATIO
-------------                        ---------   --------------   ------------   ------------   ------------   ------------
35.01 - 40.00......................       1      $      505,564        0.0%      $   505,564    $   505,564        38.0%
40.01 - 50.00......................       3           5,190,867        0.4       $ 1,730,289    $ 1,987,563        47.5%
50.01 - 55.00......................       3          29,332,927        2.4       $ 9,777,642    $25,900,000        54.5%
55.01 - 60.00......................      11          68,261,536        5.7       $ 6,205,594    $35,000,000        57.8%
60.01 - 65.00......................       7         114,307,387        9.5       $16,329,627    $69,922,221        63.2%
65.01 - 70.00......................      25         136,313,315       11.4       $ 5,452,533    $16,904,637        68.5%
70.01 - 75.00......................      44         264,510,483       22.0       $ 6,011,602    $24,200,000        73.4%
75.01 - 80.00......................      55         568,331,893       47.3       $10,333,307    $44,919,182        78.1%
80.01 - 86.70......................       3          14,160,951        1.2       $ 4,720,317    $ 6,977,064        84.4%
                                        ---      --------------      -----
                                        152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                        ===      ==============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
35.01 - 40.00......................     0.3%        117        1.22x       5.910%
40.01 - 50.00......................    35.3%        133        2.02x       6.307%
50.01 - 55.00......................    53.1%         81        3.18x       4.224%
55.01 - 60.00......................    42.2%        123        1.62x       5.655%
60.01 - 65.00......................    51.0%        121        1.77x       5.592%
65.01 - 70.00......................    56.6%        113        1.50x       5.639%
70.01 - 75.00......................    62.1%        113        1.43x       5.737%
75.01 - 80.00......................    65.6%        114        1.37x       5.631%
80.01 - 86.70......................    41.5%        165        1.24x       6.213%
                                       60.4%        115        1.49X       5.629%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
35.01 - 40.00......................       1      $    505,564        0.1%      $   505,564    $   505,564        38.0%
50.01 - 55.00......................       2        26,508,640        2.9       $13,254,320    $25,900,000        54.6%
55.01 - 60.00......................       9        60,790,210        6.8       $ 6,754,468    $35,000,000        57.9%
60.01 - 65.00......................       6       111,563,857       12.4       $18,593,976    $69,922,221        63.2%
65.01 - 70.00......................      18       105,917,979       11.8       $ 5,884,332    $16,904,637        68.7%
70.01 - 75.00......................      34       201,751,257       22.4       $ 5,933,860    $18,250,000        73.5%
75.01 - 80.00......................      35       385,677,962       42.9       $11,019,370    $44,919,182        78.2%
80.01 - 86.70......................       2         7,183,886        0.8       $ 3,591,943    $ 4,074,729        86.5%
                                        ---      ------------      -----
                                        107      $899,899,355      100.0%      $ 8,410,274    $69,922,221        72.1%
                                        ===      ============      =====

                                                 WTD. AVG.
                                     WTD. AVG.    STATED
                                        LTV      REMAINING
                                       RATIO      TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                                AT       MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
35.01 - 40.00......................     0.3%        117        1.22x       5.910%
50.01 - 55.00......................    53.4%         84        3.37x       4.083%
55.01 - 60.00......................    42.2%        123        1.64x       5.713%
60.01 - 65.00......................    51.3%        121        1.77x       5.599%
65.01 - 70.00......................    59.3%        107        1.49x       5.708%
70.01 - 75.00......................    62.7%        111        1.44x       5.795%
75.01 - 80.00......................    65.6%        115        1.35x       5.731%
80.01 - 86.70......................    13.4%        223        1.04x       7.100%
                                       60.0%        114        1.52X       5.688%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
40.01 - 50.00......................      3       $  5,190,867        1.7%       $1,730,289    $ 1,987,563        47.5%
50.01 - 55.00......................      1          2,824,287        0.9        $2,824,287    $ 2,824,287        53.7%
55.01 - 60.00......................      2          7,471,326        2.5        $3,735,663    $ 3,995,149        56.8%
60.01 - 65.00......................      1          2,743,531        0.9        $2,743,531    $ 2,743,531        62.4%
65.01 - 70.00......................      7         30,395,336       10.1        $4,342,191    $ 7,234,558        67.8%
70.01 - 75.00......................     10         62,759,226       20.8        $6,275,923    $24,200,000        73.1%
75.01 - 80.00......................     20        182,653,931       60.7        $9,132,697    $28,902,057        77.9%
80.01 - 82.37......................      1          6,977,064        2.3        $6,977,064    $ 6,977,064        82.4%
                                        --       ------------      -----
                                        45       $301,015,567      100.0%       $6,689,235    $28,902,057        74.6%
                                        ==       ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
40.01 - 50.00......................    35.3%        133        2.02x       6.307%
50.01 - 55.00......................    50.0%         58        1.37x       5.550%
55.01 - 60.00......................    42.2%        118        1.46x       5.183%
60.01 - 65.00......................    39.9%        119        1.66x       5.290%
65.01 - 70.00......................    47.2%        133        1.52x       5.400%
70.01 - 75.00......................    60.3%        120        1.39x       5.549%
75.01 - 80.00......................    65.6%        113        1.41x       5.421%
80.01 - 82.37......................    70.4%        105        1.46x       5.300%
                                       61.3%        116        1.43X       5.452%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                      % BY
RANGE OF                                           AGGREGATE      CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
MATURITY DATE                        NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS        BALANCE         BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   --------------   ------------   ------------   ------------   ------------
 0.00 -  5.00......................       8      $   18,578,878        1.5%      $ 2,322,360    $ 4,490,028        71.4%
 5.01 - 10.00......................       3           4,102,845        0.3       $ 1,367,615    $ 1,908,757        56.6%
15.01 - 20.00......................       1           4,990,000        0.4       $ 4,990,000    $ 4,990,000        67.8%
20.01 - 30.00......................       1           2,844,409        0.2       $ 2,844,409    $ 2,844,409        74.7%
30.01 - 40.00......................       6          14,519,731        1.2       $ 2,419,955    $ 3,476,176        60.4%
40.01 - 50.00......................      11          76,334,580        6.4       $ 6,939,507    $35,000,000        59.9%
50.01 - 55.00......................      10         147,512,090       12.3       $14,751,209    $69,922,221        62.2%
55.01 - 60.00......................      22         106,792,862        8.9       $ 4,854,221    $16,904,637        70.0%
60.01 - 65.00......................      43         312,859,462       26.1       $ 7,275,801    $28,902,057        74.5%
65.01 - 70.00......................      43         480,160,635       40.0       $11,166,526    $44,919,182        77.7%
70.01 - 75.00......................       4          32,219,431        2.7       $ 8,054,858    $11,986,107        79.3%
                                        ---      --------------      -----
                                        152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                        ===      ==============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
RANGE OF                                LTV       TERM TO    WTD. AVG.   WTD. AVG.
MATURITY DATE                        RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
 0.00 -  5.00......................     0.4%        224        1.20x       6.239%
 5.01 - 10.00......................     7.4%        117        1.24x       5.910%
15.01 - 20.00......................    17.8%        203        1.18x       5.470%
20.01 - 30.00......................    25.6%        278        1.16x       9.310%
30.01 - 40.00......................    35.3%        138        1.63x       6.133%
40.01 - 50.00......................    47.7%        118        1.65x       5.737%
50.01 - 55.00......................    53.4%        111        2.02x       5.306%
55.01 - 60.00......................    58.4%        114        1.54x       5.757%
60.01 - 65.00......................    62.5%        115        1.41x       5.568%
65.01 - 70.00......................    67.0%        111        1.37x       5.675%
70.01 - 75.00......................    71.4%         76        1.42x       5.399%
                                       60.4%        115        1.49X       5.629%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                    % BY
RANGE OF                                          AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
MATURITY DATE                        NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
 0.00 -  5.00......................       7      $ 17,015,102        1.9%      $ 2,430,729    $ 4,490,028        71.8%
 5.01 - 10.00......................       3         4,102,845        0.5       $ 1,367,615    $ 1,908,757        56.6%
30.01 - 40.00......................       1         3,109,158        0.3       $ 3,109,158    $ 3,109,158        86.1%
40.01 - 50.00......................       9        70,948,290        7.9       $ 7,883,143    $35,000,000        59.8%
50.01 - 55.00......................       7       134,307,223       14.9       $19,186,746    $69,922,221        62.1%
55.01 - 60.00......................      18        90,464,727       10.1       $ 5,025,818    $16,904,637        69.8%
60.01 - 65.00......................      31       198,781,543       22.1       $ 6,412,308    $16,482,871        74.0%
65.01 - 70.00......................      30       370,229,474       41.1       $12,340,982    $44,919,182        77.6%
70.01 - 75.00......................       1        10,940,994        1.2       $10,940,994    $10,940,994        77.9%
                                        ---      ------------      -----
                                        107      $899,899,355      100.0%      $ 8,410,274    $69,922,221        72.1%
                                        ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
RANGE OF                                LTV       TERM TO    WTD. AVG.   WTD. AVG.
MATURITY DATE                        RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
 0.00 -  5.00......................     0.5%        229        1.21x       6.307%
 5.01 - 10.00......................     7.4%        117        1.24x       5.910%
30.01 - 40.00......................    31.0%        187        1.03x       7.350%
40.01 - 50.00......................    47.7%        116        1.67x       5.724%
50.01 - 55.00......................    53.4%        112        2.07x       5.313%
55.01 - 60.00......................    58.6%        114        1.50x       5.849%
60.01 - 65.00......................    62.5%        114        1.42x       5.687%
65.01 - 70.00......................    67.1%        111        1.36x       5.733%
70.01 - 75.00......................    72.9%         55        1.52x       5.660%
                                       60.0%        114        1.52X       5.688%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                   % BY
RANGE OF                                         AGGREGATE     CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
MATURITY DATE                      NUMBER OF    CUT-OFF DATE     GROUP 2       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
LTV RATIOS(%)                        LOANS        BALANCE        BALANCE         BALANCE         BALANCE        LTV RATIO
-------------                      ---------    ------------   ------------    ------------    ------------    ------------
0.00 - 5.00......................      1        $  1,563,776        0.5%        $1,563,776     $ 1,563,776         68.0%
15.01 - 20.00....................      1           4,990,000        1.7         $4,990,000     $ 4,990,000         67.8%
20.01 - 30.00....................      1           2,844,409        0.9         $2,844,409     $ 2,844,409         74.7%
30.01 - 40.00....................      5          11,410,574        3.8         $2,282,115     $ 3,476,176         53.4%
40.01 - 50.00....................      2           5,386,290        1.8         $2,693,145     $ 3,995,149         61.0%
50.01 - 55.00....................      3          13,204,867        4.4         $4,401,622     $ 7,091,703         63.5%
55.01 - 60.00....................      4          16,328,135        5.4         $4,082,034     $ 7,234,558         70.9%
60.01 - 65.00....................     12         114,077,919       37.9         $9,506,493     $28,902,057         75.2%
65.01 - 70.00....................     13         109,931,161       36.5         $8,456,243     $20,649,186         78.1%
70.01 - 75.00....................      3          21,278,437        7.1         $7,092,812     $11,986,107         80.0%
                                      --        ------------      -----
                                      45        $301,015,567      100.0%        $6,689,235     $28,902,057         74.6%
                                      ==        ============      =====

                                                WTD. AVG.
                                                 STATED
                                   WTD. AVG.    REMAINING
RANGE OF                              LTV        TERM TO     WTD. AVG.    WTD. AVG.
MATURITY DATE                      RATIO AT     MATURITY        DSC       MORTGAGE
LTV RATIOS(%)                      MATURITY*     (MOS.)*       RATIO        RATE
-------------                      ---------    ---------    ---------    ---------
0.00 - 5.00......................     0.0%         178         1.17x        5.500%
15.01 - 20.00....................    17.8%         203         1.18x        5.470%
20.01 - 30.00....................    25.6%         278         1.16x        9.310%
30.01 - 40.00....................    36.5%         125         1.79x        5.801%
40.01 - 50.00....................    48.0%         139         1.32x        5.899%
50.01 - 55.00....................    53.7%         105         1.57x        5.238%
55.01 - 60.00....................    57.8%         118         1.71x        5.247%
60.01 - 65.00....................    62.5%         116         1.40x        5.361%
65.01 - 70.00....................    66.6%         112         1.41x        5.480%
70.01 - 75.00....................    70.6%          87         1.37x        5.265%
                                     61.3%         116         1.43X        5.452%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

     RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                  AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)                    LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   --------------   ------------   ------------   ------------   ------------
4.040 - 5.249.....................      15      $  153,144,498       12.8%      $10,209,633    $28,902,057        69.4%
5.250 - 5.499.....................      28         280,724,339       23.4       $10,025,869    $69,922,221        71.3%
5.500 - 5.749.....................      42         365,084,168       30.4       $ 8,692,480    $35,000,000        74.2%
5.750 - 5.999.....................      38         246,802,455       20.6       $ 6,494,801    $27,000,000        73.0%
6.000 - 6.249.....................      15          98,277,389        8.2       $ 6,551,826    $44,919,182        76.7%
6.250 - 6.499.....................       5          28,649,353        2.4       $ 5,729,871    $15,403,980        68.9%
6.500 - 6.749.....................       1           6,474,997        0.5       $ 6,474,997    $ 6,474,997        73.6%
6.750 - 6.999.....................       3           7,373,351        0.6       $ 2,457,784    $ 4,074,729        80.9%
7.000 - 7.249.....................       1           5,432,597        0.5       $ 5,432,597    $ 5,432,597        73.9%
7.250 - 7.499.....................       1           3,109,158        0.3       $ 3,109,158    $ 3,109,158        86.1%
8.500 - 8.749.....................       2           2,998,209        0.2       $ 1,499,105    $ 1,607,068        57.1%
9.250 - 9.499.....................       1           2,844,409        0.2       $ 2,844,409    $ 2,844,409        74.7%
                                       ---      --------------      -----
                                       152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                       ===      ==============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
MORTGAGE RATES (%)                  MATURITY*    (MOS.)*      RATIO       RATE
------------------                  ---------   ---------   ---------   ---------
4.040 - 5.249.....................    60.8%         99        1.80x       4.945%
5.250 - 5.499.....................    59.5%        115        1.54x       5.413%
5.500 - 5.749.....................    62.5%        112        1.44x       5.617%
5.750 - 5.999.....................    60.1%        119        1.43x       5.854%
6.000 - 6.249.....................    63.8%        119        1.33x       6.086%
6.250 - 6.499.....................    49.6%        130        1.44x       6.347%
6.500 - 6.749.....................    58.2%        117        1.42x       6.500%
6.750 - 6.999.....................    13.3%        206        1.14x       6.883%
7.000 - 7.249.....................    65.7%        101        1.44x       7.150%
7.250 - 7.499.....................    31.0%        187        1.03x       7.350%
8.500 - 8.749.....................    43.3%        181        1.39x       8.625%
9.250 - 9.499.....................    25.6%        278        1.16x       9.310%
                                      60.4%        115        1.49X       5.629%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % BY                                 WTD. AVG.
                                                 AGGREGATE     CUT-OFF     AVERAGE       HIGHEST      CUT-OFF    WTD. AVG.
                                                  CUT-OFF       DATE       CUT-OFF       CUT-OFF       DATE         LTV
RANGE OF                              NUMBER        DATE       GROUP 1      DATE          DATE          LTV      RATIO AT
MORTGAGE RATES(%)                    OF LOANS     BALANCE      BALANCE     BALANCE       BALANCE       RATIO     MATURITY*
-----------------                    --------   ------------   -------   -----------   -----------   ---------   ---------
4.040 - 5.249......................      6      $ 72,215,627      8.0%   $12,035,938   $25,900,000      65.4%       59.3%
5.250 - 5.499......................     10       156,550,168     17.4    $15,655,017   $69,922,221      69.1%       59.0%
5.500 - 5.749......................     29       279,480,438     31.1    $ 9,637,256   $35,000,000      73.2%       62.0%
5.750 - 5.999......................     37       245,383,617     27.3    $ 6,631,990   $27,000,000      73.0%       60.2%
6.000 - 6.249......................     14        95,230,050     10.6    $ 6,802,146   $44,919,182      76.6%       63.7%
6.250 - 6.499......................      5        28,649,353      3.2    $ 5,729,871   $15,403,980      68.9%       49.6%
6.500 - 6.749......................      1         6,474,997      0.7    $ 6,474,997   $ 6,474,997      73.6%       58.2%
6.750 - 6.999......................      3         7,373,351      0.8    $ 2,457,784   $ 4,074,729      80.9%       13.3%
7.000 - 7.249......................      1         5,432,597      0.6    $ 5,432,597   $ 5,432,597      73.9%       65.7%
7.250 - 7.499......................      1         3,109,158      0.3    $ 3,109,158   $ 3,109,158      86.1%       31.0%
                                       ---      ------------    -----
                                       107      $899,899,355    100.0%   $ 8,410,274   $69,922,221      72.1%       60.0%
                                       ===      ============    =====

                                     WTD. AVG.
                                      STATED
                                     REMAINING
                                      TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             MATURITY       DSC      MORTGAGE
MORTGAGE RATES(%)                     (MOS.)*      RATIO       RATE
-----------------                    ---------   ---------   ---------
4.040 - 5.249......................      90       2.20x        4.752%
5.250 - 5.499......................     111       1.62x        5.422%
5.500 - 5.749......................     111       1.45x        5.630%
5.750 - 5.999......................     119       1.43x        5.854%
6.000 - 6.249......................     120       1.33x        6.089%
6.250 - 6.499......................     130       1.44x        6.347%
6.500 - 6.749......................     117       1.42x        6.500%
6.750 - 6.999......................     206       1.14x        6.883%
7.000 - 7.249......................     101       1.44x        7.150%
7.250 - 7.499......................     187       1.03x        7.350%
                                        114       1.52X        5.688%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
                                                 AGGREGATE      CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
RANGE OF                           NUMBER OF    CUT-OFF DATE      GROUP 2       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
MORTGAGE RATES (%)                   LOANS        BALANCE         BALANCE         BALANCE         BALANCE        LTV RATIO
------------------                 ---------    ------------    ------------    ------------    ------------    ------------
4.950 - 5.249...................       9        $ 80,928,871        26.9%        $8,992,097     $28,902,057         72.9%
5.250 - 5.499...................      18         124,174,171        41.3         $6,898,565     $24,200,000         74.0%
5.500 - 5.749...................      13          85,603,730        28.4         $6,584,902     $20,649,186         77.4%
5.750 - 5.999...................       1           1,418,838         0.5         $1,418,838     $ 1,418,838         73.3%
6.000 - 6.249...................       1           3,047,339         1.0         $3,047,339     $ 3,047,339         79.8%
8.500 - 8.749...................       2           2,998,209         1.0         $1,499,105     $ 1,607,068         57.4%
9.250 - 9.499...................       1           2,844,409         0.9         $2,844,409     $ 2,844,409         74.7%
                                   ---------    ------------    ------------
                                      45        $301,015,567       100.0%        $6,689,235     $28,902,057         74.6%
                                   =========    ============    ============

                                               WTD. AVG.
                                                STATED
                                  WTD. AVG.    REMAINING
                                     LTV        TERM TO     WTD. AVG.    WTD. AVG.
RANGE OF                          RATIO AT     MATURITY        DSC       MORTGAGE
MORTGAGE RATES (%)                MATURITY*     (MOS.)*       RATIO        RATE
------------------                ---------    ---------    ---------    ---------
4.950 - 5.249...................    62.1%         107        1.45x         5.118%
5.250 - 5.499...................    60.0%         120        1.44x         5.402%
5.500 - 5.749...................    64.0%         112        1.41x         5.576%
5.750 - 5.999...................    56.7%         117        1.38x         5.800%
6.000 - 6.249...................    67.9%         117        1.41x         6.000%
8.500 - 8.749...................    43.3%         181        1.39x         8.625%
9.250 - 9.499...................    25.6%         278        1.16x         9.310%
                                    61.3%         116        1.43X         5.452%

---------------

*Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY
OR ANTICIPATED                                    AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                      NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                              LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----------------                   ---------   --------------   ------------   ------------   ------------   ------------
0 - 60............................       4      $   23,537,609        2.0%      $ 5,884,402    $10,940,994        74.1%
61 - 84...........................       8          92,571,647        7.7       $11,571,456    $25,900,000        68.1%
85 - 108..........................       7          98,739,228        8.2       $14,105,604    $17,120,000        74.4%
109 - 120.........................     122         954,659,990       79.5       $ 7,825,082    $69,922,221        73.0%
169 - 180.........................       2           3,170,844        0.3       $ 1,585,422    $ 1,607,068        57.3%
193 - 204.........................       1           4,990,000        0.4       $ 4,990,000    $ 4,990,000        67.8%
205 - 216.........................       1           1,391,141        0.1       $ 1,391,141    $ 1,391,141        68.9%
229 - 240.........................       5          14,935,326        1.2       $ 2,987,065    $ 4,490,028        72.6%
289 - 300.........................       1           4,074,729        0.3       $ 4,074,729    $ 4,074,729        86.7%
301 - 312.........................       1           2,844,409        0.2       $ 2,844,409    $ 2,844,409        74.7%
                                       ---      --------------      -----
                                       152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                       ===      ==============      =====

                                                WTD. AVG.
RANGE OF ORIGINAL                                STATED
TERMS TO MATURITY                   WTD. AVG.   REMAINING
OR ANTICIPATED                         LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                      RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                            MATURITY*    (MOS.)*      RATIO       RATE
-----------------                   ---------   ---------   ---------   ---------
0 - 60............................    69.2%         56        1.48x       5.520%
61 - 84...........................    62.5%         81        1.99x       4.859%
85 - 108..........................    64.8%        103        1.43x       5.572%
109 - 120.........................    61.0%        117        1.46x       5.675%
169 - 180.........................    19.6%        172        1.39x       7.084%
193 - 204.........................    17.8%        203        1.18x       5.470%
205 - 216.........................    48.5%        197        1.13x       8.625%
229 - 240.........................     7.0%        222        1.21x       6.389%
289 - 300.........................     0.0%        251        1.04x       6.910%
301 - 312.........................    25.6%        278        1.16x       9.310%
                                      60.4%        115        1.49X       5.629%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY                                                 % BY CUT-
OR ANTICIPATED                                  AGGREGATE CUT-     OFF DATE     AVERAGE CUT-   HIGHEST CUT-    WTD. AVG.
REPAYMENT DATE                      NUMBER OF      OFF DATE        GROUP 1        OFF DATE       OFF DATE     CUT-OFF DATE
(MONTHS)                              LOANS        BALANCE         BALANCE        BALANCE        BALANCE       LTV RATIO
-----------------                   ---------   --------------   ------------   ------------   ------------   ------------
  0 -  60.........................       2       $ 18,398,056         2.0%      $ 9,199,028    $10,940,994        76.5%
 61 -  84.........................       5         67,000,259         7.4       $13,400,052    $25,900,000        65.7%
 85 - 108.........................       5         79,400,688         8.8       $15,880,138    $17,120,000        73.2%
109 - 120.........................      89        716,090,296        79.6       $ 8,045,958    $69,922,221        72.4%
229 - 240.........................       5         14,935,326         1.7       $ 2,987,065    $ 4,490,028        72.6%
289 - 300.........................       1          4,074,729         0.5       $ 4,074,729    $ 4,074,729        86.7%
                                       ---       ------------       -----
                                       107       $899,899,355       100.0%      $ 8,410,274    $69,922,221        72.1%
                                       ===       ============       =====

                                                WTD. AVG.
RANGE OF ORIGINAL                                STATED
TERMS TO MATURITY                   WTD. AVG.   REMAINING
OR ANTICIPATED                         LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                      RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                            MATURITY*    (MOS.)*      RATIO       RATE
-----------------                   ---------   ---------   ---------   ---------
  0 -  60.........................    71.5%         55        1.50x       5.518%
 61 -  84.........................    60.8%         81        2.22x       4.766%
 85 - 108.........................    63.9%        102        1.44x       5.598%
109 - 120.........................    60.7%        117        1.47x       5.767%
229 - 240.........................     7.0%        222        1.21x       6.389%
289 - 300.........................     0.0%        251        1.04x       6.910%
                                      60.0%        114        1.52X       5.688%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY                                                   % BY
OR ANTICIPATED                                    AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                       NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                               LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----------------                    ---------   ------------   ------------   ------------   ------------   ------------
0 - 60.............................      2       $  5,139,553        1.7%       $2,569,776    $ 2,824,287        65.5%
61 - 84............................      3         25,571,388        8.5        $8,523,796    $11,986,107        74.3%
85 - 108...........................      2         19,338,539        6.4        $9,669,270    $12,361,475        79.5%
109 - 120..........................     33        238,569,694       79.3        $7,229,385    $28,902,057        74.8%
169 - 180..........................      2          3,170,844        1.1        $1,585,422    $ 1,607,068        57.3%
193 - 204..........................      1          4,990,000        1.7        $4,990,000    $ 4,990,000        67.8%
205 - 216..........................      1          1,391,141        0.5        $1,391,141    $ 1,391,141        68.9%
301 - 312..........................      1          2,844,409        0.9        $2,844,409    $ 2,844,409        74.7%
                                        --       ------------      -----
                                        45       $301,015,567      100.0%       $6,689,235    $28,902,057        74.6%
                                        ==       ============      =====

                                                 WTD. AVG.
RANGE OF ORIGINAL                                 STATED
TERMS TO MATURITY                    WTD. AVG.   REMAINING
OR ANTICIPATED                          LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY*    (MOS.)*      RATIO       RATE
-----------------                    ---------   ---------   ---------   ---------
0 - 60.............................    61.0%         58        1.42x       5.527%
61 - 84............................    66.9%         83        1.37x       5.103%
85 - 108...........................    68.2%        105        1.40x       5.466%
109 - 120..........................    62.1%        117        1.45x       5.400%
169 - 180..........................    19.6%        172        1.39x       7.084%
193 - 204..........................    17.8%        203        1.18x       5.470%
205 - 216..........................    48.5%        197        1.13x       8.625%
301 - 312..........................    25.6%        278        1.16x       9.310%
                                       61.3%        116        1.43X       5.452%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY
OR ANTICIPATED                                    AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                      NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                              LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   --------------   ------------   ------------   ------------   ------------
0 - 60............................       4      $   23,537,609        2.0%      $ 5,884,402    $10,940,994        74.1%
61 - 84...........................       8          92,571,647        7.7       $11,571,456    $25,900,000        68.1%
85 - 108..........................       8         104,171,825        8.7       $13,021,478    $17,120,000        74.4%
109 - 120.........................     121         949,227,393       79.0       $ 7,844,854    $69,922,221        73.0%
157 - 168.........................       1           1,607,068        0.1       $ 1,607,068    $ 1,607,068        46.9%
169 - 180.........................       1           1,563,776        0.1       $ 1,563,776    $ 1,563,776        68.0%
181 - 192.........................       2           4,764,833        0.4       $ 2,382,417    $ 3,109,158        83.6%
193 - 204.........................       2           6,381,141        0.5       $ 3,190,571    $ 4,990,000        68.0%
229 - 240.........................       3          10,170,493        0.8       $ 3,390,164    $ 4,490,028        67.5%
241 - 252.........................       1           4,074,729        0.3       $ 4,074,729    $ 4,074,729        86.7%
277 - 288.........................       1           2,844,409        0.2       $ 2,844,409    $ 2,844,409        74.7%
                                       ---      --------------      -----
                                       152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                       ===      ==============      =====

                                                WTD. AVG.
RANGE OF REMAINING                               STATED
TERMS TO MATURITY                   WTD. AVG.   REMAINING
OR ANTICIPATED                         LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                      RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                            MATURITY*    (MOS.)*      RATIO       RATE
------------------                  ---------   ---------   ---------   ---------
0 - 60............................    69.2%         56        1.48x       5.520%
61 - 84...........................    62.5%         81        1.99x       4.859%
85 - 108..........................    64.8%        102        1.43x       5.654%
109 - 120.........................    61.0%        117        1.46x       5.667%
157 - 168.........................    38.7%        167        1.61x       8.625%
169 - 180.........................     0.0%        178        1.17x       5.500%
181 - 192.........................    20.2%        187        1.03x       7.176%
193 - 204.........................    24.5%        202        1.17x       6.158%
229 - 240.........................     0.7%        239        1.30x       6.020%
241 - 252.........................     0.0%        251        1.04x       6.910%
277 - 288.........................    25.6%        278        1.16x       9.310%
                                      60.4%        115        1.49X       5.629%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY                                                  % BY
OR ANTICIPATED                                   AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                      NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                              LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
0 - 60............................       2      $ 18,398,056         2.0%     $ 9,199,028    $10,940,994        76.5%
61 - 84...........................       5        67,000,259         7.4      $13,400,052    $25,900,000        65.7%
85 - 108..........................       6        84,833,285         9.4      $14,138,881    $17,120,000        73.2%
109 - 120.........................      88       710,657,699        79.0      $ 8,075,656    $69,922,221        72.4%
181 - 192.........................       2         4,764,833         0.5      $ 2,382,417    $ 3,109,158        83.6%
229 - 240.........................       3        10,170,493         1.1      $ 3,390,164    $ 4,490,028        67.5%
241 - 252.........................       1         4,074,729         0.5      $ 4,074,729    $ 4,074,729        86.7%
                                       ---      ------------      ------
                                       107      $899,899,355       100.0%     $ 8,410,274    $69,922,221        72.1%
                                       ===      ============      ======

                                                  WTD. AVG.
RANGE OF REMAINING                                 STATED
TERMS TO MATURITY                    WTD. AVG.    REMAINING
OR ANTICIPATED                          LTV        TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT     MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY*     (MOS.)*      RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
0 - 60............................      71.5%         55        1.50x       5.518%
61 - 84...........................      60.8%         81        2.22x       4.766%
85 - 108..........................      64.0%        102        1.44x       5.697%
109 - 120.........................      60.7%        117        1.47x       5.756%
181 - 192.........................      20.2%        187        1.03x       7.176%
229 - 240.........................       0.7%        239        1.30x       6.020%
241 - 252.........................       0.0%        251        1.04x       6.910%
                                        60.0%        114        1.52X       5.688%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY                                                   % BY
OR ANTICIPATED                                   AGGREGATE      CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
REPAYMENT DATE                     NUMBER OF    CUT-OFF DATE      GROUP 2       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
(MONTHS)                             LOANS        BALANCE         BALANCE         BALANCE         BALANCE        LTV RATIO
------------------                 ---------    ------------    ------------    ------------    ------------    ------------
0 - 60..........................       2        $  5,139,553         1.7%        $2,569,776     $ 2,824,287         65.5%
61 - 84.........................       3          25,571,388         8.5         $8,523,796     $11,986,107         74.3%
85 - 108........................       2          19,338,539         6.4         $9,669,270     $12,361,475         79.5%
109 - 120.......................      33         238,569,694        79.3         $7,229,385     $28,902,057         74.8%
157 - 168.......................       1           1,607,068         0.5         $1,607,068     $ 1,607,068         46.9%
169 - 180.......................       1           1,563,776         0.5         $1,563,776     $ 1,563,776         68.0%
193 - 204.......................       2           6,381,141         2.1         $3,190,571     $ 4,990,000         68.0%
277 - 288.......................       1           2,844,409         0.9         $2,844,409     $ 2,844,409         74.7%
                                   ---------    ------------    ------------
                                      45        $301,015,567       100.0%        $6,689,235     $28,902,057         74.6%
                                   =========    ============    ============

                                               WTD. AVG.
RANGE OF REMAINING                              STATED
TERMS TO MATURITY                 WTD. AVG.    REMAINING
OR ANTICIPATED                       LTV        TERM TO     WTD. AVG.    WTD. AVG.
REPAYMENT DATE                    RATIO AT     MATURITY        DSC       MORTGAGE
(MONTHS)                          MATURITY*     (MOS.)*       RATIO        RATE
------------------                ---------    ---------    ---------    ---------
0 - 60..........................    61.0%          58         1.42x        5.527%
61 - 84.........................    66.9%          83         1.37x        5.103%
85 - 108........................    68.2%         105         1.40x        5.466%
109 - 120.......................    62.1%         117         1.45x        5.400%
157 - 168.......................    38.7%         167         1.61x        8.625%
169 - 180.......................     0.0%         178         1.17x        5.500%
193 - 204.......................    24.5%         202         1.17x        6.158%
277 - 288.......................    25.6%         278         1.16x        9.310%
                                    61.3%         116         1.43X        5.452%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

RANGE OF                                          AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
REMAINING AMORTIZATION              NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERMS(1) (MONTHS)                     LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
----------------------              ---------   --------------   ------------   ------------   ------------   ------------
85-120............................       2      $    1,114,204        0.1%      $   557,102    $   608,640        45.9%
121-132...........................       3           4,102,845        0.3       $ 1,367,615    $ 1,908,757        56.6%
145-180...........................       1           1,563,776        0.1       $ 1,563,776    $ 1,563,776        68.0%
181-192...........................       1           1,655,676        0.1       $ 1,655,676    $ 1,655,676        78.8%
193-228...........................       1           4,990,000        0.4       $ 4,990,000    $ 4,990,000        67.8%
229-264...........................      11          32,681,880        2.7       $ 2,971,080    $ 4,490,028        69.7%
265-300...........................      17         102,271,928        8.5       $ 6,015,996    $35,000,000        66.4%
301-348...........................       6          34,395,215        2.9       $ 5,732,536    $17,120,000        74.6%
349-360...........................     109         992,239,400       82.6       $ 9,103,114    $69,922,221        74.0%
Non-Amortizing....................       1          25,900,000        2.2       $25,900,000    $25,900,000        54.6%
                                       ---      --------------      -----
                                       152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                       ===      ==============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
RANGE OF                                LTV        TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION               RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1) (MONTHS)                   MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------              -----------   ---------   ---------   ---------
85-120............................       0.3%        117         1.22x      5.910%
121-132...........................       7.4%        117         1.24x      5.910%
145-180...........................       0.0%        178         1.17x      5.500%
181-192...........................       0.0%        187         1.03x      6.850%
193-228...........................      17.8%        203         1.18x      5.470%
229-264...........................      22.6%        178         1.34x      6.133%
265-300...........................      52.6%        116         1.54x      5.764%
301-348...........................      60.8%        127         1.43x      6.481%
349-360...........................      63.2%        112         1.45x      5.607%
Non-Amortizing....................      54.6%         83         3.42x      4.040%
                                        60.4%        115         1.49X      5.629%

The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans) is 347 months.
------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                  % BY CUT-
RANGE OF                                        AGGREGATE CUT-     OFF DATE     AVERAGE CUT-   HIGHEST CUT-    WTD. AVG.
REMAINING AMORTIZATION              NUMBER OF      OFF DATE        GROUP 1        OFF DATE       OFF DATE     CUT-OFF DATE
TERMS(1) (MONTHS)                     LOANS        BALANCE         BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------              ---------   --------------   ------------   ------------   ------------   ------------
 85 - 120.........................       2       $  1,114,204         0.1%      $   557,102    $   608,640        45.9%
121 - 132.........................       3          4,102,845         0.5       $ 1,367,615    $ 1,908,757        56.6%
181 - 192.........................       1          1,655,676         0.2       $ 1,655,676    $ 1,655,676        78.8%
229 - 264.........................       8         24,865,937         2.8       $ 3,108,242    $ 4,490,028        73.9%
265 - 300.........................      13         87,412,397         9.7       $ 6,724,031    $35,000,000        65.2%
301 - 348.........................       3         28,552,597         3.2       $ 9,517,532    $17,120,000        76.4%
349 - 360.........................      76        726,295,700        80.7       $ 9,556,522    $69,922,221        73.5%
Non-Amortizing....................       1         25,900,000         2.9       $25,900,000    $25,900,000        54.6%
                                    ---------   --------------   ------------
                                       107       $899,899,355       100.0%      $ 8,410,274    $69,922,221        72.1%
                                    =========   ==============   ============

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
RANGE OF                             LTV RATIO     TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION                  AT        MATURITY       DSC      MORTGAGE
TERMS(1) (MONTHS)                   MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------              -----------   ---------   ---------   ---------
 85 - 120.........................      0.3%         117        1.22x       5.910%
121 - 132.........................      7.4%         117        1.24x       5.910%
181 - 192.........................      0.0%         187        1.03x       6.850%
229 - 264.........................     18.4%         197        1.25x       6.375%
265 - 300.........................     51.9%         115        1.53x       5.799%
301 - 348.........................     66.1%         106        1.46x       5.974%
349 - 360.........................     62.9%         113        1.46x       5.694%
Non-Amortizing....................     54.6%          83        3.42x       4.040%
                                       60.0%         114        1.52X       5.688%

The weighted average remaining amortization term for all Group 1 Mortgage Loans (excluding non-amortizing loans) is 346 months.
---------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
RANGE OF                                          AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REMAINING AMORTIZATION               NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERMS(1) (MONTHS)                      LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------               ---------   ------------   ------------   ------------   ------------   ------------
145 - 180..........................      1       $  1,563,776         0.5%      $1,563,776    $ 1,563,776        68.0%
193 - 228..........................      1          4,990,000         1.7       $4,990,000    $ 4,990,000        67.8%
229 - 264..........................      3          7,815,943         2.6       $2,605,314    $ 3,476,176        56.3%
265 - 300..........................      4         14,859,531         4.9       $3,714,883    $ 9,465,567        73.4%
301 - 348..........................      3          5,842,618         1.9       $1,947,539    $ 2,844,409        65.6%
349 - 360..........................     33        265,943,700        88.3       $8,058,900    $28,902,057        75.6%
                                     ---------   ------------   ------------
                                        45       $301,015,567       100.0%      $6,689,235    $28,902,057        74.6%
                                     =========   ============   ============

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
RANGE OF                                 LTV        TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION                RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1) (MONTHS)                    MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------               -----------   ---------   ---------   ---------
145 - 180..........................       0.0%        178        1.17x       5.500%
193 - 228..........................      17.8%        203        1.18x       5.470%
229 - 264..........................      36.2%        118        1.66x       5.361%
265 - 300..........................      56.2%        118        1.57x       5.557%
301 - 348..........................      34.7%        228        1.28x       8.958%
349 - 360..........................      64.1%        112        1.42x       5.371%
                                         61.3%        116        1.43X       5.452%

The weighted average remaining amortization term for all Group 2 Mortgage Loans is 348 months.

---------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                     % BY
                                                  AGGREGATE      CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                    LOANS        BALANCE         BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   --------------   ------------   ------------   ------------   ------------
Amortizing Balloon................     111      $  695,556,207       57.9%      $ 6,266,272    $28,902,057        74.1%
Amortizing ARD....................      19         262,649,838       21.9       $13,823,676    $69,922,221        71.7%
Interest-only, Amortizing
  Balloon(2)......................      11         179,095,000       14.9       $16,281,364    $35,000,000        72.0%
Interest-only Balloon.............       1          25,900,000        2.2       $25,900,000    $25,900,000        54.6%
Fully Amortizing..................       9          23,568,878        2.0       $ 2,618,764    $ 4,990,000        70.7%
Interest-only, Amortizing
  ARD(2)..........................       1          14,145,000        1.2       $14,145,000    $14,145,000        69.0%
                                       ---      --------------      -----
                                       152      $1,200,914,923      100.0%      $ 7,900,756    $69,922,221        72.7%
                                       ===      ==============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
Amortizing Balloon................      61.6%        115       1.46x        5.675%
Amortizing ARD....................      60.9%        111       1.50x        5.632%
Interest-only, Amortizing
  Balloon(2)......................      62.6%        114       1.38x        5.623%
Interest-only Balloon.............      54.6%         83       3.42x        4.040%
Fully Amortizing..................       4.1%        220       1.20x        6.076%
Interest-only, Amortizing
  ARD(2)..........................      65.7%         94       1.48x        5.500%
                                        60.4%        115       1.49X        5.629%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest-only for a period of 6 to 54 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                   % BY
                                                 AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                    LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
Amortizing Balloon................      72      $456,278,974       50.7%      $ 6,337,208    $24,953,568        73.7%
Amortizing ARD....................      18       255,415,280       28.4       $14,189,738    $69,922,221        71.8%
Interest-only, Amortizing
  Balloon(2)......................       8       131,145,000       14.6       $16,393,125    $35,000,000        71.3%
Interest-only Balloon.............       1        25,900,000        2.9       $25,900,000    $25,900,000        54.6%
Fully Amortizing..................       7        17,015,102        1.9       $ 2,430,729    $ 4,490,028        71.8%
Interest-only, Amortizing
  ARD(2)..........................       1        14,145,000        1.6       $14,145,000    $14,145,000        69.0%
                                       ---      ------------      -----
                                       107      $899,899,355      100.0%      $ 8,410,274    $69,922,221        72.1%
                                       ===      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
Amortizing Balloon................     61.3%         114       1.47x        5.779%
Amortizing ARD....................     60.9%         111       1.49x        5.641%
Interest-only, Amortizing
  Balloon(2)......................     62.1%         115       1.41x        5.726%
Interest-only Balloon.............     54.6%          83       3.42x        4.040%
Fully Amortizing..................      0.5%         229       1.21x        6.307%
Interest-only, Amortizing
  ARD(2)..........................     65.7%          94       1.48x        5.500%
                                       60.0%         114       1.52X        5.688%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest-only for a period of 12 to 54 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                   % BY
                                                 AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER     CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                  OF LOANS      BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
Amortizing Balloon................     39       $239,277,233       79.5%      $ 6,135,314    $28,902,057        75.1%
Interest-only, Amortizing
  Balloon(2)......................      3         47,950,000       15.9       $15,983,333    $24,200,000        73.9%
Amortizing ARD....................      1          7,234,558        2.4       $ 7,234,558    $ 7,234,558        69.6%
Fully Amortizing..................      2          6,553,776        2.2       $ 3,276,888    $ 4,990,000        67.8%
                                    ---------   ------------   ------------
                                       45       $301,015,567      100.0%      $ 6,689,235    $28,902,057        74.6%
                                    =========   ============   ============

                                                   WTD. AVG.
                                                    STATED
                                     WTD. AVG.     REMAINING
                                        LTV         TERM TO     WTD. AVG.   WTD. AVG.
                                     RATIO AT      MATURITY        DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)    (MOS.)(1)      RATIO       RATE
------------------                  -----------   -----------   ---------   ---------
Amortizing Balloon................      62.1%        115          1.44x       5.479%
Interest-only, Amortizing
  Balloon(2)......................      64.1%        111          1.32x       5.340%
Amortizing ARD....................      57.9%        118          1.89x       5.300%
Fully Amortizing..................      13.5%        197          1.18x       5.477%
                                        61.3%        116          1.43X       5.452%

---------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest-only for a period of 6 to 24 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
             OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES(1)

                                                   AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY RATES (%)           LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
----------------------------         ---------   --------------   ------------   ------------   ------------   ------------
70.00 - 74.99......................       3      $   12,982,207        1.1%      $ 4,327,402    $ 6,055,668        72.2%
75.00 - 79.99......................       2           7,479,777        0.6       $ 3,739,889    $ 6,974,213        56.3%
80.00 - 84.99......................       6          57,688,159        4.8       $ 9,614,693    $17,120,000        75.4%
85.00 - 89.99......................      11          63,835,004        5.4       $ 5,803,182    $ 9,939,006        71.9%
90.00 - 94.99......................      38         329,117,380       27.6       $ 8,660,984    $44,919,182        75.4%
95.00 - 99.99......................      31         353,185,186       29.7       $11,393,071    $69,922,221        71.8%
100.00 - 100.00....................      60         366,292,776       30.8       $ 6,104,880    $35,000,000        71.7%
                                        ---      --------------      -----
                                        151      $1,190,580,489      100.0%      $ 7,884,639    $69,922,221        72.8%
                                        ===      ==============      =====

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                         LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                      RATIO AT     MATURITY       DSC      MORTGAGE
RANGE OF OCCUPANCY RATES (%)         MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------------         -----------   ---------   ---------   ---------
70.00 - 74.99......................      54.6%        118        1.44x       5.782%
75.00 - 79.99......................      45.8%        116        1.74x       5.985%
80.00 - 84.99......................      64.0%        114        1.44x       5.732%
85.00 - 89.99......................      61.5%        106        1.56x       5.467%
90.00 - 94.99......................      63.7%        113        1.38x       5.670%
95.00 - 99.99......................      60.4%        113        1.61x       5.382%
100.00 - 100.00....................      57.4%        120        1.47x       5.825%
                                         60.5%        115        1.49X       5.628%

------------------

(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement but excludes 1 Mortgage Loan secured by a hospitality property, representing 0.9% of the Cut-Off Date Pool Balance.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS
             OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES(1)

                                                AGGREGATE CUT-    % BY CUT-OFF     AVERAGE CUT-   HIGHEST CUT-    WTD. AVG.
                                    NUMBER OF      OFF DATE       DATE GROUP 1       OFF DATE       OFF DATE     CUT-OFF DATE
   RANGE OF OCCUPANCY RATES (%)       LOANS        BALANCE           BALANCE         BALANCE        BALANCE       LTV RATIO
----------------------------------  ---------   --------------   ---------------   ------------   ------------   ------------
 70.00 - 74.99....................       3       $ 12,982,207           1.5%       $ 4,327,402    $ 6,055,668        72.2%
 75.00 - 79.99....................       2          7,479,777           0.8        $ 3,739,889    $ 6,974,213        56.3%
 80.00 - 84.99....................       4         47,307,579           5.3        $11,826,895    $17,120,000        77.4%
 85.00 - 89.99....................       7         37,894,799           4.3        $ 5,413,543    $ 9,939,006        72.8%
 90.00 - 94.99....................      22        209,488,028          23.5        $ 9,522,183    $44,919,182        75.4%
 95.00 - 99.99....................      15        239,355,277          26.9        $15,957,018    $69,922,221        70.2%
100.00 - 100.00...................      53        335,057,255          37.7        $ 6,321,835    $35,000,000        71.3%
                                       ---       ------------         -----
                                       106       $889,564,922           100%       $ 8,392,122    $69,922,221        72.3%
                                       ===       ============         =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                     LTV RATIO     TERM TO    WTD. AVG.   WTD. AVG.
                                        AT        MATURITY       DSC      MORTGAGE
   RANGE OF OCCUPANCY RATES (%)     MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------------------  -----------   ---------   ---------   ---------
 70.00 - 74.99....................      54.6%        118         1.44x      5.782%
 75.00 - 79.99....................      45.8%        116         1.74x      5.985%
 80.00 - 84.99....................      66.0%        113         1.39x      5.859%
 85.00 - 89.99....................      62.8%        105         1.51x      5.606%
 90.00 - 94.99....................      65.1%        108         1.37x      5.785%
 95.00 - 99.99....................      59.4%        115         1.71x      5.385%
100.00 - 100.00...................      57.1%        119         1.48x      5.816%
                                        60.2%        114         1.51X      5.687%

------------------

(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement but excludes 1 Mortgage Loan secured by a hospitality property, representing 1.1% of the Cut-Off Date Group 1 Balance.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

          RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY RATES (%)           LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------------         ---------   ------------   ------------   ------------   ------------   ------------
 80.00 -  84.99....................      2       $ 10,380,580        3.4%       $5,190,290    $ 7,091,703        66.1%
 85.00 -  89.99....................      4         25,940,205        8.6        $6,485,051    $ 8,750,000        70.7%
 90.00 -  94.99....................     16        119,629,352       39.7        $7,476,835    $24,200,000        75.3%
 95.00 -  99.99....................     16        113,829,909       37.8        $7,114,369    $28,902,057        75.3%
100.00 - 100.00....................      7         31,235,521       10.4        $4,462,217    $12,361,475        75.2%
                                        --       ------------      -----
                                        45       $301,015,567      100.0%       $6,689,235    $28,902,057        74.6%
                                        ==       ============      =====

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                         LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                      RATIO AT     MATURITY       DSC      MORTGAGE
RANGE OF OCCUPANCY RATES (%)         MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------------         -----------   ---------   ---------   ---------
 80.00 -  84.99....................      54.7%        118        1.63x       5.153%
 85.00 -  89.99....................      59.7%        106        1.62x       5.264%
 90.00 -  94.99....................      61.2%        122        1.39x       5.469%
 95.00 -  99.99....................      62.7%        110        1.41x       5.377%
100.00 - 100.00....................      59.9%        128        1.42x       5.917%
                                         61.3%        116        1.43X       5.452%

------------------

(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)(4)

PREPAYMENT RESTRICTION                JULY-03     JULY-04     JULY-05     JULY-06     JULY-07     JULY-08     JULY-09    JULY-10
----------------------               ---------   ---------   ---------   ---------   ---------   ---------   ---------   -------
Lockout............................     99.61%      99.61%      42.73%      23.20%       1.07%       0.37%       0.37%     0.40%
Defeasance.........................      0.26%       0.26%      54.93%      69.73%      89.18%      88.92%      88.79%    87.15%
Yield Maintenance..................      0.13%       0.13%       2.34%       7.07%       9.75%      10.71%      10.84%     9.08%
Prepayment Premium.................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%     0.00%
Open...............................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%     3.37%
Total..............................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $1,200.91   $1,187.30   $1,172.08   $1,154.91   $1,136.13   $1,094.45   $1,065.55   $966.34
Percent of Cut-Off Date Pool
 Balance...........................    100.00%      98.87%      97.60%      96.17%      94.61%      91.13%      88.73%    80.47%

PREPAYMENT RESTRICTION               JULY-11   JULY-12   JULY-13
----------------------               -------   -------   -------
Lockout............................    0.14%     0.15%     5.61%
Defeasance.........................   86.95%    85.72%    59.43%
Yield Maintenance..................    9.49%    10.38%    34.96%
Prepayment Premium.................    0.00%     0.00%     0.00%
Open...............................    3.43%     3.75%     0.00%
Total..............................  100.00%   100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $930.86   $830.87   $ 21.58
Percent of Cut-Off Date Pool
 Balance...........................   77.51%    69.19%     1.80%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after July 2003, the outstanding loan balances represent less than 1.8% of the Cut-Off Date Pool Balance.

(4) Assumed yield maintenance for 2 loans where at the borrower's option, the loan can also be defeased.

        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)(4)

PREPAYMENT RESTRICTION               JULY-03   JULY-04   JULY-05   JULY-06   JULY-07   JULY-08   JULY-09   JULY-10   JULY-11
----------------------               -------   -------   -------   -------   -------   -------   -------   -------   -------
Lockout............................   99.65%    99.66%    40.29%    26.22%     0.77%     0.00%     0.00%     0.00%     0.00%
Defeasance.........................    0.35%     0.34%    56.76%    68.69%    93.92%    93.74%    93.63%    92.16%    92.01%
Yield Maintenance..................    0.00%     0.00%     2.95%     5.09%     5.31%     6.26%     6.37%     3.35%     3.41%
Prepayment Premium.................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Open...............................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     4.48%     4.58%
Total..............................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $899.90   $889.97   $878.82   $866.23   $852.44   $820.77   $797.35   $726.93   $697.08
Percent of Cut-Off Date Pool
 Balance...........................  100.00%    98.90%    97.66%    96.26%    94.73%    91.21%    88.60%    80.78%    77.46%

PREPAYMENT RESTRICTION               JULY-12   JULY-13
----------------------               -------   -------
Lockout............................    0.00%     0.00%
Defeasance.........................   91.23%    70.51%
Yield Maintenance..................    3.73%    29.49%
Prepayment Premium.................    0.00%     0.00%
Open...............................    5.03%     0.00%
Total..............................  100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $619.51   $ 12.33
Percent of Cut-Off Date Pool
 Balance...........................   68.84%     1.37%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after July 2003, the outstanding loan balances represent less than 1.4% of the Cut-Off Date Group 1 Balance.

(4) Assumed yield maintenance for 1 loan where at the borrower's option, the loan can also be defeased.

        PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)(3)(4)

PREPAYMENT RESTRICTION               JULY-03   JULY-04   JULY-05   JULY-06   JULY-07   JULY-08   JULY-09   JULY-10   JULY-11
----------------------               -------   -------   -------   -------   -------   -------   -------   -------   -------
Lockout............................   99.47%    99.46%    50.02%    14.14%     2.00%     1.47%     1.48%     1.63%     0.54%
Defeasance.........................    0.00%     0.00%    49.44%    72.86%    74.94%    74.46%    74.42%    71.91%    71.84%
Yield Maintenance..................    0.53%     0.54%     0.54%    13.00%    23.06%    24.07%    24.11%    26.46%    27.62%
Prepayment Premium.................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Open...............................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Total..............................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $301.02   $297.33   $293.26   $288.69   $283.69   $273.68   $268.19   $239.41   $233.78
Percent of Cut-Off Date Pool
 Balance...........................  100.00%    98.78%    97.42%    95.90%    94.24%    90.92%    89.10%    79.53%    77.66%

PREPAYMENT RESTRICTION               JULY-12   JULY-13
----------------------               -------   -------
Lockout............................    0.58%    13.08%
Defeasance.........................   69.57%    44.68%
Yield Maintenance..................   29.84%    42.24%
Prepayment Premium.................    0.00%     0.00%
Open...............................    0.00%     0.00%
Total..............................  100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $211.36   $  9.26
Percent of Cut-Off Date Pool
 Balance...........................   70.22%     3.08%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after July 2003, the outstanding loan balances represent less than 3.1% of the Cut-Off Date Group 2 Balance.

(4) Assumed yield maintenance for 1 loan where at the borrower's option, the loan can also be defeased.

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                  NUMBER OF                                        % OF
                                   MORTGAGE                            % OF     APPLICABLE
                                    LOANS/                            CUT-OFF    CUT-OFF                             LOAN
                       MORTGAGE   NUMBER OF              CUT-OFF       DATE        DATE                             BALANCE
                         LOAN     MORTGAGED    LOAN        DATE        POOL       GROUP           PROPERTY            PER
LOAN NAME               SELLER    PROPERTIES   GROUP     BALANCE*     BALANCE    BALANCE            TYPE            SF/UNIT
---------              --------   ----------   -----   ------------   -------   ----------   -------------------  -----------
Lloyd Center.........  Wachovia       1/1        1     $ 69,922,221     5.8%       7.8%      Retail - Anchored      $   114
One South Broad                                                                              Office - CBD
 Street..............  Wachovia       1/1        1       44,919,182     3.7        5.0%                             $    97
673 First Avenue.....  Wachovia       1/1        1       35,000,000     2.9        3.9%      Office - CBD           $    82
Hamilton House                                                                               Multifamily -
 Apartments..........  Wachovia       1/1        2       28,902,057     2.4        9.6%      Conventional           $95,073
                                                                                             Multifamily -
Irongate Apartments..  Wachovia       1/1        1       27,000,000     2.2        3.0%      Conventional           $96,429
Columbiana Station                                                                           Retail - Anchored
 Shopping Center.....  Wachovia       1/1        1       25,900,000     2.2        2.9%                             $    96
16 West 61st                                                                                 Office - CBD
 Street..............  Wachovia       1/1        1       24,953,568     2.1        2.8%                             $   223
Arrowhead Highlands                                                                          Multifamily -
 Apartments..........  Wachovia       1/1        2       24,200,000     2.0        8.0%      Conventional           $72,024
AmCap - Union &                                                                              Retail - Anchored
 Alameda.............  Nomura         1/1        1       20,726,538     1.7        2.3%                             $    86
Plaza Gardens South                                                                          Multifamily -
 Apartments..........  Citigroup      1/1        2       20,649,186     1.7        6.9%      Conventional           $82,597
                                    -----              ------------    ----
SUBTOTAL.............               10/10              $322,172,752    26.8%
                                    =====              ============    ====
2175 K Street, N.W...  Wachovia       1/1        1     $ 18,250,000     1.5%       2.0%      Office - CBD           $   181
90 & 110 South                                                                               Office - Medical
 Bedford Road........  Wachovia       1/1        1       17,965,895     1.5        2.0%                             $   149
Maryland Corporate                                                                           Office - Suburban
 Center..............  Citigroup      1/1        1       17,120,000     1.4        1.9%                             $    77
Village on the                                                                               Multifamily -
 Hill................  Wachovia       1/1        1       17,000,000     1.4        1.9%      Conventional           $92,391
Anthem Village.......  Citigroup      1/1        1       16,904,637     1.4        1.9%      Retail - Anchored      $   146
                                                                                             Mixed Use -
Riviera Plaza........  Citigroup      1/1        1       16,759,445     1.4        1.9%      Retail/Office          $   106
Georgetown Plaza.....  Citigroup      1/1        1       16,482,871     1.4        1.8%      Office - Suburban      $   117
College Grove                                                                                Retail - Anchored
 Shopping Center.....  Wachovia       1/1        1       16,281,990     1.4        1.8%                             $    84
Shoppes of Parkland..  Wachovia       1/1        1       15,968,669     1.3        1.8%      Retail - Anchored      $   110
Lowell Street........  Nomura         1/1        1       15,403,980     1.3        1.7%      Industrial - Flex      $    75
                                    -----              ------------    ----
SUBTOTAL.............               10/10              $168,137,487    14.0%
                                    =====              ============    ====
TOTAL/WTD. AVG.......               20/20              $490,310,239    40.8%
                                    =====              ============    ====

                                  WEIGHTED   WEIGHTED
                                  AVERAGE    AVERAGE
                                  CUT-OFF      LTV      WEIGHTED
                       WEIGHTED     DATE     RATIO AT   AVERAGE
                       AVERAGE      LTV      MATURITY   MORTGAGE
LOAN NAME                DSCR      RATIO      OR ARD      RATE
---------              --------   --------   --------   --------
Lloyd Center.........    1.83x      63.5%      53.0%     5.420%
One South Broad
 Street..............    1.22x      79.2%      67.5%     6.080%
673 First Avenue.....    1.60x      58.3%      48.1%     5.670%
Hamilton House
 Apartments..........    1.38x      76.1%      63.1%     5.150%
Irongate Apartments..    1.22x      78.5%      70.0%     5.800%
Columbiana Station
 Shopping Center.....    3.42x      54.6%      54.6%     4.040%
16 West 61st
 Street..............    1.69x      62.7%      53.2%     5.930%
Arrowhead Highlands
 Apartments..........    1.25x      73.3%      62.0%     5.450%
AmCap - Union &
 Alameda.............    1.36x      79.7%      67.0%     5.570%
Plaza Gardens South
 Apartments..........    1.38x      78.8%      66.6%     5.640%
                         ----      -----       ----      -----
SUBTOTAL.............    1.64X      69.5%      59.4%     5.501%
                         ====      =====       ====      =====
2175 K Street, N.W...    1.29x      73.6%      66.5%     5.960%
90 & 110 South
 Bedford Road........    1.47x      79.9%      67.6%     5.840%
Maryland Corporate
 Center..............    1.45x      79.6%      68.6%     5.725%
Village on the
 Hill................    1.31x      73.9%      66.1%     5.470%
Anthem Village.......    1.45x      68.7%      59.0%     5.420%
Riviera Plaza........    1.36x      76.2%      65.8%     5.650%
Georgetown Plaza.....    1.33x      76.7%      64.7%     5.780%
College Grove
 Shopping Center.....    1.28x      75.7%      63.2%     5.450%
Shoppes of Parkland..    1.35x      79.5%      66.9%     5.690%
Lowell Street........    1.48x      69.4%      59.9%     6.400%
                         ----      -----       ----      -----
SUBTOTAL.............    1.38X      75.4%      64.9%     5.736%
                         ====      =====       ====      =====
TOTAL/WTD. AVG.......    1.55X      71.5%      61.3%     5.582%
                         ====      =====       ====      =====

------------------

* In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

Lloyd Center

     The Loan. The Mortgage Loan (the "Lloyd Center Loan") is secured by a first mortgage encumbering the fee estate in a regional mall located in Portland, Oregon. The Lloyd Center Loan represents approximately 5.8% of the Cut-Off Date Pool Balance. The Lloyd Center Loan was originated on May 12, 2003, and has a principal balance as of the Cut-Off Date of $69,922,221. The Lloyd Center Loan, which is evidenced by a pari passu note dated May 12, 2003, is a portion of a whole loan with an original principal balance of $140,000,000. The other loan related to the Lloyd Center Loan is evidenced by a separate note dated May 12, 2003 (the "Lloyd Center Pari Passu Loan"), with an original principal balance of $70,000,000. The Lloyd Center Pari Passu Loan will not be an asset of the trust. The Lloyd Center Loan and the Lloyd Center Pari Passu Loan will be governed by an intercreditor and servicing agreement, as described in this preliminary prospectus supplement under "DESCRIPTION OF THE

MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement.

     The Lloyd Center Loan has a remaining term of 119 months to its anticipated repayment date of June 11, 2013. The Lloyd Center Loan may be prepaid on or after March 11, 2013, and permits total or partial defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is LC Portland, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lloyd Center Loan. The sponsor of the borrower is Glimcher Realty Trust ("Glimcher"). Glimcher is a fully integrated, self-administered and self-managed publicly traded REIT rated BB/Ba3 by S&P and Moody's, respectively. Glimcher owns, lease, manages, acquires and develops enclosed regional shopping malls, shopping centers and single tenant retail properties in the United States. Glimcher and its affiliates currently have interests in 71 properties in 22 states, totaling approximately 25.6 million square feet.

     The Property. The Mortgaged Property is an approximately 1,229,140 square foot regional mall situated on approximately 37.9 acres, constructed in 1960 and renovated in 1991. The Mortgaged Property is located in Portland, Oregon, within the Portland-Salem, Oregon-Washington metropolitan statistical area. As of April 25, 2003, the occupancy rate for the Mortgaged Property securing the Lloyd Center Loan was approximately 95.1%. The Mortgaged Property is anchored by a Nordstrom and a Sears, which are not part of the collateral. The largest tenant is Meier & Frank Company ("Meier & Frank"), a division of the May Department Stores Company, occupying approximately 297,050 square feet, or approximately 24.2% of the net rentable area. A full-line department store for the entire family, Meier & Frank operates 21 stores in 10 markets in the Northwest. The Meier & Frank lease expires in January 2006. As of June 2, 2003, The May Department Stores Company was rated A2 (Moody's) and A (S&P). The second largest tenant is Dollar Tree Stores, Inc. ("Dollar Tree"), occupying approximately 79,242 square feet or 6.4% of the net rentable area. Dollar Tree operates discount variety stores offering merchandise at the fixed price of $1.00. The Dollar Tree lease expires in July 2010. The third largest tenant is Lloyd Center Cinemas, occupying approximately 66,403 square feet, or approximately 5.4% of the net rentable area. Lloyd Center Cinemas is owned and operated by Regal Cinemas, which operates a cinema on one of the outparcels of the Mortgaged Property. The Lloyd Center Cinemas lease expires in December 2011.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                           % OF         NET      % OF NET
                                          ACTUAL     RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                     RENT      AREA (SF)     AREA       EXPIRATION
------                                  ----------   ---------   --------   --------------
Nordstrom (Anchor owned, not part of
  collateral).........................                130,000
Sears (Anchor owned, not part of
  collateral).........................                111,645
Meier & Frank Company.................      1.5%      297,050      24.2%     January 2006
Dollar Tree...........................      0.9%       79,242       6.4%      July 2010
Lloyd Center Cinemas (Ground Lease)...      0.8%       66,403       5.4%    December 2011
Safeway, Inc. (Ground Lease)..........      1.8%       56,415       4.6%    December 2018
Toys "R" Us...........................      1.5%       47,035       3.8%     January 2005
Marshall's............................      2.5%       37,800       3.1%     January 2004
Ross Dress For Less (Glimcher Master
  Lease)..............................      3.7%       35,516       2.9%    November 2013
Lloyd Mall Cinema 8...................      4.1%       31,179       2.5%     January 2012
Barnes & Noble........................      2.7%       27,500       2.2%     January 2012
OHSU Medical Group....................      2.3%       23,130       1.9%     January 2007
Lloyd Center Ice Rink (Ohio
  Entertainment Corp.)................      1.3%       22,034       1.8%    February 2004

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                        CUMULATIVE %
       # OF ROLLING       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL        OF ACTUAL
YEAR      LEASES      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)   RENT ROLLING(1)
----   ------------   ---------------   --------   -------------   ---------------   ---------------   ---------------
2003        15            $26.01         27,435         2.2%             2.2%              4.3%              4.3%
2004        24            $16.18        133,816        10.9%            13.1%             13.1%             17.4%
2005        16            $14.75         88,128         7.2%            20.3%              7.9%             25.3%
2006        33            $ 6.32        353,152        28.7%            49.0%             13.5%             38.8%
2007        23            $22.92         85,485         7.0%            56.0%             11.9%             50.6%
2008        14            $28.76         24,200         2.0%            57.9%              4.2%             54.9%
2009         6            $26.89         19,570         1.6%            59.5%              3.2%             58.0%
2010         9            $ 7.71         95,465         7.8%            67.3%              4.5%             62.5%
2011        18            $16.67        114,617         9.3%            76.6%             11.6%             74.1%
2012        22            $24.80        116,243         9.5%            86.1%             17.4%             91.5%
2013         5            $19.65         46,656         3.8%            89.9%              5.5%             97.0%

------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain monthly escrows of real estate taxes, insurance (unless the policies are blanket policies), ground rent and replacement reserves in the amount of $240,000 per year. In addition, the loan documents require the borrower to deposit with the mortgagee at the closing of the Lloyd Center Loan, a sum of $1,065,593 (aggregated with the corresponding amount relative to the Lloyd Center Pari Passu Loan) for tenant improvements for a total of 5 tenants representing 6.4% of the net rentable area. The loan documents also require the borrower to deposit with the mortgagee (aggregated with the corresponding amount relative to the Lloyd Center Pari Passu Loan) a sum of $660,000 per year for tenant improvements and leasing commissions. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. Glimcher Properties Limited Partnership and Glimcher Development Corporation, each an affiliate of Glimcher Realty Trust, are the property managers for the Mortgaged Property securing the Lloyd Center Loan. Glimcher Realty Trust or its affiliates currently manage approximately 25.6 million square feet of commercial space. The property manager is affiliated with the sponsor.

One South Broad Street

     The Loan. The Mortgage Loan (the "One South Broad Street Loan") is secured by a first mortgage encumbering an office building located in Philadelphia, Pennsylvania. The One South Broad Street Loan represents approximately 3.7% of the Cut-Off Date Pool Balance. The One South Broad Street Loan was originated on April 15, 2003 and has a principal balance as of the Cut-Off Date of $44,919,182.

     The One South Broad Street Loan has a remaining term of 118 months and matures on May 11, 2013. The One South Broad Street Loan may be prepaid on or after April 11, 2013 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Broad One L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One South Broad Street Loan. The sponsors are Mark Karasick and Victor Gerstein. Mr. Karasick currently owns approximately
6.8 million square feet of office and industrial space. Mr. Gerstein is a practicing real estate attorney who has participated in the acquisition of approximately 18 commercial and residential properties over the past 25 years.

     The Property. The Mortgaged Property is an approximately 464,420 square foot office building situated on approximately .5 acres in the central business district of Philadelphia, Pennsylvania, within the Philadelphia, Pennsylvania metropolitan statistical area. The property was constructed in 1932 and was renovated in 2001. As of May 12, 2003, the occupancy rate for the Mortgaged Property securing the One South Broad Street Loan was approximately 91.6%. The largest tenant is Wachovia Bank, National Association ("Wachovia") occupying approximately 218,355 square feet, or approximately 47.0% of the net rentable area. Wachovia is the fifth largest consumer bank in the United States with over 80,000 employees and approximately $341 billion in assets. The Wachovia lease expires in December 2010. As of June 9, 2003, Wachovia had senior unsecured debt ratings of Aa3 (Moody's) and A (S&P). The second largest tenant is Dorland Sweeney Jones ("Dorland") occupying approximately 32,278 square feet, or approximately 7.0% of the net rentable area. Dorland is a healthcare communications agency that advertises pharmaceutical and health specialty products. The Dorland lease expires in July 2011. The third largest tenant is Electronic Ink, Inc., ("Electronic Ink") occupying approximately 30,922 square feet, or approximately 6.7% of the net rentable area. Electronic Ink is a technology design and development company. The Electronic Ink lease expires in October 2010.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                               % OF       NET      % OF NET
                                              ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
      TENANT                                   RENT    AREA (SF)     AREA      EXPIRATION
      ------                                  ------   ---------   --------   -------------
      Wachovia..............................   50.8%    218,355      47.0%    December 2010
      Dorland Sweeney Jones.................    7.4%     32,278       7.0%      July 2011
      Electronic Ink........................    7.6%     30,922       6.7%    October 2010
      Red Tettemer..........................    6.9%     28,116       6.1%    January 2012
      Borders Books.........................    5.4%     25,000       5.4%    January 2019

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                       CUMULATIVE %
       # OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL        OF ACTUAL
YEAR     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)   RENT ROLLING(1)
----   -----------   ---------------   --------   -------------   ---------------   ---------------   ---------------
2003        1            $18.00          1,000         0.2%              0.2%             0.2%               0.2%
2004        1            $21.00          1,974         0.4%              0.6%             0.5%               0.7%
2005        2            $21.03         20,486         4.4%              5.1%             4.8%               5.5%
2006        4            $20.78         10,402         2.2%              7.3%             2.4%               7.9%
2007        0            $ 0.00              0         0.0%              7.3%             0.0%               7.9%
2008        1            $23.00          3,174         0.7%              8.0%             0.8%               8.7%
2009        0            $ 0.00              0         0.0%              8.0%             0.0%               8.7%
2010        4            $20.98        249,277        53.7%             61.6%            58.4%              67.1%
2011        3            $21.18         57,143        12.3%             74.0%            13.5%              80.7%
2012        2            $21.87         28,116         6.1%             80.0%             6.9%              87.5%
2013        1            $21.00         22,528         4.9%             84.9%             5.3%              92.8%

------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with mortgagee (i) at the closing of the One South Broad Street Loan, a sum of $362,000 for tenant rent abatements and (ii) a sum of $175,000 per year for tenant improvements and leasing commissions. In addition, the loan documents require the borrower to deposit an additional $700,000 per year, not to exceed $3.5 million in the aggregate, beginning in January, 2006, specifically for the Wachovia space rolling in December 2010. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the One South Broad Street Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x, (ii) upon the occurrence of an event of default under the loan documents, or (iii) if by June 11, 2009 Wachovia does not elect to renew its lease, the borrower must notify the property manager that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. Keystone Property Trust is the property manager for the Mortgaged Property securing the One South Broad Street Loan. Keystone Property Trust is headquartered in Pennsylvania and currently manages approximately 120 properties, totaling approximately 27 million square feet.

673 First Avenue

     The Loan. The Mortgage Loan (the "673 First Avenue Loan") is secured by a first mortgage encumbering the borrower's leasehold interest in an office property located in New York, New York. The 673 First Avenue Loan represents approximately 2.9% of the Cut-Off Date Pool Balance. The 673 First Avenue Loan was originated on February 7, 2003 and has a principal balance as of the Cut-Off Date of $35,000,000. The 673 First Avenue Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 673 First Avenue Loan has a remaining term of 115 months and matures on February 11, 2013. The 673 First Avenue Loan may be prepaid on or after November 11, 2012, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The ownership of the subject property represents a leasehold interest which has an original term (together with any extension options, whether or not currently exercised) that expires in August 2037. The ground lessor has agreed to give the holder of the 673 First Avenue Loan notice of, and the right to cure, any default or breach by the lessee.

     The Borrower. The borrower is Green 673 Realty LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 673 First Avenue Loan. The sponsor of the borrower is SL Green Realty Corporation, Inc. ("SL Green Realty"). SL Green Realty, a publicly-traded real estate investment trust ("REIT") established in 1980 by Steven Green, is a self-managed REIT specializing in property management, acquisitions, financing, development, construction and leasing. SL Green Realty currently owns and manages approximately 26 properties, totaling approximately 13 million square feet in New York City.

     The Property. The Mortgaged Property is an approximately 396,596 square foot (excluding a 30,000 square foot parking garage that is leased to a tenant) Class B office building containing ground floor retail, situated on approximately 0.8 acres, constructed in 1928, with renovations in 1989. As of January 13, 2003, the occupancy rate for the Mortgaged Property securing the 673 First Avenue Loan was 100.0%. The largest tenant is UNICEF ("UNICEF") occupying approximately 81,100 square feet, or approximately 19.0% of the net rentable area through three separate leases. UNICEF, which became a permanent part of the United Nations system in 1953, advocates the cause of children living in poverty in developing countries by striving to reduce childhood death and illness and to protect children in the midst of war and natural disaster. The UNICEF leases expire in December 2003 with 1,100 square feet expiring in December 2013. The second largest tenant is Kallir, Phillips, Ross, Inc. ("KPR, Inc."), occupying approximately 80,000 square feet, or approximately 18.8% of the net rentable area. KPR, Inc. is a full-service high-tech public relations and marketing consultation firm established in 1976 and is currently the nation's second-largest healthcare/medical agency public relations firm. The KPR, Inc. lease expires in June 2004. The third largest tenant is New York Presbyterian Hospital ("NYPH"), occupying approximately 76,000 square feet directly, or approximately 17.8% of the net rentable area. The New York-Presbyterian Healthcare System ("NYP Healthcare System") is a federation of top-quality hospitals, specialty institutes, and continuing care centers throughout New York, New Jersey and Connecticut. The NYPH original leases expire in August 2006. Including space it subleases in the building, NYPH occupies a total of approximately 189,999 square feet, or approximately 44.5% of the net rentable area.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                            % OF       NET      % OF NET
                                           ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                      RENT    AREA (SF)     AREA       EXPIRATION
------                                     ------   ---------   --------   --------------
UNICEF*..................................   20.6%    81,100       19.0%    December 2003,
                                                                           December 2013
Kallir, Phillips, Ross, Inc. ............   19.1%    80,000       18.8%      June 2004
New York Presbyterian Hospital*..........   17.6%    76,000       17.8%     August 2006
Franklin Strategic Planning*.............   12.8%    40,000        9.4%      April 2004
Republic of South Africa.................   10.6%    40,000        9.4%      April 2004
MacMillan Book Club......................   10.5%    40,000        9.4%     October 2005

---------------

* In addition to the above space, NYPH subleases an additional 113,999 square feet from other tenants within the Mortgaged Property, including 40,000 square feet from UNICEF, 24,999 square feet from Franklin Strategic Planning, 40,000 square feet from MacMillan Book Club and 9,000 square feet from Newbridge Communications making NYPH the largest tenant, when subleases are included, with 189,999 square feet, or approximately 44.5% of the net rentable area.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                        CUMULATIVE %
       # OF ROLLING       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL        OF ACTUAL
YEAR      LEASES      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)   RENT ROLLING(1)
----   ------------   ---------------   --------   -------------   ---------------   ---------------   ---------------
2003     5                $29.88         83,531        19.6%             19.6%            21.3%              21.3%
2004     6                $25.65        203,944        47.8%             67.4%            44.7%              66.0%
2005     3                $31.34         50,000        11.7%             79.1%            13.4%              79.4%
2006     2                $27.07         76,000        17.8%             96.9%            17.6%              97.0%
2007     1                $10.00            300         0.1%             97.0%             0.0%              97.0%
2008     0                $ 0.00              0         0.0%             97.0%             0.0%              97.0%
2009     0                $ 0.00              0         0.0%             97.0%             0.0%              97.0%
2010     0                $ 0.00              0         0.0%             97.0%             0.0%              97.0%
2011     1                $27.83         10,658         2.5%             99.5%             2.5%              99.6%
2012     1                $30.00          1,063         0.2%             99.7%             0.3%              99.8%
2013     1                $18.54          1,100         0.3%            100.0%             0.2%             100.0%

------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, to mitigate the near term rollover risk, the loan documents required the borrower to deposit with the mortgagee a sum of $3,000,000 at the closing of the loan, and an additional $1,000,000 per year for tenant improvements and leasing commissions, not to exceed $6,000,000 in the aggregate. The loan documents also required a $1,500,000 guarantee from the sponsor, SL Green Realty, be given relating to additional tenant improvements. The total escrow available at the end of the first year of the loan will be approximately $5,500,000, including the sponsor guarantee. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the 673 First Avenue Loan upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. SL Green Realty is the property manager for the Mortgaged Property securing the 673 First Avenue Loan. SL Green Realty currently manages approximately 13 million square feet of commercial space in New York City and has managed the Mortgaged Property since its acquisition in 1988. The property manager is affiliated with the sponsor.

Hamilton House Apartments

     The Loan. The Mortgage Loan (the "Hamilton House Apartments Loan") is secured by a first deed of trust encumbering a 304-unit multifamily complex located in Washington, DC. The Hamilton House Apartments Loan represents approximately 2.4% of the Cut-Off Date Pool Balance. The Hamilton House Apartments Loan was originated on March 13, 2003 and has a principal balance as of the Cut-Off Date of $28,902,057.

     The Hamilton House Apartments Loan has a remaining term of 117 months and matures on April 11, 2013. The Hamilton House Apartments Loan may be prepaid with the payment of a yield maintenance premium on or after May 11, 2007, and may be prepaid without penalty or premium on or after February 11, 2013.

     The Borrower. The borrower is GBSK, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton House Apartments Loan. The sponsors of the borrower are Gary Squire and Claude Keener. Mr. Squire and

Mr. Keener have been engaged in the acquisition, renovation, construction and management of residential properties in the northeast Washington, DC area since 1984, and their current portfolio consists of approximately 1,500 condominium and apartment units.

     The Property. The Mortgaged Property is a 304-unit apartment complex consisting of one ten-story high-rise building situated on approximately 0.8 acres in Washington, DC, within the Washington, DC metropolitan statistical area. The Mortgaged Property was constructed in 1965 and renovated in 1999. As of January 21, 2003, the occupancy rate for the Mortgaged Property securing the Hamilton House Apartments Loan was approximately 97.4%. Amenities located at the Mortgaged Property include a swimming pool, a 24-hour fitness center, a 24-hour front desk, an elegant lobby with four elevators, a gated entrance, a laundry facility, in-house dry cleaning service and a rooftop sun deck.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                       APPROXIMATE   APPROXIMATE    % OF NET
                              NO. OF    UNIT SIZE    NET RENTABLE   RENTABLE       ASKING
UNIT MIX                      UNITS       (SF)        AREA (SF)       AREA       RENTAL RATE
--------                      ------   -----------   ------------   --------   ---------------
Studio......................   210          465         97,650        58.0%             $1,133
1-BR/1-BA...................    87          718         62,466        37.1%             $1,739
2-BR/2-BA...................     7        1,163          8,141         4.8%             $2,615
                               ---        -----        -------       -----     ---------------
Total/Weighted Average......   304          553        168,257       100.0%    $1,341/$2.42/SF
                               ===        =====        =======       =====     ===============

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The Hamilton House Apartments Loan documents do not require a lock box account.

     Management. Keener Management is the property manager for the Mortgaged Property securing the Hamilton House Apartments Loan. Keener Management is affiliated with the sponsors of the borrower and currently manages approximately 1,500 condominium and apartment units.

Irongate Apartments

     The Loan. The Mortgage Loan (the "Irongate Apartments Loan") is secured by a first deed of trust encumbering a 280-unit multifamily complex located in Sacramento, California. The Irongate Apartments Loan represents approximately 2.2% of the Cut-Off Date Pool Balance. The Irongate Apartments Loan was originated on March 18, 2003 and has a principal balance as of the Cut-Off Date of $27,000,000. The Irongate Apartments Loan provides for interest-only payments during the first thirty months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Irongate Apartments Loan has a remaining term of 117 months and matures on April 11, 2013. The Irongate Apartments Loan may be prepaid on or after February 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Irongate Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Irongate Apartments Loan. The sponsor of the borrower is the Grupe Holding Company ("Grupe"), a Stockton, California-based developer of master planned communities and multifamily properties, which Mr. Greenlaw "Fritz" Grupe founded in 1966. Grupe has developed more than 10,000 multifamily units nationwide. The company's current holdings and developments are concentrated in northern California and include 614 multifamily units with an additional 434 units under construction. Grupe defaulted on a number of non-recourse loans in the early 1990's.

     The Property. The Mortgaged Property is a 280-unit garden-style apartment complex consisting of 19 buildings situated on approximately 13.6 acres in Sacramento, California, within the Sacramento,

California metropolitan statistical area. The Mortgaged Property was constructed in 2002. As of March 6, 2003, the occupancy rate was approximately 91.4%. Amenities located at the Mortgaged Property include a swimming pool, a business center, a clubhouse, a volleyball court, a barbeque area, a tot lot, an adjacent lakeside park, garages and covered parking.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                      APPROXIMATE   APPROXIMATE    % OF NET
                             NO. OF    UNIT SIZE    NET RENTABLE   RENTABLE        ASKING
UNIT MIX                     UNITS       (SF)        AREA (SF)       AREA        RENTAL RATE
--------                     ------   -----------   ------------   ---------   ---------------
1-BR/1-BA..................   112          771         86,352         30.9%               $950
2-BR/2-BA..................   144        1,133        163,152         58.4%             $1,295
3-BR/2-BA..................    24        1,240         29,760         10.7%             $1,425
                              ---        -----        -------        -----     ---------------
Total/Weighted Average.....   280          997        279,264        100.0%    $1,168/$1.17/SF
                              ===        =====        =======        =====     ===============

     Escrows. The Irongate Apartments Loan documents provide for the escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The Irongate Apartments Loan documents do not require a lock box account.

     Management. The Mortgaged Property is managed by Grupe Management, an affiliate of the Borrower. Grupe Management currently manages approximately 10,000 units that the Grupe Holding Company has developed nationwide, including approximately 614 units in Sacramento, California. The property manager is affiliated with the sponsor.

Columbiana Station Shopping Center

     The Loan. The Mortgage Loan (the "Columbiana Station Shopping Center Loan") is secured by a first mortgage encumbering an anchored retail center located in Columbia, South Carolina. The Columbiana Station Shopping Center Loan represents approximately 2.2% of the Cut-Off Date Pool Balance. The Columbiana Station Shopping Center Loan was originated on June 3, 2003 and has a principal balance as of the Cut-Off Date of $25,900,000. The Columbiana Station Shopping Center Loan provides for interest-only payments for the length of the loan term.

     The Columbiana Station Shopping Center Loan has a remaining term of 83 months and matures on June 11, 2010. The Columbiana Station Shopping Center Loan may be prepaid with the payment of a yield maintenance premium on or after August 11, 2005, and may be prepaid without penalty or premium on or after April 11, 2010.

     The Borrower. The borrower is Inland Southeast Columbiana, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Columbiana Station Shopping Center Loan. The sponsor of the borrower is Inland Retail Real Estate Trust, Inc. ("IRRTI"). IRRTI is a closely held real estate investment trust with more than 35 years of experience. The IRRTI portfolio currently consists of approximately 8.5 million square feet of commercial real estate with management of approximately 22 million square feet commercial space and approximately 15,500 apartment units.

     The Property. The Mortgaged Property is an approximately 270,187 square foot anchored retail center situated on approximately 36.0 acres and constructed between 1999 and 2001. The Mortgaged Property is located in Columbia, South Carolina, within the Columbia, South Carolina metropolitan statistical area. As of April 17, 2003, the occupancy rate for the Mortgaged Property securing the Columbiana Station Shopping Center Loan was approximately 97.5%. The largest tenant is Dick's Sporting Goods, Inc. ("Dick's") occupying approximately 45,741 square feet, or approximately 16.9% of the net rentable area. Dick's is a sporting goods retailer of brand name sporting goods equipment, apparel and footwear. The Dick's lease expires in January 2016. The second largest tenant is Goody's Family Clothing,

Inc. ("Goody's"), occupying approximately 45,500 square feet, or approximately 16.8% of the net rentable area. Goody's retails moderately-priced apparel for men, women and children. The Goody's lease expires in May 2016. The third largest tenant is Circuit City Stores, Inc. ("Circuit City"), occupying approximately 28,446 square feet, or approximately 10.5% of the net rentable area. Circuit City is a specialty retailer of brand name consumer electronics, personal computers, entertainment software, and other products. The Circuit City lease expires in January 2020.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                           % OF                     % OF NET
                                          ACTUAL     NET RENTABLE   RENTABLE   DATE OF LEASE
TENANT                                     RENT       AREA (SF)       AREA      EXPIRATION
------                                  ----------   ------------   --------   -------------
Dick's................................     12.9%        45,741        16.9%    January 2016
Goody's...............................     10.9%        45,500        16.8%      May 2016
Circuit City..........................      9.5%        28,446        10.5%    January 2020
Petsmart..............................      8.0%        26,160         9.7%    January 2015
Michael's Stores......................      6.1%        25,020         9.3%    February 2010

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                       CUMULATIVE %
       # OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL        OF ACTUAL
YEAR     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)   RENT ROLLING(1)
----   -----------   ---------------   --------   -------------   ---------------   ---------------   ---------------
2003        0            $    0              0         0.0%             0.0%              0.0%              0.0%
2004        1            $18.00          6,300         2.3%             2.3%              2.9%              2.9%
2005       11            $22.78         20,442         7.6%             9.9%             11.9%             14.8%
2006        2            $41.04          1,340         0.5%            10.4%              1.4%             16.2%
2007        1            $28.00          1,163         0.4%            10.8%              0.8%             17.1%
2008        1            $28.00          1,200         0.4%            11.3%              0.9%             17.9%
2009        2            $18.14         15,488         5.7%            17.0%              7.2%             25.1%
2010        2            $13.94         29,651        11.0%            28.0%             10.6%             35.7%

------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents do not require escrows. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The Columbiana Station Shopping Center Loan documents do not require a lock box account.

     Management. Inland Mid-Atlantic Management Corp. is the property manager for the Mortgaged Property securing the Columbiana Station Shopping Center Loan. The company currently manages approximately 24 properties containing approximately 2.3 million square feet of retail space in North & South Carolina, Virginia, Maryland and Pennsylvania.

16 West 61st Street

     The Loan. The Mortgage Loan (the "16 West 61st Street Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 16 West 61st Street Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The 16 West 61st Street Loan was originated on April 22, 2003 and has a principal balance as of the Cut-Off Date of $24,953,568.

     The 16 West 61st Street Loan has a remaining term of 118 months and matures on May 11, 2013. The 16 West 61st Street Loan may be prepaid on or after March 11, 2013 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is 16 Lincoln Square LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 16 West 61st Street Loan. The sponsors are Kenneth Carmel, Andrew G. Roos, and Jerome M. Cohen. The sponsors are principals of GVA Williams Real Estate, one of New York City's oldest full-service real estate companies.

     The Property. The Mortgaged Property is an approximately 112,080 square foot office building, with ground level retail space, situated on approximately
0.3 acres in the central business district of New York, New York, within the New York-Northern New Jersey-Long Island metropolitan statistical area. The property was constructed in 1924 and was renovated in 2002. As of April 1, 2003, the occupancy rate for the Mortgaged Property securing the 16 West 61st Street Loan was 100.0%. The largest tenant is New York Institute of Technology ("NYIT") occupying approximately 60,000 square feet, or approximately 53.5% of the net rentable area. NYIT provides career-oriented and professional education that offers opportunity to all qualified students to support applications-oriented research. The NYIT lease expires in June 2018. The second largest tenant is the City of New York Parks & Recreation department ("CNYPR") occupying approximately 34,580 square feet, or approximately 30.9% of the net rentable area. CNYPR has had their Manhattan headquarters at the Mortgaged Property for over 20 years. CNYPR's lease expires in April 2012. The third largest tenant is Eastern Mountain Sports ("EMS") occupying approximately 17,500 square feet, or approximately 15.6% of the net rentable area. EMS, founded in 1967, has grown into one of the nation's leading outdoor specialty retailers, with more than 80 retail stores, as well as a significant online presence. EMS is currently based in Peterborough, New Hampshire. The EMS lease expires in January 2006.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                              % OF       NET      % OF NET
                                             ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                        RENT    AREA (SF)     AREA      EXPIRATION
------                                       ------   ---------   --------   -------------
New York Institute of Technology...........   52.2%    60,000       53.5%     June 2018
City of New York Parks & Recreation........   33.5%    34,580       30.9%     April 2012
Eastern Mountain Sports....................   14.3%    17,500       15.6%    January 2006

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                       CUMULATIVE %
       # OF LEASES       WA BASE       TOTAL SF    % OF TOTAL     CUMULATIVE % OF     % OF ACTUAL        OF ACTUAL
YEAR     ROLLING     RENT/SF ROLLING   ROLLING    SF ROLLING(1)    SF ROLLING(1)    RENT ROLLING(1)   RENT ROLLING(1)
----   -----------   ---------------   --------   -------------   ---------------   ---------------   ---------------
2003        0            $ 0.00              0         0.0%             0.0%              0.0%              0.0%
2004        0            $ 0.00              0         0.0%             0.0%              0.0%              0.0%
2005        0            $ 0.00              0         0.0%             0.0%              0.0%              0.0%
2006        1            $38.49         17,500        15.6%            15.6%             14.3%             14.3%
2007        0            $ 0.00              0         0.0%            15.6%              0.0%             14.3%
2008        0            $ 0.00              0         0.0%            15.6%              0.0%             14.3%
2009        0            $ 0.00              0         0.0%            15.6%              0.0%             14.3%
2010        0            $ 0.00              0         0.0%            15.6%              0.0%             14.3%
2011        0            $ 0.00              0         0.0%            15.6%              0.0%             14.3%
2012        1            $45.65         34,580        30.9%            46.5%             33.5%             47.8%
2013        0            $ 0.00              0         0.0%            46.5%              0.0%             47.8%

------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents required the borrower to deposit with mortgagee at the closing of the 16 West 61st Street Loan, a sum of $660,000, which will be used to reimburse NYIT for work to be completed on its space (the "TI Reimbursement Escrow"). The TI Reimbursement Escrow will be released once the mortgagee receives satisfactory evidence that the work has been satisfactorily completed pursuant to the terms and conditions of the lease. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. On April 30, 2011, twelve months prior to the expiration of the City of New York Parks & Recreation lease, the Borrower will be required to post a letter of credit ("LOC") in the amount of $800,000. If the LOC is not posted, or at any time during the term of the 16 West 61st Street Loan upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account. The lock box will terminate if the City of New York Parks & Recreation lease is renewed or an acceptable replacement tenant takes occupancy and begins paying rent.

     Management. Williams Real Estate Co. Inc., and Williams U.S.A. Realty Services, Inc. are the property managers for the Mortgaged Property. Both are related entities of the borrower and of the sponsor, GVA Williams Real Estate, which is in the field of property management, providing a full range of services to individual building owners, as well as institutional clients. It currently manages a portfolio of approximately 15.0 million rentable square feet for both individual and corporate clients.

Arrowhead Highlands Apartments

     The Loan. The Mortgage Loan (the "Arrowhead Highlands Apartments Loan") is secured by a first deed of trust encumbering a 336-unit multifamily complex located in Glendale, Arizona. The Arrowhead Highlands Apartments Loan represents approximately 2.0% of the Cut-Off Date Pool Balance. The Arrowhead Highlands Apartments Loan was originated on March 31, 2003 and has a principal balance as of the Cut-Off Date of $24,200,000. The Arrowhead Highlands Apartments Loan provides for interest-only payments for the first six months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Arrowhead Highlands Apartments Loan has a remaining term of 117 months and matures on April 11, 2013. The Arrowhead Highlands Apartments Loan may be prepaid without penalty or premium on or after November 11, 2012, and permits either defeasance with United States government obligations or prepayment subject to the payment of a yield maintenance premium, beginning three years after its first payment date.

     The Borrower. The borrower is Arrowhead Highlands L.L.C., a special purpose entity. The sponsors are Scott Taylor and Jeff Mark, the principals in Mark-Taylor Residential, which they founded in 1992. Mark-Taylor Residential is the largest builder/developer of multi-family projects in Arizona. Mr. Taylor has been involved in the real estate business since 1990. Mr. Mark has been a developer for more than 20 years and has built in excess of 15,000 units during his career. Since its inception, Mark-Taylor Residential has opened and leased 23 new properties totaling approximately 7,000 units.

     The Property. The Mortgaged Property is a 336-unit, Class A, garden-style apartment complex consisting of 39 buildings situated on approximately 22.5 acres in Glendale, Arizona, within the Phoenix, Arizona metropolitan statistical area and constructed in 2001. As of March 1, 2003, the occupancy rate for the Mortgaged Property securing the Arrowhead Highlands Apartments Loan was approximately 92.3%. Amenities located at the Mortgaged Property include a personal concierge service, 24-hour fitness center, sauna, swimming pool and clubhouse.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                       APPROXIMATE   APPROXIMATE    % OF NET
                              NO. OF    UNIT SIZE    NET RENTABLE   RENTABLE      ASKING
UNIT MIX                      UNITS       (SF)        AREA (SF)       AREA      RENTAL RATE
--------                      ------   -----------   ------------   --------   -------------
1-BR/1-BA...................    44          774         34,056        10.0%            $ 750
1-BR/1-BA...................    60          924         55,440        16.3               868
2-BR/2-BA...................    79          976         77,104        22.7               880
2-BR/2-BA...................   113        1,059        119,667        35.3               951
3-BR/2-BA...................    40        1,323         52,920        15.6             1,170
                               ---        -----        -------       -----     -------------
Total/Weighted Average......   336        1,009        339,187       100.0%    $932/$0.92/SF
                               ===        =====        =======       =====     =============

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The Arrowhead Highlands Apartments Loan documents do not require a lock box account.

     Management. Mark-Taylor Residential is the property manager for the Mortgaged Property securing the Arrowhead Highlands Apartments Loan. The company manages Mark-Taylor Residential's 23 properties (approximately 7,000 units) as well as approximately 3,500 units owned and/or built by organizations unrelated to Mark-Taylor Residential. The property manager is affiliated with the sponsors.

AmCap--Union & Alameda

     The Loan. The Mortgage Loan (the "AmCap--Union & Alameda Loan") is secured by a first deed of trust encumbering an anchored retail center located in Lakewood, Colorado. The AmCap--Union & Alameda Loan represents approximately 1.7% of the Cut-Off Date Pool Balance. The AmCap--Union & Alameda Loan was originated on March 12, 2003 and has a Cut-Off Date Balance of $20,726,538.

     The AmCap--Union & Alameda Loan has a remaining term of 117 months to its anticipated repayment date of April 11, 2013. The AmCap--Union & Alameda Loan may be prepaid on or after May 11, 2010, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is ADLP--U&A, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AmCap--Union & Alameda Loan. The sponsor is Jay Kaiser, president of AmCap Incorporated, a privately held company. Jay Kaiser is also the sponsor for three other AmCap mortgage loans (AmCap--84th & Pecos, AmCap--Jewell & Wadsworth and AmCap--Gerbes Center) included in the trust. AmCap Incorporated, founded in 1979, is headquartered in Stamford, Connecticut, and is the owner and operator of income-producing real estate nationwide totaling nearly 3,000,000 square feet.

     The Property. The Mortgaged Property is an approximately 239,636 square foot shopping center situated on approximately 24 acres in Lakewood, Colorado, within the Denver, Colorado metropolitan statistical area. The property was constructed in 1978 and was renovated in 1998. As of May 20, 2003, the occupancy rate for the Mortgaged Property securing the AmCap--Union & Alameda Loan was approximately 97.6%. The largest tenant is King Soopers ("King Soopers") occupying approximately 71,220 square feet, or approximately 29.7% of the net rentable area. King Soopers is the largest grocery store chain in the Denver area and has been operating in the Denver area for over 70 years. King Soopers is a wholly owned subsidiary of Kroger, Inc., which as of April 15, 2003, had a senior unsecured debt rating of "Baa3" (Moody's) and "BBB-" (S&P). The King Soopers lease expires in January 2006. King Soopers has three five-year renewal options at its current rent of $4.82 per square foot. The second largest tenant is 24 Hour Fitness ("24 Hour Fitness") occupying approximately 42,161 square feet, or approximately 17.6% of the net rentable area. 24 Hour Fitness was founded in 1983 and is the world's largest privately owned and operated fitness center chain. It currently has over
2.7 million members in over 300 clubs in the United States, Asia and Europe. The 24 Hour Fitness lease expires in January 2015. The third largest tenant is Ace Hardware, ("Ace Hardware") occupying approximately 32,000 square feet, or approximately 13.4% of the net rentable area. Ace Hardware was founded in 1924 and has grown into one of the nation's leading dealer-owned hardware cooperatives. Ace Hardware has over 5,100 stores in 50 states and 62 countries. The Ace Hardware lease expires in March 2006.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                          NET        % OF NET
                                         % OF GROSS     RENTABLE     RENTABLE   DATE OF LEASE
TENANT                                    REVENUE      AREA (SF)       AREA      EXPIRATION
------                                   ----------   ------------   --------   -------------
King Soopers...........................    21.0%         71,220       29.7%     January 2006
24 Hour Fitness........................    25.2%         42,161       17.6%     January 2015
Ace Hardware...........................     4.9%         32,000       13.4%      March 2006
ICG Telecom............................    11.9%         17,018        7.1%      April 2004
Bank Of Nova Scotia....................    10.2%         16,808        7.0%       June 2009

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                        % OF TOTAL          CUMULATIVE %
       # OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF       BASE RENTAL       OF TOTAL RENTAL
YEAR     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    REVENUES ROLLING(1)   REVENUES ROLLING
----   -----------   ---------------   --------   -------------   ---------------   -------------------   ----------------
2003        1            $19.00          5,370         2.2%             2.2%                4.7%                 4.7%
2004        4            $12.73         20,318         8.5%            10.7%               12.0%                16.7%
2005        4            $18.79          6,725         2.8%            13.5%                5.9%                22.5%
2006        9            $ 5.56        116,758        48.7%            62.3%               30.1%                52.6%
2007        3            $13.25          9,830         4.1%            66.4%                6.0%                58.6%
2008        1            $18.50          1,400         0.6%            66.9%                1.2%                59.8%
2009        1            $ 9.87         16,808         7.0%            74.0%                7.7%                67.5%
2010        2            $12.87         14,438         6.0%            80.0%                8.6%                76.1%
2011        0            $ 0.00              0         0.0%            80.0%                0.0%                76.1%
2012        0            $ 0.00              0         0.0%            80.0%                0.0%                76.1%
2013        0            $ 0.00              0         0.0%            80.0%                0.0%                76.1%

------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with mortgagee, a sum of $10,526 per month for tenant improvements and leasing commissions should the reserve fall below the cap of $200,000, which was taken at the closing of the AmCap--Union & Alameda loan. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the AmCap--Union & Alameda Loan, (i) upon the occurrence of an event of default under the loan documents, or (ii) one month prior to the anticipated repayment date, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. AmCap Properties, Inc is the property manager for the Mortgaged Property securing the AmCap--Union & Alameda Loan. Established in 1979, AmCap Properties, Inc., which is headquartered in Stamford, Connecticut, has developed a network of institutional and private commercial real estate developers and owners who rely on AmCap Properties, Inc. for third party leasing and management. AmCap Properties, Inc. currently has a leasing and/or management portfolio of nearly 4,000,000 square feet. The property manager is affiliated with the sponsor.

Plaza Gardens South Apartments

     The Loan. The Mortgage Loan (the "Plaza Gardens South Apartments Loan") is secured by a first mortgage encumbering a 250-unit multifamily complex located in Overland Park, Kansas. The Plaza Gardens South Apartments Loan represents approximately 1.7% of the Cut-Off Date Pool Balance. The Plaza Gardens South Apartments Loan was originated on November 14, 2002 and has a principal balance as of the Cut-Off Date of $20,649,186.

     The Plaza Gardens South Apartments Loan has a remaining term of 113 months and matures on December 1, 2012. The Plaza Gardens South Apartments Loan may be prepaid on or after November 1, 2012, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Plaza Gardens South of Overland Park, Inc., a special purpose entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Plaza Gardens South Apartments Loan. The sponsor is Michael G. Schlup. Mr. Schlup has over 15 years experience in real estate development, construction and management having developed over 1,000 single family homes, townhomes and apartment units. In 1993, Mr. Schlup pleaded guilty to eight counts of conspiracy to commit fraud and filing false statements on loan and credit applications. At no time did Mr. Schlup file for bankruptcy protection nor were any properties owned by Mr. Schlup subject to foreclosure or deed-in-lieu.

     The Property. The Mortgaged Property is a 250-unit garden-style apartment complex consisting of 29 buildings situated on approximately 25.7 acres in Overland Park, Kansas, within the Kansas City, Kansas metropolitan statistical area and constructed in 2002. As of April 1, 2003, the occupancy rate for the Mortgaged Property securing the Plaza Gardens South Apartments Loan was approximately 97.2%. Amenities located at the Mortgaged Property include a large clubhouse, outdoor swimming pool and hot tub, a 20-seat theatre, workout facility, racquetball court, two tanning beds, steam room, a library with a computer with internet access, basketball courts, putting greens and playground areas. Unit amenities include patios/balconies, a brick fireplace, marble, ceramic, and vinyl floors, a full size washer and dryer, a Jacuzzi tub, a ceiling fan, a microwave, a dishwasher and disposal, a large stove, a central vacuum cleaning system and walk-in closets.

     The following table presents information relating to the unit configuration at the Mortgaged Property:

                                      APPROXIMATE   APPROXIMATE    % OF NET
                             NO. OF    UNIT SIZE    NET RENTABLE   RENTABLE        ASKING
UNIT MIX                     UNITS       (SF)        AREA (SF)       AREA       RENTAL RANGE
--------                     ------   -----------   ------------   --------   ----------------
1-BR/1-BA..................    77          856         65,912         23.2%        $605-$1,150
2-BR/2-BA..................   135        1,170        157,950         55.7%        $600-$1,312
3-BR/2-BA..................    38        1,573         59,774         21.1%        $810-$1,575
                              ---        -----        -------       ------    ----------------
Total/Weighted Average.....   250        1,139        283,636       100.00%   $ 1,075/$0.94/SF
                              ===        =====        =======       ======    ================

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the borrower deposited with mortgagee, at the closing of the Plaza Gardens South Apartments Loan, a sum of $900,000, to be released when certain earnout conditions are satisfied. These conditions include achieving a 90% physical occupancy and a 1.20x DSCR using an 8.0% constant for nine consecutive months. The loan is recourse to the Borrower until these reserve release conditions are achieved. If the earnout conditions are not satisfied on or before 30 months after the closing, the $900,000 will become a permanent debt service reserve. See Annex A-3 to this preliminary prospectus supplement for information regarding escrow reserves.

     Lock Box Account.  The loan documents do not require a lock box account.

     Management. Schlup Investments, Inc. is the property manager for the Mortgaged Property securing the Plaza Gardens South Apartments Loan. The property manager is affiliated with the sponsor.

2175 K Street, N.W.

-------------------------------------------------------
                  PROPERTY INFORMATION
 Number of Mortgaged Real Properties...               1
 Location (City, State)................  Washington, DC
 Property Type.........................          Office
 Size (SF).............................         100,837
 Occupancy as of March 31, 2003........           97.5%
 Year Built............................            1980
 Appraisal Value.......................     $24,800,000
 Underwritten Occupancy................           92.5%
 Underwritten Revenues.................      $3,189,042
 Underwritten Total Expenses...........      $1,357,745
 Underwritten Net Operating Income
  (NOI)................................      $1,831,297
 Underwritten Net Cash Flow (NCF)......      $1,692,589
--------------------------------------------------------

--------------------------------------------------------
                MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................     Wachovia
 Cut-Off Date Balance......................  $18,250,000
 Percentage of Cut-Off Date Pool Balance...         1.5%
 Cut-off Date Loan Balance Per SF..........         $181
 Number of Mortgage Loans..................            1
 Type of Security..........................          Fee
 Mortgage Rate.............................       5.960%
 Original Term/Amortization................      120/360
 Remaining Term/Amortization...............      118/360
 Cut-Off Date LTV..........................        73.6%
 Maturity Date LTV.........................        66.5%
 Underwritten DSCR on NOI..................        1.40x
 Underwritten DSCR on NCF..................        1.29x
--------------------------------------------------------

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                      % OF       NET      % OF NET
                                                     ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
      TENANT                                          RENT    AREA (SF)     AREA       EXPIRATION
      ------                                         ------   ---------   --------   --------------
      U.S. Chemical Safety & Hazard Investigation
        Board......................................  20.2%     19,116      19.0%     September 2010
      The George Washington University.............  18.9%     17,962      17.8%     December 2005
      Cameron McKenna LLP..........................  12.9%     11,841      11.7%      October 2003
      McCarthy, Sweeney & Harkaway.................   7.8%      7,380       7.3%        May 2010
      The Medical Society of D.C. .................   7.7%      7,296       7.2%      October 2008
      U.S. Hispanic Chamber of Commerce............   5.4%      5,882       5.8%       April 2010

90 & 110 South Bedford Road

-------------------------------------------------------
                 PROPERTY INFORMATION
 Number of Mortgaged Real
   Properties........................                1
 Location (City, State)..............  Mount Kisco, NY
 Property Type.......................           Office
 Size (SF)...........................          120,211
 Occupancy as of March 21, 2003......           100.0%
 Year Built/Year Renovated...........        1975/1996
 Appraisal Value.....................      $22,500,000
 Underwritten Occupancy..............            95.0%
 Underwritten Revenues...............       $3,438,240
 Underwritten Total Expenses.........       $1,386,213
 Underwritten Net Operating Income
   (NOI).............................       $2,052,026
 Underwritten Net Cash Flow (NCF)....       $1,874,533
-------------------------------------------------------

---------------------------------------------------------
                MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................     Wachovia
 Cut-Off Date Balance......................  $17,965,895
 Percentage of Cut-Off Date Pool Balance...         1.5%
 Cut-off Date Loan Balance Per SF..........         $149
 Number of Mortgage Loans..................            1
 Type of Security..........................          Fee
 Mortgage Rate.............................       5.840%
 Original Term/Amortization................      120/360
 Remaining Term/Amortization...............      118/358
 Cut-Off Date LTV..........................        79.9%
 Maturity Date LTV.........................        67.6%
 Underwritten DSCR on NOI..................        1.61x
 Underwritten DSCR on NCF..................        1.47x
---------------------------------------------------------

     The following table presents information relating to all four tenants at the Mortgaged Property:

                                            % OF       NET      % OF NET
                                           ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                      RENT    AREA (SF)     AREA      EXPIRATION
------                                     ------   ---------   --------   -------------
Mount Kisco Medical Group................  81.9%     101,385     84.3%      April 2033
Merrill Lynch............................   9.8%       9,721      8.1%     November 2004
Northern Westchester Cardiac
  Rehabilitation.........................   5.0%       5,605      4.7%     October 2005
The Therapy Center.......................   3.4%       3,500      2.9%       June 2004

Maryland Corporate Center

------------------------------------------------------
PROPERTY INFORMATION
 Number of Mortgaged Real Properties.....            1
 Location (City, State)..................   Lanham, MD
 Property Type...........................       Office
 Size (SF)...............................      223,521
 Occupancy as of April 30, 2003..........        83.0%
 Year Built..............................    1984-1989
 Appraised Value.........................  $21,500,000
 Underwritten Occupancy..................        82.6%
 Underwritten Revenues...................   $3,637,368
 Underwritten Total Expenses.............   $1,543,310
 Underwritten Net Operating Income
   (NOI).................................   $2,094,058
 Underwritten Net Cash Flow (NCF)........   $1,779,640
------------------------------------------------------

---------------------------------------------------------
MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................     Citigroup
 Cut-Off Date Balance......................   $17,120,000
 Percentage of Cut-Off Date Pool Balance...          1.4%
 Cut-Off Date Loan Balance Per SF..........           $77
 Number of Mortgage Loans..................             1
 Type of Security..........................           Fee
 Mortgage Rate.............................        5.725%
 Original Term/Amortization................       108/336
 Remaining Term/Amortization...............       103/336
 Cut-Off Date LTV..........................         79.6%
 Maturity Date LTV.........................         68.6%
 Underwritten DSCR on NOI..................         1.71x
 Underwritten DSCR on NCF..................         1.45x
---------------------------------------------------------

     The following table presents information relating to major tenants at the Mortgaged Property:

                                        % OF GROSS      NET      % OF NET
                                        POTENTIAL    RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                     RENT      AREA (SF)     AREA      EXPIRATION
------                                  ----------   ---------   --------   -------------
Lockheed Martin.......................     27.8%      50,098       22.4%      June 2009
QSS Group.............................      9.1%      16,846        7.5%      May 2004
Jackson and Tull......................      8.1%      14,418        6.5%      July 2006
Nextlink Comm./XO Comm. ..............      6.3%      11,468        5.1%    October 2005
Booz, Allen & Hamilton................      5.4%       9,134        4.1%    November 2003

Village on the Hill

-------------------------------------------------------
                 PROPERTY INFORMATION
 Number of Mortgaged Real
   Properties.........................                1
 Location (City, State)...............   Framingham, MA
 Property Type........................      Multifamily
 Size (Units).........................              184
 Occupancy as of February 28, 2003....            97.3%
 Year Built...........................             1968
 Appraised Value......................      $23,000,000
 Underwritten Occupancy...............            95.0%
 Underwritten Revenues................       $2,308,367
 Underwritten Total Expenses..........         $740,560
 Underwritten Net Operating
   Income(NOI)........................       $1,567,807
 Underwritten Net Cash Flow (NCF).....       $1,514,999
-------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................       Wachovia
 Cut-Off Date Balance......................    $17,000,000
 Percentage of Cut-Off Date Pool Balance...           1.4%
 Cut-Off Date Loan Balance Per Unit........        $92,391
 Number of Mortgage Loans..................              1
 Type of Security..........................            Fee
 Mortgage Rate.............................         5.470%
 Original Term/Amortization................        120/360
 Remaining Term/Amortization...............        118/360
 Cut-Off Date LTV..........................          73.9%
 Maturity Date LTV.........................          66.1%
 Underwritten DSCR on NOI..................          1.36x
 Underwritten DSCR on NCF..................          1.31x
----------------------------------------------------------

     The following table presents information relating to the unit configuration at the Mortgaged Property:

                                      APPROXIMATE   APPROXIMATE    % OF NET
                             NO. OF    UNIT SIZE    NET RENTABLE   RENTABLE        ASKING
UNIT MIX                     UNITS       (SF)        AREA (SF)     AREA (SF)    RENTAL RATES
--------                     ------   -----------   ------------   ---------   ---------------
Studio.....................     2         500           1,000          0.6%               $900
1-BR/1-BA..................    88         720          63,360         41.0%             $1,085
2-BR/2-BA..................    92         980          90,160         58.3%             $1,245
3-BR/2-BA..................     1       1,510              --          0.0%      Employee Unit
4-BR/2-BA..................     1       1,960              --          0.0%      Employee Unit
                              ---        ----         -------        -----     ---------------
Total/Weighted Average.....   184         859         154,520        100.0%    $1,163/$1.37/SF
                              ===        ====         =======        =====     ===============

Anthem Village

---------------------------------------------------------
                  PROPERTY INFORMATION
 Number of Mortgaged Real Properties...                 1
 Location (City, State)................     Henderson, NV
 Property Type.........................   Retail-Anchored
 Size (SF).............................           115,719
 Occupancy as of January 13, 2003......             93.0%
 Year Built............................              2002
 Appraised Value.......................       $24,600,000
 Underwritten Occupancy................             89.8%
 Underwritten Revenues.................        $2,287,452
 Underwritten Total Expenses...........          $556,876
 Underwritten Net Operating Income
   (NOI)...............................        $1,730,576
 Underwritten Net Cash Flow (NCF)......        $1,665,650
---------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller.......................     Citigroup
 Cut-Off Date Balance.......................   $16,904,637
 Percentage of Cut-Off Date Pool Balance....          1.4%
 Cut-Off Date Loan Balance Per SF...........          $146
 Number of Mortgage Loans...................             1
 Type of Security...........................           Fee
 Mortgage Rate..............................        5.420%
 Original Term/Amortization.................       108/360
 Remaining Term/Amortization................       103/355
 Cut-Off Date LTV...........................         68.7%
 Maturity Date LTV..........................         59.0%
 Underwritten DSCR on NOI...................         1.51x
 Underwritten DSCR on NCF...................         1.45x
----------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                        % OF GROSS      NET      % OF NET
                                        POTENTIAL    RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                     RENT      AREA (SF)     AREA      EXPIRATION
------                                  ----------   ---------   --------   -------------
The Vons Companies....................     37.6%      55,855       48.3%    November 2026
Longs Drug Stores.....................     13.1%      21,482       18.6%    February 2027
Blockbuster...........................      5.0%       4,075        3.5%    December 2011
Doc Holiday's.........................      6.0%       4,039        3.5%    December 2011
Wells Fargo...........................      4.6%       3,600        3.1%    January 2012

Riviera Plaza

---------------------------------------------------------
                  PROPERTY INFORMATION
 Number of Mortgaged Real Properties......              1
 Location (City, State)...................   Portland, OR
 Property Type............................      Mixed Use
                                            Office/Retail
 Size (SF)................................        158,820
 Occupancy as of April 16, 2003...........          96.6%
 Year Built/Year Renovated................      1967/2000
 Appraised Value..........................    $22,000,000
 Underwritten Occupancy...................          91.7%
 Underwritten Revenues....................     $2,371,582
 Underwritten Total Expenses..............       $629,953
 Underwritten Net Operating Income
   (NOI)..................................     $1,741,629
 Underwritten Net Cash Flow (NCF).........     $1,585,551
---------------------------------------------------------

---------------------------------------------------------
                MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................     Citigroup
 Cut-Off Date Balance......................   $16,759,445
 Percentage of Cut-Off Date Pool Balance...          1.4%
 Cut-Off Date Loan Balance Per SF..........          $106
 Number of Mortgage Loans..................             1
 Type of Security..........................           Fee
 Mortgage Rate.............................        5.650%
 Original Term/Amortization................       108/360
 Remaining Term/Amortization...............       103/355
 Cut-Off Date LTV..........................         76.2%
 Maturity Date LTV.........................         65.8%
 Underwritten DSCR on NOI..................         1.49x
 Underwritten DSCR on NCF..................         1.36x
---------------------------------------------------------

     The following table presents information relating to major tenants at the Mortgaged Property:

                                        % OF GROSS      NET      % OF NET
                                        POTENTIAL    RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                     RENT      AREA (SF)     AREA      EXPIRATION
------                                  ----------   ---------   --------   -------------
Don Rasmussen Company.................     40.0%       92,168      58.0%     August 2016
Collins Pine Company..................     13.9%       13,975       8.8%     August 2010
Western Medical Consultants, Inc. ....      8.6%        9,324       5.9%    November 2008
Massachusetts Mutual Life Insurance
  Co. ................................      5.1%        5,937       3.7%    January 2008
Todd Consulting Inc. .................      4.6%        5,362       3.4%     March 2007

Georgetown Plaza

--------------------------------------------------------
PROPERTY INFORMATION
 Number of Mortgaged Real Properties...               1
 Location (City, State)................  Washington, DC
 Property Type.........................          Office
 Size (SF).............................         140,495
 Occupancy as of April 25, 2003........           84.0%
 Year Built/Year Renovated.............       1964/2001
 Appraised Value.......................     $21,500,000
 Underwritten Occupancy................           84.9%
 Underwritten Revenues.................      $3,307,637
 Underwritten Total Expenses...........      $1,507,917
 Underwritten Net Operating Income
   (NOI)...............................      $1,799,720
 Underwritten Net Cash Flow (NCF)......      $1,537,086
--------------------------------------------------------

---------------------------------------------------------
MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................    Citigroup
 Cut-Off Date Balance......................  $16,482,871
 Percentage of Cut-Off Date Pool Balance...         1.4%
 Cut-Off Date Loan Balance Per SF..........         $117
 Number of Mortgage Loans..................            1
 Type of Security..........................    Leasehold
 Mortgage Rate.............................       5.780%
 Original Term/Amortization................      120/360
 Remaining Term/Amortization...............      119/359
 Cut-Off Date LTV..........................        76.7%
 Maturity Date LTV.........................        64.7%
 Underwritten DSCR on NOI..................        1.55x
 Underwritten DSCR on NCF..................        1.33x
---------------------------------------------------------

     The following table presents information relating to major tenants at the Mortgaged Property:

                                        % OF GROSS      NET      % OF NET
                                        POTENTIAL    RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                     RENT      AREA (SF)     AREA      EXPIRATION
------                                  ----------   ---------   --------   -------------
Georgetown University.................     35.8%      46,327       33.0%      July 2005
Theodore's Furniture..................      6.2%      11,738        8.4%      July 2004
Bomstein Agency.......................      5.9%       7,546        5.4%    November 2011
Lado Enterprises(1)...................      4.4%       7,530        5.4%      June 2013
Discovery Creek.......................      3.6%       5,085        3.6%     April 2013

---------------
(1) Based on Lado Enterprise's downsizing of space effective July 1, 2003 and extension of the lease term.

College Grove Shopping Center

---------------------------------------------------------
PROPERTY INFORMATION
 Number of Mortgaged Real Properties...                 1
 Location (City, State)................     San Diego, CA
 Property Type.........................   Retail-Anchored
 Size (SF).............................           193,912
 Occupancy as of May 31, 2003..........             99.3%
 Year Built/Year Renovated.............         1960/1999
 Appraised Value.......................       $21,500,000
 Underwritten Occupancy................             95.0%
 Underwritten Revenues.................        $2,504,586
 Underwritten Total Expenses...........          $967,970
 Underwritten Net Operating Income
   (NOI)...............................        $1,536,616
 Underwritten Net Cash Flow (NCF)......        $1,416,225
---------------------------------------------------------

---------------------------------------------------------
MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................      Wachovia
 Cut-Off Date Balance......................   $16,281,990
 Percentage of Cut-Off Date Pool Balance...          1.4%
 Cut-Off Date Loan Balance Per SF..........           $84
 Number of Mortgage Loans..................             1
 Type of Security..........................           Fee
 Mortgage Rate.............................        5.450%
 Original Term/Amortization................       120/360
 Remaining Term/Amortization...............       119/359
 Cut-Off Date LTV..........................         75.7%
 Maturity Date LTV.........................         63.2%
 Underwritten DSCR on NOI..................         1.39x
 Underwritten DSCR on NCF..................         1.28x
---------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                            % OF       NET      % OF NET
                                           ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                      RENT    AREA (SF)     AREA      EXPIRATION
------                                     ------   ---------   --------   -------------
Mervyns..................................    2.5%    74,168       38.2%    January 2009
Longs Drug Stores........................    5.7%    25,241       13.0%      May 2009
Staples..................................   23.9%    24,000       12.4%    February 2015
Big Lots.................................   10.6%    20,000       10.3%    February 2005
Party City...............................   13.6%    12,115        6.2%     April 2010
Bank of America..........................    6.8%     7,000        3.6%      May 2012
Coco's...................................    0.7%     6,056        3.1%      June 2005
Washington Mutual........................    5.7%     6,000        3.1%      July 2005

Shoppes Of Parkland

--------------------------------------------------------
                  PROPERTY INFORMATION
 Number of Mortgaged Real
   Properties.........................                 1
 Location (City, State)...............      Parkland, FL
 Property Type........................   Retail-Anchored
 Size (SF)............................           145,652
 Occupancy as of March 31, 2003.......            100.0%
 Year Built...........................              2000
 Appraisal Value......................       $20,100,000
 Underwritten Occupancy...............             95.0%
 Underwritten Revenues................        $2,270,340
 Underwritten Total Expenses..........          $727,220
 Underwritten Net Operating Income
   (NOI)..............................        $1,543,121
 Underwritten Net Cash Flow (NCF).....        $1,500,038
--------------------------------------------------------

---------------------------------------------------------
                MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller.......................     Wachovia
 Cut-Off Date Balance.......................   15,968,669
 Percentage of Cut-Off Date Pool Balance....         1.3%
 Cut-Off Date Loan Balance Per SF...........         $110
 Number of Mortgage Loans...................            1
 Type of Security...........................          Fee
 Mortgage Rate..............................       5.690%
 Original Term/Amortization.................      120/360
 Remaining Term/Amortization................      118/358
 Cut-Off Date LTV...........................        79.5%
 Maturity Date LTV..........................        66.9%
 Underwritten DSCR on NOI...................        1.39x
 Underwritten DSCR on NCF...................        1.35x
---------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                            % OF       NET      % OF NET
                                           ACTUAL   RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                      RENT    AREA (SF)     AREA      EXPIRATION
------                                     ------   ---------   --------   -------------
BJ's Wholesale Club......................   55.8%    108,532      74.5%    January 2021
Oxford Academy...........................    7.5%      6,800       4.7%    December 2011
Carlucci's Gourmet Market................    7.4%      6,400       4.4%    October 2012
Lucky Dragon.............................    3.0%      2,400       1.6%    January 2011
Creative Image Salon.....................    2.9%      2,400       1.6%    November 2005

Lowell Street

-------------------------------------------------------
PROPERTY INFORMATION
 Number of Mortgaged Real
   Properties.........................                1
 Location (City, State)...............   Wilmington, MA
 Property Type........................       Industrial
 Size (SF)............................          206,187
 Occupancy as of July 1, 2003.........           100.0%
 Year Built/Year Renovated............        1958/2002
 Appraisal Value......................      $22,200,000
 Underwritten Occupancy...............            90.0%
 Underwritten Revenues................       $2,623,930
 Underwritten Total Expenses..........         $736,265
 Underwritten Net Operating Income
   (NOI)..............................       $1,887,665
 Underwritten Net Cash Flow (NCF).....       $1,724,193
-------------------------------------------------------

----------------------------------------------------------
MORTGAGE LOAN INFORMATION
 Mortgage Loan Seller......................         Nomura
 Cut-Off Date Balance......................    $15,403,980
 Percentage of Cut-Off Date Pool Balance...           1.3%
 Cut-off Date Loan Balance Per SF..........            $75
 Number of Mortgage Loans..................              1
 Type of Security..........................            Fee
 Mortgage Rate.............................         6.400%
 Original Term/Amortization................        120/360
 Remaining Term/Amortization...............        113/353
 Cut-Off Date LTV..........................          69.4%
 Maturity Date LTV.........................          59.9%
 Underwritten DSCR on NOI..................          1.62x
 Underwritten DSCR on NCF..................          1.48x
----------------------------------------------------------

     The following table presents information relating to major tenants at the Mortgaged Property:

                                        % OF GROSS      NET      % OF NET
                                          ACTUAL     RENTABLE    RENTABLE   DATE OF LEASE
TENANT                                     RENT      AREA (SF)     AREA      EXPIRATION
------                                  ----------   ---------   --------   -------------
ION Track Instruments.................     51.4%      84,994       41.2%      May 2009
Viasys Healthcare, Inc. ..............     33.0%      83,842       40.7%     August 2012
Empirix (Teradyne)....................     15.6%      37,351       18.1%    October 2003

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "-- Mortgage Loan History."

     Sixty-four (64) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 56.0% of the Cut-Off Date Pool Balance (47 Mortgage Loans in Loan Group 1 or 58.5% of the related Cut-Off Date Group Balance and 17 Mortgage Loans in Loan Group 2 or 48.4% of the related Cut-Off Date Group Balance), were originated or acquired by Wachovia Bank, National Association (formerly known as First Union National Bank). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of March 31, 2003, Wachovia had total assets of $348 billion. Wachovia is acting as the Master Servicer. Wachovia Securities, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Eighteen (18) of the Mortgage Loans (the "Citigroup Mortgage Loans"), representing 16.9% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 17.3% of the related Cut-Off Date Group Balance and 4 Mortgage Loans in Loan Group 2 or 15.7% of the related Cut-Off Date Group Balance), were originated or acquired by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York that is primarily engaged in the business of purchasing and originating commercial mortgage loans. Citigroup is a subsidiary of Citigroup Financial Products, Inc. An affiliate of Citigroup, Citigroup Global Markets Inc., is acting as an Underwriter for this transaction.

     Thirty-eight (38) of the Mortgage Loans (the "Nomura Mortgage Loans"), representing 14.8% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 14.2% of the related Cut-Off Date Group Balance and 12 Mortgage Loans in Loan Group 2 or 16.6% of the related Cut-Off Date Group Balance), were originated or acquired by Nomura Credit & Capital, Inc. Nomura is a Delaware corporation whose principal offices are located in New York, New York. Nomura is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $20 billion. Nomura is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of Nomura, Nomura Securities International, Inc., is acting as an Underwriter for this transaction.

     Thirty-two (32) of the Mortgage Loans (the "Artesia Mortgage Loans"), representing 12.4% of the Cut-Off Date Pool Balance (20 Mortgage Loans in Loan Group 1 or 10.1% of the related Cut-Off Date Group Balance and 12 Mortgage Loans in Loan Group 2 or 19.4% of the related Cut-Off Date Group Balance), were originated or acquired by Artesia Mortgage Capital Corporation. Artesia is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, Inc., "AA" by S&P and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 351 billion EUR ($368 billion) and a stock market capitalization of approximately 14 billion EUR ($15 billion) as of December 2002.

     Wachovia has no obligation to repurchase or substitute any of the Citigroup Mortgage Loans, the Nomura Mortgage Loans or the Artesia Mortgage Loans, Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, Citigroup Mortgage Loans or the Artesia Mortgage Loans, Citigroup has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, Nomura Mortgage Loans or the Artesia Mortgage Loans and Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Citigroup Mortgage Loans or the Nomura Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Wachovia. All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Citigroup. All information concerning the Nomura Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Nomura. All information

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concerning the Artesia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Artesia.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (representing 5.8% of Cut-off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 7.8% of the related Cut-Off Date Group Balance) sold to the Depositor by Wachovia, was originated by Lehman Brothers Holdings Inc., and 3 Mortgage Loans (representing 0.7% of Cut-off Date Balance (3 Mortgage Loans in Loan Group 1 or 1.0% of the related Cut-Off Date Group Balance) sold to the Depositor by Wachovia were originated by Cap Lease Funding, Inc. In each case, the related Mortgage Loan Seller re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

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     Escrow Requirements.  Each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     - Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments.

     - Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     - Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage or if such item is not included as part of item (iv) above) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or
(v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy
                                      S-163
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has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan; and (xv) for any hospitality properties, copies of franchise agreements and comfort letters, if any, and the originals of any documents required to transfer or assign the comfort letters.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to
(1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter, and comfort letter transfer document (the "Core Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material

                                      S-164
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document defects regardless of the document involved will be cured no later than
2 years after the Closing Date; provided, however, that the initial 90 day cure period described herein will not be reduced.

     In addition, the related Mortgage Loan Seller with respect to the Mortgage Loan identified in this Prospectus Supplement as the Walgreens -- Thrasher's Corner, WA Mortgage Loan, pursuant to the related Mortgage Loan Purchase Agreement is obligated to repurchase such Mortgage Loan if it fails to deliver what is considered to be an acceptable tenant estoppel certificate from the sole tenant of the related Mortgaged Property within 60 days following the Closing Date.

     In addition, the Mortgage Loan Seller with respect to the Mortgage Loan identified in this Prospectus Supplement as the 673 First Avenue Loan, pursuant to the related Mortgage Loan Purchase Agreement, is obligated to repurchase such Mortgage Loan if a certain tenant at the related Mortgage Property fails to execute a certain lease and such failure causes a default under such Mortgage Loan.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     To the extent set forth in the Pooling and Servicing Agreement the Trustee will promptly cause each of the assignments described in clauses (iv), (v) and
(x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted

                                      S-165
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average basis; provided, that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this Prospectus Supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the
                                      S-167
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     relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling and Servicing Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the

                                      S-168
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circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses and the Mortgage Loan Seller is not liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing,
(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust or, if a Co-Lender Loan and its related Companion Loan (a "Loan Pair") are involved, with view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Companion Loans related to the AB Mortgage Loans are subordinate to the applicable AB Mortgage Loans to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make
                                      S-170
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Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor on a Mortgage Note.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances the holder of an AB Apartment Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS-- Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and is our affiliate and one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. In addition it is anticipated that Wachovia Bank, National Association (or an affiliated entity) will be the holder of the Companion Loans related to the Lloyd Center Loan and the AB Apartments Loans described herein.

     As of March 31, 2003, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 8,488 commercial and multifamily loans, totaling approximately $68.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     Lennar Partners, Inc., a Florida corporation, (the "Special Servicer") is a subsidiary of LNR Property Corporation ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans and REO Properties. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of April 30, 2003, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 14,800 assets in most states with an original face value of over $94 billion, most of which are commercial real estate assets. Included in this managed portfolio are $91 billion of commercial real estate assets representing 108 securitization transactions, for which the Special Servicer is servicer or special servicer.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z Certificates, the REMIC Residual Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan or Companion Loan as to which (a) the related Mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a "Servicing Transfer Event").

     In general, as long as the related Co-Lender Loan is owned by the Trust, each Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related Mortgage Note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-

Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under the AB Mortgage Loans or the related Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this Prospectus Supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances with respect to such Mortgage Loan) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan or Companion Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate

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ranging from 0.0400% to 0.1450%. As of the Cut-Off Date the weighted average
Master Servicing Fee Rate will be approximately 0.0465% per annum. All references in this section to "Mortgage Loans" will include the Companion Loans.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause
(a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Liquidation Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.2500% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.0000% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset
(i) by a Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the purchasing
                                      S-175
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Certificateholder as described in this Prospectus Supplement under "DESCRIPTION
OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0000% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account.

In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of the related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class of Class X Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due
                                      S-177
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on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such
Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans, the holders of the related Companion Loan, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer and, the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                                      S-178
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          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

          (ix) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

          (x) any termination of, or modification of, all applicable franchise agreements related to any Mortgage Loan secured by a hotel;

          (xi) any determination to allow a borrower not to maintain terrorism insurance; and

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event

     In addition, the Controlling Class Representative may, direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. {Allied Capital Corporation} will be the initial Controlling Class Representative.

     Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement and the Lloyd Center Intercreditor Agreement, the holder of the Lloyd Center Pari Passu Loan will generally share with the Controlling Class Representative the rights given to the Controlling Class Representative under the Pooling and Servicing Agreement to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Lloyd Center Loan and the Lloyd Center Pari Passu Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Lloyd Center Loan, the Controlling Class Representative will generally be required to confer with the holder of the Lloyd Center Pari Passu Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the Lloyd Center Pari Passu Loan disagree with respect to such advice, consent or action, the Lloyd Center Intercreditor Agreement and the Pooling and Servicing Agreement provide that the Controlling Class Representative and the holder of the Lloyd Center Pari Passu Loan will contract with a third party designated under the Lloyd Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the holder of the Lloyd Center Pari Passu Loan in accordance with the Lloyd Center Intercreditor Agreement.

     Notwithstanding the foregoing, if the unpaid principal amount of an AB Apartments Companion Loan, net of any existing related Appraisal Reduction Amount with respect to such AB Apartments Loan and the related AB Apartments Companion Loan (calculated as if the loans were a single mortgage loan), is equal to or greater than 25% of the original unpaid principal amount of the related AB Apartments Companion Loan, then (i) the Controlling Class Representative will not be entitled to exercise any of the rights and powers described above with respect to the related AB Apartments Loan and the related AB Apartments Companion Loan and, instead, the holder of the related AB Apartments Companion Loan or its designee will be entitled to exercise the same or similar rights and powers with respect to the related AB Apartments Loan and the related AB Apartments Companion Loan and (ii) subject to the requirements of the two immediately preceding paragraphs, the holder of the related AB Apartments Companion Loan or its designee will be entitled to direct the Special Servicer with respect to the acceptance of a discounted payoff with respect to the related AB Apartments Companion Loan, the modification, extension, amendment or waiver of any material non-monetary term of the AB Apartments
                                      S-179
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Loan and the AB Apartments Companion Loan if a Servicing Transfer Event occurs, and any release of collateral for the AB Apartments Loan and the AB Apartments Companion Loan (other than in accordance with the related Mortgage Loan documents). See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements".

     Notwithstanding the foregoing, the holder of a CBA Companion Loan may exercise certain approval rights relating to a modification of such CBA Companion Loan that materially and adversely affects the holder of such CBA Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements".

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     Each holder of an AB Apartments Companion Loan or its designee, in connection with exercising the rights and powers described above with respect to the related AB Apartments Loan and the related AB Apartments Companion Loan, will be entitled to substantially the same limitations on liability to which the Controlling Class Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the servicing standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors to purchase the related Mortgage Loan) (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued

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and unpaid interest on such balance plus all related fees and expenses, if the
Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard described under "--General" above, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling and Servicing Agreement; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less

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than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2004, with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the servicing standard described under "--General" above to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to

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have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2003, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the REO Accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class X-C and Class X-P Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class B and Class C Certificates (collectively, the "Offered Certificates") are offered hereby. {The Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-C and Class X-P Certificates} (collectively, the "Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B and Class C Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank, societe anonyme ("Euroclear") (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, the Special Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     The information in this Prospectus Supplement concerning DTC, Clearstream or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                        PERCENTAGE OF
                                                  CLOSING DATE          CUT-OFF DATE
CLASS OF CERTIFICATES                          CERTIFICATE BALANCE      POOL BALANCE
---------------------                          -------------------      -------------
Class A-1 Certificates.......................     $226,000,000             18.819%
Class A-2 Certificates.......................     $439,721,000             36.615%
Class B Certificates.........................     $ 40,531,000              3.375%
Class C Certificates.........................     $ 15,011,000              1.250%
Non-Offered Certificates (other than Class X
  Certificates)..............................     $479,651,922             39.941%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class X Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will be $1,200,914,922

     The Notional Amount of the Class XP Certificates will generally equal:

      (1) until the Distribution Date in January 2004, the sum of (a) the lesser of $222,033,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $299,566,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

      (2) after the Distribution Date in January 2004 through and including the Distribution Date in July 2004, the sum of (a) the lesser of $216,992,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $297,670,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

      (3) after the Distribution Date in July 2004 through and including the Distribution Date in January 2005, the sum of (a) the lesser of $197,206,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $290,871,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E and Class F, Class G, Class H, Class J, Class K and Class L Certificates;

      (4) after the Distribution Date in January 2005 through and including the Distribution Date in July 2005, the sum of (a) the lesser of $174,741,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $283,236,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E and Class F, Class G, Class H, Class J, Class K and Class L Certificates;

      (5) after the Distribution Date in July 2005 through and including the Distribution Date in January 2006, the sum of (a) the lesser of $152,858,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $275,743,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G, Class H, Class J, Class K and Class L Certificates;

      (6) after the Distribution Date in January 2006 through and including the Distribution Date in July 2006, the sum of (a) the lesser of $131,365,000 and the Certificate Balance of the Class A1 Certificates,
          (b) the lesser of $268,428,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

      (7) after the Distribution Date in July 2006 through and including the Distribution Date in January 2007, the sum of (a) the lesser of $110,438,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $261,284,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J Certificates and (d) the lesser of $938,000 and the Certificate Balance of the Class K Certificates;

      (8) after the Distribution Date in January 2007 through and including the Distribution Date in July 2007, the sum of (a) the lesser of $89,993,000 and the Certificate Balance of the Class A-1

          Certificates, (b) the lesser of $254,308,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H Certificates and (d) the lesser of $12,789,000 and the Certificate Balance of the Class J Certificates;

      (9) after the Distribution Date in July 2007 through and including the Distribution Date in January 2008, the sum of (a) the lesser of $64,633,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $247,566,000 and the Certificate Balance of the Class A-1A Certificates, (c) the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H Certificates and (d) the lesser of $2,527,000 and the Certificate Balance of the Class J Certificates;

     (10) after the Distribution Date in January 2008 through and including the Distribution Date in July 2008, the sum of (a) the lesser of $37,426,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $237,255,000 and the Certificate Balance of the Class A-1A Certificates, (c) the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G Certificates and (d) the lesser of $12,281,000 and the Certificate Balance of the Class H Certificates;

     (11) after the Distribution Date in July 2008 through and including the Distribution Date in January 2009, the sum of (a) the lesser of $19,066,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $230,995,000 and the Certificate Balance of the Class A-1A Certificates, (c) the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G Certificates and (d) the lesser of $2,979,000 and the Certificate Balance of the Class H Certificates;

     (12) after the Distribution Date in January 2009 through and including the Distribution Date in July 2009, the sum of (a) the lesser of $434,862,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $224,881,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E, Class F Certificates and (d) the lesser of $13,575,000 and the Certificate Balance of the Class G Certificates;

     (13) after the Distribution Date in July 2009 through and including the Distribution Date in January 2010, the sum of (a) the lesser of $417,680,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $218,970,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E, Class F Certificates and (d) the lesser of $5,050,000 and the Certificate Balance of the Class G Certificates;

     (14) after the Distribution Date in January 2010 through and including the Distribution Date in July 2010, the sum of (a) the lesser of $341,783,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $197,219,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E Certificates and
          (d) the lesser of $13,419,000 and the Certificate Balance of the Class F Certificates;

     (15) after the Distribution Date in July 2010 through and including the Distribution Date in January 2011, the sum of (a) the lesser of $326,712,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $192,110,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E Certificates and
          (d) the lesser of $6,133,000 and the Certificate Balance of the Class F Certificates;

     (16) after the Distribution Date in January 2011 through and including the Distribution Date in July 2011, the sum of (a) the lesser of $303,287,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $187,119,000 and the Certificate Balance of the Class A-1A

          Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D Certificates and (d) the lesser of $9,711,000 and the Certificate Balance of the Class E Certificates;

     (17) after the Distribution Date in July 2011, $0.

     The initial Notional Amount of the Class X-P Certificates will be $1,154,968,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order (except with respect to the Class A-1, Class A1-A and Class A-2 Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Class L Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class B and Class C Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. Each component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.0898% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under "--Certificate

Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in July 2011, the "Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

     (1) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over
         (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (2) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (3) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

     (4) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

     For each Distribution Date after the Distribution Date in July 2011, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Sequential Pay Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 1.9188% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in July 2011, the "Class X-P Strip Rate" for each Class X-P Component will equal (x) the lesser of
(1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this Prospectus Supplement for such Distribution Date {minus 0.03% per annum}, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in July 2011, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 6 Mortgage Loans (loan numbers 6, 90, 107, 111, 136 and 148), accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the 6 Mortgage Loan, representing 3.2% of the Cut-Off Date Pool Balance (3.9% of the Cut-Off Date Group 1 Balance and 1.4% of the Cut-Off Date Group 2 Balance), which accrues interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal
                                      S-190
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portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date except that with respect to 3 Mortgage Loans representing 0.7% of the Cut Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance) the period that begins on the 16th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 15th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fifteenth day of each month or, if any such fifteenth day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Sequential Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in August 2003.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period (or, in the event that the Collection Period is deemed to end on the business day prior to the Distribution Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New

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     York City time) and not previously distributed with respect to the
     Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Prepayment Premiums and Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates);

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

             (vii) with respect to 3 Mortgage Loans (identified as loan numbers 90, 107 and 136 on Annex A-1 to this Prospectus Supplement) any prepayment received in the related Collection Period on the related Distribution Date, but such payment will be part of the Available Distribution Amount for the immediately succeeding Distribution Date.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an Actual/360 Basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Gain on Sale Reserve Account. The Trustee will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates and Class A-2 Certificates, pro rata,in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C and Class X-P Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

          (4) to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificate) equal to the Group 2 Principal Distribution Amount for such Distribution and, after the Class A-2 Certificates have been retired, the Group 1 Principal Distribution Amount remaining after payments to the Class A-2 Certificates have been made on such Distribution Date;

          (5) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1 Certificates, Class A-2 and Class A-1A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates and/or Class A-1A on such Distribution Date;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates and/or Class B Certificates on such Distribution Date;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates and/or Class C Certificates on such Distribution Date;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates and/or Class D Certificates on such Distribution Date;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and/or Class E Certificates on such Distribution Date;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and/or Class F Certificates on such Distribution Date;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and/or Class G Certificates on such Distribution Date;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (28) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and/or Class H Certificates on such Distribution Date;

          (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (31) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and/or Class J Certificates on such Distribution Date;

          (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (34) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and/or Class K Certificates on such Distribution Date;

          (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (36) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (37) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and/or Class L Certificates on such Distribution Date;

          (38) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (39) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (40) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and/or Class M Certificates on such Distribution Date;

          (41) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (42) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (43) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and/or Class N Certificates on such Distribution Date;

          (44) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (45) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (46) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and/or Class O Certificates on such Distribution Date;

          (47) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (48) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (47) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the

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Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class X Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class X Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     Principal Distribution Amount. So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis (the "Group 1 Principal Distribution Amount" and "Group 2 Principal Distribution Amount," respectively). On each Distribution Date after the Certificate Balances of either the Class A-2 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and Substitution Shortfall Amounts with respect to Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the
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     Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this Prospectus Supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class A-1A, Class D, Class E, Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan,

                                      S-200
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which fees have been calculated (based on Scheduled Payments on such Mortgage
Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class A-1A, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and
(c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class X-C Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class A-1A, Class D, Class E, Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues
(a) with the same coupon, the issue with the lowest yield will be utilized, and
(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class X Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class X Certificates of the full amount of Distributable Certificate Interest payable in

                                      S-201
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respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B and Class C Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-1A and Class X Certificates) (b) to the holders of the Class B Certificates by means of the subordination of the Class C and the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), and (c) to the holders of the Class A and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-1A, Class X-C and Class X-P Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2 and Class A-1A Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2 and Class A-1A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups), that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until
                                      S-202
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the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 and Class A-1A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

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P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include non-recoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee,

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as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, that the Master Servicer and/or the Trustee will not be entitled to interest on any P&I Advance which is made for any Mortgage Loan which has accrued prior to the expiration of the applicable grace period. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

     If a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan the Master Servicer, in accordance with the Servicing Standard, and the Trustee, in accordance with its fiduciary duty to the Certificateholders and its contractual duties under the Pooling and Servicing Agreement and with the consent of the Controlling Class Representative, may elect to obtain reimbursement for a recoverable Advance over a period of time and the unreimbursed portion of such Advance will accrue interest at the prime rate; provided, however, that if such period of time exceeds twenty-four (24) months and the unreimbursed portion of such Advance will accrue interest at the prime rate plus one percent (1%). The fact that a decision to (i) recover Advances on such Mortgage Loan over a period of time exceeding twenty-four months, or (ii) allow interest to accrue at a reimbursement rate greater than the prime rate benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the servicing standard with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. Any Advance made by the Master Servicer or the Trustee, as applicable, is intended to maintain liquidity for the benefit of the Certificateholders, rather than to provide credit support.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus
(ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable). In the event a borrower fails to make a balloon payment on a Scheduled Maturity Date and no appraisal has been received within 120 days of such failure, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal.

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

             (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

             (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

             (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

             (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

             (v) the Available Distribution Amount for such Distribution Date;

             (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group; and (b) the aggregate amount of servicing advances with respect to each Loan Group as of the close of business on the related Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

             (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

             (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

             (xi) as to each Mortgage Loan referred to in the preceding clause
        (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

             (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period,
        (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

             (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

             (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

             (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

             (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

             (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

             (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

             (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

             (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

             (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

             (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date provided that the Collection Period will be deemed to end on the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports as of the Determination Date:

          (a) CMSA Delinquent Loan Status Report;

          (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

          (c) CMSA Historical Liquidation Report;

          (d) CMSA REO Status Report;

          (e) CMSA Watch List Report;

          (f) CMSA Operating Statement Analysis Report;

          (g) CMSA NOI Adjustment Worksheet;

          (h) CMSA Comparative Financial Status Report; and

          (i) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment or principal payment after the Determination Date and before the business day immediately preceding the Distribution Date for the related month (a "P&I Advance Date").

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA") investor reporting package. Forms of these reports are available at the CMSA's website located at www.cmsa.org.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA loan setup file, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available upon a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon written request, to any Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan (only with respect to its Companion Loan), the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                           ASSUMED FINAL
CLASS DESIGNATION                                        DISTRIBUTION DATE
-----------------                                        -----------------
Class A-1..............................................  February 15, 2012
Class A-2..............................................       May 15, 2013
Class B................................................      June 15, 2013
Class C................................................      June 15, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the

Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in June 2035, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than {1}% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates are held by a single Certificateholder, (ii) after the Class A-1, Class A-2, Class A-1A, Class B and Class C Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee

Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all {reasonable} unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee is also authorized to invest or direct the investment of funds held in the Certificate Account and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement. The Trustee will not be entitled to any fee with respect to any Companion Loan.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-C and Class X-P Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any

Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 and Class A-2 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and, with respect to the Class A-1, Class A-2 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2 and Class A-1A Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. {As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge.} A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to {15} days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES-- Termination" in this Prospectus Supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 and Class A-2, Class B, and Class C Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-2 Certificates until the Certificate Balances thereof is reduced to zero, the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool generally be distributable entirely in respect of the Class B Certificates, and the Class C Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B and Class C Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) the borrowers under the Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge chooses to be subject to a yield maintenance charge,
(xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in August 2003, and (xiv) the Closing Date for the sale of the Offered Certificates is July 8, 2003.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
7/15/04.....................................       96         96          96          96           96
7/15/05.....................................       91         91          91          91           91
7/15/06.....................................       85         85          85          85           85
7/15/07.....................................       79         79          79          79           79
7/15/08.....................................       65         65          65          65           65
7/15/09.....................................       55         55          55          55           55
7/15/10.....................................       23         22          21          19            9
7/15/11.....................................       10          6           2           0            0
7/15/12.....................................        0          0           0           0            0
Weighted average life (in years)............     5.70       5.65        5.60        5.56         5.43

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100
7/15/04.....................................     100         100         100         100         100
7/15/05.....................................     100         100         100         100         100
7/15/06.....................................     100         100         100         100         100
7/15/07.....................................     100         100         100         100         100
7/15/08.....................................     100         100         100         100         100
7/15/09.....................................     100         100         100         100         100
7/15/10.....................................     100         100         100         100         100
7/15/11.....................................     100         100         100          99          98
7/15/12.....................................      88          84          82          81          81
7/15/13.....................................       0           0           0           0           0
Weighted average life (in years)............    9.61        9.55        9.51        9.46        9.31

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100
7/15/04.....................................     100         100         100         100         100
7/15/05.....................................     100         100         100         100         100
7/15/06.....................................     100         100         100         100         100
7/15/07.....................................     100         100         100         100         100
7/15/08.....................................     100         100         100         100         100
7/15/09.....................................     100         100         100         100         100
7/15/10.....................................     100         100         100         100         100
7/15/11.....................................     100         100         100         100         100
7/15/12.....................................     100         100         100         100         100
7/15/13.....................................       0           0           0           0           0
Weighted average life (in years)............    9.92        9.90        9.87        9.85        9.69

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
7/15/04.....................................      100        100         100         100          100
7/15/05.....................................      100        100         100         100          100
7/15/06.....................................      100        100         100         100          100
7/15/07.....................................      100        100         100         100          100
7/15/08.....................................      100        100         100         100          100
7/15/09.....................................      100        100         100         100          100
7/15/10.....................................      100        100         100         100          100
7/15/11.....................................      100        100         100         100          100
7/15/12.....................................      100        100         100         100          100
7/15/13.....................................        0          0           0           0            0
Weighted average life (in years)............     9.94       9.94        9.94        9.85         9.76

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than the Early Defeasance Loan and any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. In addition, the Early Defeasance Loan will constitute the sole asset of the Early Defeasance Loan REMIC and the "regular interest" in such Early Defeasance Loan REMIC (instead of the related Mortgage Loan and any related REO Property) will be an asset of one of the aforementioned REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the Prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class A-1 Certificates will be issued with not more than a de minimis amount of original issue discount and that the other classes of Offered Certificates will be treated as having been issued at a premium for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     As described above, based on their anticipated issue prices (including accrued interest), the Offered Certificates, other than the Class A-1 Certificates, will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such

Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" (a "REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding, and information reporting rules. These regulations attempt to unify certification requirements and to modify reliance standards. These regulations were effective January 1, 2001. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Securities, LLC ("Wachovia Securities"), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. ("Citigroup Securities"), PTE 91-14 (February 22, 1991) to Lehman Brothers Inc. ("Lehman") and PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. ("Nomura Securities") (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b) Citigroup Securities, (c) Lehman Brothers Inc. (d) Nomura Securities, (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Citigroup Securities, Lehman Brothers Inc. or Nomura Securities and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, Citigroup Securities, Nomura Securities, Lehman Brothers Inc. or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each class of the Offered Certificates does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Securities, Citigroup Securities, Nomura Securities and Lehman (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Citigroup Securities, Nomura Securities and Lehman, and each of Wachovia Securities, Citigroup Securities, Nomura Securities and Lehman has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

CLASS                  WACHOVIA SECURITIES   CITIGROUP SECURITIES   NOMURA SECURITIES     LEHMAN
-----                  -------------------   --------------------   -----------------   -----------
Class A-1............     $154,462,039           $38,141,873           $33,396,088      $         0
Class A-2............     $275,531,868           $74,211,428           $64,977,705      $25,000,000
Class B..............     $ 27,701,331           $ 6,840,391           $ 5,989,278      $         0
Class C..............     $ 10,259,423           $ 2,533,397           $ 2,218,180      $         0

     Wachovia Securities, LLC, Citigroup Global Markets Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Lehman Brothers Inc. is acting as a co-manager for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 46.09% of the Class A-2 certificates. Wachovia Securities, LLC is acting as sole bookrunner with respect to the remainder of the Class A-2 certificates and all other classes of offered certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $723,088,637, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities, Inc. or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, Citigroup Securities and Nomura Securities may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS -- Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS -- Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. Wachovia Securities is currently planning a joint venture with Prudential Financial, Inc. It is expected that a new broker-dealer will eventually be formed prior to the consummation of the transaction. Citigroup Securities, one of the Underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a Mortgage Loan Seller. Nomura Securities, one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., a Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown, Rowe & Maw, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody's and S&P (the "Rating Agencies"):

                                                                EXPECTED
                                                              RATINGS FROM
CLASS                                                         MOODY'S/S&P
-----                                                         ------------
Class A-1...................................................    Aaa/AAA
Class A-2...................................................    Aaa/AAA
Class B.....................................................     Aa2/AA
Class C.....................................................    Aa3/AA-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                             INDEX OF DEFINED TERMS

1% ( )......................................................  S-101
16 West 61st Street Loan....................................  S-150
2% ( )......................................................  S-101
24 Hour Fitness.............................................  S-153
3% ( )......................................................  S-101
30/360 basis................................................  S-88
673 First Avenue Loan.......................................  S-145
AB Apartments Companion Loans...............................  S-95
AB Apartments Loan Intercreditor Agreement..................  S-95
AB Apartments Loans.........................................  S-95
AB Mortgage Loans...........................................  S-95
accredited investor.........................................  S-225
Accrued Certificate Interest................................  S-198
Ace Hardware................................................  S-154
Actual/360 basis............................................  S-88
Additional Interest.........................................  S-88
Additional Interest Account.................................  S-193
Additional Trust Fund Expenses..............................  S-203
Administrative Cost Rate....................................  S-102
Advance.....................................................  S-204
AmCap -- Union & Alameda Loan...............................  S-153
Anticipated Repayment Date..................................  S-88
Appraisal Reduction Amount..................................  S-206
ARD Loans...................................................  S-88
Arrowhead Highlands Apartments Loan.........................  S-152
Artesia.....................................................  S-87
Artesia Mortgage Loans......................................  S-161
Assumed Final Distribution Date.............................  S-211
Assumed Scheduled Payment...................................  S-200
ASTM........................................................  S-93
Available Distribution Amount...............................  S-191
Balloon Loans...............................................  S-88
Balloon Payment.............................................  S-88
Breach......................................................  S-169
Capital Imp. Reserve........................................  S-102
CBA Companion Loans.........................................  S-95
CBA Loans...................................................  S-95
CBA Intercreditor Agreement.................................  S-95
Certificate Balance.........................................  S-185
Certificate Deferred Interest...............................  S-188
Certificateholders..........................................  S-191
Certificates................................................  S-183
Circuit City................................................  S-150
Citigroup...................................................  S-87
Citigroup Mortgage Loans....................................  S-161
Citigroup Securities........................................  S-223
Class.......................................................  S-183

Class A Certificates........................................  S-183
Class X Certificates........................................  S-183
Class X-C Components........................................  S-188
Class X-C Strip Rate........................................  S-189
Class X-P Components........................................  S-189
Class X-P Strip Rate........................................  S-190
Clearstream.................................................  S-183
Clearstream Participants....................................  S-185
CMSA........................................................  S-209
CMSA Bond File..............................................  S-209
CMSA Collateral Summary File................................  S-209
CMSA Loan Periodic Update File..............................  S-209
CMSA Property File..........................................  S-209
CNYPR.......................................................  S-151
Co-Lender Loans.............................................  S-95
Collection Period...........................................  S-191
Columbiana Station Shopping Center Loan.....................  S-149
Companion Loans.............................................  S-95
Compensating Interest Payment...............................  S-175
Condemnation Rights.........................................  S-94
Constant Prepayment Rate....................................  S-217
Controlling Class...........................................  S-172
Controlling Class Representative............................  S-172
Core Material Documents.....................................  S-164
Corrected Mortgage Loan.....................................  S-174
CPR.........................................................  S-217
Crossed Group...............................................  S-169
Crossed Loan................................................  S-169
Custodian...................................................  S-163
Cut-Off Date................................................  S-86
Cut-Off Date Balance........................................  S-86
Cut-Off Date Group 1 Balance................................  S-86
Cut-Off Date Group 2 Balance................................  S-86
Cut-Off Date Group Balances.................................  S-86
Cut-Off Date LTV............................................  S-100
Cut-Off Date LTV Ratio......................................  S-100
Cut-Off Date Pool Balance...................................  S-86
D ( ).......................................................  S-102
Defaulted Mortgage Loan.....................................  S-180
Defeasance..................................................  S-102
Defeasance Collateral.......................................  S-90
Defect......................................................  S-169
Depositaries................................................  S-184
Determination Date..........................................  S-191
Dick's......................................................  S-149
Discount Rate...............................................  S-201
Distributable Certificate Interest..........................  S-198
Distribution Date...........................................  S-191
Distribution Date Statement.................................  S-207

Dollar Tree..........................................................................................  S-142
Dorland..............................................................................................  S-144
DSC Ratio............................................................................................  S-99
DSCR.................................................................................................  S-99
DTC..................................................................................................  S-183
Due Date.............................................................................................  S-88
Early Defeasance Loan................................................................................  S-90
Early Defeasance Loan REMIC..........................................................................  S-90
Electronic Ink.......................................................................................  S-144
EMS..................................................................................................  S-151
Enhancement Insurer..................................................................................  S-94
ERISA................................................................................................  S-222
Euroclear............................................................................................  S-183
Euroclear Participants...............................................................................  S-185
Excess Cash Flow.....................................................................................  S-88
Excluded Plan........................................................................................  S-224
Exemption............................................................................................  S-223
Exemptions...........................................................................................  S-223
expense..............................................................................................  S-100
Final Recovery Determination.........................................................................  S-208
Fitch................................................................................................  S-223
Form 8-K.............................................................................................  S-170
Fully Amortizing Loans...............................................................................  S-88
Gain on Sale Reserve Account.........................................................................  S-193
Glimcher.............................................................................................  S-142
Goody's..............................................................................................  S-150
Group 1 Principal Distribution Amount................................................................  S-199
Group 2 Principal Distribution Amount................................................................  S-199
Grupe................................................................................................  S-148
Hamilton House Apartments Loan.......................................................................  S-147
Hilton Norfolk Loan..................................................................................  S-94
Indirect Participants................................................................................  S-184
Intercreditor Agreements.............................................................................  S-95
Interest Accrual Period..............................................................................  S-190
Interest Reserve Account.............................................................................  S-192
Interest Reserve Amount..............................................................................  S-192
Interest Reserve Loans...............................................................................  S-192
Irongates Apartments Loan............................................................................  S-148
IRRTI................................................................................................  S-149
IRS..................................................................................................  S-221
King Soopers.........................................................................................  S-153
KPR, Inc. ...........................................................................................  S-146
Laurel Pointe Apartments Loan........................................................................  S-94
L (  )...............................................................................................  S-101
Lehman...............................................................................................  S-223
Liquidation Fee......................................................................................  S-175
Lloyd Center Intercreditor Agreement.................................................................  S-95
Lloyd Center Loan....................................................................................  S-94
Lloyd Center Pari Passu Loan.........................................................................  S-95

LNR..................................................................................................  S-172
Loan Group 1.........................................................................................  S-86
Loan Group 2.........................................................................................  S-86
Loan Groups..........................................................................................  S-86
Loan Pair............................................................................................  S-170
Loan per Sq. Ft., Unit, Bed, Pad or Room.............................................................  S-101
LOC..................................................................................................  S-152
Lockout..............................................................................................  S-101
Lockout Period.......................................................................................  S-101
LTV at ARD or Maturity...............................................................................  S-100
Majority Subordinate Certificateholder...............................................................  S-212
Master Servicer......................................................................................  S-171
Master Servicing Fee.................................................................................  S-174
Master Servicing Fee Rate............................................................................  S-174
Maturity Date LTV Ratio..............................................................................  S-100
Meier & Frank........................................................................................  S-142
Money Rates..........................................................................................  S-205
Moody's..............................................................................................  S-223
Mortgage.............................................................................................  S-86
Mortgage Deferred Interest...........................................................................  S-188
Mortgage File........................................................................................  S-163
Mortgage Loan........................................................................................  S-86
Mortgage Loan Purchase Agreement.....................................................................  S-160
Mortgage Loan Purchase Agreements....................................................................  S-160
Mortgage Loans.......................................................................................  S-86
Mortgage Note........................................................................................  S-86
Mortgage Pool........................................................................................  S-86
Mortgage Rate........................................................................................  S-88
Mortgaged Property...................................................................................  S-86
NA...................................................................................................  S-102
NAV..................................................................................................  S-102
Net Aggregate Prepayment Interest Shortfall..........................................................  S-198
net cash flow........................................................................................  S-99
Net Cash Flow........................................................................................  S-99
Net Mortgage Rate....................................................................................  S-190
Nomura...............................................................................................  S-87
Nomura Mortgage Loans................................................................................  S-161
Nomura Securities....................................................................................  S-223
Non-Offered Certificates.............................................................................  S-183
Nonrecoverable P&I Advance...........................................................................  S-204
Notional Amount......................................................................................  S-186
NRSRO................................................................................................  S-223
NYIT.................................................................................................  S-151
NYPH.................................................................................................  S-146
NYP Healthcare System................................................................................  S-146
O (  )...............................................................................................  S-101
Occupancy Percentage.................................................................................  S-102
Offered Certificates.................................................................................  S-183
OID Regulations......................................................................................  S-221

One South Broad Street Loan..........................................................................  S-144
Open Period..........................................................................................  S-101
Option Price.........................................................................................  S-180
Original Term to Maturity............................................................................  S-102
P&I Advance..........................................................................................  S-204
Party in Interest....................................................................................  S-224
Periodic Payments....................................................................................  S-88
Plan.................................................................................................  S-222
Plaza Gardens South Apartments Loan..................................................................  S-155
Pooling and Servicing Agreement......................................................................  S-183
Prepayment Interest Excess...........................................................................  S-175
Prepayment Interest Shortfall........................................................................  S-175
Prepayment Premiums..................................................................................  S-201
Primary Collateral...................................................................................  S-170
Principal Distribution Amount........................................................................  S-199
Privileged Person....................................................................................  S-210
PTE..................................................................................................  S-223
Purchase Option......................................................................................  S-180
Purchase Price.......................................................................................  S-164
P&I Advance Date.....................................................................................  S-209
Qualified Appraiser..................................................................................  S-206
Qualified Substitute Mortgage Loan...................................................................  S-165
Rated Final Distribution Date........................................................................  S-212
Rating Agencies......................................................................................  S-227
Realized Losses......................................................................................  S-203
Reimbursement Rate...................................................................................  S-205
REIT.................................................................................................  S-146/222
Related Proceeds.....................................................................................  S-204
Remaining Amortization Term..........................................................................  S-101
remaining term.......................................................................................  S-89
Remaining Term to Maturity...........................................................................  S-101
REMIC................................................................................................  S-24
REMIC Administrator..................................................................................  S-214
REMIC Regular Certificates...........................................................................  S-183
REMIC Regulations....................................................................................  S-220
REMIC Residual Certificates..........................................................................  S-183
Rental Property......................................................................................  S-99
REO Extension........................................................................................  S-181
REO Mortgage Loan....................................................................................  S-200
REO Property.........................................................................................  S-174
Replacement Reserve..................................................................................  S-102
Required Appraisal Date..............................................................................  S-206
Required Appraisal Loan..............................................................................  S-206
Restricted Group.....................................................................................  S-223
Restricted Servicer Reports..........................................................................  S-209
revenue..............................................................................................  S-99
Rules................................................................................................  S-184
S&P..................................................................................................  S-223
Scenario.............................................................................................  S-218

Scheduled Payment....................................................................................  S-200
Section 42...........................................................................................  S-93
Sequential Pay Certificates..........................................................................  S-183
Servicing Fees.......................................................................................  S-175
Servicing Transfer Event.............................................................................  S-173
Shoppes of Parkland Loan.............................................................................  S-94
Similar Law..........................................................................................  S-223
SL Green Realty......................................................................................  S-146
Special Servicer.....................................................................................  S-172
Special Servicing Fee................................................................................  S-175
Special Servicing Fee Rate...........................................................................  S-175
Specially Serviced Mortgage Loans....................................................................  S-174
Specially Serviced Trust Fund Assets.................................................................  S-174
Stated Principal Balance.............................................................................  S-190
Subordinate Certificates.............................................................................  S-183
Substitution Shortfall Amount........................................................................  S-164
Table Assumptions....................................................................................  S-218
Tax Credits..........................................................................................  S-93
TI/LC Reserve........................................................................................  S-102
Timberlake Apartments Loan...........................................................................  S-94
TI Reimbursement Escrow..............................................................................  S-152
Trust Fund...........................................................................................  S-183
Trustee Fee..........................................................................................  S-213
Underwriter..........................................................................................  S-223
UNICEF...............................................................................................  S-146
Underwriters.........................................................................................  S-225
Underwriting Agreement...............................................................................  S-225
Underwritten Replacement Reserves....................................................................  S-101
Unrestricted Servicer Reports........................................................................  S-209
Updated Collection Report............................................................................  S-209
Voting Rights........................................................................................  S-212
Wachovia.............................................................................................  S-87
Wachovia Mortgage Loans..............................................................................  S-161
Wachovia Securities..................................................................................  S-222
Weighted Average Net Mortgage Rate...................................................................  S-190
weighted averages....................................................................................  S-101
Wells Fargo..........................................................................................  S-213
Workout Fee..........................................................................................  S-176
Year Built...........................................................................................  S-101
Yield Maintenance Charges............................................................................  S-200
YM (  )..............................................................................................  S-101

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                    PROPERTIES

MORTGAGE
  LOAN       LOAN GROUP
 NUMBER        NUMBER                 PROPERTY NAME                                              ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1             1         Lloyd Center                                   2201 Lloyd Center
   2             1         One South Broad Street                         One South Broad Street
   3             1         673 First Avenue                               673 First Avenue
   4             2         Hamilton House Apartments                      1255 New Hampshire Avenue, NW
   5             1         Irongate Apartments                            3301 Arena Boulevard
   6             1         Columbiana Station Shopping Center             234, 238, 240, 242, 244, 246, 301 Harbinson Boulevard
                                                                          and 1005, 1007, 1009, 1110, 1120, 1230, 1260 Bower
                                                                          Parkway
   7             1         16 West 61st Street                            16 West 61st Street
   8             2         Arrowhead Highlands Apartments                 5901 West Behrend Drive
   9             1         AmCap - Union & Alameda                        12031 - 12097 West Alameda Parkway
   10            2         Plaza Gardens South Apartments                 7100 West 141st Street
   11            1         2175 K Street, N.W.                            2175 K Street, N.W.
   12            1         90 & 110 South Bedford Road                    90-110 South Bedford Road
   13            1         Maryland Corporate Center                      7401 & 7501 Forbes Boulevard, 7375 & 7404 Executive
                                                                          Place
   14            1         Village on the Hill                            9 School Street
   15            1         Anthem Village                                 2501-2591 Anthem Village Drive
   16            1         Riviera Plaza                                  1618 Southwest First Avenue
   17            1         Georgetown Plaza                               2233 Wisconsin Avenue Northwest
   18            1         College Grove Shopping Center                  3412 College Avenue
   19            1         Shoppes of Parkland                            5901-5993 Hillsboro Boulevard and 7011-7171 North State
                                                                          Road 7
   20            1         Lowell Street                                  205 & 207 Lowell Street
   21            1         The Lassiter at North Hills Shopping Center    4401 Six Forks Road
   22            2         Archstone Southpoint Apartments                1800 Southpoint Crossing Drive
   23            1         WOW - Chippewa & Hobart                        Various
  23.1                     WOW-Chippewa Falls                             2521 & 2621 Olson Drive
  23.2                     WOW-Hobart                                     1120 O'Hare Boulevard
   24            1         Kearny Mesa Crossroads                         3750 & 3760 Convoy Street
   25            1         Point Plaza East 4-5-6                         290, 310, & 322 Israel Road SE
   26            2         Valley Stream Village I Apartments             110 Valley Stream Drive
   27            1         Beacon Station Business Park                   10350 NW 112th Avenue
   28            1         Gardens Towne Square                           4200 Northlake Boulevard
   29            2         Forest Cove Apartments                         2401 Repsdorph Road
   30            1         Rio Vista Building                             8885 Rio San Diego Drive
   31            2         Rio Nueces Apartments                          600 West 26th Street
   32            2         Bermuda Villas Apartments                      7325 South West 82nd Street
   33            1         8989 Rio Vista Plaza                           8989 Rio San Diego Drive
   34            1         Tapo Plaza                                     2196- 2358 Tapo Street
   35            1         Market Place Shopping Center                   1-26 Plaza Drive
   36            1         Creekside Place Shopping Center                23500-23600 Valencia Boulevard
   37            1         Village Shoppes of Flowery Branch              5900 Spout Springs Road
   38            1         Hilton Norfolk Airport                         1500 North Military Highway
   39            1         Two Northbrook Place                           60 Revere Drive
   40            1         10470 Old Placerville Road                     10470 Old Placerville Road
   41            2         Mohawk Terrace Apartments                      1350 & 1400 Crescent-Vischers Ferry Road
   42            1         Tudor Business Center                          1011 East Tudor Road
   43            2         Lexington on Central Apartments                10 West Minnezona Avenue
   44            1         301 East Liberty Street                        301 East Liberty Street
   45            1         New Market                                     267 Highway 421
   46            1         Bank of America Tower                          500 Locust Street, 317 Sixth Avenue
   47            1         Mill Towne Center                              101-235 East Baseline Road
   48            1         Village Square                                 181-185 Main Street
   49            1         Hunington Portfolio                            Various
  49.1                     Westfield Village Shopping Center              3154 North Fry Road
  49.2                     The Shops on Memorial                          5535 Memorial Drive
   50            2         Mistwood Townhomes                             2905-3075 40th Ave Southwest
   51            2         Calder Commons                                 520 East Calder Way
   52            2         Cypress Springs                                3651 North Rancho Drive
   53            2         Otter Run Apartments                           1025 Assisi Lane
   54            1         AmCap - 84th & Pecos                           1407-1575 West 84th Avenue
   55            2         Woodcreek Senior Commons                       1625 Woodcreek Drive
   56            1         Lincoln Road Plaza                             825-845 Lincoln Road
   57            1         Route 6 Plaza                                  3580 Mohegan Avenue
   58            1         River Chase Office Center                      4431 North Front Street
   59            1         Troutdale Commons                              31301 Southwest 257th Avenue
   60            1         AmCap - Jewell & Wadsworth                     1927 South Wadsworth Boulevard
   61            2         Cherokee Mobile Village                        10540 East Apache Trail
   62            2         Ashley Club Apartments                         2101 Scenic Highway
   63            1         L Street Self Storage                          707 L Street
   64            1         Lakeside Office Park                           4704 Harlan Street
   65            2         Mallard Cove Apartments                        2900 Mayport Road
   66            2         Kensington Apartments                          23525 Arlington Avenue
   67            1         Mini U Storage- Fairfax Station                10930 Clara Barton Drive
   68            1         Park Meadows Medical                           9218 Kimmer Drive
   69            1         Bannockburn Mediplex Office Building           2151 Waukegan Road
   70            1         York Farm Estates                              1870 Baldwin Road
   71            2         Candle Park South                              2728-2924 15th Street South, and 1425-1502 30th Avenue
                                                                          South, and 1501 31st Avenue South
   72            1         2301 Glades                                    2301 Glades Road
   73            1         Methodist Medical Building                     8120 Timberlake Way
   74            2         Pleasant Grove                                 1441 North Jim Miller Road
   75            2         Valley Stream Village II Apartments            110 Valley Stream Drive
   76            1         Springfield Self Storage                       7711 Loisdale Road
   77            1         Mizner Place                                   12300 South Shore Boulevard
   78            2         Brandon Oaks                                   110 Summerfield Way
   79            2         Miller Lake Apartments                         5400-5500 Southwest 77th Court
   80            1         Walgreens - Elgin                              1700 Larkin Avenue
   81            1         388 West Broadway                              388 West Broadway
   82            1         Independence Park Shopping Center              3020 Legacy Drive
   83            1         Walgreens - Colorado Springs                   1730 Platte Avenue East
   84            1         Forest Hill Centre                             140 Forest Hill Centre
   85            2         Arbor Club Apartments                          700 East College Boulevard
   86            1         Cordova Towne Center Phases II & III           1100, 1134-1138 North Germantown Parkway
   87            1         North Denver Industrial                        3857-3895 Steele Street
   88            1         Beachwalk Center                               130 Scenic Highway (US Highway 98 East)
   89            1         Walgreens - Tropicana Avenue                   4905 West Tropicana Avenue
   90            1         Rite Aid - Las Vegas                           1815 East Flamingo Road
   91            2         Schooner Landing                               7100 Shoreline Drive
   92            1         Palm Valley Pavilions East                     1375-1475 North Litchfield Road
   93            1         CRS Tower                                      8035 East R.L. Thornton Freeway
   94            1         Rancho Palomino Medical Center                 630 South Rancho Drive
   95            1         Randhurst Crossings Shopping Center            1 West Rand Road
   96            1         Walgreens - Omaha                              8989 West Dodge Road
   97            2         Plaza Apartments                               400 Ralph Street
   98            1         Walgreens - Thrasher's Corner, WA              20812 Bothell Everett Highway
   99            2         Bit O Home MHP                                 5002 West McFadden Avenue

                                                  CROSS COLLATERALIZED
                                                   AND CROSS DEFAULTED
       CITY            STATE      ZIP CODE             LOAN FLAG
------------------------------------------------------------------------
Portland                OR         97232
Philadelphia            PA         19107
New York                NY         10016
Washington              DC         20036
Sacramento              CA         95834
Columbia                SC         29212


New York                NY         10023
Glendale                AZ         85308
Lakewood                CO         80228
Overland Park           KS         66223
Washington DC           DC         20037
Mount Kisco             NY         10549
Lanham                  MD         20706

Framingham              MA         01701
Henderson               NV         89052
Portland                OR         97201
Washington              DC         20007
San Diego               CA         92115
Parkland                FL         33067

Wilmington              MA         01887
Raleigh                 NC         27609
Durham                  NC         27713
Various                 WI        Various
Chippewa Falls          WI         54729
Hobart                  WI         54115
San Diego               CA         92111
Tumwater                WA         98501
Christiana              DE         19702
Miami                   FL         33178
Palm Beach Gardens      FL         33410
Seabrook                TX         77586
San Diego               CA         92108
Austin                  TX         78705
Miami                   FL         33143
San Diego               CA         92108
Simi Valley             CA         93063
Fairview Heights        IL         62208
Valencia                CA         91355
Flowery Branch          GA         30542
Norfolk                 VA         23502
Northbrook              IL         60062
Sacramento              CA         95827
Halfmoon                NY         12065
Anchorage               AK         99503
Phoenix                 AZ         85013
Ann Arbor               MI         48104
Boone                   NC         28607
Des Moines              IA         50309
Tempe                   AZ         85283
Westport                CT         06880
Various                 TX        Various
Katy                    TX         77449
Houston                 TX         77007
Fargo                   ND         58104
State College           PA         16801
Las Vegas               NV         89130
Atlantic Beach          FL         32233        Atlantic Beach Portfolio
Federal Heights         CO         80260
Fairfield               CA         94534
Miami Beach             FL         33139
Mohegan Lake            NY         10547
Harrisburg              PA         17110
Troutdale               OR         97060
Lakewood                CO         80232
Apache Junction         AZ         85220
Pensacola               FL         32503
Chula Vista             CA         91911
Lakeside                CO         80212
Atlantic Beach          FL         32233        Atlantic Beach Portfolio
Torrance                CA         90501
Fairfax Station         VA         22039
Lone Tree               CO         80124
Bannockburn             IL         60015
Yorktown Heights        NY         10598
Fargo                   ND         58103

Boca Raton              FL         33431
Sacramento              CA         95823
Dallas                  TX         75217
Christiana              DE         19702
Springfield             VA         22150
Wellington              FL         33414
Brandon                 FL         33510
Miami                   FL         33155
Elgin                   IL         60123
New York                NY         10012
Plano                   TX         75023
Colorado Springs        CO         80909
Lexington               NC         27295
Pensacola               FL         32503
Cordova                 TN         38016
Denver                  CO         80205
Destin                  FL         32550
Las Vegas               NV         89103
Las Vegas               NV         89119
Stockton                CA         95219
Goodyear                AZ         85338
Dallas                  TX         75228                 Boxer
Las Vegas               NV         89106
Mount Prospect          IL         60056
Omaha                   NE         68114
White Settlement        TX         76108
Bothell                 WA         98021
Santa Ana               CA         92704              Eggleston 1

                                                                                                      % OF
                                                                                                   AGGREGATE       % OF LOAN
  LOAN          GENERAL PROPERTY     SPECIFIC PROPERTY    ORIGINAL LOAN     CUT-OFF DATE LOAN     CUT-OFF DATE      GROUP 1
ORIGINATOR           TYPE                  TYPE            BALANCE ($)         BALANCE ($)          BALANCE         BALANCE
----------------------------------------------------------------------------------------------------------------------------
 Wachovia            Retail               Anchored        70,000,000.00       69,922,220.75          5.82%           7.77%
 Wachovia            Office                 CBD           45,000,000.00       44,919,181.80          3.74%           4.99%
 Wachovia            Office                 CBD           35,000,000.00       35,000,000.00          2.91%           3.89%
 Wachovia          Multifamily          Conventional      29,000,000.00       28,902,056.77          2.41%           0.00%
 Wachovia          Multifamily          Conventional      27,000,000.00       27,000,000.00          2.25%           3.00%
 Wachovia            Retail               Anchored        25,900,000.00       25,900,000.00          2.16%           2.88%
 Wachovia            Office                 CBD           25,000,000.00       24,953,568.34          2.08%           2.77%
 Wachovia          Multifamily          Conventional      24,200,000.00       24,200,000.00          2.02%           0.00%
   NCCI              Retail               Anchored        20,791,000.00       20,726,538.48          1.73%           2.30%
    CGM            Multifamily          Conventional      20,800,000.00       20,649,186.19          1.72%           0.00%
 Wachovia            Office                 CBD           18,250,000.00       18,250,000.00          1.52%           2.03%
 Wachovia            Office               Medical         18,000,000.00       17,965,895.32          1.50%           2.00%
    CGM              Office               Suburban        17,120,000.00       17,120,000.00          1.43%           1.90%
 Wachovia          Multifamily          Conventional      17,000,000.00       17,000,000.00          1.42%           1.89%
    CGM              Retail               Anchored        17,000,000.00       16,904,637.36          1.41%           1.88%
    CGM             Mixed Use          Retail/Office      16,850,000.00       16,759,444.83          1.40%           1.86%
    CGM              Office               Suburban        16,500,000.00       16,482,870.79          1.37%           1.83%
 Wachovia            Retail               Anchored        16,300,000.00       16,281,990.26          1.36%           1.81%
 Wachovia            Retail               Anchored        16,000,000.00       15,968,668.70          1.33%           1.77%
   NCCI            Industrial               Flex          15,500,000.00       15,403,979.71          1.28%           1.71%
    CGM              Retail               Anchored        15,310,000.00       15,216,679.80          1.27%           1.69%
 Wachovia          Multifamily          Conventional      15,000,000.00       15,000,000.00          1.25%           0.00%
 Wachovia          Industrial           Distribution      15,000,000.00       14,971,010.41          1.25%           1.66%
 Wachovia          Industrial           Distribution
 Wachovia          Industrial           Distribution
 Wachovia            Office               Suburban        15,000,000.00       14,967,091.25          1.25%           1.66%
   AMCC              Office               Suburban        14,500,000.00       14,471,606.00          1.21%           1.61%
 Wachovia          Multifamily          Conventional      14,250,000.00       14,220,416.33          1.18%           0.00%
   AMCC              Office               Suburban        14,145,000.00       14,145,000.00          1.18%           1.57%
 Wachovia            Retail               Anchored        14,000,000.00       13,959,816.03          1.16%           1.55%
 Wachovia          Multifamily          Conventional      13,200,000.00       13,173,063.39          1.10%           0.00%
 Wachovia            Office               Suburban        13,000,000.00       12,971,419.02          1.08%           1.44%
    CGM            Multifamily        Student Housing     12,400,000.00       12,361,475.06          1.03%           0.00%
 Wachovia          Multifamily          Conventional      12,000,000.00       11,986,106.69          1.00%           0.00%
 Wachovia            Office               Suburban        12,000,000.00       11,976,036.27          1.00%           1.33%
    CGM              Retail               Anchored        11,000,000.00       10,940,994.37          0.91%           1.22%
 Wachovia            Retail               Anchored        10,800,000.00       10,777,960.96          0.90%           1.20%
    CGM              Retail               Anchored        10,550,000.00       10,529,295.73          0.88%           1.17%
 Wachovia            Retail               Anchored        10,560,000.00       10,527,461.29          0.88%           1.17%
 Wachovia          Hospitality          Full Service      10,350,000.00       10,334,433.77          0.86%           1.15%
   NCCI              Office               Suburban         9,950,000.00        9,939,006.32          0.83%           1.10%
    CGM              Office               Suburban         9,825,000.00        9,825,000.00          0.82%           1.09%
   AMCC            Multifamily          Conventional       9,480,000.00        9,465,567.24          0.79%           0.00%
   AMCC              Office               Suburban         8,890,000.00        8,861,748.93          0.74%           0.98%
   AMCC            Multifamily          Conventional       8,750,000.00        8,750,000.00          0.73%           0.00%
   NCCI              Office               Suburban         8,250,000.00        8,241,138.48          0.69%           0.92%
 Wachovia            Retail               Anchored         8,100,000.00        8,090,587.04          0.67%           0.90%
    CGM              Office                 CBD            7,900,000.00        7,885,097.89          0.66%           0.88%
    CGM             Mixed Use          Office/Retail       7,500,000.00        7,457,061.86          0.62%           0.83%
    CGM              Retail               Anchored         7,450,000.00        7,411,726.97          0.62%           0.82%
   NCCI              Retail              Unanchored        7,250,000.00        7,237,414.01          0.60%           0.80%
   NCCI              Retail              Unanchored
   NCCI              Retail              Unanchored
   AMCC            Multifamily          Conventional       7,250,000.00        7,234,884.03          0.60%           0.00%
 Wachovia          Multifamily        Student Housing      7,250,000.00        7,234,558.17          0.60%           0.00%
    CGM            Multifamily          Conventional       7,200,000.00        7,176,884.42          0.60%           0.00%
   AMCC            Multifamily          Conventional       7,100,000.00        7,091,702.96          0.59%           0.00%
   NCCI              Retail               Anchored         7,049,000.00        7,027,144.91          0.59%           0.78%
    CGM            Multifamily         Senior Housing      7,000,000.00        6,977,064.39          0.58%           0.00%
 Wachovia            Retail           Shadow Anchored      7,000,000.00        6,974,213.35          0.58%           0.78%
    CGM              Retail               Anchored         7,000,000.00        6,960,286.83          0.58%           0.77%
 Wachovia            Office               Suburban         6,800,000.00        6,786,771.31          0.57%           0.75%
    CGM              Retail               Anchored         6,600,000.00        6,587,328.41          0.55%           0.73%
   NCCI              Retail               Anchored         6,560,000.00        6,539,661.03          0.54%           0.73%
   NCCI         Mobile Home Park      Mobile Home Park     6,500,000.00        6,492,750.50          0.54%           0.00%
   NCCI            Multifamily          Conventional       6,500,000.00        6,479,470.60          0.54%           0.00%
   NCCI           Self Storage          Self Storage       6,500,000.00        6,474,996.69          0.54%           0.72%
   NCCI              Office               Suburban         6,500,000.00        6,467,294.09          0.54%           0.72%
   AMCC            Multifamily          Conventional       6,400,000.00        6,392,520.99          0.53%           0.00%
   NCCI            Multifamily          Conventional       6,200,000.00        6,193,200.97          0.52%           0.00%
 Wachovia         Self Storage          Self Storage       6,065,000.00        6,055,667.53          0.50%           0.67%
   AMCC              Office               Medical          6,050,000.00        6,043,188.89          0.50%           0.67%
 Wachovia            Office               Medical          6,000,000.00        6,000,000.00          0.50%           0.67%
 Wachovia          Multifamily          Conventional       6,000,000.00        5,986,529.37          0.50%           0.67%
   AMCC            Multifamily          Conventional       5,700,000.00        5,687,176.14          0.47%           0.00%
 Wachovia            Retail              Mixed Use         5,625,000.00        5,625,000.00          0.47%           0.63%
    CGM              Office               Medical          5,512,500.00        5,432,597.20          0.45%           0.60%
   NCCI            Multifamily          Conventional       5,450,000.00        5,427,748.84          0.45%           0.00%
 Wachovia          Multifamily          Conventional       5,360,000.00        5,349,062.11          0.45%           0.00%
 Wachovia         Self Storage          Self Storage       5,350,000.00        5,327,132.12          0.44%           0.59%
   AMCC              Office               Suburban         5,150,000.00        5,150,000.00          0.43%           0.57%
   AMCC            Multifamily          Conventional       4,990,000.00        4,990,000.00          0.42%           0.00%
 Wachovia          Multifamily          Conventional       4,852,000.00        4,835,281.00          0.40%           0.00%
 Wachovia            Retail               Anchored         4,800,000.00        4,790,885.31          0.40%           0.53%
   NCCI              Retail           Shadow Anchored      4,800,000.00        4,787,693.45          0.40%           0.53%
   AMCC              Retail           Shadow Anchored      4,750,000.00        4,740,860.19          0.39%           0.53%
 Wachovia            Retail               Anchored         4,675,000.00        4,655,115.95          0.39%           0.52%
   NCCI              Retail               Anchored         4,500,000.00        4,490,027.66          0.37%           0.50%
   NCCI            Multifamily          Conventional       4,500,000.00        4,485,787.34          0.37%           0.00%
   AMCC              Retail           Shadow Anchored      4,400,000.00        4,386,498.12          0.37%           0.49%
   AMCC            Industrial            Warehouse         4,300,000.00        4,300,000.00          0.36%           0.48%
   NCCI              Retail               Anchored         4,160,000.00        4,155,976.11          0.35%           0.46%
 Wachovia            Retail               Anchored         4,100,000.00        4,095,918.43          0.34%           0.46%
 Wachovia            Retail               Anchored         4,384,507.18        4,074,728.81          0.34%           0.45%
 Wachovia          Multifamily          Conventional       4,000,000.00        3,995,149.20          0.33%           0.00%
 Wachovia            Retail           Shadow Anchored      4,000,000.00        3,975,279.41          0.33%           0.44%
   NCCI              Office               Suburban         3,975,000.00        3,948,884.45          0.33%           0.44%
 Wachovia            Office               Medical          3,900,000.00        3,888,032.43          0.32%           0.43%
 Wachovia            Retail           Shadow Anchored      3,900,000.00        3,869,709.40          0.32%           0.43%
 Wachovia            Retail               Anchored         3,789,600.00        3,778,859.73          0.31%           0.42%
   NCCI            Multifamily          Conventional       3,700,000.00        3,685,312.08          0.31%           0.00%
   AMCC              Retail               Anchored         3,620,000.00        3,612,849.14          0.30%           0.40%
   NCCI         Mobile Home Park      Mobile Home Park     3,600,000.00        3,596,125.85          0.30%           0.00%

                                                                                   LOAN
% OF LOAN                                                                     ADMINISTRATIVE      INTEREST
 GROUP 2       ORIGINATION       FIRST PAY     MATURITY DATE     MORTGAGE       COST RATE         ACCRUAL
 BALANCE          DATE             DATE           OR ARD         RATE (%)          (%)             METHOD
--------------------------------------------------------------------------------------------------------------
  0.00%        12-May-2003      11-Jul-2003     11-Jun-2013      5.4200%         0.04210%        Actual/360
  0.00%        15-Apr-2003      11-Jun-2003     11-May-2013      6.0800%         0.04210%        Actual/360
  0.00%         7-Feb-2003      11-Mar-2003     11-Feb-2013      5.6700%         0.04210%        Actual/360
  9.60%        13-Mar-2003      11-May-2003     11-Apr-2013      5.1500%         0.04210%        Actual/360
  0.00%        18-Mar-2003      11-May-2003     11-Apr-2013      5.8000%         0.04210%        Actual/360
  0.00%         3-Jun-2003      11-Jul-2003     11-Jun-2010      4.0400%         0.04210%          30/360
  0.00%        22-Apr-2003      11-Jun-2003     11-May-2013      5.9300%         0.04210%        Actual/360
  8.04%        31-Mar-2003      11-May-2003     11-Apr-2013      5.4500%         0.04210%        Actual/360
  0.00%        12-Mar-2003      11-May-2003     11-Apr-2013      5.5700%         0.04210%        Actual/360
  6.86%        14-Nov-2002       1-Jan-2003      1-Dec-2012      5.6400%         0.14710%        Actual/360
  0.00%         2-May-2003      11-Jun-2003     11-May-2013      5.9600%         0.04210%        Actual/360
  0.00%        25-Apr-2003      11-Jun-2003     11-May-2013      5.8400%         0.04210%        Actual/360
  0.00%        17-Jan-2003       1-Mar-2003      1-Feb-2012      5.7250%         0.04210%        Actual/360
  0.00%        25-Apr-2003      11-Jun-2003     11-May-2013      5.4700%         0.04210%        Actual/360
  0.00%        28-Jan-2003       1-Mar-2003      1-Feb-2012      5.4200%         0.04210%        Actual/360
  0.00%         9-Jan-2003       1-Mar-2003      1-Feb-2012      5.6500%         0.05210%        Actual/360
  0.00%         5-May-2003       1-Jul-2003      1-Jun-2013      5.7800%         0.04210%        Actual/360
  0.00%        14-May-2003      11-Jul-2003     11-Jun-2013      5.4500%         0.04210%        Actual/360
  0.00%        24-Apr-2003      11-Jun-2003     11-May-2013      5.6900%         0.04210%        Actual/360
  0.00%        21-Nov-2002      11-Jan-2003     11-Dec-2012      6.4000%         0.04210%        Actual/360
  0.00%        27-Dec-2002       1-Feb-2003      1-Jan-2013      5.8200%         0.04210%        Actual/360
  4.98%         2-Apr-2003      11-May-2003     11-Apr-2013      5.3600%         0.04210%        Actual/360
  0.00%         7-May-2003      11-Jun-2003     11-May-2013      5.7500%         0.04210%        Actual/360


  0.00%        17-Apr-2003      11-Jun-2003     11-May-2010      5.1600%         0.04210%        Actual/360
  0.00%        13-Apr-2003      11-Jun-2003     11-May-2012      5.6900%         0.04210%        Actual/360
  4.72%        30-Apr-2003      11-Jun-2003     11-May-2013      5.4200%         0.04210%        Actual/360
  0.00%         1-May-2003      11-Jun-2003     11-May-2011      5.5000%         0.04210%        Actual/360
  0.00%         1-Apr-2003      11-May-2003     11-Apr-2013      5.9400%         0.04210%        Actual/360
  4.38%        30-Apr-2003      11-Jun-2003     11-May-2013      5.5000%         0.04210%        Actual/360
  0.00%        16-Apr-2003      11-Jun-2003     11-May-2010      5.1500%         0.04210%        Actual/360
  4.11%         1-Apr-2003       1-May-2003      1-Apr-2012      5.5600%         0.04210%        Actual/360
  3.98%         2-Jun-2003      11-Jul-2003     11-Jun-2010      5.2000%         0.04210%        Actual/360
  0.00%        16-Apr-2003      11-Jun-2003     11-May-2013      5.6000%         0.04210%        Actual/360
  0.00%         2-Jan-2003       1-Mar-2003      1-Feb-2008      5.6600%         0.04210%        Actual/360
  0.00%         1-May-2003      11-Jun-2003     11-May-2013      5.5000%         0.04210%        Actual/360
  0.00%         8-Apr-2003       1-Jun-2003      1-May-2013      5.6800%         0.10210%        Actual/360
  0.00%        24-Mar-2003      11-May-2003     11-Apr-2013      5.6000%         0.04210%        Actual/360
  0.00%        30-May-2003      11-Jul-2003     11-Jun-2013      5.7300%         0.04210%        Actual/360
  0.00%         5-Jun-2003      11-Jul-2003     11-Jun-2013      5.4500%         0.04210%        Actual/360
  0.00%        18-Jun-2003       1-Aug-2003      1-Jul-2013      5.6500%         0.10210%        Actual/360
  3.14%        15-May-2003      11-Jul-2003     11-Jun-2013      5.6500%         0.04210%        Actual/360
  0.00%        26-Mar-2003      11-May-2003     11-Apr-2009      5.4500%         0.04210%        Actual/360
  2.91%         4-Jun-2003      11-Jul-2003     11-Jun-2010      5.0000%         0.04210%        Actual/360
  0.00%        21-May-2003      11-Jul-2003     11-Jun-2013      5.6000%         0.04210%        Actual/360
  0.00%        29-May-2003      11-Jul-2003     11-Jun-2013      5.1800%         0.04210%        Actual/360
  0.00%         7-Apr-2003       1-Jun-2003      1-May-2013      5.8600%         0.08210%        Actual/360
  0.00%        23-Jan-2003       1-Mar-2003      1-Feb-2008      5.3100%         0.10210%        Actual/360
  0.00%        31-Jan-2003       1-Mar-2003      1-Feb-2013      5.8900%         0.04210%        Actual/360
  0.00%        24-Apr-2003      11-Jun-2003     11-May-2013      6.2300%         0.09210%        Actual/360


  2.40%        17-Apr-2003      11-Jun-2003     11-May-2013      5.4000%         0.04210%        Actual/360
  2.40%         6-May-2003      11-Jun-2003     11-May-2013      5.3000%         0.08210%        Actual/360
  2.38%        14-Mar-2003       1-May-2003      1-Apr-2013      5.4000%         0.07210%        Actual/360
  2.36%        29-May-2003      11-Jul-2003     11-Jun-2013      5.1500%         0.04210%        Actual/360
  0.00%        12-Mar-2003      11-May-2003     11-Apr-2013      5.5700%         0.04210%        Actual/360
  2.32%        20-Mar-2003       1-May-2003      1-Apr-2012      5.3000%         0.08210%        Actual/360
  0.00%        18-Feb-2003      11-Apr-2003     11-Mar-2013      5.9900%         0.04210%        Actual/360
  0.00%         6-Dec-2002       1-Feb-2003      1-Jan-2013      6.1800%         0.04210%        Actual/360
  0.00%         6-May-2003      11-Jun-2003     11-May-2013      5.7200%         0.04210%        Actual/360
  0.00%        10-Apr-2003       1-Jun-2003      1-May-2013      5.7800%         0.08210%        Actual/360
  0.00%        12-Mar-2003      11-May-2003     11-Apr-2013      5.5700%         0.04210%        Actual/360
  2.16%        15-May-2003      11-Jul-2003     11-Jun-2013      5.4000%         0.04210%        Actual/360
  2.15%         8-Apr-2003      11-May-2003     11-Apr-2013      5.4800%         0.09210%        Actual/360
  0.00%        25-Mar-2003      11-May-2003     11-Apr-2013      6.5000%         0.04210%        Actual/360
  0.00%        10-Jan-2003      11-Mar-2003     11-Feb-2013      6.0000%         0.04210%        Actual/360
  2.12%        29-May-2003      11-Jul-2003     11-Jun-2013      5.1500%         0.04210%        Actual/360
  2.06%        21-May-2003      11-Jul-2003     11-Jun-2013      5.4900%         0.09210%        Actual/360
  0.00%        30-May-2003      11-Jul-2003     11-Jun-2013      5.5800%         0.08210%        Actual/360
  0.00%         4-Jun-2003      11-Jul-2003     11-Jun-2013      5.3500%         0.04210%        Actual/360
  0.00%        16-Apr-2003      11-Jun-2003     11-May-2013      5.6200%         0.04210%        Actual/360
  0.00%        25-Apr-2003      11-Jun-2003     11-May-2013      5.0500%         0.04210%        Actual/360
  1.89%         1-May-2003      11-Jun-2003     11-May-2013      5.0400%         0.04210%        Actual/360
  0.00%        24-Dec-2002      11-Feb-2003     11-Jan-2013      5.9300%         0.04210%        Actual/360
  0.00%         1-Nov-2001       1-Jan-2002      1-Dec-2011      7.1500%         0.04210%        Actual/360
  1.80%        28-Feb-2003      11-Apr-2003     11-Mar-2013      5.5200%         0.04210%        Actual/360
  1.78%        15-Apr-2003      11-Jun-2003     11-May-2013      5.5000%         0.04210%        Actual/360
  0.00%        26-Mar-2003      11-May-2003     11-Apr-2013      5.8700%         0.04210%        Actual/360
  0.00%        22-Apr-2003      11-Jun-2003     11-May-2013      5.6400%         0.04210%        Actual/360
  1.66%        21-May-2003      11-Jul-2003     11-Jun-2020      5.4700%         0.04210%        Actual/360
  1.61%         4-Apr-2003      11-May-2003     11-Apr-2010      5.0500%         0.04210%        Actual/360
  0.00%         5-May-2003      11-Jun-2003     11-May-2013      5.8300%         0.04210%        Actual/360
  0.00%        23-Apr-2003      11-Jun-2003     11-May-2013      6.3500%         0.04210%        Actual/360
  0.00%         7-May-2003      11-Jun-2003     11-May-2013      5.7700%         0.04210%        Actual/360
  0.00%         8-Apr-2003      11-May-2003     11-Apr-2013      5.9000%         0.04210%        Actual/360
  0.00%         9-May-2003      11-Jul-2003     11-Jun-2023      5.8000%         0.06210%        Actual/360
  1.49%         8-Apr-2003      11-May-2003     11-Apr-2013      5.4800%         0.09210%        Actual/360
  0.00%         3-Apr-2003      11-May-2003     11-Apr-2013      5.6200%         0.04210%        Actual/360
  0.00%        12-Jun-2003      11-Aug-2003     11-Jul-2010      5.2000%         0.04210%        Actual/360
  0.00%        11-Jun-2003      11-Jul-2003     11-Jun-2013      6.1500%         0.04210%        Actual/360
  0.00%        16-May-2003      11-Jul-2003     11-Jun-2013      6.0000%         0.04210%        Actual/360
  0.00%        26-Aug-1999      15-Oct-1999     15-Jun-2024      6.9100%         0.04210%          30/360
  1.33%        13-May-2003      11-Jul-2003     11-Jun-2013      4.9500%         0.08210%        Actual/360
  0.00%        23-Dec-2002      11-Feb-2003     11-Jan-2013      5.7500%         0.08210%        Actual/360
  0.00%        11-Dec-2002      11-Jan-2003     11-Dec-2012      6.1200%         0.04210%        Actual/360
  0.00%         8-Apr-2003      11-May-2003     11-Apr-2013      5.6200%         0.04210%        Actual/360
  0.00%        31-Oct-2002      11-Dec-2002     11-Nov-2012      6.0000%         0.04210%        Actual/360
  0.00%         8-Apr-2003      11-May-2003     11-Apr-2013      6.0000%         0.04210%        Actual/360
  1.22%        10-Mar-2003      11-Apr-2003     11-Mar-2013      5.6500%         0.04210%        Actual/360
  0.00%        17-Apr-2003      11-Jun-2003     11-May-2013      5.6500%         0.04210%        Actual/360
  1.19%         9-May-2003      11-Jul-2003     11-Jun-2013      5.5900%         0.04210%        Actual/360

 INTEREST        ORIGINAL       REMAINING
 ACCURAL         TERM TO         TERM TO       REMAINING      ORIGINAL      REMAINING                     MATURITY DATE OR
  METHOD       MATURITY OR     MATURITY OR     IO PERIOD     AMORT TERM    AMORT TERM     MONTHLY P&I       ARD BALLOON         ARD
DURING IO       ARD (MOS.)     ARD (MOS.)        (MOS.)        (MOS.)        (MOS.)       PAYMENTS ($)      BALANCE ($)        LOANS
------------------------------------------------------------------------------------------------------------------------------------
                   120             119                          360           359          393,945.92      58,339,911.91         Y
                   120             118                          360           358          272,116.59      38,265,684.18         Y
Actual/360         120             115             19           300           300          218,498.37      28,829,379.09         N
                   120             117                          360           357          158,347.61      23,963,300.50         N
Actual/360         120             117             27           360           360          158,423.32      24,063,231.86         N
  30/360            84              83             83           (IO)          (IO)            (IO)         25,900,000.00         N
                   120             118                          360           358          148,764.38      21,164,785.72         N
Actual/360         120             117              3           360           360          136,646.73      20,443,592.24         N
                   120             117                          360           357          118,963.75      17,409,122.45         Y
                   120             113                          360           353          119,933.59      17,451,879.22         N
Actual/360         120             118             34           360           360          108,949.08      16,481,553.23         N
                   120             118                          360           358          106,074.49      15,197,705.99         N
Actual/360         108             103              7           336           336          102,344.79      14,745,315.25         N
Actual/360         120             118             34           360           360           96,204.39      15,202,054.68         N
                   108             103                          360           355           95,672.58      14,521,183.50         Y
                   108             103                          360           355           97,264.23      14,483,607.17         N
                   120             119                          360           359           96,604.21      13,904,674.36         N
                   120             119                          360           359           92,038.91      13,597,623.13         N
                   120             118                          360           358           92,762.70      13,447,880.01         N
                   120             113                          360           353           96,953.42      13,298,971.20         Y
                   120             114                          360           354           90,026.98      12,914,536.39         N
Actual/360         120             117             21           360           360           83,855.47      13,095,940.08         N
                   120             118                          360           358           87,535.93      12,630,409.95         N


                    84              82                          360           358           81,996.38      13,326,543.77         Y
                   108             106                          360           358           84,066.20      12,483,379.39         Y
                   120             118                          360           358           80,196.13      11,877,406.44         N
Actual/360          96              94             52           360           360           80,313.76      13,469,563.42         Y
                   120             117                          360           357           83,397.79      11,854,801.12         N
                   120             118                          360           358           74,948.15      11,029,756.47         N
                    84              82                          360           358           70,983.41      11,547,190.69         Y
                   108             105                          360           357           70,873.34      10,637,165.72         N
                    84              83                          360           359           65,893.31      10,669,838.73         N
                   120             118                          360           358           68,889.48      10,058,130.57         N
                    60              55                          360           355           63,565.49      10,241,503.80         N
                   120             118                          360           358           61,321.21       9,024,346.78         N
                   120             118                          360           358           61,098.60       8,864,489.94         N
                   120             117                          360           357           60,622.74       8,850,480.82         N
                   120             119                          300           299           64,987.48       7,943,258.35         N
                   120             119                          360           359           56,183.26       8,300,389.31         N
                   120             120                          360           360           56,713.42       8,247,589.65         N
                   120             119                          300           299           59,067.76       7,255,440.59         N
                    72              69                          360           357           50,197.92       8,104,823.73         Y
Actual/360          84              83             23           360           360           46,971.90       8,069,677.05         N
                   120             119                          360           359           47,361.52       6,914,307.81         N
                   120             119                          360           359           44,377.96       6,699,550.93         N
                   120             118                          360           358           46,655.78       6,674,106.62         N
                    60              55                          360           355           41,694.44       6,948,192.70         N
                   120             115                          360           355           44,141.01       6,296,839.17         N
                   120             118                          360           358           44,545.23       6,191,961.61         N


                   120             118                          360           358           40,710.99       6,039,096.05         N
                   120             118                          360           358           40,259.59       6,020,047.94         Y
                   120             117                          360           357           40,430.22       5,997,018.94         N
                   120             119                          360           359           38,767.87       5,866,779.75         N
                   120             117                          360           357           40,333.58       5,902,405.09         Y
                   108             105                          360           357           38,871.33       5,961,771.89         N
                   120             116                          360           356           41,923.54       5,936,820.58         N
                   120             114                          360           354           42,782.02       5,967,655.76         N
                   120             118                          360           358           39,553.46       5,720,572.52         N
                   120             118                          360           358           38,641.68       5,562,429.19         N
                   120             117                          360           357           37,535.58       5,492,946.14         Y
                   120             119                          360           359           36,499.50       5,413,879.88         N
                   120             117                          360           357           36,824.76       5,427,539.82         N
                   120             117                          300           297           43,888.47       5,118,994.34         N
                   120             115                          360           355           38,970.78       5,511,786.62         N
                   120             119                          360           359           34,945.68       5,288,365.79         N
                   120             119                          360           359           35,164.03       5,178,555.59         N
                   120             119                          300           299           37,534.72       4,630,498.70         N
                   120             119                          360           359           33,784.03       5,031,146.53         N
Actual/360         120             118             22           336           336           35,482.51       5,154,769.84         N
                   120             118                          360           358           32,392.89       4,942,206.41         N
                   120             118                          360           358           30,738.33       4,693,565.04         N
Actual/360         120             114             18           360           360           33,471.99       4,976,538.07         N
                   120             101                          360           341           37,231.80       4,825,749.02         N
                   120             116                          360           356           31,012.92       4,556,867.22         N
                   120             118                          360           358           30,433.49       4,478,749.79         N
                   120             117                          300           297           34,046.23       4,125,813.28         N
Actual/360         120             118             13           360           360           29,695.10       4,451,218.70         N
Actual/360         204             203             35           204           204           37,623.44       1,307,708.93         N
                    84              81                          360           357           26,195.05       4,300,295.82         N
                   120             118                          360           358           28,255.91       4,051,504.40         N
                   120             118                          300           298           31,961.49       3,762,108.43         N
                   120             118                          360           358           27,780.10       4,002,051.39         N
                   120             117                          300           297           29,835.97       3,608,955.80         Y
                   240             239                          240           239           31,722.34         100,849.79         N
                   120             117                          360           357           25,494.07       3,757,527.57         N
                   120             117                          360           357           25,315.00       3,689,966.54         N
                    84              84                          300           300           25,640.97       3,617,888.84         N
                   120             119                          360           359           25,343.89       3,544,286.18         N
                   120             119                          360           359           24,581.57       3,477,861.81         Y
                   297             251                          297           251           30,737.51               0.00         N
                   120             119                          360           359           21,350.80       3,283,779.18         N
                   120             114                          360           354           23,342.91       3,367,041.86         N
                   120             113                          360           353           24,139.67       3,383,270.66         N
                   120             117                          360           357           22,438.29       3,270,653.09         N
                   120             112                          360           352           23,382.47       3,307,511.02         N
                   120             117                          360           357           22,720.57       3,214,629.59         Y
                   120             116                          360           356           21,357.72       3,106,081.55         N
                   120             118                          360           358           20,895.94       3,038,864.45         N
                   120             119                          360           359           20,644.15       3,016,224.13         N

                                                                                           CUT-OFF DATE
                                          APPRAISED       APPRAISAL                         LTV RATIO
       PREPAYMENT PROVISIONS              VALUE ($)         DATE         DSCR (x) (1)         (1)
-------------------------------------------------------------------------------------------------------
L(25),D(91),O(4)                         220,100,000      1-May-2003        1.83             63.54%
L(26),D(92),O(2)                          56,700,000      3-Mar-2003        1.22             79.22%
L(29),D(87),O(4)                          60,000,000      1-Jan-2003        1.60             58.33%
L(48),YM2%(60),YM(9),O(3)                 38,000,000     21-Feb-2003        1.38             76.06%
L(48),D(69),O(3)                          34,400,000     14-Feb-2003        1.22             78.49%
L(25),GRTR1%orYM(56),O(3)                 47,400,000     23-Dec-2002        3.42             54.64%
L(26),D(91),O(3)                          39,800,000      8-Oct-2002        1.69             62.70%
L(37),GRTR1%orYM/Defeasance(77),O(6)      33,000,000     11-Mar-2003        1.25             73.33%
L(27),D(57),O(36)                         26,000,000     18-Dec-2002        1.36             79.72%
L(31),D(87),O(2)                          26,200,000      3-Nov-2002        1.38             78.81%
L(36),GRTR1%orYM/Defeasance(81),O(3)      24,800,000      1-Apr-2003        1.29             73.59%
L(48),D(69),O(3)                          22,500,000     18-Mar-2003        1.47             79.85%
L(29),D(77),O(2)                          21,500,000     13-Dec-2002        1.45             79.63%
L(36),D(75),O(9)                          23,000,000     27-Feb-2003        1.31             73.91%
L(29),D(76),O(3)                          24,600,000      2-Dec-2002        1.45             68.72%
L(29),D(77),O(2)                          22,000,000      9-Oct-2002        1.36             76.18%
L(25),D(93),O(2)                          21,500,000      1-Mar-2003        1.33             76.66%
L(48),D(66),O(6)                          21,500,000     17-Apr-2003        1.28             75.73%
L(48),D(69),O(3)                          20,100,000     24-Feb-2003        1.35             79.45%
L(31),D(86),O(3)                          22,200,000     10-Oct-2002        1.48             69.39%
L(30),D(88),O(2)                          19,500,000     18-Sep-2002        1.40             78.03%
L(36),D(80),O(4)                          19,700,000      6-Feb-2003        1.31             76.14%
L(48),D(69),O(3)                          19,200,000       Various          1.35             77.97%
                                           6,950,000      5-Mar-2003
                                          12,250,000      4-Mar-2003
L(26),D(55),O(3)                          19,800,000     29-Jan-2003        1.36             75.59%
L(36),D(69),O(3)                          17,750,000     11-Mar-2003        1.48             71.39%
L(26),D(91),O(3)                          18,300,000     18-Feb-2003        1.43             77.71%
L(36),D(57),O(3)                          20,500,000      4-Mar-2003        1.48             69.00%
L(48),D(68),O(4)                          19,500,000      4-Feb-2003        1.40             71.59%
L(35),GRTR1%orYM(81),O(4)                 16,530,000     27-Feb-2003        1.38             79.69%
L(26),D(55),O(3)                          19,000,000      7-Feb-2003        1.46             68.27%
L(27),D(78),O(3)                          15,875,000     11-Mar-2003        1.36             77.87%
L(25),D(56),O(3)                          15,240,000      7-Apr-2003        1.29             78.65%
L(48),D(67),O(5)                          15,100,000     20-Feb-2003        1.42             79.31%
L(29),D(29),O(2)                          14,050,000     10-Sep-2002        1.52             77.87%
L(48),D(68),O(4)                          13,700,000      1-Feb-2003        1.36             78.67%
L(26),D(92),O(2)                          13,700,000     17-Dec-2002        1.45             76.86%
L(48),D(69),O(3)                          13,200,000     20-Dec-2002        1.38             79.75%
L(48),D(69),O(3)                          16,625,000     18-Apr-2003        1.77             62.16%
L(25),D(92),O(3)                          12,600,000     19-Mar-2003        1.52             78.88%
L(24),D(94),O(2)                          13,000,000     30-Apr-2003        1.39             75.58%
L(36),D(81),O(3)                          12,000,000      1-Jun-2003        1.45             78.88%
L(36),D(33),O(3)                          11,890,000      2-Jan-2003        1.69             74.53%
L(36),D(45),O(3)                          12,200,000      9-May-2003        1.51             71.72%
L(25),D(92),O(3)                          11,000,000      1-Feb-2003        1.41             74.92%
L(48),D(69),O(3)                          10,200,000     21-Mar-2003        1.47             79.32%
L(26),D(91),O(3)                          10,400,000     13-Feb-2003        1.41             75.82%
L(29),D(28),O(3)                          10,005,000     20-Nov-2002        1.47             74.53%
L(29),D(88),O(3)                          10,500,000      1-Feb-2003        1.41             70.59%
L(26),D(88),O(6)                           9,850,000      5-Feb-2003        1.34             73.48%
                                           1,760,000      5-Feb-2003
                                           8,090,000      5-Feb-2003
L(36),D(81),O(3)                           9,100,000     28-Feb-2003        1.43             79.50%
L(26),D(91),O(3)                          10,400,000     12-Feb-2003        1.89             69.56%
L(27),D(90),O(3)                           9,000,000     16-Jan-2003        1.41             79.74%
L(36),D(81),O(3)                          10,700,000      1-Mar-2003        1.64             66.28%
L(27),D(57),O(36)                          9,500,000     16-Dec-2002        1.16             73.97%
L(27),D(78),O(3)                           8,470,000      5-Nov-2002        1.46             82.37%
L(48),D(69),O(3)                          12,100,000     16-Dec-2002        1.78             57.64%
L(30),D(86),O(4)                           8,800,000      1-Nov-2002        1.31             79.09%
L(26),D(90),O(4)                           9,250,000      1-Apr-2004        1.41             73.37%
L(26),D(90),O(4)                           9,170,000     17-Jan-2003        1.64             71.84%
L(27),D(57),O(36)                          8,400,000     18-Dec-2002        1.09             77.85%
L(25),D(92),O(3)                           8,550,000     31-Mar-2003        1.49             75.94%
L(27),D(90),O(3)                           8,220,000      8-Jan-2003        1.51             78.83%
L(27),D(89),O(4)                           8,800,000      5-May-2003        1.42             73.58%
L(29),D(85),O(6)                           8,300,000      5-Dec-2002        1.47             77.92%
L(36),D(81),O(3)                           8,500,000      1-Mar-2003        1.59             75.21%
L(25),D(92),O(3)                           8,400,000     21-Jan-2003        1.53             73.73%
L(48),D(68),O(4)                           8,120,000     17-Apr-2003        1.52             74.58%
L(36),D(81),O(3)                           8,100,000     24-Apr-2003        1.50             74.61%
L(26),D(91),O(3)                           8,650,000     30-Jan-2003        1.49             69.36%
L(48),D(69),O(3)                          10,600,000     12-Mar-2003        2.19             56.48%
L(36),D(81),O(3)                           8,000,000     18-Mar-2003        1.68             71.09%
L(30),D(87),O(3)                           7,500,000     11-Nov-2002        1.41             75.00%
L(43),D(74),O(3)                           7,350,000     15-Aug-2001        1.44             73.91%
L(28),D(86),O(6)                           6,850,000      4-Feb-2003        1.49             79.24%
L(26),D(91),O(3)                           6,700,000     18-Feb-2003        1.49             79.84%
L(49),D(67),O(4)                           7,730,000     20-Feb-2003        1.31             68.92%
L(36),D(81),O(3)                           6,925,000      1-May-2003        1.56             74.37%
L(36),D(165),O(3)                          7,360,000     10-Apr-2003        1.18             67.80%
L(27),D(54),O(3)                           7,100,000     23-Feb-2003        1.34             68.10%
L(48),D(69),O(3)                           6,000,000     27-Mar-2003        1.28             79.85%
L(26),D(91),O(3)                           7,000,000     15-Feb-2003        1.38             68.40%
L(26),D(91),O(3)                           6,325,000      7-Mar-2003        1.55             74.95%
L(48),D(69),O(3)                           6,000,000     24-Jan-2003        1.35             77.59%
L(25),D(209),O(6)                          5,950,000     24-Mar-2003        1.20             75.46%
L(27),D(90),O(3)                           6,000,000      8-Jan-2003        1.38             74.76%
L(36),D(81),O(3)                           6,000,000     25-Feb-2003        1.62             73.11%
L(36),D(44),O(4)                           6,000,000      1-May-2003        1.40             71.67%
L(25),D(92),O(3)                           5,200,000     31-Dec-2002        1.43             79.92%
L(48),D(69),O(3)                           5,425,000     31-Mar-2003        1.35             75.50%
L(95),YM(202)                              4,700,000      1-Jun-1999        1.04             86.70%
L(25),D(92),O(3)                           6,860,000     31-Mar-2003        1.38             58.24%
L(48),D(69),O(3)                           5,310,000     15-Nov-2002        1.49             74.86%
L(36),D(81),O(3)                           5,700,000      8-Nov-2002        1.57             69.28%
L(48),D(69),O(3)                           5,600,000     11-Mar-2003        1.42             69.43%
L(32),D(85),O(3)                           5,250,000      3-Oct-2002        1.50             73.71%
L(48),D(69),O(3)                           4,850,000      1-May-2003        1.39             77.91%
L(28),D(86),O(6)                           4,750,000     14-Feb-2003        1.40             77.59%
L(36),D(81),O(3)                           5,200,000      9-Mar-2003        1.48             69.48%
L(25),D(92),O(3)                           4,800,000     13-Feb-2003        1.40             74.92%

                                                                                    CUT-OFF DATE
LTV RATIO AT                                                 NUMBER                     LOAN
MATURITY OR           YEAR                  YEAR            OF UNITS     UNIT OF     AMOUNT PER       OCCUPANCY
  ARD (1)             BUILT               RENOVATED          (UNITS)     MEASURE     (UNIT) ($)        RATE (%)
----------------------------------------------------------------------------------------------------------------
   53.01%              1960                 1991           1,229,140     Sq. Ft.           114           95.11%
   67.49%              1932                 2001            464,420      Sq. Ft.            97           91.56%
   48.05%              1928                 1989            426,596      Sq. Ft.            82          100.00%
   63.06%              1965                 1999              304         Units         95,073           97.37%
   69.95%              2002                                   280         Units         96,429           91.43%
   54.64%           1999-2001                               270,187      Sq. Ft.            96           97.54%
   53.18%              1924                 2002            112,080      Sq. Ft.           223          100.00%
   61.95%              2001                                   336         Units         72,024           92.26%
   66.96%              1978                 1998            239,636      Sq. Ft.            86           97.57%
   66.61%              2002                                   250         Units         82,597           97.20%
   66.46%              1980                                 100,837      Sq. Ft.           181           97.50%
   67.55%              1975                 1996            120,211      Sq. Ft.           149          100.00%
   68.58%           1984-1989                               223,521      Sq. Ft.            77           83.03%
   66.10%              1968                                   184         Units         92,391           97.28%
   59.03%              2002                                 115,719      Sq. Ft.           146           92.95%
   65.83%              1967                 2000            158,820      Sq. Ft.           106           96.62%
   64.67%              1964                 2001            140,495      Sq. Ft.           117           83.95%
   63.24%              1960                 1999            193,912      Sq. Ft.            84           99.32%
   66.90%              2000                                 145,652      Sq. Ft.           110          100.00%
   59.91%              1958                 2002            206,187      Sq. Ft.            75          100.00%
   66.23%              1965                 2002            78,116       Sq. Ft.           195           96.90%
   66.48%              1999                                   288         Units         52,083           94.44%
   65.78%            Various                                753,000      Sq. Ft.            20          100.00%
                   1998 & 2001                              243,000      Sq. Ft.                        100.00%
                       2001                                 510,000      Sq. Ft.                        100.00%
   67.31%              1983                                 126,756      Sq. Ft.           118           91.96%
   60.19%              2003                                 93,509       Sq. Ft.           155          100.00%
   64.90%              1987                                   243         Units         58,520           93.00%
   65.71%              2002                                 78,634       Sq. Ft.           180          100.00%
   60.79%              1986                                 153,067      Sq. Ft.            91          100.00%
   66.73%              1985                                   277         Units         47,556           92.06%
   60.77%              1984                                 108,477      Sq. Ft.           120           93.07%
   67.01%              1982                                   267         Units         46,298          100.00%
   70.01%              1967              1985 & 1996          224         Units         53,509           95.98%
   66.61%              1989                                 78,167       Sq. Ft.           153           91.93%
   72.89%              1966                 1994            149,445      Sq. Ft.            73           92.71%
   65.87%              1986            1995*2000*2002       210,553      Sq. Ft.            51          100.00%
   64.70%              1995                                 47,748       Sq. Ft.           221          100.00%
   67.05%              2002                                 92,883       Sq. Ft.           113          100.00%
   47.78%           1984-1985               2000              249         Rooms         41,504           76.70%
   65.88%              1986                                 116,000      Sq. Ft.            86           86.93%
   63.44%              1978                 1999            87,854       Sq. Ft.           112           96.59%
   60.46%           1975-2003                                 266         Units         35,585           92.86%
   68.17%        1977*1978 & 1997           2000            80,967       Sq. Ft.           109          100.00%
   66.14%              2000                                   131         Units         66,794           88.55%
   62.86%              1986                                 76,392       Sq. Ft.           108          100.00%
   65.68%              1988                                 134,220      Sq. Ft.            60           98.51%
   64.17%           1966-1968             1996-2002         168,392      Sq. Ft.            47           93.45%
   69.45%              1986                 2002            83,108       Sq. Ft.            90           87.28%
   59.97%              1780                 1998            14,850       Sq. Ft.           499           86.53%
   62.86%            Various                                40,686       Sq. Ft.           178           83.39%
                       2003                                 10,660       Sq. Ft.                        100.00%
                       2002                                 30,026       Sq. Ft.                         77.50%
   66.36%           2000-2003                                 91          Units         79,504           94.51%
   57.89%              1991               2001-2002           87          Units         83,156           88.95%
   66.63%              1994                                   144         Units         49,839           95.14%
   54.83%              1989                 2002              192         Units         36,936           83.85%
   62.13%              1973                 1998            96,057       Sq. Ft.            73           90.61%
   70.39%              2002                                   96          Units         72,678           97.92%
   49.06%              1925               2001*2002         21,213       Sq. Ft.           329           78.79%
   67.81%              2002                                 35,660       Sq. Ft.           195           90.54%
   61.84%              2002                                 66,664       Sq. Ft.           102           91.02%
   60.66%              2000                                 39,596       Sq. Ft.           166           93.56%
   65.39%              1978                 1997            92,759       Sq. Ft.            71           97.36%
   63.32%              1930                 1995              414         Pads          15,683           97.80%
   66.03%              1986                                   224         Units         28,926           88.84%
   58.17%              2000                                 88,552       Sq. Ft.            73           92.00%
   66.41%              1971                 1999            116,047      Sq. Ft.            56           83.31%
   62.22%              1987                 2002              160         Units         39,953           91.88%
   61.65%              1964                 1999              94          Units         65,885          100.00%
   57.03%              1986                                   828         Units          7,314           72.71%
   62.11%              2002                                 34,685       Sq. Ft.           174          100.00%
   59.59%              1973               2001-2003         40,849       Sq. Ft.           147           86.79%
   46.62%           1997-2002                                 77          Units         77,747          100.00%
   58.67%           1994-1996                                 115         Units         49,454           97.39%
   66.35%              1979               1999-2000         19,998       Sq. Ft.           281          100.00%
   65.66%              1990                                 47,035       Sq. Ft.           116           94.70%
   66.52%              1965                 2002              202         Units         26,870           91.58%
   66.85%              2001                                   81          Units         66,038           92.59%
   53.37%              1988                                   583         Units          9,137           72.01%
   64.28%              2001                                 36,582       Sq. Ft.           141           94.07%
   17.77%              1974                 2002              160         Units         31,188           92.50%
   60.57%              1970            1985*1993-1994         108         Units         44,771           96.30%
   67.53%              2002                                 14,490       Sq. Ft.           331          100.00%
   53.74%              1910                 2002             3,659       Sq. Ft.         1,308          100.00%
   63.27%              1994                 2001            31,950       Sq. Ft.           148          100.00%
   60.15%              2001                                 15,120       Sq. Ft.           308          100.00%
    1.69%              1999                                 52,923       Sq. Ft.            85           97.17%
   62.63%              1986                                   168         Units         26,701           95.83%
   61.50%              2002                                 37,560       Sq. Ft.           117           98.67%
   60.30%              1943               1999-2000         274,176      Sq. Ft.            16           96.68%
   68.16%              1986                 2002            52,840       Sq. Ft.            79          100.00%
   64.11%              1999                                 15,120       Sq. Ft.           271          100.00%
    0.00%              1999                                 16,708       Sq. Ft.           244          100.00%
   47.87%              1988                                   114         Units         35,045           92.98%
   63.41%              2000                                 35,188       Sq. Ft.           113          100.00%
   59.36%              1972                                 82,301       Sq. Ft.            48           93.64%
   58.40%              1991                                 29,306       Sq. Ft.           133          100.00%
   63.00%              2001                                 17,207       Sq. Ft.           225          100.00%
   66.28%              2003                                 14,560       Sq. Ft.           260          100.00%
   65.39%              1969                 1999              144         Units         25,592           93.06%
   58.44%              2003                                 14,490       Sq. Ft.           249          100.00%
   62.84%              1947                 1957              80          Pads          44,952          100.00%

                                                                                                           UW NET
  OCCUPANCY                                                 MOST RECENT     UW REVENUES    UW EXPENSES    OPERATING      UW NET CASH
"AS OF" DATE                  MOST RECENT PERIOD              NOI ($)           ($)            ($)        INCOME ($)       FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------
25-Apr-2003           Budget July 2003 to June 2004         17,951,911     28,957,524      10,853,969    18,103,556      17,334,541
12-May-2003                        2002                      4,706,846      9,503,366       4,672,479     4,830,887       3,995,845
13-Jan-2003                      AUP 2002                    5,635,916     13,303,214       8,470,936     4,832,278       4,187,027
21-Jan-2003                        2002                      2,566,606      4,130,083       1,441,236     2,688,847       2,612,847
 6-Mar-2003                    2003 Budget                   2,527,172      3,646,560       1,261,037     2,385,523       2,315,523
17-Apr-2003              10 Mo Ann. Ph. II & III             4,349,823      5,041,598       1,347,447     3,694,151       3,580,852
 1-Apr-2003                  2003/2004 Budget                3,391,557      4,709,331       1,557,060     3,152,271       3,017,157
 1-Mar-2003                    R12 - Feb 03                  2,209,532      3,330,000       1,218,426     2,111,574       2,044,374
20-May-2003              Year ended Dec 31, 2002             1,964,164      2,967,410         824,547     2,142,863       1,946,887
 1-Apr-2003             Annualized 6 mos. 4/30/03            2,699,266      2,890,370         844,204     2,046,166       1,983,666
31-Mar-2003                 Jan-Mar 2003 Ann'l               1,978,261      3,189,042       1,357,745     1,831,297       1,692,589
21-Mar-2003                   Year End 2002                  2,093,530      3,438,240       1,386,213     2,052,026       1,874,533
30-Apr-2003                   Full Year 2002                 1,988,293      3,637,368       1,543,310     2,094,058       1,779,640
28-Feb-2003                 Borrower Proforma                1,918,961      2,308,367         740,560     1,567,807       1,514,999
13-Jan-2003                   Full Year 2002                 1,685,806      2,287,452         556,876     1,730,576       1,665,650
16-Apr-2003             Annualized 10 mo. 12/31/02           1,559,810      2,371,582         629,953     1,741,629       1,585,551
25-Apr-2003                   Full Year 2002                 1,734,200      3,307,637       1,507,917     1,799,720       1,537,086
31-May-2003                        2002                      1,639,448      2,504,586         967,970     1,536,616       1,416,225
31-Mar-2003                        2002                      1,369,125      2,270,340         727,220     1,543,121       1,500,038
 1-Jul-2003                                                                 2,623,930         736,265     1,887,665       1,724,193
31-Mar-2003                   Full Year 2002                   789,999      1,995,776         418,843     1,576,933       1,509,198
25-Mar-2003                   T-12 Jan 2003                  1,501,422      2,369,345         982,679     1,386,665       1,313,225
 1-May-2003                        2002                      1,894,191      1,998,344         420,990     1,577,354       1,415,792
 1-May-2003
 1-May-2003
31-May-2003                        2002                      1,269,875      2,649,131       1,038,470     1,610,661       1,340,922
 1-Apr-2003                                                                 1,845,387         279,415     1,565,972       1,493,954
28-Feb-2003               Rolling 6 - Thru 3/03              1,458,084      2,237,248         791,844     1,445,404       1,378,822
25-Apr-2003                                                                 2,396,155         873,206     1,522,949       1,426,579
11-Mar-2003                        2002                      1,572,952      2,277,255         770,372     1,506,882       1,405,640
21-Apr-2003                   Aug02 - Mar03                  1,295,752      2,397,719       1,091,231     1,306,488       1,237,238
 1-Apr-2003                        2002                        972,783      2,276,485         804,178     1,472,307       1,244,384
17-Feb-2003                   Full Year 2002                 1,293,826      2,170,748         930,528     1,240,220       1,160,120
 8-Apr-2003                        2002                      1,087,484      2,031,998         958,307     1,073,691       1,017,691
 1-May-2003                        2002                      1,361,274      1,908,895         606,332     1,302,563       1,173,059
 8-Apr-2003            Annualized 11 mos. 12/31/02           1,242,231      1,690,279         444,098     1,246,180       1,159,198
29-Apr-2003                        2002                      1,216,367      1,693,631         490,433     1,203,198       1,001,420
26-Mar-2003                   Full Year 2002                   972,807      1,446,129         341,522     1,104,607       1,062,052
 4-Apr-2003                                                                 1,323,292         274,186     1,049,106       1,007,108
28-Feb-2003                    T-12 (2/03)                   2,147,236      5,300,668       3,294,576     1,739,446       1,383,917
24-Apr-2003              Year ended Dec 31, 2002             1,002,108      2,088,383         938,222     1,150,161       1,024,058
 1-Apr-2003                  Trailing-12 3/03                1,218,246      1,566,904         488,484     1,078,420         943,807
 1-Apr-2003                   Statement 2002                 1,098,445      1,872,564         769,451     1,103,113       1,030,761
 1-Feb-2003                   Statement 2002                 1,238,416      1,796,743         709,791     1,086,952       1,020,982
31-Mar-2003                   Statement 2002                   858,901      1,387,397         512,125       875,272         849,072
28-Feb-2003              Year ended Dec 31, 2002               868,589      1,665,795         770,642       895,153         802,662
15-Apr-2003               3/03 7-mos. Annualized               919,087      1,112,790         233,501       879,289         785,029
 1-Mar-2003                   Full Year 2002                   557,169      2,392,584       1,406,070       986,514         791,347
14-Apr-2003                   Full Year 2002                   770,694      1,318,867         459,877       858,989         736,240
31-Jan-2003                   Full Year 2002                   196,520        938,657         158,992       779,665         748,785
13-Jan-2003                                                                 1,085,932         317,283       768,649         714,424
13-Jan-2003
13-Jan-2003
 3-Apr-2003                   Statement 2002                   444,609      1,053,376         332,343       721,033         700,558
15-May-2003                    T-12 3/2003                     915,963      1,529,472         589,808       939,664         911,389
31-Jan-2003                   Full Year 2002                   648,021      1,226,247         505,767       720,481         684,481
 1-Mar-2003              Trailing 12 (3/02-2/03)               802,974      1,405,516         593,109       812,408         764,408
20-May-2003              Year ended Dec 31, 2002               626,365        988,590         370,588       618,002         559,757
22-Apr-2003                   Full Year 2002                    47,696      1,063,905         359,961       703,944         682,344
15-Jan-2003                                                                 1,299,458         378,161       921,296         896,550
31-Mar-2003                   Full Year 2002                   293,508        996,450         293,857       702,593         674,924
 4-Mar-2003                    2003 Budget                     733,537        983,138         261,047       722,091         669,278
 9-Apr-2003                   Full Year 2002                   548,930        994,529         200,998       793,531         760,590
20-May-2003              Year ended Dec 31, 2002               693,105        842,705         300,930       541,775         490,343
31-Mar-2003              Year ended Dec 31, 2002               683,952        968,345         294,407       673,938         653,288
25-Mar-2003       3 Months Annualized ended Mar 31, 2003       720,710      1,490,392         760,118       730,274         668,450
 5-May-2003       3 Months Annualized ended Feb 28, 2003       687,124      1,165,750         402,737       763,013         749,694
 1-May-2003       3 Months Annualized ended Apr 30, 2003       940,581      1,606,126         750,962       855,164         688,315
 1-Mar-2003              Trailing 12 (3/02-2/03)               668,704      1,221,833         516,207       705,625         665,625
31-Mar-2003              Year ended Dec 31, 2002               685,289        940,795         274,007       666,788         643,788
24-Apr-2003                   T-12 thru 3/03                   741,056      1,007,364         277,735       729,629         684,995
12-May-2003                                                                   954,913         279,596       675,318         609,658
20-Jan-2003                Borrower's Proforma                 789,302        886,325         198,055       688,270         636,467
17-Mar-2003                T-6 3/03 Annualized               1,054,507      1,406,099         535,101       870,998         851,748
 1-Mar-2003                   Statement 2002                   706,151      1,011,408         363,701       647,707         618,957
 1-Apr-2003                  11 mo.Ann. 2002                   667,717        792,306         187,753       604,553         564,450
 4-Apr-2003                   Full Year 2002                   688,271      1,110,297         366,919       743,378         644,810
19-Feb-2003       Trailing 12 Months ended Jan 31, 2003        530,528      1,281,258         675,814       605,444         554,944
28-Feb-2003                        2002                        611,900        799,480         236,698       562,782         542,532
30-Apr-2003                        2002                        627,068        775,364         223,758       551,607         537,032
28-Feb-2003                   Statement 2002                   332,046        844,324         232,254       612,070         555,175
15-Apr-2003                   Statement 2002                   550,035      1,209,262         627,217       582,044         534,044
28-Feb-2003                        2002                        495,161        977,986         530,359       447,627         420,627
14-Apr-2003                                                                   450,000          13,500       436,500         435,631
15-Feb-2003                                                                   654,133         102,778       551,355         529,139
 1-Apr-2003                   Statement 2002                   441,955        761,028         206,932       554,096         516,230
28-Feb-2003                        2002                        484,587        499,739          14,992       484,747         483,688
16-Jan-2003              Year ended Dec 31, 2002               466,937        608,604         107,159       501,445         456,302
25-Mar-2003       3 Months Annualized ended Mar 31, 2003       426,111      1,128,653         663,218       465,435         423,435
21-May-2003                   Statement 2002                   170,258        730,121         204,225       525,897         493,439
28-Apr-2003                   Statement 2002                   519,727        990,975         441,546       549,429         430,114
24-Apr-2003              Year ended Dec 31, 2002               461,875        606,474         138,284       468,190         434,500
12-May-2003                                                                   413,003          12,390       400,613         399,101
 3-Jun-2003                                                                   384,414               0       384,414         384,414
31-Mar-2003                        2002                        422,938        855,829         468,113       387,716         354,086
14-Apr-2003                YTD 1/03 Annualized                 520,682        678,617         233,448       445,169         417,286
31-Mar-2003       3 Months Annualized ended Mar 31, 2003       672,764      1,028,449         478,566       549,883         455,769
 7-Mar-2003                        2002                        414,315        566,517         143,327       423,190         382,126
30-May-2003                                                                   571,796         129,058       442,738         419,948
 3-Apr-2003                                                                   390,804          11,724       379,080         377,624
19-Feb-2003       Trailing 12 Months ended Jan 31, 2003        307,792        958,092         563,931       394,161         358,161
25-Mar-2003                                                                   392,000          14,025       377,975         372,202
 1-Apr-2003              Year ended Dec 31, 2002               399,009        565,719         214,769       350,950         346,950

                                                      LARGEST     LARGEST
                                                      TENANT       TENANT       LARGEST TENANT
LARGEST TENANT                                        SQ. FT.     % OF NRA        EXP. DATE
----------------------------------------------------------------------------------------------
Meier & Frank Company                                 297,050      24.17%         31-Jan-2006
Wachovia Bank, N.A.                                   218,355      47.02%         31-Dec-2010
UNICEF                                                 81,100      19.01%         31-Dec-2003


Dick's                                                 45,741      16.93%         31-Jan-2016
New York Institute of Technology                       60,000      53.53%         30-Jun-2018


King Soopers                                           71,220      29.72%         31-Jan-2006

U.S. Chemical Safety & Hazard Investigation Board      19,116      18.96%         30-Sep-2010
Mount Kisco Medical Group                             101,385      84.34%         30-Apr-2033
Lockheed Martin Corporation                            50,098      22.41%         30-Jun-2009

The Vons Companies, Inc.                               55,855      48.27%         13-Nov-2026
Don Rasmussen Company                                  92,168      58.03%          5-Aug-2016
Georgetown University                                  46,327      32.97%         31-Jul-2005
Mervyns                                                74,168      38.25%         31-Jan-2009
BJ's Wholesale Club                                   108,532      74.51%         31-Jan-2021
ION Track Instruments                                  84,994      41.22%         31-May-2009
Harris Teeter, Inc.                                    20,930      26.79%         31-May-2012

Various                                               Various     Various           Various
Mason Shoe                                            123,000      50.62%         30-Jul-2004
Dean Pickle & Specialty Products Co.                  510,000     100.00%         30-Jun-2012
Security Union Title Insurance                         21,956      17.32%         31-Oct-2004
Department of Health                                   93,509     100.00%         31-Jul-2015

GSA                                                    78,634     100.00%         31-Dec-2012
Publix                                                 55,999      36.58%         31-Dec-2013

State of California - Dept of Parks & Rec.             19,418      17.90%         31-May-2007


State Farm                                             35,481      45.39%         31-Aug-2008
The Vons Companies, Inc.                               34,406      23.02%         31-Dec-2006
Burlington Coat Factory                                67,308      31.97%         31-Jan-2007
Barnes & Noble                                         26,350      55.19%         31-Jul-2010
Publix                                                 54,340      58.50%         17-Sep-2022

Shell Vacations, LLC - Include Shell Group Inc.        15,161      13.07%         31-Oct-2004
Sutter Connect                                         73,177      83.29%         31-Jul-2009

US Dept. of Fish & Wildlife                            79,557      98.26%         21-Nov-2012

AEC One Stop Group, Inc.                               25,894      33.90%         31-Jan-2004
Lowe's Foods                                           54,000      40.23%         20-Feb-2020
Whitfield Musgrave                                     33,975      20.18%         31-Jan-2012
Dial America Marketing                                  9,492      11.42%         30-Nov-2005
Brookstone Properties, Inc.                             7,600      51.18%         31-Jan-2019
Various                                               Various     Various           Various
CiCi's Pizza                                            4,200      39.40%         31-Jan-2013
C. Lantro's                                             3,762      12.53%         30-Nov-2007




King Soopers                                           53,872      56.08%         31-Jul-2008

Brownes & Co. Apothecary                                9,250      43.61%         31-Jul-2011
CVS                                                    10,125      28.39%         31-Jan-2027
Smigel Anderson & Sacks                                22,221      33.33%         30-Apr-2012
Walgreen Co.                                           15,120      38.19%         12-Jan-2061
King Soopers                                           53,959      58.17%         31-Mar-2017



Bank One Colorado, N.A.                                23,443      20.20%         31-Mar-2006



Surgical Suite                                          9,662      27.86%         22-Aug-2012
Northshore Cardiologists                               14,221      34.81%         31-Dec-2012


Coldwell Banker                                         9,519      47.60%         31-Jan-2005
CHW Medical Foundation                                 20,700      44.01%         30-Nov-2006



Coldwell Banker Residential                             7,293      19.94%         31-Oct-2006


Walgreens                                              14,490     100.00%         31-Mar-2078
Sixty USA, Inc.                                         3,659     100.00%         30-Apr-2017
Leslie's Pools                                          4,000      12.52%         30-Nov-2005
Walgreens                                              15,120     100.00%         31-Dec-2076
Food Lion                                              33,000      62.35%          9-Nov-2019

Gould's Day Spa & Salon                                 5,850      15.58%         31-May-2016
Denver Storage Solutions                               107966      39.38%       Multiple Spaces
Winn Dixie                                             35,000      66.24%         23-Apr-2018
Walgreens                                              15,120     100.00%         30-Sep-2059
Thrifty Payless, Inc.                                  16,708     100.00%         14-Jul-2024

Michael's                                              23,743      67.47%         30-Oct-2010
Commercial Recovery Systems                            12,318      14.97%         31-Mar-2004
Las Vegas Skin and Cancer, Inc.                        10,145      34.62%         30-Dec-2008
Palm Beach Tan                                          3,629      21.09%         31-Jul-2008
Walgreens                                              14,560     100.00%         30-Apr-2078

Walgreens                                              14,490     100.00%         31-Mar-2063

                                     2ND
                                    LARGEST      2ND LARGEST
                                    TENANT       TENANT % OF      2ND LARGEST TENANT
    2ND LARGEST TENANT NAME         SQ. FT.        NRA (%)            EXP. DATE
------------------------------------------------------------------------------------
Dollar Tree                         79,242          6.45%            31-Jul-2010
Dorland Sweeney Jones               32,278          6.95%            31-Jul-2011
Kallir, Phillips, Ross Inc.         80,000         18.75%            30-Jun-2004


Goody's                             45,500         16.84%            31-May-2016
The City of New York Parks &
Recreation                          34,580         30.85%            30-Apr-2012

24 Hour Fitness                     42,161         17.59%            31-Jan-2015

The George Washington University    17,962         17.81%            31-Dec-2005
Merrill Lynch                        9,721          8.09%            30-Nov-2004
QSS Group, Inc.                     16,846          7.54%            31-May-2004

Longs Drug Stores                   21,482         18.56%            28-Feb-2027
Collins Pine Company                13,975          8.80%            31-Aug-2010
Theodore's Furniture                11,738          8.35%            31-Jul-2004
Longs Drug Store                    25,241         13.02%            15-May-2009
Oxford Academy                       6,800          4.67%            31-Dec-2011
Viasys Healthcare, Inc.             83,842         40.66%            31-Aug-2012
Kerr Drugs                          10,200         13.06%            31-Jan-2013

Various                            Various        Various              Various
Kell Container Corp.               120,000         49.38%            31-Jan-2008

Resource Consultants, Inc.          16,493         13.01%            30-Apr-2006



Kmart/Office Max                    22,011         14.38%            31-Jan-2009

Alvarado Hospital Medical           11,634         10.72%            30-Apr-2008


Affilitated Research Institute       8,240         10.54%            31-Oct-2006
Jo-Ann's House of Fabrics           22,869         15.30%            30-Jun-2008
Best Buy                            47,266         22.45%            31-Jan-2010
Applebee's Restaurant                5,711         11.96%            31-Aug-2015
Blockbuster                          4,850          5.22%            18-Aug-2007

The Sherwood Group, Inc.            14,004         12.07%            30-Apr-2008
Greystone Environmental             11,680         13.29%            31-Mar-2008

Tom Gittins                          1,410          1.74%            21-Nov-2012

JSTOR                               11,784         15.43%            30-Nov-2009
Big Lots                            31,750         23.66%            31-Jan-2008
Bank of America                     29,572         17.56%            31-Dec-2006
CC Services                          3,940          4.74%            31-May-2006
PDS Associates d/b/a Waterworks      3,750         25.25%             1-Jul-2008
Various                            Various        Various              Various
Orient Cafe                          2,435         22.84%            28-Feb-2013
Texadelphia Sandwiches               3,717         12.38%            30-Nov-2007




Bargain City Sales                   6,000          6.25%            31-Oct-2006

Sixty, Inc.                          3,000         14.14%            30-Apr-2012
Charlie Browns                       8,100         22.71%            31-Jul-2022
Michael Baker, Jr., Inc.            20,760         31.14%            30-Sep-2009
Blockbuster Video                    4,225         10.67%            28-Feb-2011
Greenbacks                          12,804         13.80%            28-Feb-2008



First American Mortgage              9,680          8.34%            28-Feb-2008



Assoc. of Otolarynology              4,943         14.25%            25-Jun-2012
Pulmonary Physicians of N.S.         8,857         21.68%            31-Dec-2012


Gateway Computers                    5,825         29.13%            31-Mar-2005
Procedure Center of SF               4,499          9.57%             1-Jun-2013



Gourmet Plus Inc.                    5,104         13.95%            31-Dec-2006




Coldwell Banker-Apex Realty          3,780         11.83%            30-Sep-2007

Hollywood Video                      4,923          9.30%             9-Nov-2009

The Dollar Shoppe                    4,400         11.71%            30-Nov-2007
Kaiser Foundation Health Plan       28,049         10.23%            31-May-2006
Dollar General                       8,640         16.35%             5-Mar-2006



Accent Fabrics and Furnishings       4,085         11.61%            30-Jun-2004
Presidential Life                    7,862          9.55%                MTM
Veterans Administration              7,728         26.37%            19-Jan-2006
Boston Market                        3,218         18.70%            30-Jun-2012

                                         3RD             3RD
                                        LARGEST        LARGEST
                                        TENANT         TENANT        3RD LARGEST TENANT
3RD LARGEST TENANT NAME                 SQ. FT        % OF NRA            EXP.DATE
---------------------------------------------------------------------------------------
Lloyd Center Cinemas (GROUND LEASE)     66,403          5.40%            31-Dec-2011
Electronic Ink., Inc.                   30,922          6.66%            31-Oct-2010
New York Presbyterian Hospital          76,000         17.82%            31-Aug-2006


Circuit City                            28,446         10.53%            31-Jan-2020
Eastern Mountain Sports                 17,500         15.61%            31-Jan-2006

Ace Hardware                            32,000         13.35%            31-Mar-2006

Cameron McKenna LLP                     11,841         11.74%            31-Oct-2003
Norther Westchester Cardiac
Rehabilitation                           5,605          4.66%            31-Oct-2005
Jackson & Tull Chartered                14,418          6.45%            31-Jul-2006

Blockbuster                              4,075          3.52%            31-Dec-2011
Western Medical Consultants              9,324          5.87%            14-Nov-2008
Bomstein Agency                          7,546          5.37%            30-Nov-2011
Staples                                 24,000         12.38%            28-Feb-2015
Carlucci's Gourmet Mark                  6,400          4.39%            31-Oct-2012
Empirix (Teredyne)                      37,351         18.12%            31-Oct-2003
Blockbuster                              7,087          9.07%            31-Dec-2004





Transtel Communications, Inc.            7,771          6.13%            31-May-2005



The Rag Shop                             7,500          4.90%            31-Aug-2006

Countrywide Financial Services           5,916          5.45%            31-Dec-2005


David Evans & Associates                 4,164          5.33%            31-Oct-2004
Reed's & Sons Furniture                 21,746         14.55%            30-Apr-2004
La-Z-Boy                                28,080         13.34%            31-Oct-2004
Sushi Ai                                 5,000         10.47%            31-Oct-2012
Cross Roads Bar & Grill                  4,819          5.19%            31-Jul-2010

Maximus, Inc.                           12,626         10.88%            31-Aug-2005




Booth Newspaper                         10,989         14.39%            31-Aug-2006
Boone Drugs                              6,309          4.70%            28-Feb-2005
Brooks Borg Skiles                      19,387         11.51%            31-Dec-2012
Kukui, Inc                               3,800          4.57%            31-Oct-2005
Westport Capital Markets                   750          5.05%            31-May-2006
Various                                Various        Various                Various
Quizno's                                 1,625         15.24%            29-Feb-2008
River Oaks Cleaners                      3,000          9.99%            31-Oct-2012




Market Square Coin Laundry               3,600          3.75%            31-May-2005

Astoria Clothing, Inc.                   1,500          7.07%            30-Sep-2012
Nationwide Electrical Supply             5,735         16.08%            31-Oct-2017
Abacus Engineered Systems Inc.           7,762         11.64%            30-Jun-2009
La Costita                               4,200         10.61%            30-Apr-2013
Checker Automotive                       5,586          6.02%            31-Oct-2005



Multi-Link Communications, Inc.          6,059          5.22%            13-Feb-2006



Lone Tree Cosmetic Center                4,174         12.03%            22-Aug-2012
Northshore Medical Associates            6,882         16.85%            31-Dec-2012


City National Bank                       4,654         23.27%            31-Jan-2009
Dr. Paris E. Royo, M.D.                  3,567          7.58%            30-Jun-2007



Quorum Management Company                3,423          9.36%            31-May-2007




Body by Design                           3,208         10.04%            31-Aug-2007

Dixon & Associates                       4,800          9.07%            30-Aug-2005

Stereo One                               3,600          9.58%            31-Jan-2008
DARR FMH                                21,597          7.88%            30-Apr-2005
Cash's Liquor                            3,600          6.81%            30-Jun-2005



California Pools & Spa                   2,582          7.34%            30-May-2004
City of Dallas                           7,439          9.04%            30-Jun-2004
HealthSouth                              5,012         17.10%            31-Dec-2004
Verizon Wireless                         2,360         13.72%            31-Aug-2006

                       LARGEST AFFILIATED      MORTGAGE
                       (> THAN 4% OF POOL)       LOAN
     LOCKBOX              SPONSOR FLAG          NUMBER
-------------------------------------------------------
      Day 1                                       1
    Springing                                     2
    Springing                                     3
                                                  4
                                                  5
                                                  6
    Springing                                     7
                                                  8
    Springing                                     9
                                                 10
    Springing                                    11
                                                 12
                                                 13
                                                 14
    Springing                                    15
    Springing                                    16
                                                 17
                                                 18
                                                 19

    Springing                                    20
In-Place Soft with
With Springing Hard                              21
                                                 22
    Springing                                    23
                                                23.1
                                                23.2
    Springing                                    24
      Day 1                                      25
                                                 26
      Day 1                                      27
                                                 28
                                                 29
    Springing                                    30
                                                 31
                                                 32
    Springing                                    33
                                                 34
                                                 35
                                                 36
                                                 37
                                                 38
                                                 39
    Springing                                    40
                                                 41
    Springing                                    42
                                                 43
    Springing                                    44
                                                 45
                                                 46
                                                 47
                                                 48
                                                 49
                                                49.1
                                                49.2
                                                 50
    Springing                                    51
                                                 52
                                                 53
    Springing                                    54
                                                 55
                                                 56
                                                 57
                                                 58
                                                 59
    Springing                                    60
                                                 62
                                                 62
                                                 63
                                                 64
                                                 65
                                                 66
                                                 67
                                                 68
    Springing                                    69
                                                 70
                                                 71
                                                 72
                                                 73
                                                 74
                                                 75
                                                 76
                                                 77
                                                 78
                                                 79
                                                 80
    Springing                                    81
                                                 82
    Springing                                    83
                                                 84
                                                 85
                                                 86
                                                 87
                                                 88
    Springing                                    89
      Day 1                                      90
                                                 91
                                                 92
    Springing                                    93
                                                 94
                                                 95
    Springing                                    96
                                                 97
                                                 98
                                                 99

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                    PROPERTIES

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER              PROPERTY NAME                                     ADDRESS                                CITY
-----------------------------------------------------------------------------------------------------------------------------------
  100        2      Liberty MHP                            329 South Harbor Boulevard                               Santa Ana
  101        1      Inwood Retail Center                   5201 and 5211-5223 West Lovers Lane & 7979 Inwood Road   Dallas
  102        2      Wilson Acres Apartments                1806 East First Street                                   Greenville
  103        1      Walgreens - Dickinson                  100 F.M. 646                                             Dickinson
  104        2      Trails West MHP                        1450 Avenida de Mesilla                                  Las Cruces
  105        1      1230 48th Avenue                       1230 48th Avenue                                         Menominee
  106        1      17th Street Plaza                      701-761 SE 17th Street                                   Ft. Lauderdale
  107        1      Rite Aid - Colonie                     1863 Central Avenue                                      Colonie
  108        1      Shurgard - Brandon                     1010 West Lumsden Road                                   Brandon
  109        1      Morgan Country Square                  6171-6199 Santa Teresa Boulevard                         San Jose
  110        2      Shockoe Place                          1900 East Franklin Street                                Richmond
  111        2      Fairbrooke Senior Housing Apartments   700 West Bel Air Avenue                                  Aberdeen
  112        2      La Playa Apartments                    1033-1053 2nd Street                                     Lafayette
  113        1      Palmetto Plaza                         17250-17264 Foothill Boulevard                           Fontana
  114        2      Hacienda MHP                           115 East County 22nd Street                              San Luis
  115        1      Village at Dana Park II                3440 East Baseline Road                                  Mesa
  116        1      Marshalls - Lodi                       2449 West Kettleman Lane                                 Lodi
  117        1      Wagon Wheel MHP                        4641 Lasater Road                                        Mesquite
  118        1      Northpoint Day Centre                  4000 Northpoint Parkway                                  Alpharetta
  119        1      Shurgard - Oldsmar                     3657 Tampa Road                                          Oldsmar
  120        2      Twin Palms MHP                         3401 West Pecan Boulevard                                McAllen
  121        1      Mini U Storage-Maple Shade             2481 Route 73 South                                      Maple Shade
  122        1      AmCap - Gerbes Center                  2801-2805 West Truman Boulevard                          Jefferson City
  123        1      Eckerds-Holly Springs                  5329 Old Highway 5 at Toonigh Road                       Holly Springs
  124        1      Walgreens - Conroe, TX                 1120 North Loop 336 West                                 Conroe
  125        1      Harwin Plaza                           7111 Harwin Drive                                        Houston
  126        2      Fort Stanton Apartments                1535 Morris Road SE                                      Washington
  127        2      Pinebrook Apartments                   2600-2614 Pinebrook Avenue                               Landover
  128        1      CVS - Shippensburg                     701 East King Street                                     Shippensburg
  129        1      South Florida - Sample Turnpike        2501-2525 West Sample Road                               Deerfield Beach
  130        1      5405-5407 Port Royal Road              5405-5407 Port Royal Road                                Springfield
  131        1      Montbello Plaza                        4660 Peoria Street                                       Denver
  132        1      Augusta Commons                        2367 Augusta Road                                        West Columbia
  133        2      McDonald Place Apartments              1318 North McDonald Road                                 Spokane Valley
  134        1      1407-1413 East Cary Street             1407-1413 East Cary Street                               Richmond
  135        1      La Posada Apartments                   241 Lafayette Circle                                     Layfayette
  136        1      Rite Aid - Baltimore                   700 West Saratoga Street                                 Baltimore
  137        1      Village Park Shopping Center           2220-2234 West Park Row                                  Pantego
  138        1      Antoine Crossing                       2800 Antoine Drive                                       Houston
  139        2      Laurel Pointe Apartments               100 Laurel Pointe Circle                                 Salisbury
  140        1      Meadowbrook Mobile Home Park           1331 West Danby Road                                     Newfield
  141        2      Nob Hill Apartments                    500 McIntire Road                                        Charlottesville
  142        2      Coachella MHP                          49615 Park Lane                                          Coachella
  143        1      Northcross Business Center             15806 Brookway Drive                                     Huntersville
  144        2      Vermillion Homes                       501-614 Laura Lane                                       Two Harbors
  145        1      Bank of America Pad                    896 North Route 59                                       Aurora
  146        1      Bells Ferry Plaza Shopping Center      4311 & 4329 Bells Ferry Road                             Kennesaw
  147        2      Del Mar Apartments                     558 College Street                                       Hapeville
  148        2      Timberlake Apartments                  400 Timberlake View Circle                               Inman
  149        1      South Florida - West Boca              23193 Sandlefoot Plaza Drive                             Boca Raton
  150        1      South Florida - Red Road               5710-5730 Northwest 176th Street                         Hialeah
  151        1      South Florida - Baton II               1000-1050 West Commercial Boulevard                      Fort Lauderdale
  152        1      South Florida - Tamarac                2530 West Commercial Boulevard                           Tamarac

                   CROSS COLLATERALIZED
                    AND CROSS DEFAULTED
STATE   ZIP CODE         LOAN FLAG
---------------------------------------
 CA      92704          Eggleston 1
 TX      75209
 NC      27858
 TX      77539
 NM      88005
 MI      49858
 FL      33316
 NY      12205
 FL      33511
 CA      95123
 VA      23223
 MD      21001
 CA      94549           LaFayette
 CA      92336
 AZ      85349          Eggleston 2
 AZ      85204
 CA      95242
 TX      75181          Eggleston 2
 GA      30005
 FL      34677
 TX      78501
 NJ      08052
 MO      65109
 GA      30188
 TX      77301
 TX      77036             Boxer
 DC      20020
 MD      20785
 PA      17257
 FL      33073
 VA      22151
 CO      80239
 SC      29169
 WA      99216
 VA      23219
 CA      94549           LaFayette
 MD      21201
 TX      76013
 TX      77092             Boxer
 NC      39206
 NY      14867
 VA      22902
 CA      92236
 NC      28078
 MN      55616
 IL      60504
 GA      30144
 GA      30354
 SC      29349
 FL      33428
 FL      33015
 FL      33309
 FL      33309

(1) For purposes of determining the underwritten loan-to-value ratios of 1 Mortgage Loan representing 1.2% of the Cut-Off Date Balance (1.6% of the Group 1 Cut-Off Date Balance), such ratios were reduced by amounts available under a letter of credit and in a cash reserve that will be released upon the achievement of a specified rental income increase at the related mortgaged property. One Mortgage Loan, representing 5.8% of the Cut-Off Date Balance (7.8% of the Group 1 Cut-Off Date Balance), is part of a split loan structure and the related pari passu companion loan is not included in the trust fund. With respect to this Mortgage Loan, the calculation of loan-to-value ratios and debt service coverage ratio was based upon the aggregate indebtedness of the Mortgage Loan and the related pari passu companion loan.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

(2) Refer to Annex A-6.

                                                                                                % OF
                                                                                              AGGREGATE     % OF LOAN   % OF LOAN
   LOAN      GENERAL PROPERTY                            ORIGINAL LOAN   CUT-OFF DATE LOAN   CUT-OFF DATE    GROUP 1     GROUP 2
ORIGINATOR         TYPE         SPECIFIC PROPERTY TYPE    BALANCE ($)       BALANCE ($)        BALANCE       BALANCE     BALANCE
---------------------------------------------------------------------------------------------------------------------------------
   NCCI      Mobile Home Park      Mobile Home Park       3,600,000.00     3,596,125.85         0.30%         0.00%       1.19%
   AMCC           Retail              Unanchored          3,600,000.00     3,585,067.04         0.30%         0.40%       0.00%
 Wachovia      Multifamily         Student Housing        3,500,000.00     3,476,176.30         0.29%         0.00%       1.15%
 Wachovia         Retail               Anchored           3,430,000.00     3,426,245.67         0.29%         0.38%       0.00%
   NCCI      Mobile Home Park      Mobile Home Park       3,300,000.00     3,288,877.15         0.27%         0.00%       1.09%
 Wachovia       Industrial           Distribution         3,300,000.00     3,273,205.56         0.27%         0.36%       0.00%
   AMCC           Retail               Anchored           3,200,000.00     3,190,541.15         0.27%         0.35%       0.00%
 Wachovia         Retail               Anchored           3,354,563.37     3,109,157.66         0.26%         0.35%       0.00%
 Wachovia      Self Storage          Self Storage         3,100,000.00     3,096,619.62         0.26%         0.34%       0.00%
   AMCC           Retail              Unanchored          3,100,000.00     3,095,457.39         0.26%         0.34%       0.00%
 Wachovia      Multifamily           Conventional         3,056,000.00     3,047,338.88         0.25%         0.00%       1.01%
 Wachovia      Multifamily            Section 42          2,900,000.00     2,844,408.98         0.24%         0.00%       0.94%
 Wachovia      Multifamily           Conventional         2,830,000.00     2,824,286.98         0.24%         0.00%       0.94%
   AMCC           Retail              Unanchored          2,800,000.00     2,791,723.49         0.23%         0.31%       0.00%
   NCCI      Mobile Home Park      Mobile Home Park       2,750,000.00     2,743,530.70         0.23%         0.00%       0.91%
   NCCI           Retail           Shadow Anchored        2,716,000.00     2,713,175.07         0.23%         0.30%       0.00%
 Wachovia         Retail               Anchored           2,650,000.00     2,638,944.36         0.22%         0.29%       0.00%
   NCCI      Mobile Home Park      Mobile Home Park       2,575,000.00     2,572,068.35         0.21%         0.29%       0.00%
   NCCI           Retail              Unanchored          2,400,000.00     2,397,494.25         0.20%         0.27%       0.00%
 Wachovia      Self Storage          Self Storage         2,350,000.00     2,347,437.45         0.20%         0.26%       0.00%
   NCCI      Mobile Home Park      Mobile Home Park       2,320,000.00     2,315,265.69         0.19%         0.00%       0.77%
 Wachovia      Self Storage          Self Storage         2,200,000.00     2,196,756.37         0.18%         0.24%       0.00%
   NCCI           Retail               Anchored           2,160,000.00     2,153,303.02         0.18%         0.24%       0.00%
   AMCC           Retail               Anchored           2,100,000.00     2,095,398.54         0.17%         0.23%       0.00%
   AMCC           Retail               Anchored           2,050,000.00     2,046,098.66         0.17%         0.23%       0.00%
   NCCI           Office               Suburban           2,020,000.00     2,006,728.70         0.17%         0.22%       0.00%
   AMCC        Multifamily           Conventional         2,000,000.00     1,987,562.54         0.17%         0.00%       0.66%
   AMCC        Multifamily           Conventional         2,000,000.00     1,987,562.54         0.17%         0.00%       0.66%
 Wachovia         Retail               Anchored           1,960,000.00     1,951,663.59         0.16%         0.22%       0.00%
   NCCI           Retail              Unanchored          1,940,000.00     1,908,757.47         0.16%         0.21%       0.00%
   NCCI        Industrial             Warehouse           1,800,000.00     1,797,317.53         0.15%         0.20%       0.00%
   AMCC           Retail              Unanchored          1,800,000.00     1,793,235.37         0.15%         0.20%       0.00%
   AMCC           Retail           Shadow Anchored        1,800,000.00     1,790,822.33         0.15%         0.20%       0.00%
   AMCC        Multifamily           Conventional         1,700,000.00     1,698,086.13         0.14%         0.00%       0.56%
 Wachovia       Mixed Use          Multifamily/Retail     1,688,000.00     1,686,237.62         0.14%         0.19%       0.00%
 Wachovia      Multifamily           Conventional         1,670,000.00     1,666,628.71         0.14%         0.19%       0.00%
 Wachovia         Retail               Anchored           1,874,658.72     1,655,675.57         0.14%         0.18%       0.00%
   NCCI           Retail              Unanchored          1,650,000.00     1,642,946.37         0.14%         0.18%       0.00%
   NCCI           Office               Suburban           1,630,000.00     1,619,290.98         0.13%         0.18%       0.00%
 Wachovia      Multifamily            Section 42          1,618,000.00     1,607,068.00         0.13%         0.00%       0.53%
 Wachovia    Mobile Home Park      Mobile Home Park       1,612,500.00     1,599,407.25         0.13%         0.18%       0.00%
 Wachovia      Multifamily           Conventional         1,600,000.00     1,596,734.96         0.13%         0.00%       0.53%
   NCCI      Mobile Home Park      Mobile Home Park       1,600,000.00     1,596,236.04         0.13%         0.00%       0.53%
   AMCC           Office               Suburban           1,570,000.00     1,568,245.68         0.13%         0.17%       0.00%
   AMCC        Multifamily           Conventional         1,575,000.00     1,563,775.96         0.13%         0.00%       0.52%
   AMCC           Retail           Shadow Anchored        1,455,000.00     1,453,537.63         0.12%         0.16%       0.00%
   AMCC           Retail              Unanchored          1,440,000.00     1,436,162.63         0.12%         0.16%       0.00%
   AMCC        Multifamily           Conventional         1,425,000.00     1,418,838.41         0.12%         0.00%       0.47%
 Wachovia      Multifamily            Section 42          1,408,000.00     1,391,141.22         0.12%         0.00%       0.46%
   NCCI           Retail              Unanchored          1,410,000.00     1,387,292.80         0.12%         0.15%       0.00%
   NCCI           Retail              Unanchored            820,000.00       806,794.39         0.07%         0.09%       0.00%
   NCCI           Retail              Unanchored            620,000.00       608,640.04         0.05%         0.07%       0.00%
   NCCI           Retail              Unanchored            515,000.00       505,563.91         0.04%         0.06%       0.00%

                                                            LOAN
                                                       ADMINISTRATIVE   INTEREST
ORIGINATION    FIRST PAY    MATURITY DATE   MORTGAGE     COST RATE       ACCRUAL
   DATE          DATE          OR ARD       RATE (%)        (%)          METHOD
---------------------------------------------------------------------------------
9-May-2003    11-Jul-2003    11-Jun-2013     5.5900%      0.04210%     Actual/360
29-Apr-2003   11-Jun-2003    11-May-2023     6.2500%      0.04210%     Actual/360
8-Apr-2003    11-May-2003    11-Apr-2013     5.4500%      0.04210%     Actual/360
16-May-2003   11-Jul-2003    11-Jun-2013     5.5000%      0.04210%     Actual/360
11-Apr-2003   11-May-2003    11-Apr-2013     5.1600%      0.04210%     Actual/360
14-Feb-2003   11-Apr-2003    11-Mar-2013     6.2500%      0.04210%     Actual/360
31-Mar-2003   11-May-2003    11-Apr-2013     5.8000%      0.04210%     Actual/360
4-May-1999    15-Jun-1999    15-Feb-2019     7.3500%      0.04210%       30/360
30-May-2003   11-Jul-2003    11-Jun-2013     5.5200%      0.04210%     Actual/360
14-May-2003   11-Jul-2003    11-Jun-2013     5.9000%      0.04210%     Actual/360
31-Mar-2003   11-May-2003    11-Apr-2013     6.0000%      0.04210%     Actual/360
1-Oct-2000    1-Nov-2000     1-Sep-2026      9.3100%      0.04210%       30/360
29-Apr-2003   11-Jun-2003    11-May-2008     5.5500%      0.04210%     Actual/360
27-Mar-2003   11-May-2003    11-Apr-2013     5.8000%      0.04210%     Actual/360
9-May-2003    11-Jul-2003    11-Jun-2013     5.2900%      0.04210%     Actual/360
16-May-2003   11-Jul-2003    11-Jun-2013     5.7700%      0.11210%     Actual/360
15-Apr-2003   11-Jun-2003    11-May-2013     6.0000%      0.04210%     Actual/360
9-May-2003    11-Jul-2003    11-Jun-2013     5.2900%      0.04210%     Actual/360
20-May-2003   11-Jul-2003    11-Jun-2013     5.7500%      0.11210%     Actual/360
30-May-2003   11-Jul-2003    11-Jun-2013     5.5200%      0.04210%     Actual/360
29-Apr-2003   11-Jun-2003    11-May-2008     5.5000%      0.04210%     Actual/360
21-May-2003   11-Jul-2003    11-Jun-2013     5.8600%      0.08210%     Actual/360
12-Mar-2003   11-May-2003    11-Apr-2013     5.5700%      0.04210%     Actual/360
4-Jun-2003    11-Jul-2003    11-Jun-2023     6.1000%      0.04210%     Actual/360
10-Apr-2003   11-Jun-2003    11-May-2013     5.8200%      0.04210%     Actual/360
11-Dec-2002   11-Jan-2003    11-Dec-2012     6.1200%      0.04210%     Actual/360
7-Mar-2003    11-Apr-2003    11-Mar-2013     5.2500%      0.04210%     Actual/360
7-Mar-2003    11-Apr-2003    11-Mar-2013     5.2500%      0.04210%     Actual/360
3-Apr-2003    11-May-2003    11-Apr-2013     5.9000%      0.04210%     Actual/360
25-Mar-2003   11-May-2003    11-Apr-2013     5.9100%      0.04210%     Actual/360
8-May-2003    1-Jul-2003     1-Jun-2013      5.7900%      0.14210%     Actual/360
3-Mar-2003    11-Apr-2003    11-Mar-2013     5.9000%      0.04210%     Actual/360
24-Jan-2003   11-Mar-2003    11-Feb-2013     5.9300%      0.04210%     Actual/360
16-May-2003   11-Jul-2003    11-Jun-2013     5.3500%      0.04210%     Actual/360
2-Jun-2003    11-Jul-2003    11-Jun-2013     5.7500%      0.04210%     Actual/360
29-Apr-2003   11-Jun-2003    11-May-2013     5.5500%      0.04210%     Actual/360
14-Jul-1999   15-Aug-1999    15-Feb-2019     6.8500%      0.04210%       30/360
24-Jan-2003   11-Mar-2003    11-Feb-2013     6.8500%      0.04210%     Actual/360
11-Dec-2002   11-Jan-2003    11-Dec-2012     6.1200%      0.04210%     Actual/360
1-Jun-2002    1-Jul-2002     1-Jun-2017      8.6250%      0.04210%     Actual/360
6-Mar-2003    11-Apr-2003    11-Mar-2013     6.2500%      0.04210%     Actual/360
9-May-2003    11-Jun-2003    11-May-2013     5.5000%      0.04210%     Actual/360
9-May-2003    11-Jul-2003    11-Jun-2013     5.2900%      0.04210%     Actual/360
27-May-2003   11-Jul-2003    11-Jun-2013     5.3900%      0.04210%     Actual/360
25-Apr-2003   11-Jun-2003    11-May-2018     5.5000%      0.04210%     Actual/360
29-May-2003   11-Jul-2003    11-Jun-2013     5.9500%      0.04210%     Actual/360
16-Apr-2003   11-Jun-2003    11-May-2013     6.1300%      0.04210%     Actual/360
1-Apr-2003    11-May-2003    11-Apr-2013     5.8000%      0.04210%     Actual/360
1-Dec-2001    1-Jan-2002     1-Dec-2019      8.6250%      0.04210%       30/360
25-Mar-2003   11-May-2003    11-Apr-2013     5.9100%      0.04210%     Actual/360
25-Mar-2003   11-May-2003    11-Apr-2013     5.9100%      0.04210%     Actual/360
25-Mar-2003   11-May-2003    11-Apr-2013     5.9100%      0.04210%     Actual/360
25-Mar-2003   11-May-2003    11-Apr-2013     5.9100%      0.04210%     Actual/360

INTEREST    ORIGINAL     REMAINING
 ACCURAL     TERM TO      TERM TO    REMAINING   ORIGINAL    REMAINING                          MATURITY DATE OR
 METHOD    MATURITY OR  MATURITY OR  IO PERIOD  AMORT TERM  AMORT TERM      MONTHLY P&I           ARD BALLOON       ARD
DURING IO  ARD (MOS.)   ARD (MOS.)     (MOS.)     (MOS.)      (MOS.)        PAYMENTS ($)          BALANCE ($)      LOANS
------------------------------------------------------------------------------------------------------------------------
               120         119                     360         359       20,644.15                3,016,224.13       N
               240         238                     240         238       26,510.40                        0.00       N
               120         117                     240         237       23,977.32                2,246,520.52       N
               120         119                     360         359       19,475.16                2,865,802.01       Y
               120         117                     360         357       18,039.20                2,727,736.87       N
               120         116                     240         236       24,120.63                2,185,451.72       N
               120         117                     360         357       18,776.10                2,698,344.68       N
               237         187                     291         241       24,756.46                1,120,000.00       N
               120         119                     360         359       17,640.38                2,591,691.56       N
               120         119                     300         299       19,784.28                2,393,046.19       N
               120         117                     360         357       18,322.26                2,592,334.86       N
               311         278                     360         327       23,983.78                  974,533.63       N
                60          58                     360         358       16,157.32                2,631,613.73       N
               120         117                     360         357       16,429.09                2,361,051.20       N
               120         119                     240         239       18,592.22                1,753,847.44       N
               120         119                     360         359       15,884.36                2,288,102.57       N
               120         118                     240         238       18,985.42                1,738,179.72       Y
               120         119                     360         359       14,283.11                2,137,291.73       N
               120         119                     360         359       14,005.75                2,020,664.47       N
               120         119                     360         359       13,372.55                1,964,668.79       N
                60          58                     360         358       13,172.70                2,155,832.56       N
               120         119                     300         299       13,986.96                1,695,974.90       N
               120         117                     360         357       12,359.28                1,808,653.00       Y
               240         239                     240         239       15,276.46                        0.00       N
               120         118                     360         358       12,054.56                1,729,809.26       N
               120         113                     360         353       12,267.20                1,719,297.29       N
               120         116                     300         296       11,984.96                1,509,422.64       N
               120         116                     300         296       11,984.96                1,509,422.64       N
               120         117                     300         297       12,508.77                1,513,059.60       Y
               120         117                     132         129       20,023.14                  248,005.76       N
               120         119                     300         299       11,367.47                1,384,292.98       N
               120         116                     360         356       10,676.46                1,522,533.63       N
               120         115                     360         355       10,711.04                1,523,190.57       N
               120         119                     360         359        9,493.04                1,413,709.56       N
               120         119                     360         359        9,850.71                1,421,200.65       N
               120         118                     360         358        9,534.53                1,397,598.13       N
               235         187                     235         187       14,194.98 (steps)(2)             0.00       N
               120         115                     360         355       10,811.78                1,432,986.04       N
               120         113                     360         353        9,898.78                1,387,353.76       N
               180         167                     360         347       12,584.64                1,327,752.97       N
               120         116                     240         236       11,786.22                1,067,890.67       N
               120         118                     360         358        9,084.62                1,336,940.86       N
               120         119                     240         239       10,817.29                1,020,420.33       N
               120         119                     360         359        8,806.24                1,307,248.81       N
               180         178                     180         178       12,938.53                        0.00       N
               120         119                     360         359        8,676.75                1,232,391.55       N
               120         118                     300         298        9,392.71                1,120,418.31       N
               120         117                     300         297        9,007.88                1,096,299.70       N
               216         197                     360         341       10,951.28                  980,406.13       N
               120         117                     132         129       14,552.90                  180,251.61       N
               120         117                     132         129        8,463.39                  104,827.18       N
               120         117                     120         117        6,855.28                    4,527.01       N
               120         117                     120         117        5,694.31                    3,760.34       N

                                                                                  CUT-OFF DATE
                                       APPRAISED                                   LTV RATIO
         PREPAYMENT PROVISIONS         VALUE ($)   APPRAISAL DATE   DSCR (X)(1)       (1)
----------------------------------------------------------------------------------------------
L(25),D(92),O(3)                       5,000,000     13-Feb-2003        1.52         71.92%
L(36),D(201),O(3)                      6,000,000     19-Feb-2003        1.37         59.75%
L(48),D(69),O(3)                       6,300,000     7-Jan-2003         1.56         55.18%
L(48),D(69),O(3)                       4,550,000     1-Mar-2003         1.37         75.30%
L(27),D(90),O(3)                       5,000,000     13-Feb-2003        1.60         65.78%
L(48),D(69),O(3)                       4,400,000     16-May-2002        1.33         74.39%
L(36),D(81),O(3)                       4,850,000     5-Feb-2003         1.52         65.78%
L(47),D(190)                           3,610,000     11-Jan-1999        1.03         86.13%
L(48),D(69),O(3)                       4,600,000     30-Apr-2003        1.70         67.32%
L(60),GRTR1%orYM(57),O(3)              5,390,000     24-Mar-2003        1.56         57.43%
L(48),D(69),O(3)                       3,820,000     17-Sep-2002        1.41         79.77%
L(120),GRTR1%Prepayment+YM or 1%(191)  3,810,000     11-Feb-2003        1.16         74.66%
L(26),D(31),O(3)                       5,260,000     6-Mar-2003         1.37         53.69%
L(36),D(81),O(3)                       3,750,000     6-Jan-2003         1.62         74.45%
L(25),D(92),O(3)                       4,400,000     18-Feb-2003        1.66         62.35%
L(25),D(89),O(6)                       3,900,000     15-Mar-2003        1.55         69.57%
L(48),D(69),O(3)                       4,150,000     18-Mar-2003        1.33         63.59%
L(25),D(92),O(3)                       3,865,000     19-Feb-2003        1.96         66.55%
L(25),D(89),O(6)                       3,200,000     25-Feb-2003        1.71         74.92%
L(48),D(69),O(3)                       3,500,000     30-Apr-2003        1.76         67.07%
L(26),D(31),O(3)                       2,900,000     21-Jan-2003        1.49         79.84%
L(49),D(67),O(4)                       2,950,000     11-Apr-2003        1.52         74.47%
L(27),D(57),O(36)                      2,700,000     16-Dec-2002        1.39         79.75%
L(36),D(201),O(3)                      3,300,000     8-Apr-2003         1.39         63.50%
L(36),D(81),O(3)                       3,680,000     20-Jan-2003        1.76         55.60%
L(36),D(81),O(3)                       2,810,000     1-Nov-2002         1.52         71.41%
L(36),D(81),O(3)                       4,200,000     10-Feb-2003        2.48         47.32%
L(36),D(81),O(3)                       2,700,000     12-Feb-2003        1.40         73.61%
L(48),D(69),O(3)                       2,450,000     14-Jan-2003        1.29         79.66%
L(27),D(90),O(3)                       3,375,000     1-Feb-2003         1.21         56.56%
L(25),D(91),O(4)                       2,600,000     28-Mar-2003        1.46         69.13%
L(36),D(81),O(3)                       2,450,000     10-Feb-2003        1.55         73.19%
L(36),D(81),O(3)                       2,400,000     20-Nov-2002        1.54         74.62%
L(60),GRTR1%orYM(57),O(3)              2,200,000     5-Apr-2003         1.55         77.19%
L(25),D(90),O(5)                       2,110,000     26-Mar-2003        1.49         79.92%
L(26),D(91),O(3)                       2,230,000     6-Mar-2003         1.29         74.74%
L(95),YM(140)                          2,100,000     1-Feb-1999         1.03         78.84%
L(29),D(88),O(3)                       2,400,000     16-Oct-2002        1.49         68.46%
L(36),D(81),O(3)                       2,600,000     4-Nov-2002         1.82         62.28%
GRTR1%orYM(177),O(3)                   3,430,000     30-Jan-2003        1.61         46.85%
L(48),D(69),O(3)                       2,150,000     11-Feb-2003        1.56         74.39%
L(26),D(91),O(3)                       2,000,000     4-Apr-2003         1.51         79.84%
L(25),D(92),O(3)                       3,300,000     18-Feb-2003        1.86         48.37%
L(36),D(81),O(3)                       2,350,000     5-Mar-2003         1.62         66.73%
L(36),D(141),O(3)                      2,300,000     7-Mar-2003         1.17         67.99%
L(36),D(81),O(3)                       1,950,000     11-Mar-2003        1.32         74.54%
L(36),D(81),O(3)                       1,945,000     7-Mar-2003         1.48         73.84%
L(48),GRTR1%orYM(69),O(3)              1,935,000     20-Feb-2003        1.38         73.32%
L(180),1%(33),O(3)                     2,020,000     31-Jan-2003        1.13         68.87%
L(27),D(90),O(3)                       2,425,000     1-Feb-2003         1.25         57.21%
L(27),D(90),O(3)                       1,450,000     1-Feb-2003         1.28         55.64%
L(27),D(90),O(3)                       1,160,000     1-Feb-2003         1.22         52.47%
L(27),D(90),O(3)                       1,330,000     1-Feb-2003         1.22         38.01%

                                                                   CUT-OFF DATE
LTV RATIO AT                                   NUMBER                  LOAN
MATURITY OR       YEAR                        OF UNITS   UNIT OF    AMOUNT PER    OCCUPANCY    OCCUPANCY
  ARD (1)         BUILT      YEAR RENOVATED   (UNITS)    MEASURE    (UNIT) ($)     RATE (%)   "AS OF" DATE
----------------------------------------------------------------------------------------------------------
   60.32%         1946                             95     Pads          37,854      98.95%    1-Apr-2003
    0.00%       1950-1984        2002          48,595    Sq. Ft.            74     100.00%    28-Feb-2003
   35.66%         1980                            146    Units          23,809      87.84%    31-Dec-2002
   62.98%         2003                         13,650    Sq. Ft.           251     100.00%    8-May-2003
   54.55%         1995           2001             224     Pads          14,682      83.04%    31-Jan-2003
   49.67%       1970-1990                     220,631    Sq. Ft.            15     100.00%    7-Mar-2003
   55.64%         1988                         30,910    Sq. Ft.           103      90.11%    8-Mar-2003
   31.02%         1999                         11,180    Sq. Ft.           278     100.00%    3-Jun-2003
   56.34%         1999                            588    Units           5,266      85.20%    31-Mar-2003
   44.40%         1979           2000          24,820    Sq. Ft.           125     100.00%    28-Mar-2003
   67.86%         1853           2001              46    Units          66,246     100.00%    15-Oct-2002
   25.58%         1997                            122    Units          23,315     100.00%    30-Sep-2002
   50.03%       1962*1967                          43    Units          65,681      97.67%    4-Mar-2003
   62.96%         2002                         26,558    Sq. Ft.           105     100.00%    4-Mar-2003
   39.86%         1998                            252     Pads          10,887      99.21%    1-Apr-2003
   58.67%         2002                         10,413    Sq. Ft.           261     100.00%    1-May-2003
   41.88%         2003                         29,000    Sq. Ft.            91     100.00%    5-Feb-2003
   55.30%         1971                            227     Pads          11,331      92.51%    11-Mar-2003
   63.15%         2002                         22,000    Sq. Ft.           109     100.00%    12-Dec-2002
   56.13%         2000                            473    Units           4,963      89.00%    31-Mar-2003
   74.34%         1973                            213     Pads          10,870      99.06%    1-Jan-2003
   57.49%         1998                            429    Units           5,121      92.31%    23-Apr-2003
   66.99%         1972           1990          56,266    Sq. Ft.            38      92.46%    20-May-2003
    0.00%         2002                         13,824    Sq. Ft.           152     100.00%    31-Mar-2003
   47.01%         2003                         13,650    Sq. Ft.           150     100.00%    21-Apr-2003
   61.18%         1979                         44,872    Sq. Ft.            45      91.54%    31-Mar-2003
   35.94%       1962-1964      1998-2002           95    Units          20,922      94.74%    1-Jan-2003
   55.90%         1965                             50    Units          39,751      96.00%    1-Jan-2003
   61.76%         2003                         10,880    Sq. Ft.           179     100.00%    14-Feb-2003
    7.35%         1988                         21,002    Sq. Ft.            91     100.00%    8-Jan-2003
   53.24%         1969           1976          32,057    Sq. Ft.            56     100.00%    1-Apr-2003
   62.14%         2002                         13,000    Sq. Ft.           138     100.00%    7-Apr-2003
   63.47%         2001                         12,000    Sq. Ft.           149     100.00%    27-Jan-2003
   64.26%         1996                             44    Units          38,593      93.18%    1-May-2003
   67.36%       1900*1910      1995*1998       23,613    Sq. Ft.            71     100.00%    31-Mar-2003
   62.67%         1964                             20    Units          83,331      95.00%    29-Apr-2003
    0.00%       1998-1999                      11,180    Sq. Ft.           148     100.00%    3-Jun-2003
   59.71%         1980                         48,730    Sq. Ft.            34      87.13%    1-Oct-2002
   53.36%         1984                         78,479    Sq. Ft.            21     100.00%    31-Mar-2003
   38.71%         1999                            100    Units          16,071      96.00%    30-Sep-2002
   49.67%         1960                            209     Pads           7,653      73.78%    1-Jan-2003
   66.85%         1964           2000              24    Units          66,531     100.00%    3-Mar-2003
   30.92%         1960                            111     Pads          14,381     100.00%    1-Apr-2003
   55.63%         2002                         15,599    Sq. Ft.           101     100.00%    23-Apr-2003
    0.00%       1998-2002                          36    Units          43,438      97.22%    1-Apr-2003
   63.20%         2003                              1     Pad        1,453,538     100.00%    30-Apr-2003
   57.61%      1996 & 2000                     13,600    Sq. Ft.           106      94.49%    31-Mar-2003
   56.66%         1970         2001-2002           64    Units          22,169      92.19%    28-Mar-2003
   48.53%         2000                             64    Units          21,737      92.19%    25-Dec-2002
    7.43%         1988                         12,528    Sq. Ft.           111     100.00%    8-Jan-2003
    7.23%         1997                          9,977    Sq. Ft.            81     100.00%    20-Jan-2003
    0.39%         1987                          7,692    Sq. Ft.            79     100.00%    8-Jan-2003
    0.28%         1987                         11,004    Sq. Ft.            46      76.34%    29-May-2003

                                                                                      UW NET
                                         MOST RECENT   UW REVENUES   UW EXPENSES    OPERATING     UW NET CASH
           MOST RECENT PERIOD               NOI ($)         ($)           ($)        INCOME ($)     FLOW ($)
-------------------------------------------------------------------------------------------------------------
        Year ended Dec 31, 2002            419,617       645,339       263,253        382,086       377,336
            Statement 2002                 453,765       753,478       269,052        484,426       436,341
                 2002                      527,919       949,225       463,483        485,742       449,242
                                                         331,500         9,945        321,555       320,736
Trailing 12 Months ended Mar 31, 2003      346,164       609,320       252,779        356,541       345,341
                                                         591,051       132,572        458,480       384,202
            Statement 2002                 359,794       665,486       300,628        364,858       342,616
                                                         309,823             0        309,823       307,028
         2003 3-mo. Annualized             375,334       645,679       276,945        368,733       359,913
            Statement 2002                 441,912       573,227       173,570        399,657       370,506
           T-12 Ending 9/30                304,302       500,364       179,544        320,820       309,320
          T-12 As of 6/30/02               434,626       690,763       327,235        363,528       333,028
            2003 Annualized                318,627       541,521       261,294        280,227       266,295
                                                         451,961       105,431        346,529       318,618
        Year ended Dec 31, 2002            335,837       652,992       269,142        383,850       371,250
                                                         376,965        66,750        310,215       294,525
                                                         412,498       105,873        306,625       302,565
        Year ended Dec 31, 2002            363,939       671,937       331,301        340,636       335,140
Trailing 12 Months ended Jan 31, 2003      108,781       391,866        85,593        306,273       286,571
         2003 3-mo. Annualized             284,472       539,762       250,165        289,597       282,502
        Year ended Dec 31, 2002            255,776       432,334       186,074        246,260       235,510
                 2002                      234,920       499,191       237,052        262,138       255,570
        Year ended Dec 31, 2002            209,855       315,052        89,060        225,992       206,823
                                                         272,923        13,188        259,735       254,281
                                                         280,109        21,731        258,377       254,097
3 Months Annualized ended Mar 31, 2003     319,000       512,742       239,332        273,410       224,188
            Statement 2002                 378,579       781,162       396,445        384,717       356,217
            Statement 2002                 211,901       460,092       243,570        216,523       201,523
                                                         201,280         6,038        195,242       194,154
        Year ended Dec 31, 2002            215,317       467,993       160,681        307,312       291,229
        Year ended Dec 31, 2002            212,986       281,431        61,840        219,591       199,820
            Statement 2002                 121,810       279,977        68,790        211,187       198,416
            Statement 2002                 162,314       256,651        46,651        210,000       198,439
            Statement 2002                 181,356       299,417       111,422        187,995       176,995
             02/2003 T 12                  193,617       268,723        86,753        181,970       176,720
                 2002                      184,415       253,494        99,255        154,239       147,792
                                                         178,880             0        178,880       176,085
3 Months Annualized ended Mar 31, 2003     287,516       372,912       133,853        239,059       193,350
3 Months Annualized ended Mar 31, 2003     280,188       474,470       172,127        302,343       215,825
          T-12 As of 7/31/02               277,286       647,601       379,993        267,608       242,608
                 2002                      276,613       590,813       349,142        241,671       220,771
                 2002                      173,585       220,813        50,420        170,393       164,393
        Year ended Dec 31, 2002            235,827       537,769       290,586        247,183       241,583
            Statement 2002                  26,696       248,242        52,463        195,779       171,409
            Statement 2002                 140,078       316,806       126,693        190,113       182,013
                                                         143,948         6,818        137,130       137,130
            Statement 2002                 195,259       227,350        46,939        180,410       166,697
            Statement 2002                 173,925       448,802       280,640        168,162       148,962
          T-12 As of 6/30/02               170,812       364,768       200,198        164,570       148,570
        Year ended Dec 31, 2002            240,451       314,210        85,021        229,189       218,379
        Year ended Dec 31, 2002            124,639       198,428        59,982        138,446       130,484
        Year ended Dec 31, 2002             92,854       160,650        54,418        106,232       100,384
        Year ended Dec 31, 2002             80,504       165,453        74,611         90,842        83,446

                                                           LARGEST   LARGEST
                                                           TENANT     TENANT    LARGEST TENANT EXP.
                      LARGEST TENANT                       SQ. FT.   % OF NRA          DATE
---------------------------------------------------------------------------------------------------
Inessa Stewart's Antiques                                   17,933     36.90%       30-Nov-2008

Walgreens                                                   13,650    100.00%       30-Apr-2078

Great Lakes Foods                                          112,015     50.77%       31-Dec-2005
Walgreens                                                   13,500     43.68%       31-Oct-2028
Rite Aid of New York, Inc.                                  11,180    100.00%       28-Feb-2019

Mountain Mike's Pizza                                        2,500     10.07%       31-Jul-2003



Home Center Furniture                                        3,408     12.83%       31-Oct-2005

Euphoria Salon                                               5,525     53.06%       30-May-2010
Marshalls                                                   29,000    100.00%       14-Mar-2014

The North American Mission Board of the Southern Baptist    10,000     45.45%       31-Dec-2006



Gerbes                                                      47,526     84.47%       31-May-2006
Eckerds                                                     13,824    100.00%       31-Jan-2023
Walgreens                                                   13,650    100.00%       30-Apr-2078
Genesis Vocational Training, Inc.                           19,780     44.08%       30-Jun-2007


CVS                                                         10,880    100.00%       31-Jan-2025
Tire Kingdom                                                 7,104     33.83%       31-Aug-2014
Practical Computer                                           8,000     24.96%       31-Jul-2007
Chihua's Supermarket                                         2,860     22.00%       31-May-2007
Hollywood Video                                              5,200     43.33%       14-Sep-2012

Richmond Restaurant Group                                    9,512     40.28%       31-Dec-2004

Rite Aid of Maryland, Inc.                                  11,180    100.00%       28-Feb-2019
The Palace Restaurant & The Palace Special Events            6,042     12.40%       31-Jan-2007
American Business Machines                                  17,817     22.70%       31-Mar-2005




Intercontinental Acceptance Corporation                      7,252     46.49%       14-Feb-2008


Great Gig Productions                                        2,500     18.38%       31-Jul-2005


Tire Kingdom                                                 6,270     50.05%       31-Aug-2014
Tire Kingdom                                                 6,303     63.18%       30-Apr-2017
Southern Express Lube, Inc.                                  3,192     41.50%       31-Aug-2007
Accutune                                                     3,472     31.55%       28-Feb-2005

                                              2ND
                                            LARGEST   2ND LARGEST
                                            TENANT    TENANT % OF   2ND LARGEST TENANT EXP.
         2ND LARGEST TENANT NAME            SQ. FT.     NRA (%)             DATE
-------------------------------------------------------------------------------------------
Salons of Dallas                              5,779      11.89%           30-Sep-2004



K&K Warehousing                             108,616      49.23%           30-Nov-2017
Finney, LLC d/b/a Bistro Mezzaluna            4,197      13.58%         Multiple Spaces


Radio Shack #01-3812                          2,400       9.67%           31-Aug-2003



Neonatology Medical Group                     2,433       9.16%           31-Jan-2008

Panda Express                                 1,800      17.29%           30-Apr-2012


David M. Pehrson, D.M.D.                      2,600      11.82%           28-Feb-2008



Happy Garden                                  2,500       4.44%           31-May-2004


Baz Enterprises LTD dba Stambush Physical     5,175      11.53%           31-Dec-2006



Sample Road Auto Spa                          3,482      16.58%           30-Nov-2011
Ace Floors                                    4,900      15.29%           31-Aug-2006
Colorado Laundries, Inc.                      2,600      20.00%           30-Nov-2011
RadioShack                                    2,800      23.33%           31-Jan-2007




Senor Sol Fine Mexican Food                   5,522      11.33%           31-May-2003
Triad USA Marketing Group                    14,156      18.04%           31-Jan-2008




Carlsen Douglas Development                   3,298      21.14%           31-Aug-2017


Dunkin Donuts                                 1,890      13.90%           30-Dec-2015


Roadway Muffler & Break                       2,323      18.54%           31-Dec-2003
Texeco Lube Center                            2,620      26.26%           31-Oct-2011
Precision Tune Auto Care                      2,620      34.06%           31-May-2010
Car Wash                                      3,192      29.01%           30-Nov-2007

                                          3RD
                                        LARGEST   3RD LARGEST
                                        TENANT    TENANT % OF   3RD LARGEST TENANT EXP.
3RD LARGEST TENANT NAME                 SQ. FT        NRA                 DATE             LOCKBOX
-----------------------------------------------------------------------------------------------------

Blockbuster Video, Inc.                  5,077       10.45%           31-Mar-2008

                                                                                          Springing


International Quick Signs                1,927        6.23%           30-Apr-2004
                                                                                            Day 1

Kay's Pet Supplies                       2,400        9.67%           30-Apr-2005



Carter's Jr. Market                      2,370        8.92%           31-Oct-2007

Hot Body Tanning                         1,549       14.88%           30-Sep-2007
                                                                                          Springing

Business Partners                        2,400       10.91%           30-Jun-2007



Jefferson City Credit                    2,000        3.55%               MTM             Springing


MG Group, Inc.                           2,335        5.20%           30-Sep-2003         Springing


                                                                                          Springing
Brake World                              2,604       12.40%           31-Aug-2012
Cassell Builder Group                    4,525       14.12%           28-Feb-2005
Subway Real Estate Corp.                 1,560       12.00%           31-Oct-2009
Payless ShoeSource                       2,800       23.33%           30-Nov-2011



                                                                                            Day 1
David's Barbecue                         3,253        6.68%           31-Dec-2004         Springing
Veterinary Pharmacies of America Inc.    9,747       12.42%           30-Sep-2007         Springing




Medical Manager (WebMD)                  2,678       17.17%           31-Aug-2007


Classy Critters                          1,410       10.37%           30-Apr-2005


Precision Tune Auto Care                 2,323       18.54%           31-Jan-2004
Subway                                   1,054       10.56%           31-Mar-2008
Tint World                               1,880       24.44%           30-Sep-2011
Auto Sounds Plus                         1,736       15.78%           30-Nov-2005         Springing

                                  MORTGAGE
LARGEST AFFILIATED SPONSOR FLAG     LOAN
     (> THAN 4% OF POOL)           NUMBER
-------------------------------   --------
                                    100
                                    101
                                    102
                                    103
                                    104
                                    105
                                    106
                                    107
                                    108
                                    109
                                    110
                                    111
                                    112
                                    113
                                    114
                                    115
                                    116
                                    117
                                    118
                                    119
                                    120
                                    121
                                    122
                                    123
                                    124
                                    125
                                    126
                                    127
                                    128
                                    129
                                    130
                                    131
                                    132
                                    133
                                    134
                                    135
                                    136
                                    137
                                    138
                                    139
                                    140
                                    141
                                    142
                                    143
                                    144
                                    145
                                    146
                                    147
                                    148
                                    149
                                    150
                                    151
                                    152

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-1A CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                     PROPERTIES

MORTGAGE
  LOAN     LOAN GROUP
 NUMBER      NUMBER                    PROPERTY NAME                                          ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1          1        Lloyd Center                                  2201 Lloyd Center
    2          1        One South Broad Street                        One South Broad Street
    3          1        673 First Avenue                              673 First Avenue
    5          1        Irongate Apartments                           3301 Arena Boulevard
    6          1        Columbiana Station Shopping Center            234, 238, 240, 242, 244, 246, 301 Harbinson Boulevard and
                                                                      1005, 1007, 1009, 1110, 1120, 1230, 1260 Bower Parkway
    7          1        16 West 61st Street                           16 West 61st Street
    9          1        AmCap - Union & Alameda                       12031 - 12097 West Alameda Parkway
   11          1        2175 K Street, N.W.                           2175 K Street, N.W.
   12          1        90 & 110 South Bedford Road                   90-110 South Bedford Road
   13          1        Maryland Corporate Center                     7401 & 7501 Forbes Boulevard, 7375 & 7404 Executive Place
   14          1        Village on the Hill                           9 School Street
   15          1        Anthem Village                                2501-2591 Anthem Village Drive
   16          1        Riviera Plaza                                 1618 Southwest First Avenue
   17          1        Georgetown Plaza                              2233 Wisconsin Avenue Northwest
   18          1        College Grove Shopping Center                 3412 College Avenue
   19          1        Shoppes of Parkland                           5901-5993 Hillsboro Boulevard and 7011-7171 North State Road 7
   20          1        Lowell Street                                 205 & 207 Lowell Street
   21          1        The Lassiter at North Hills Shopping Center   4401 Six Forks Road
   23          1        WOW - Chippewa & Hobart                       Various
  23.1                  WOW-Chippewa Falls                            2521 & 2621 Olson Drive
  23.2                  WOW-Hobart                                    1120 O'Hare Boulevard
   24          1        Kearny Mesa Crossroads                        3750 & 3760 Convoy Street
   25          1        Point Plaza East 4-5-6                        290, 310, & 322 Israel Road SE
   27          1        Beacon Station Business Park                  10350 NW 112th Avenue
   28          1        Gardens Towne Square                          4200 Northlake Boulevard
   30          1        Rio Vista Building                            8885 Rio San Diego Drive
   33          1        8989 Rio Vista Plaza                          8989 Rio San Diego Drive
   34          1        Tapo Plaza                                    2196- 2358 Tapo Street
   35          1        Market Place Shopping Center                  1-26 Plaza Drive
   36          1        Creekside Place Shopping Center               23500-23600 Valencia Boulevard
   37          1        Village Shoppes of Flowery Branch             5900 Spout Springs Road
   38          1        Hilton Norfolk Airport                        1500 North Military Highway
   39          1        Two Northbrook Place                          60 Revere Drive
   40          1        10470 Old Placerville Road                    10470 Old Placerville Road
   42          1        Tudor Business Center                         1011 East Tudor Road
   44          1        301 East Liberty Street                       301 East Liberty Street
   45          1        New Market                                    267 Highway 421
   46          1        Bank of America Tower                         500 Locust Street, 317 Sixth Avenue
   47          1        Mill Towne Center                             101-235 East Baseline Road
   48          1        Village Square                                181-185 Main Street
   49          1        Hunington Portfolio                           Various
  49.1                  Westfield Village Shopping Center             3154 North Fry Road
  49.2                  The Shops on Memorial                         5535 Memorial Drive
   54          1        AmCap - 84th & Pecos                          1407-1575 West 84th Avenue
   56          1        Lincoln Road Plaza                            825-845 Lincoln Road
   57          1        Route 6 Plaza                                 3580 Mohegan Avenue
   58          1        River Chase Office Center                     4431 North Front Street
   59          1        Troutdale Commons                             31301 Southwest 257th Avenue
   60          1        AmCap - Jewell & Wadsworth                    1927 South Wadsworth Boulevard
   63          1        L Street Self Storage                         707 L Street
   64          1        Lakeside Office Park                          4704 Harlan Street
   67          1        Mini U Storage- Fairfax Station               10930 Clara Barton Drive
   68          1        Park Meadows Medical                          9218 Kimmer Drive
   69          1        Bannockburn Mediplex Office Building          2151 Waukegan Road
   70          1        York Farm Estates                             1870 Baldwin Road
   72          1        2301 Glades                                   2301 Glades Road
   73          1        Methodist Medical Building                    8120 Timberlake Way
   76          1        Springfield Self Storage                      7711 Loisdale Road
   77          1        Mizner Place                                  12300 South Shore Boulevard
   80          1        Walgreens - Elgin                             1700 Larkin Avenue
   81          1        388 West Broadway                             388 West Broadway
   82          1        Independence Park Shopping Center             3020 Legacy Drive
   83          1        Walgreens - Colorado Springs                  1730 Platte Avenue East
   84          1        Forest Hill Centre                            140 Forest Hill Centre
   86          1        Cordova Towne Center Phases II & III          1100, 1134-1138 North Germantown Parkway
   87          1        North Denver Industrial                       3857-3895 Steele Street
   88          1        Beachwalk Center                              130 Scenic Highway (US Highway 98 East)
   89          1        Walgreens - Tropicana Avenue                  4905 West Tropicana Avenue
   90          1        Rite Aid - Las Vegas                          1815 East Flamingo Road
   92          1        Palm Valley Pavilions East                    1375-1475 North Litchfield Road
   93          1        CRS Tower                                     8035 East R.L. Thornton Freeway
   94          1        Rancho Palomino Medical Center                630 South Rancho Drive
   95          1        Randhurst Crossings Shopping Center           1 West Rand Road
   96          1        Walgreens - Omaha                             8989 West Dodge Road
   98          1        Walgreens - Thrasher's Corner, WA             20812 Bothell Everett Highway
  101          1        Inwood Retail Center                          5201 and 5211-5223 West Lovers Lane & 7979 Inwood Road
  103          1        Walgreens - Dickinson                         100 F.M. 646
  105          1        1230 48th Avenue                              1230 48th Avenue
  106          1        17th Street Plaza                             701-761 SE 17th Street
  107          1        Rite Aid - Colonie                            1863 Central Avenue
  108          1        Shurgard - Brandon                            1010 West Lumsden Road
  109          1        Morgan Country Square                         6171-6199 Santa Teresa Boulevard
  113          1        Palmetto Plaza                                17250-17264 Foothill Boulevard
  115          1        Village at Dana Park II                       3440 East Baseline Road
  116          1        Marshalls - Lodi                              2449 West Kettleman Lane
  117          1        Wagon Wheel MHP                               4641 Lasater Road
  118          1        Northpoint Day Centre                         4000 Northpoint Parkway
  119          1        Shurgard - Oldsmar                            3657 Tampa Road
  121          1        Mini U Storage-Maple Shade                    2481 Route 73 South
  122          1        AmCap - Gerbes Center                         2801-2805 West Truman Boulevard
  123          1        Eckerds-Holly Springs                         5329 Old Highway 5 at Toonigh Road
  124          1        Walgreens - Conroe, TX                        1120 North Loop 336 West
  125          1        Harwin Plaza                                  7111 Harwin Drive
  128          1        CVS - Shippensburg                            701 East King Street
  129          1        South Florida - Sample Turnpike               2501-2525 West Sample Road
  130          1        5405-5407 Port Royal Road                     5405-5407 Port Royal Road
  131          1        Montbello Plaza                               4660 Peoria Street
  132          1        Augusta Commons                               2367 Augusta Road
  134          1        1407-1413 East Cary Street                    1407-1413 East Cary Street
  135          1        La Posada Apartments                          241 Lafayette Circle
  136          1        Rite Aid - Baltimore                          700 West Saratoga Street
  137          1        Village Park Shopping Center                  2220-2234 West Park Row
  138          1        Antoine Crossing                              2800 Antoine Drive
  140          1        Meadowbrook Mobile Home Park                  1331 West Danby Road
  143          1        Northcross Business Center                    15806 Brookway Drive
  145          1        Bank of America Pad                           896 North Route 59
  146          1        Bells Ferry Plaza Shopping Center             4311 & 4329 Bells Ferry Road
  149          1        South Florida - West Boca                     23193 Sandlefoot Plaza Drive
  150          1        South Florida - Red Road                      5710-5730 Northwest 176th Street
  151          1        South Florida - Baton II                      1000-1050 West Commercial Boulevard
  152          1        South Florida - Tamarac                       2530 West Commercial Boulevard

                                        CROSS COLLATERALIZED
                                         AND CROSS DEFAULTED
      CITY           STATE   ZIP CODE         LOAN FLAG
------------------------------------------------------------
Portland              OR       97232
Philadelphia          PA       19107
New York              NY       10016
Sacramento            CA       95834
Columbia              SC       29212
New York              NY       10023
Lakewood              CO       80228
Washington DC         DC       20037
Mount Kisco           NY       10549
Lanham                MD       20706
Framingham            MA       01701
Henderson             NV       89052
Portland              OR       97201
Washington            DC       20007
San Diego             CA       92115
Parkland              FL       33067
Wilmington            MA       01887
Raleigh               NC       27609
Various               WI      Various
Chippewa Falls        WI       54729
Hobart                WI       54115
San Diego             CA       92111
Tumwater              WA       98501
Miami                 FL       33178
Palm Beach Gardens    FL       33410
San Diego             CA       92108
San Diego             CA       92108
Simi Valley           CA       93063
Fairview Heights      IL       62208
Valencia              CA       91355
Flowery Branch        GA       30542
Norfolk               VA       23502
Northbrook            IL       60062
Sacramento            CA       95827
Anchorage             AK       99503
Ann Arbor             MI       48104
Boone                 NC       28607
Des Moines            IA       50309
Tempe                 AZ       85283
Westport              CT       06880
Various               TX      Various
Katy                  TX       77449
Houston               TX       77007
Federal Heights       CO       80260
Miami Beach           FL       33139
Mohegan Lake          NY       10547
Harrisburg            PA       17110
Troutdale             OR       97060
Lakewood              CO       80232
Chula Vista           CA       91911
Lakeside              CO       80212
Fairfax Station       VA       22039
Lone Tree             CO       80124
Bannockburn           IL       60015
Yorktown Heights      NY       10598
Boca Raton            FL       33431
Sacramento            CA       95823
Springfield           VA       22150
Wellington            FL       33414
Elgin                 IL       60123
New York              NY       10012
Plano                 TX       75023
Colorado Springs      CO       80909
Lexington             NC       27295
Cordova               TN       38016
Denver                CO       80205
Destin                FL       32550
Las Vegas             NV       89103
Las Vegas             NV       89119
Goodyear              AZ       85338
Dallas                TX       75228            Boxer
Las Vegas             NV       89106
Mount Prospect        IL       60056
Omaha                 NE       68114
Bothell               WA       98021
Dallas                TX       75209
Dickinson             TX       77539
Menominee             MI       49858
Ft. Lauderdale        FL       33316
Colonie               NY       12205
Brandon               FL       33511
San Jose              CA       95123
Fontana               CA       92336
Mesa                  AZ       85204
Lodi                  CA       95242
Mesquite              TX       75181         Eggleston 2
Alpharetta            GA       30005
Oldsmar               FL       34677
Maple Shade           NJ       08052
Jefferson City        MO       65109
Holly Springs         GA       30188
Conroe                TX       77301
Houston               TX       77036           Boxer
Shippensburg          PA       17257
Deerfield Beach       FL       33073
Springfield           VA       22151
Denver                CO       80239
West Columbia         SC       29169
Richmond              VA       23219
Layfayette            CA       94549          LaFayette
Baltimore             MD       21201
Pantego               TX       76013
Houston               TX       77092            Boxer
Newfield              NY       14867
Huntersville          NC       28078
Aurora                IL       60504
Kennesaw              GA       30144
Boca Raton            FL       33428
Hialeah               FL       33015
Fort Lauderdale       FL       33309
Tamarac               FL       33309

(1) For purposes of determining the underwritten loan-to-value ratios of 1 Mortgage Loan representing 1.2% of the Cut-Off Date Balance (1.6% of the Group 1 Cut-Off Date Balance), such ratios were reduced by amounts available under a letter of credit and in a cash reserve that will be released upon the achievement of a specified rental income increase at the related mortgaged property. One Mortgage Loan, representing 5.8% of the Cut-Off Date Balance (7.8% of the Group 1 Cut-Off Date Balance), is part of a split loan structure and the related pari passu companion loan is not included in the trust fund. With respect to this Mortgage Loan, the calculation of loan-to-value ratios and debt service coverage ratio was based upon the aggregate indebtedness of the Mortgage Loan and the related pari passu companion loan.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

(2) Refer to Annex A-6.

                                                                                                 % OF
                                                                                               AGGREGATE     % OF LOAN
   LOAN      GENERAL PROPERTY                            ORIGINAL LOAN    CUT-OFF DATE LOAN   CUT-OFF DATE     GROUP 1   ORIGINATION
ORIGINATOR         TYPE         SPECIFIC PROPERTY TYPE     BALANCE ($)        BALANCE ($)        BALANCE       BALANCE       DATE
---------------------------------------------------------------------- -------------------------------------------------------------
 Wachovia         Retail              Anchored           70,000,000.00      69,922,220.75        5.82%         7.77%     12-May-2003
 Wachovia         Office                 CBD             45,000,000.00      44,919,181.80        3.74%         4.99%     15-Apr-2003
 Wachovia         Office                 CBD             35,000,000.00      35,000,000.00        2.91%         3.89%      7-Feb-2003
 Wachovia       Multifamily         Conventional         27,000,000.00      27,000,000.00        2.25%         3.00%     18-Mar-2003
 Wachovia         Retail              Anchored           25,900,000.00      25,900,000.00        2.16%         2.88%     3-Jun-2003
 Wachovia         Office                 CBD             25,000,000.00      24,953,568.34        2.08%         2.77%     22-Apr-2003
   NCCI           Retail              Anchored           20,791,000.00      20,726,538.48        1.73%         2.30%     12-Mar-2003
 Wachovia         Office                 CBD             18,250,000.00      18,250,000.00        1.52%         2.03%      2-May-2003
 Wachovia         Office               Medical           18,000,000.00      17,965,895.32        1.50%         2.00%     25-Apr-2003
    CGM           Office              Suburban           17,120,000.00      17,120,000.00        1.43%         1.90%     17-Jan-2003
 Wachovia       Multifamily         Conventional         17,000,000.00      17,000,000.00        1.42%         1.89%     25-Apr-2003
    CGM           Retail              Anchored           17,000,000.00      16,904,637.36        1.41%         1.88%     28-Jan-2003
    CGM          Mixed Use          Retail/Office        16,850,000.00      16,759,444.83        1.40%         1.86%      9-Jan-2003
    CGM           Office              Suburban           16,500,000.00      16,482,870.79        1.37%         1.83%      5-May-2003
 Wachovia         Retail              Anchored           16,300,000.00      16,281,990.26        1.36%         1.81%     14-May-2003
 Wachovia         Retail              Anchored           16,000,000.00      15,968,668.70        1.33%         1.77%     24-Apr-2003
   NCCI         Industrial              Flex             15,500,000.00      15,403,979.71        1.28%         1.71%     21-Nov-2002
    CGM           Retail              Anchored           15,310,000.00      15,216,679.80        1.27%         1.69%     27-Dec-2002
 Wachovia       Industrial          Distribution         15,000,000.00      14,971,010.41        1.25%         1.66%      7-May-2003
 Wachovia       Industrial          Distribution
 Wachovia       Industrial          Distribution
 Wachovia         Office              Suburban           15,000,000.00      14,967,091.25        1.25%         1.66%     17-Apr-2003
   AMCC           Office              Suburban           14,500,000.00      14,471,606.00        1.21%         1.61%     13-Apr-2003
   AMCC           Office              Suburban           14,145,000.00      14,145,000.00        1.18%         1.57%      1-May-2003
 Wachovia         Retail              Anchored           14,000,000.00      13,959,816.03        1.16%         1.55%      1-Apr-2003
 Wachovia         Office              Suburban           13,000,000.00      12,971,419.02        1.08%         1.44%     16-Apr-2003
 Wachovia         Office              Suburban           12,000,000.00      11,976,036.27        1.00%         1.33%     16-Apr-2003
    CGM           Retail              Anchored           11,000,000.00      10,940,994.37        0.91%         1.22%      2-Jan-2003
 Wachovia         Retail              Anchored           10,800,000.00      10,777,960.96        0.90%         1.20%      1-May-2003
    CGM           Retail              Anchored           10,550,000.00      10,529,295.73        0.88%         1.17%      8-Apr-2003
 Wachovia         Retail              Anchored           10,560,000.00      10,527,461.29        0.88%         1.17%     24-Mar-2003
 Wachovia       Hospitality         Full Service         10,350,000.00      10,334,433.77        0.86%         1.15%     30-May-2003
   NCCI           Office              Suburban            9,950,000.00       9,939,006.32        0.83%         1.10%      5-Jun-2003
    CGM           Office              Suburban            9,825,000.00       9,825,000.00        0.82%         1.09%     18-Jun-2003
   AMCC           Office              Suburban            8,890,000.00       8,861,748.93        0.74%         0.98%     26-Mar-2003
   NCCI           Office              Suburban            8,250,000.00       8,241,138.48        0.69%         0.92%     21-May-2003
 Wachovia         Retail              Anchored            8,100,000.00       8,090,587.04        0.67%         0.90%     29-May-2003
    CGM           Office                 CBD              7,900,000.00       7,885,097.89        0.66%         0.88%      7-Apr-2003
    CGM          Mixed Use          Office/Retail         7,500,000.00       7,457,061.86        0.62%         0.83%     23-Jan-2003
    CGM           Retail              Anchored            7,450,000.00       7,411,726.97        0.62%         0.82%     31-Jan-2003
   NCCI           Retail             Unanchored           7,250,000.00       7,237,414.01        0.60%         0.80%     24-Apr-2003
   NCCI           Retail             Unanchored
   NCCI           Retail             Unanchored
   NCCI           Retail              Anchored            7,049,000.00       7,027,144.91        0.59%         0.78%     12-Mar-2003
 Wachovia         Retail           Shadow Anchored        7,000,000.00       6,974,213.35        0.58%         0.78%     18-Feb-2003
    CGM           Retail              Anchored            7,000,000.00       6,960,286.83        0.58%         0.77%      6-Dec-2002
 Wachovia         Office              Suburban            6,800,000.00       6,786,771.31        0.57%         0.75%      6-May-2003
    CGM           Retail              Anchored            6,600,000.00       6,587,328.41        0.55%         0.73%     10-Apr-2003
   NCCI           Retail              Anchored            6,560,000.00       6,539,661.03        0.54%         0.73%     12-Mar-2003
   NCCI        Self Storage         Self Storage          6,500,000.00       6,474,996.69        0.54%         0.72%     25-Mar-2003
   NCCI           Office              Suburban            6,500,000.00       6,467,294.09        0.54%         0.72%     10-Jan-2003
 Wachovia      Self Storage         Self Storage          6,065,000.00       6,055,667.53        0.50%         0.67%     30-May-2003
   AMCC           Office               Medical            6,050,000.00       6,043,188.89        0.50%         0.67%      4-Jun-2003
 Wachovia         Office               Medical            6,000,000.00       6,000,000.00        0.50%         0.67%     16-Apr-2003
 Wachovia       Multifamily         Conventional          6,000,000.00       5,986,529.37        0.50%         0.67%     25-Apr-2003
 Wachovia         Retail              Mixed Use           5,625,000.00       5,625,000.00        0.47%         0.63%     24-Dec-2002
    CGM           Office               Medical            5,512,500.00       5,432,597.20        0.45%         0.60%      1-Nov-2001
 Wachovia      Self Storage         Self Storage          5,350,000.00       5,327,132.12        0.44%         0.59%     26-Mar-2003
   AMCC           Office              Suburban            5,150,000.00       5,150,000.00        0.43%         0.57%     22-Apr-2003
 Wachovia         Retail              Anchored            4,800,000.00       4,790,885.31        0.40%         0.53%      5-May-2003
   NCCI           Retail           Shadow Anchored        4,800,000.00       4,787,693.45        0.40%         0.53%     23-Apr-2003
   AMCC           Retail           Shadow Anchored        4,750,000.00       4,740,860.19        0.39%         0.53%      7-May-2003
 Wachovia         Retail              Anchored            4,675,000.00       4,655,115.95        0.39%         0.52%      8-Apr-2003
   NCCI           Retail              Anchored            4,500,000.00       4,490,027.66        0.37%         0.50%      9-May-2003
   AMCC           Retail           Shadow Anchored        4,400,000.00       4,386,498.12        0.37%         0.49%      3-Apr-2003
   AMCC         Industrial            Warehouse           4,300,000.00       4,300,000.00        0.36%         0.48%     12-Jun-2003
   NCCI           Retail              Anchored            4,160,000.00       4,155,976.11        0.35%         0.46%     11-Jun-2003
 Wachovia         Retail              Anchored            4,100,000.00       4,095,918.43        0.34%         0.46%     16-May-2003
 Wachovia         Retail              Anchored            4,384,507.18       4,074,728.81        0.34%         0.45%     26-Aug-1999
 Wachovia         Retail           Shadow Anchored        4,000,000.00       3,975,279.41        0.33%         0.44%     23-Dec-2002
   NCCI           Office              Suburban            3,975,000.00       3,948,884.45        0.33%         0.44%     11-Dec-2002
 Wachovia         Office               Medical            3,900,000.00       3,888,032.43        0.32%         0.43%      8-Apr-2003
 Wachovia         Retail           Shadow Anchored        3,900,000.00       3,869,709.40        0.32%         0.43%     31-Oct-2002
 Wachovia         Retail              Anchored            3,789,600.00       3,778,859.73        0.31%         0.42%      8-Apr-2003
   AMCC           Retail              Anchored            3,620,000.00       3,612,849.14        0.30%         0.40%     17-Apr-2003
   AMCC           Retail             Unanchored           3,600,000.00       3,585,067.04        0.30%         0.40%     29-Apr-2003
 Wachovia         Retail              Anchored            3,430,000.00       3,426,245.67        0.29%         0.38%     16-May-2003
 Wachovia       Industrial          Distribution          3,300,000.00       3,273,205.56        0.27%         0.36%     14-Feb-2003
   AMCC           Retail              Anchored            3,200,000.00       3,190,541.15        0.27%         0.35%     31-Mar-2003
 Wachovia         Retail              Anchored            3,354,563.37       3,109,157.66        0.26%         0.35%      4-May-1999
 Wachovia      Self Storage         Self Storage          3,100,000.00       3,096,619.62        0.26%         0.34%     30-May-2003
   AMCC           Retail             Unanchored           3,100,000.00       3,095,457.39        0.26%         0.34%     14-May-2003
   AMCC           Retail             Unanchored           2,800,000.00       2,791,723.49        0.23%         0.31%     27-Mar-2003
   NCCI           Retail           Shadow Anchored        2,716,000.00       2,713,175.07        0.23%         0.30%     16-May-2003
 Wachovia         Retail              Anchored            2,650,000.00       2,638,944.36        0.22%         0.29%     15-Apr-2003
   NCCI      Mobile Home Park     Mobile Home Park        2,575,000.00       2,572,068.35        0.21%         0.29%      9-May-2003
   NCCI           Retail             Unanchored           2,400,000.00       2,397,494.25        0.20%         0.27%     20-May-2003
 Wachovia      Self Storage         Self Storage          2,350,000.00       2,347,437.45        0.20%         0.26%     30-May-2003
 Wachovia      Self Storage         Self Storage          2,200,000.00       2,196,756.37        0.18%         0.24%     21-May-2003
   NCCI           Retail              Anchored            2,160,000.00       2,153,303.02        0.18%         0.24%     12-Mar-2003
   AMCC           Retail              Anchored            2,100,000.00       2,095,398.54        0.17%         0.23%      4-Jun-2003
   AMCC           Retail              Anchored            2,050,000.00       2,046,098.66        0.17%         0.23%     10-Apr-2003
   NCCI           Office              Suburban            2,020,000.00       2,006,728.70        0.17%         0.22%     11-Dec-2002
 Wachovia         Retail              Anchored            1,960,000.00       1,951,663.59        0.16%         0.22%      3-Apr-2003
   NCCI           Retail             Unanchored           1,940,000.00       1,908,757.47        0.16%         0.21%     25-Mar-2003
   NCCI         Industrial            Warehouse           1,800,000.00       1,797,317.53        0.15%         0.20%      8-May-2003
   AMCC           Retail             Unanchored           1,800,000.00       1,793,235.37        0.15%         0.20%      3-Mar-2003
   AMCC           Retail           Shadow Anchored        1,800,000.00       1,790,822.33        0.15%         0.20%     24-Jan-2003
 Wachovia        Mixed Use       Multifamily/Retail       1,688,000.00       1,686,237.62        0.14%         0.19%      2-Jun-2003
 Wachovia       Multifamily         Conventional          1,670,000.00       1,666,628.71        0.14%         0.19%     29-Apr-2003
 Wachovia         Retail              Anchored            1,874,658.72       1,655,675.57        0.14%         0.18%     14-Jul-1999
   NCCI           Retail             Unanchored           1,650,000.00       1,642,946.37        0.14%         0.18%     24-Jan-2003
   NCCI           Office              Suburban            1,630,000.00       1,619,290.98        0.13%         0.18%     11-Dec-2002
 Wachovia    Mobile Home Park     Mobile Home Park        1,612,500.00       1,599,407.25        0.13%         0.18%      6-Mar-2003
   AMCC           Office              Suburban            1,570,000.00       1,568,245.68        0.13%         0.17%     27-May-2003
   AMCC           Retail           Shadow Anchored        1,455,000.00       1,453,537.63        0.12%         0.16%     29-May-2003
   AMCC           Retail             Unanchored           1,440,000.00       1,436,162.63        0.12%         0.16%     16-Apr-2003
   NCCI           Retail             Unanchored           1,410,000.00       1,387,292.80        0.12%         0.15%     25-Mar-2003
   NCCI           Retail             Unanchored             820,000.00         806,794.39        0.07%         0.09%     25-Mar-2003
   NCCI           Retail             Unanchored             620,000.00         608,640.04        0.05%         0.07%     25-Mar-2003
   NCCI           Retail             Unanchored             515,000.00         505,563.91        0.04%         0.06%     25-Mar-2003

                                               LOAN
                                          ADMINISTRATIVE    INTEREST
 FIRST PAY      MATURITY       MORTGAGE     COST RATE       ACCRUAL
    DATE      DATE OR ARD      RATE (%)        (%)           METHOD
---------------------------------------------------------------------
11-Jul-2003   11-Jun-2013       5.4200%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       6.0800%      0.04210%      Actual/360
11-Mar-2003   11-Feb-2013       5.6700%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.8000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2010       4.0400%      0.04210%        30/360
11-Jun-2003   11-May-2013       5.9300%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.5700%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.9600%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.8400%      0.04210%      Actual/360
 1-Mar-2003    1-Feb-2012       5.7250%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.4700%      0.04210%      Actual/360
 1-Mar-2003    1-Feb-2012       5.4200%      0.04210%      Actual/360
 1-Mar-2003    1-Feb-2012       5.6500%      0.05210%      Actual/360
 1-Jul-2003    1-Jun-2013       5.7800%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.4500%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.6900%      0.04210%      Actual/360
11-Jan-2003   11-Dec-2012       6.4000%      0.04210%      Actual/360
 1-Feb-2003    1-Jan-2013       5.8200%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.7500%      0.04210%      Actual/360


11-Jun-2003   11-May-2010       5.1600%      0.04210%      Actual/360
11-Jun-2003   11-May-2012       5.6900%      0.04210%      Actual/360
11-Jun-2003   11-May-2011       5.5000%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9400%      0.04210%      Actual/360
11-Jun-2003   11-May-2010       5.1500%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.6000%      0.04210%      Actual/360
 1-Mar-2003    1-Feb-2008       5.6600%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.5000%      0.04210%      Actual/360
 1-Jun-2003    1-May-2013       5.6800%      0.10210%      Actual/360
11-May-2003   11-Apr-2013       5.6000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.7300%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.4500%      0.04210%      Actual/360
 1-Aug-2003    1-Jul-2013       5.6500%      0.10210%      Actual/360
11-May-2003   11-Apr-2009       5.4500%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.6000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.1800%      0.04210%      Actual/360
 1-Jun-2003    1-May-2013       5.8600%      0.08210%      Actual/360
 1-Mar-2003    1-Feb-2008       5.3100%      0.10210%      Actual/360
 1-Mar-2003    1-Feb-2013       5.8900%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       6.2300%      0.09210%      Actual/360


11-May-2003   11-Apr-2013       5.5700%      0.04210%      Actual/360
11-Apr-2003   11-Mar-2013       5.9900%      0.04210%      Actual/360
 1-Feb-2003    1-Jan-2013       6.1800%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.7200%      0.04210%      Actual/360
 1-Jun-2003    1-May-2013       5.7800%      0.08210%      Actual/360
11-May-2003   11-Apr-2013       5.5700%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       6.5000%      0.04210%      Actual/360
11-Mar-2003   11-Feb-2013       6.0000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.5800%      0.08210%      Actual/360
11-Jul-2003   11-Jun-2013       5.3500%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.6200%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.0500%      0.04210%      Actual/360
11-Feb-2003   11-Jan-2013       5.9300%      0.04210%      Actual/360
 1-Jan-2002    1-Dec-2011       7.1500%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.8700%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.6400%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.8300%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       6.3500%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.7700%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2023       5.8000%      0.06210%      Actual/360
11-May-2003   11-Apr-2013       5.6200%      0.04210%      Actual/360
11-Aug-2003   11-Jul-2010       5.2000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       6.1500%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       6.0000%      0.04210%      Actual/360
15-Oct-1999   15-Jun-2024       6.9100%      0.04210%        30/360
11-Feb-2003   11-Jan-2013       5.7500%      0.08210%      Actual/360
11-Jan-2003   11-Dec-2012       6.1200%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.6200%      0.04210%      Actual/360
11-Dec-2002   11-Nov-2012       6.0000%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       6.0000%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.6500%      0.04210%      Actual/360
11-Jun-2003   11-May-2023       6.2500%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.5000%      0.04210%      Actual/360
11-Apr-2003   11-Mar-2013       6.2500%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.8000%      0.04210%      Actual/360
15-Jun-1999   15-Feb-2019       7.3500%      0.04210%        30/360
11-Jul-2003   11-Jun-2013       5.5200%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.9000%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.8000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.7700%      0.11210%      Actual/360
11-Jun-2003   11-May-2013       6.0000%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.2900%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.7500%      0.11210%      Actual/360
11-Jul-2003   11-Jun-2013       5.5200%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.8600%      0.08210%      Actual/360
11-May-2003   11-Apr-2013       5.5700%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2023       6.1000%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.8200%      0.04210%      Actual/360
11-Jan-2003   11-Dec-2012       6.1200%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9000%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9100%      0.04210%      Actual/360
 1-Jul-2003    1-Jun-2013       5.7900%      0.14210%      Actual/360
11-Apr-2003   11-Mar-2013       5.9000%      0.04210%      Actual/360
11-Mar-2003   11-Feb-2013       5.9300%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.7500%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       5.5500%      0.04210%      Actual/360
15-Aug-1999   15-Feb-2019       6.8500%      0.04210%        30/360
11-Mar-2003   11-Feb-2013       6.8500%      0.04210%      Actual/360
11-Jan-2003   11-Dec-2012       6.1200%      0.04210%      Actual/360
11-Apr-2003   11-Mar-2013       6.2500%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.3900%      0.04210%      Actual/360
11-Jul-2003   11-Jun-2013       5.9500%      0.04210%      Actual/360
11-Jun-2003   11-May-2013       6.1300%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9100%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9100%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9100%      0.04210%      Actual/360
11-May-2003   11-Apr-2013       5.9100%      0.04210%      Actual/360

            ORIGINAL
INTEREST     TERM TO    REMAINING
 ACCURAL     MATURITY     TERM TO      REMAINING     ORIGINAL    REMAINING                             MATURITY DATE OR
  METHOD      OR ARD     MATURITY OR   IO PERIOD    AMORT TERM   AMORT TERM        MONTHLY P&I           ARD BALLOON       ARD
 DURING IO    (MOS.)      ARD (MOS.)     (MOS.)        (MOS.)      (MOS.)          PAYMENTS ($)          BALANCE ($)      LOANS
-------------------------------------------------------------------------------------------------------------------------------
               120          119                         360         359             393,945.92          58,339,911.91       Y
               120          118                         360         358             272,116.59          38,265,684.18       Y
Actual/360     120          115           19            300         300             218,498.37          28,829,379.09       N
Actual/360     120          117           27            360         360             158,423.32          24,063,231.86       N
  30/360        84           83           83            (IO)        (IO)               (IO)             25,900,000.00       N
               120          118                         360         358             148,764.38          21,164,785.72       N
               120          117                         360         357             118,963.75          17,409,122.45       Y
Actual/360     120          118           34            360         360             108,949.08          16,481,553.23       N
               120          118                         360         358             106,074.49          15,197,705.99       N
Actual/360     108          103            7            336         336             102,344.79          14,745,315.25       N
Actual/360     120          118           34            360         360              96,204.39          15,202,054.68       N
               108          103                         360         355              95,672.58          14,521,183.50       Y
               108          103                         360         355              97,264.23          14,483,607.17       N
               120          119                         360         359              96,604.21          13,904,674.36       N
               120          119                         360         359              92,038.91          13,597,623.13       N
               120          118                         360         358              92,762.70          13,447,880.01       N
               120          113                         360         353              96,953.42          13,298,971.20       Y
               120          114                         360         354              90,026.98          12,914,536.39       N
               120          118                         360         358              87,535.93          12,630,409.95       N


                84           82                         360         358              81,996.38          13,326,543.77       Y
               108          106                         360         358              84,066.20          12,483,379.39       Y
Actual/360      96           94           52            360         360              80,313.76          13,469,563.42       Y
               120          117                         360         357              83,397.79          11,854,801.12       N
                84           82                         360         358              70,983.41          11,547,190.69       Y
               120          118                         360         358              68,889.48          10,058,130.57       N
                60           55                         360         355              63,565.49          10,241,503.80       N
               120          118                         360         358              61,321.21           9,024,346.78       N
               120          118                         360         358              61,098.60           8,864,489.94       N
               120          117                         360         357              60,622.74           8,850,480.82       N
               120          119                         300         299              64,987.48           7,943,258.35       N
               120          119                         360         359              56,183.26           8,300,389.31       N
               120          120                         360         360              56,713.42           8,247,589.65       N
                72           69                         360         357              50,197.92           8,104,823.73       Y
               120          119                         360         359              47,361.52           6,914,307.81       N
               120          119                         360         359              44,377.96           6,699,550.93       N
               120          118                         360         358              46,655.78           6,674,106.62       N
                60           55                         360         355              41,694.44           6,948,192.70       N
               120          115                         360         355              44,141.01           6,296,839.17       N
               120          118                         360         358              44,545.23           6,191,961.61       N


               120          117                         360         357              40,333.58           5,902,405.09       Y
               120          116                         360         356              41,923.54           5,936,820.58       N
               120          114                         360         354              42,782.02           5,967,655.76       N
               120          118                         360         358              39,553.46           5,720,572.52       N
               120          118                         360         358              38,641.68           5,562,429.19       N
               120          117                         360         357              37,535.58           5,492,946.14       Y
               120          117                         300         297              43,888.47           5,118,994.34       N
               120          115                         360         355              38,970.78           5,511,786.62       N
               120          119                         300         299              37,534.72           4,630,498.70       N
               120          119                         360         359              33,784.03           5,031,146.53       N
Actual/360     120          118           22            336         336              35,482.51           5,154,769.84       N
               120          118                         360         358              32,392.89           4,942,206.41       N
Actual/360     120          114           18            360         360              33,471.99           4,976,538.07       N
               120          101                         360         341              37,231.80           4,825,749.02       N
               120          117                         300         297              34,046.23           4,125,813.28       N
Actual/360     120          118           13            360         360              29,695.10           4,451,218.70       N
               120          118                         360         358              28,255.91           4,051,504.40       N
               120          118                         300         298              31,961.49           3,762,108.43       N
               120          118                         360         358              27,780.10           4,002,051.39       N
               120          117                         300         297              29,835.97           3,608,955.80       Y
               240          239                         240         239              31,722.34             100,849.79       N
               120          117                         360         357              25,315.00           3,689,966.54       N
                84           84                         300         300              25,640.97           3,617,888.84       N
               120          119                         360         359              25,343.89           3,544,286.18       N
               120          119                         360         359              24,581.57           3,477,861.81       Y
               297          251                         297         251              30,737.51                   0.00       N
               120          114                         360         354              23,342.91           3,367,041.86       N
               120          113                         360         353              24,139.67           3,383,270.66       N
               120          117                         360         357              22,438.29           3,270,653.09       N
               120          112                         360         352              23,382.47           3,307,511.02       N
               120          117                         360         357              22,720.57           3,214,629.59       Y
               120          118                         360         358              20,895.94           3,038,864.45       N
               240          238                         240         238              26,510.40                   0.00       N
               120          119                         360         359              19,475.16           2,865,802.01       Y
               120          116                         240         236              24,120.63           2,185,451.72       N
               120          117                         360         357              18,776.10           2,698,344.68       N
               237          187                         291         241              24,756.46           1,120,000.00       N
               120          119                         360         359              17,640.38           2,591,691.56       N
               120          119                         300         299              19,784.28           2,393,046.19       N
               120          117                         360         357              16,429.09           2,361,051.20       N
               120          119                         360         359              15,884.36           2,288,102.57       N
               120          118                         240         238              18,985.42           1,738,179.72       Y
               120          119                         360         359              14,283.11           2,137,291.73       N
               120          119                         360         359              14,005.75           2,020,664.47       N
               120          119                         360         359              13,372.55           1,964,668.79       N
               120          119                         300         299              13,986.96           1,695,974.90       N
               120          117                         360         357              12,359.28           1,808,653.00       Y
               240          239                         240         239              15,276.46                   0.00       N
               120          118                         360         358              12,054.56           1,729,809.26       N
               120          113                         360         353              12,267.20           1,719,297.29       N
               120          117                         300         297              12,508.77           1,513,059.60       Y
               120          117                         132         129              20,023.14             248,005.76       N
               120          119                         300         299              11,367.47           1,384,292.98       N
               120          116                         360         356              10,676.46           1,522,533.63       N
               120          115                         360         355              10,711.04           1,523,190.57       N
               120          119                         360         359               9,850.71           1,421,200.65       N
               120          118                         360         358               9,534.53           1,397,598.13       N
               235          187                         235         187        14,194.98 (steps) (2)             0.00       N
               120          115                         360         355              10,811.78           1,432,986.04       N
               120          113                         360         353               9,898.78           1,387,353.76       N
               120          116                         240         236              11,786.22           1,067,890.67       N
               120          119                         360         359               8,806.24           1,307,248.81       N
               120          119                         360         359               8,676.75           1,232,391.55       N
               120          118                         300         298               9,392.71           1,120,418.31       N
               120          117                         132         129              14,552.90             180,251.61       N
               120          117                         132         129               8,463.39             104,827.18       N
               120          117                         120         117               6,855.28               4,527.01       N
               120          117                         120         117               5,694.31               3,760.34       N

                                                                                      CUT-OFF
                                        APPRAISED                                     DATE LTV
       PREPAYMENT PROVISIONS            VALUE ($)    APPRAISAL DATE   DSCR (X) (1)    RATIO (1)
-----------------------------------------------------------------------------------------------
L(25),D(91),O(4)                       220,100,000     1-May-2003        1.83         63.54%
L(26),D(92),O(2)                        56,700,000     3-Mar-2003        1.22         79.22%
L(29),D(87),O(4)                        60,000,000     1-Jan-2003        1.60         58.33%
L(48),D(69),O(3)                        34,400,000    14-Feb-2003        1.22         78.49%
L(25),GRTR1%orYM(56),O(3)               47,400,000    23-Dec-2002        3.42         54.64%
L(26),D(91),O(3)                        39,800,000     8-Oct-2002        1.69         62.70%
L(27),D(57),O(36)                       26,000,000    18-Dec-2002        1.36         79.72%
L(36),GRTR1%orYM/Defeasance(81),O(3)    24,800,000     1-Apr-2003        1.29         73.59%
L(48),D(69),O(3)                        22,500,000    18-Mar-2003        1.47         79.85%
L(29),D(77),O(2)                        21,500,000    13-Dec-2002        1.45         79.63%
L(36),D(75),O(9)                        23,000,000    27-Feb-2003        1.31         73.91%
L(29),D(76),O(3)                        24,600,000     2-Dec-2002        1.45         68.72%
L(29),D(77),O(2)                        22,000,000     9-Oct-2002        1.36         76.18%
L(25),D(93),O(2)                        21,500,000     1-Mar-2003        1.33         76.66%
L(48),D(66),O(6)                        21,500,000    17-Apr-2003        1.28         75.73%
L(48),D(69),O(3)                        20,100,000    24-Feb-2003        1.35         79.45%
L(31),D(86),O(3)                        22,200,000    10-Oct-2002        1.48         69.39%
L(30),D(88),O(2)                        19,500,000    18-Sep-2002        1.40         78.03%
L(48),D(69),O(3)                        19,200,000      Various          1.35         77.97%
                                         6,950,000     5-Mar-2003
                                        12,250,000     4-Mar-2003
L(26),D(55),O(3)                        19,800,000    29-Jan-2003        1.36         75.59%
L(36),D(69),O(3)                        17,750,000    11-Mar-2003        1.48         71.39%
L(36),D(57),O(3)                        20,500,000     4-Mar-2003        1.48         69.00%
L(48),D(68),O(4)                        19,500,000     4-Feb-2003        1.40         71.59%
L(26),D(55),O(3)                        19,000,000     7-Feb-2003        1.46         68.27%
L(48),D(67),O(5)                        15,100,000    20-Feb-2003        1.42         79.31%
L(29),D(29),O(2)                        14,050,000    10-Sep-2002        1.52         77.87%
L(48),D(68),O(4)                        13,700,000     1-Feb-2003        1.36         78.67%
L(26),D(92),O(2)                        13,700,000    17-Dec-2002        1.45         76.86%
L(48),D(69),O(3)                        13,200,000    20-Dec-2002        1.38         79.75%
L(48),D(69),O(3)                        16,625,000    18-Apr-2003        1.77         62.16%
L(25),D(92),O(3)                        12,600,000    19-Mar-2003        1.52         78.88%
L(24),D(94),O(2)                        13,000,000    30-Apr-2003        1.39         75.58%
L(36),D(33),O(3)                        11,890,000     2-Jan-2003        1.69         74.53%
L(25),D(92),O(3)                        11,000,000     1-Feb-2003        1.41         74.92%
L(48),D(69),O(3)                        10,200,000    21-Mar-2003        1.47         79.32%
L(26),D(91),O(3)                        10,400,000    13-Feb-2003        1.41         75.82%
L(29),D(28),O(3)                        10,005,000    20-Nov-2002        1.47         74.53%
L(29),D(88),O(3)                        10,500,000     1-Feb-2003        1.41         70.59%
L(26),D(88),O(6)                         9,850,000     5-Feb-2003        1.34         73.48%
                                         1,760,000     5-Feb-2003
                                         8,090,000     5-Feb-2003
L(27),D(57),O(36)                        9,500,000    16-Dec-2002        1.16         73.97%
L(48),D(69),O(3)                        12,100,000    16-Dec-2002        1.78         57.64%
L(30),D(86),O(4)                         8,800,000     1-Nov-2002        1.31         79.09%
L(26),D(90),O(4)                         9,250,000     1-Apr-2004        1.41         73.37%
L(26),D(90),O(4)                         9,170,000    17-Jan-2003        1.64         71.84%
L(27),D(57),O(36)                        8,400,000    18-Dec-2002        1.09         77.85%
L(27),D(89),O(4)                         8,800,000     5-May-2003        1.42         73.58%
L(29),D(85),O(6)                         8,300,000     5-Dec-2002        1.47         77.92%
L(48),D(68),O(4)                         8,120,000    17-Apr-2003        1.52         74.58%
L(36),D(81),O(3)                         8,100,000    24-Apr-2003        1.50         74.61%
L(26),D(91),O(3)                         8,650,000    30-Jan-2003        1.49         69.36%
L(48),D(69),O(3)                        10,600,000    12-Mar-2003        2.19         56.48%
L(30),D(87),O(3)                         7,500,000    11-Nov-2002        1.41         75.00%
L(43),D(74),O(3)                         7,350,000    15-Aug-2001        1.44         73.91%
L(49),D(67),O(4)                         7,730,000    20-Feb-2003        1.31         68.92%
L(36),D(81),O(3)                         6,925,000     1-May-2003        1.56         74.37%
L(48),D(69),O(3)                         6,000,000    27-Mar-2003        1.28         79.85%
L(26),D(91),O(3)                         7,000,000    15-Feb-2003        1.38         68.40%
L(26),D(91),O(3)                         6,325,000     7-Mar-2003        1.55         74.95%
L(48),D(69),O(3)                         6,000,000    24-Jan-2003        1.35         77.59%
L(25),D(209),O(6)                        5,950,000    24-Mar-2003        1.20         75.46%
L(36),D(81),O(3)                         6,000,000    25-Feb-2003        1.62         73.11%
L(36),D(44),O(4)                         6,000,000     1-May-2003        1.40         71.67%
L(25),D(92),O(3)                         5,200,000    31-Dec-2002        1.43         79.92%
L(48),D(69),O(3)                         5,425,000    31-Mar-2003        1.35         75.50%
L(95),YM(202)                            4,700,000     1-Jun-1999        1.04         86.70%
L(48),D(69),O(3)                         5,310,000    15-Nov-2002        1.49         74.86%
L(36),D(81),O(3)                         5,700,000     8-Nov-2002        1.57         69.28%
L(48),D(69),O(3)                         5,600,000    11-Mar-2003        1.42         69.43%
L(32),D(85),O(3)                         5,250,000     3-Oct-2002        1.50         73.71%
L(48),D(69),O(3)                         4,850,000     1-May-2003        1.39         77.91%
L(36),D(81),O(3)                         5,200,000     9-Mar-2003        1.48         69.48%
L(36),D(201),O(3)                        6,000,000    19-Feb-2003        1.37         59.75%
L(48),D(69),O(3)                         4,550,000     1-Mar-2003        1.37         75.30%
L(48),D(69),O(3)                         4,400,000    16-May-2002        1.33         74.39%
L(36),D(81),O(3)                         4,850,000     5-Feb-2003        1.52         65.78%
L(47),D(190)                             3,610,000    11-Jan-1999        1.03         86.13%
L(48),D(69),O(3)                         4,600,000    30-Apr-2003        1.70         67.32%
L(60),GRTR1%orYM(57),O(3)                5,390,000    24-Mar-2003        1.56         57.43%
L(36),D(81),O(3)                         3,750,000     6-Jan-2003        1.62         74.45%
L(25),D(89),O(6)                         3,900,000    15-Mar-2003        1.55         69.57%
L(48),D(69),O(3)                         4,150,000    18-Mar-2003        1.33         63.59%
L(25),D(92),O(3)                         3,865,000    19-Feb-2003        1.96         66.55%
L(25),D(89),O(6)                         3,200,000    25-Feb-2003        1.71         74.92%
L(48),D(69),O(3)                         3,500,000    30-Apr-2003        1.76         67.07%
L(49),D(67),O(4)                         2,950,000    11-Apr-2003        1.52         74.47%
L(27),D(57),O(36)                        2,700,000    16-Dec-2002        1.39         79.75%
L(36),D(201),O(3)                        3,300,000     8-Apr-2003        1.39         63.50%
L(36),D(81),O(3)                         3,680,000    20-Jan-2003        1.76         55.60%
L(36),D(81),O(3)                         2,810,000     1-Nov-2002        1.52         71.41%
L(48),D(69),O(3)                         2,450,000    14-Jan-2003        1.29         79.66%
L(27),D(90),O(3)                         3,375,000     1-Feb-2003        1.21         56.56%
L(25),D(91),O(4)                         2,600,000    28-Mar-2003        1.46         69.13%
L(36),D(81),O(3)                         2,450,000    10-Feb-2003        1.55         73.19%
L(36),D(81),O(3)                         2,400,000    20-Nov-2002        1.54         74.62%
L(25),D(90),O(5)                         2,110,000    26-Mar-2003        1.49         79.92%
L(26),D(91),O(3)                         2,230,000     6-Mar-2003        1.29         74.74%
L(95),YM(140)                            2,100,000     1-Feb-1999        1.03         78.84%
L(29),D(88),O(3)                         2,400,000    16-Oct-2002        1.49         68.46%
L(36),D(81),O(3)                         2,600,000     4-Nov-2002        1.82         62.28%
L(48),D(69),O(3)                         2,150,000    11-Feb-2003        1.56         74.39%
L(36),D(81),O(3)                         2,350,000     5-Mar-2003        1.62         66.73%
L(36),D(81),O(3)                         1,950,000    11-Mar-2003        1.32         74.54%
L(36),D(81),O(3)                         1,945,000     7-Mar-2003        1.48         73.84%
L(27),D(90),O(3)                         2,425,000     1-Feb-2003        1.25         57.21%
L(27),D(90),O(3)                         1,450,000     1-Feb-2003        1.28         55.64%
L(27),D(90),O(3)                         1,160,000     1-Feb-2003        1.22         52.47%
L(27),D(90),O(3)                         1,330,000     1-Feb-2003        1.22         38.01%

                                                                         CUT-OFF DATE
LTV RATIO AT                                         NUMBER                  LOAN
MATURITY OR         YEAR                            OF UNITS   UNIT OF    AMOUNT PER    OCCUPANCY    OCCUPANCY
  ARD (1)           BUILT         YEAR RENOVATED     (UNITS)   MEASURE    (UNIT) ($)     RATE (%)   "AS OF" DATE
----------------------------------------------------------------------------------------------------------------
  53.01%             1960              1991        1,229,140   Sq. Ft.          114       95.11%     25-Apr-2003
  67.49%             1932              2001          464,420   Sq. Ft.           97       91.56%     12-May-2003
  48.05%             1928              1989          426,596   Sq. Ft.           82      100.00%     13-Jan-2003
  69.95%             2002                                280   Units         96,429       91.43%      6-Mar-2003
  54.64%          1999-2001                          270,187   Sq. Ft.           96       97.54%     17-Apr-2003
  53.18%             1924              2002          112,080   Sq. Ft.          223      100.00%      1-Apr-2003
  66.96%             1978              1998          239,636   Sq. Ft.           86       97.57%     20-May-2003
  66.46%             1980                            100,837   Sq. Ft.          181       97.50%     31-Mar-2003
  67.55%             1975              1996          120,211   Sq. Ft.          149      100.00%     21-Mar-2003
  68.58%          1984-1989                          223,521   Sq. Ft.           77       83.03%     30-Apr-2003
  66.10%             1968                                184   Units         92,391       97.28%     28-Feb-2003
  59.03%             2002                            115,719   Sq. Ft.          146       92.95%     13-Jan-2003
  65.83%             1967              2000          158,820   Sq. Ft.          106       96.62%     16-Apr-2003
  64.67%             1964              2001          140,495   Sq. Ft.          117       83.95%     25-Apr-2003
  63.24%             1960              1999          193,912   Sq. Ft.           84       99.32%     31-May-2003
  66.90%             2000                            145,652   Sq. Ft.          110      100.00%     31-Mar-2003
  59.91%             1958              2002          206,187   Sq. Ft.           75      100.00%      1-Jul-2003
  66.23%             1965              2002           78,116   Sq. Ft.          195       96.90%     31-Mar-2003
  65.78%            Various                          753,000   Sq. Ft.           20      100.00%      1-May-2003
                  1998 & 2001                        243,000   Sq. Ft.            0      100.00%      1-May-2003
                      2001                           510,000   Sq. Ft.            0      100.00%      1-May-2003
  67.31%             1983                            126,756   Sq. Ft.          118       91.96%     31-May-2003
  60.19%             2003                             93,509   Sq. Ft.          155      100.00%      1-Apr-2003
  65.71%             2002                             78,634   Sq. Ft.          180      100.00%     25-Apr-2003
  60.79%             1986                            153,067   Sq. Ft.           91      100.00%     11-Mar-2003
  60.77%             1984                            108,477   Sq. Ft.          120       93.07%      1-Apr-2003
  66.61%             1989                             78,167   Sq. Ft.          153       91.93%      1-May-2003
  72.89%             1966              1994          149,445   Sq. Ft.           73       92.71%      8-Apr-2003
  65.87%             1986         1995*2000*2002     210,553   Sq. Ft.           51      100.00%     29-Apr-2003
  64.70%             1995                             47,748   Sq. Ft.          221      100.00%     26-Mar-2003
  67.05%             2002                             92,883   Sq. Ft.          113      100.00%      4-Apr-2003
  47.78%          1984-1985            2000              249   Rooms         41,504       76.70%     28-Feb-2003
  65.88%             1986                            116,000   Sq. Ft.           86       86.93%     24-Apr-2003
  63.44%             1978              1999           87,854   Sq. Ft.          112       96.59%      1-Apr-2003
  68.17%       1977*1978 & 1997        2000           80,967   Sq. Ft.          109      100.00%      1-Feb-2003
  62.86%             1986                             76,392   Sq. Ft.          108      100.00%     28-Feb-2003
  65.68%             1988                            134,220   Sq. Ft.           60       98.51%     15-Apr-2003
  64.17%          1966-1968         1996-2002        168,392   Sq. Ft.           47       93.45%      1-Mar-2003
  69.45%             1986              2002           83,108   Sq. Ft.           90       87.28%     14-Apr-2003
  59.97%             1780              1998           14,850   Sq. Ft.          499       86.53%     31-Jan-2003
  62.86%           Various                            40,686   Sq. Ft.          178       83.39%     13-Jan-2003
                     2003                             10,660   Sq. Ft.            0      100.00%     13-Jan-2003
                     2002                             30,026   Sq. Ft.            0       77.50%     13-Jan-2003
  62.13%             1973              1998           96,057   Sq. Ft.           73       90.61%     20-May-2003
  49.06%             1925           2001*2002         21,213   Sq. Ft.          329       78.79%     15-Jan-2003
  67.81%             2002                             35,660   Sq. Ft.          195       90.54%     31-Mar-2003
  61.84%             2002                             66,664   Sq. Ft.          102       91.02%      4-Mar-2003
  60.66%             2000                             39,596   Sq. Ft.          166       93.56%      9-Apr-2003
  65.39%             1978              1997           92,759   Sq. Ft.           71       97.36%     20-May-2003
  58.17%             2000                             88,552   Sq. Ft.           73       92.00%      5-May-2003
  66.41%             1971              1999          116,047   Sq. Ft.           56       83.31%      1-May-2003
  57.03%             1986                                828   Units          7,314       72.71%     24-Apr-2003
  62.11%             2002                             34,685   Sq. Ft.          174      100.00%     12-May-2003
  59.59%             1973           2001-2003         40,849   Sq. Ft.          147       86.79%     20-Jan-2003
  46.62%          1997-2002                               77   Units         77,747      100.00%     17-Mar-2003
  66.35%             1979           1999-2000         19,998   Sq. Ft.          281      100.00%      1-Apr-2003
  65.66%             1990                             47,035   Sq. Ft.          116       94.70%      4-Apr-2003
  53.37%             1988                                583   Units          9,137       72.01%     30-Apr-2003
  64.28%             2001                             36,582   Sq. Ft.          141       94.07%     28-Feb-2003
  67.53%             2002                             14,490   Sq. Ft.          331      100.00%     14-Apr-2003
  53.74%             1910              2002            3,659   Sq. Ft.        1,308      100.00%     15-Feb-2003
  63.27%             1994              2001           31,950   Sq. Ft.          148      100.00%      1-Apr-2003
  60.15%             2001                             15,120   Sq. Ft.          308      100.00%     28-Feb-2003
   1.69%             1999                             52,923   Sq. Ft.           85       97.17%     16-Jan-2003
  61.50%             2002                             37,560   Sq. Ft.          117       98.67%     21-May-2003
  60.30%             1943           1999-2000        274,176   Sq. Ft.           16       96.68%     28-Apr-2003
  68.16%             1986              2002           52,840   Sq. Ft.           79      100.00%     24-Apr-2003
  64.11%             1999                             15,120   Sq. Ft.          271      100.00%     12-May-2003
   0.00%             1999                             16,708   Sq. Ft.          244      100.00%      3-Jun-2003
  63.41%             2000                             35,188   Sq. Ft.          113      100.00%     14-Apr-2003
  59.36%             1972                             82,301   Sq. Ft.           48       93.64%     31-Mar-2003
  58.40%             1991                             29,306   Sq. Ft.          133      100.00%      7-Mar-2003
  63.00%             2001                             17,207   Sq. Ft.          225      100.00%     30-May-2003
  66.28%             2003                             14,560   Sq. Ft.          260      100.00%      3-Apr-2003
  58.44%             2003                             14,490   Sq. Ft.          249      100.00%     25-Mar-2003
   0.00%           1950-1984            2002          48,595   Sq. Ft.           74      100.00%     28-Feb-2003
  62.98%             2003                             13,650   Sq. Ft.          251      100.00%      8-May-2003
  49.67%          1970-1990                          220,631   Sq. Ft.           15      100.00%      7-Mar-2003
  55.64%             1988                             30,910   Sq. Ft.          103       90.11%      8-Mar-2003
  31.02%             1999                             11,180   Sq. Ft.          278      100.00%      3-Jun-2003
  56.34%             1999                                588   Units          5,266       85.20%     31-Mar-2003
  44.40%             1979              2000           24,820   Sq. Ft.          125      100.00%     28-Mar-2003
  62.96%             2002                             26,558   Sq. Ft.          105      100.00%      4-Mar-2003
  58.67%             2002                             10,413   Sq. Ft.          261      100.00%      1-May-2003
  41.88%             2003                             29,000   Sq. Ft.           91      100.00%      5-Feb-2003
  55.30%             1971                                227   Pads          11,331       92.51%     11-Mar-2003
  63.15%             2002                             22,000   Sq. Ft.          109      100.00%     12-Dec-2002
  56.13%             2000                                473   Units          4,963       89.00%     31-Mar-2003
  57.49%             1998                                429   Units          5,121       92.31%     23-Apr-2003
  66.99%             1972              1990           56,266   Sq. Ft.           38       92.46%     20-May-2003
   0.00%             2002                             13,824   Sq. Ft.          152      100.00%     31-Mar-2003
  47.01%             2003                             13,650   Sq. Ft.          150      100.00%     21-Apr-2003
  61.18%             1979                             44,872   Sq. Ft.           45       91.54%     31-Mar-2003
  61.76%             2003                             10,880   Sq. Ft.          179      100.00%     14-Feb-2003
   7.35%             1988                             21,002   Sq. Ft.           91      100.00%      8-Jan-2003
  53.24%             1969              1976           32,057   Sq. Ft.           56      100.00%      1-Apr-2003
  62.14%             2002                             13,000   Sq. Ft.          138      100.00%      7-Apr-2003
  63.47%             2001                             12,000   Sq. Ft.          149      100.00%     27-Jan-2003
  67.36%          1900*1910         1995*1998         23,613   Sq. Ft.           71      100.00%     31-Mar-2003
  62.67%             1964                                 20   Units         83,331       95.00%     29-Apr-2003
   0.00%           1998-1999                          11,180   Sq. Ft.          148      100.00%      3-Jun-2003
  59.71%             1980                             48,730   Sq. Ft.           34       87.13%      1-Oct-2002
  53.36%             1984                             78,479   Sq. Ft.           21      100.00%     31-Mar-2003
  49.67%             1960                                209   Pads           7,653       73.78%      1-Jan-2003
  55.63%             2002                             15,599   Sq. Ft.          101      100.00%     23-Apr-2003
  63.20%             2003                                  1   Pad        1,453,538      100.00%     30-Apr-2003
  57.61%         1996 & 2000                          13,600   Sq. Ft.          106       94.49%     31-Mar-2003
   7.43%             1988                             12,528   Sq. Ft.          111      100.00%      8-Jan-2003
   7.23%             1997                              9,977   Sq. Ft.           81      100.00%     20-Jan-2003
   0.39%             1987                              7,692   Sq. Ft.           79      100.00%      8-Jan-2003
   0.28%             1987                             11,004   Sq. Ft.           46       76.34%     29-May-2003

                                                                                    UW NET
                                         MOST RECENT   UW REVENUES   UW EXPENSES   OPERATING    UW NET CASH
          MOST RECENT PERIOD               NOI ($)         ($)           ($)       INCOME ($)     FLOW ($)
-----------------------------------------------------------------------------------------------------------
     Budget July 2003 to June 2004       17,951,911    28,957,524    10,853,969    18,103,556   17,334,541
                 2002                     4,706,846     9,503,366     4,672,479     4,830,887    3,995,845
               AUP 2002                   5,635,916    13,303,214     8,470,936     4,832,278    4,187,027
              2003 Budget                 2,527,172     3,646,560     1,261,037     2,385,523    2,315,523
        10 Mo Ann. Ph. II & III           4,349,823     5,041,598     1,347,447     3,694,151    3,580,852
           2003/2004 Budget               3,391,557     4,709,331     1,557,060     3,152,271    3,017,157
        Year ended Dec 31, 2002           1,964,164     2,967,410       824,547     2,142,863    1,946,887
          Jan-Mar 2003 Ann'l              1,978,261     3,189,042     1,357,745     1,831,297    1,692,589
             Year End 2002                2,093,530     3,438,240     1,386,213     2,052,026    1,874,533
            Full Year 2002                1,988,293     3,637,368     1,543,310     2,094,058    1,779,640
           Borrower Proforma              1,918,961     2,308,367       740,560     1,567,807    1,514,999
            Full Year 2002                1,685,806     2,287,452       556,876     1,730,576    1,665,650
      Annualized 10 mo. 12/31/02          1,559,810     2,371,582       629,953     1,741,629    1,585,551
            Full Year 2002                1,734,200     3,307,637     1,507,917     1,799,720    1,537,086
                 2002                     1,639,448     2,504,586       967,970     1,536,616    1,416,225
                 2002                     1,369,125     2,270,340       727,220     1,543,121    1,500,038
                                                        2,623,930       736,265     1,887,665    1,724,193
            Full Year 2002                  789,999     1,995,776       418,843     1,576,933    1,509,198
                 2002                     1,894,191     1,998,344       420,990     1,577,354    1,415,792


                 2002                     1,269,875     2,649,131     1,038,470     1,610,661    1,340,922
                                                        1,845,387       279,415     1,565,972    1,493,954
                                                        2,396,155       873,206     1,522,949    1,426,579
                 2002                     1,572,952     2,277,255       770,372     1,506,882    1,405,640
                 2002                       972,783     2,276,485       804,178     1,472,307    1,244,384
                 2002                     1,361,274     1,908,895       606,332     1,302,563    1,173,059
      Annualized 11 mos. 12/31/02         1,242,231     1,690,279       444,098     1,246,180    1,159,198
                 2002                     1,216,367     1,693,631       490,433     1,203,198    1,001,420
            Full Year 2002                  972,807     1,446,129       341,522     1,104,607    1,062,052
                                                        1,323,292       274,186     1,049,106    1,007,108
              T-12 (2/03)                 2,147,236     5,300,668     3,294,576     1,739,446    1,383,917
        Year ended Dec 31, 2002           1,002,108     2,088,383       938,222     1,150,161    1,024,058
           Trailing-12 3/03               1,218,246     1,566,904       488,484     1,078,420      943,807
            Statement 2002                1,238,416     1,796,743       709,791     1,086,952    1,020,982
        Year ended Dec 31, 2002             868,589     1,665,795       770,642       895,153      802,662
        3/03 7-mos. Annualized              919,087     1,112,790       233,501       879,289      785,029
            Full Year 2002                  557,169     2,392,584     1,406,070       986,514      791,347
            Full Year 2002                  770,694     1,318,867       459,877       858,989      736,240
            Full Year 2002                  196,520       938,657       158,992       779,665      748,785
                                                        1,085,932       317,283       768,649      714,424


        Year ended Dec 31, 2002             626,365       988,590       370,588       618,002      559,757
                                                        1,299,458       378,161       921,296      896,550
            Full Year 2002                  293,508       996,450       293,857       702,593      674,924
              2003 Budget                   733,537       983,138       261,047       722,091      669,278
            Full Year 2002                  548,930       994,529       200,998       793,531      760,590
        Year ended Dec 31, 2002             693,105       842,705       300,930       541,775      490,343
3 Months Annualized ended Feb 28, 2003      687,124     1,165,750       402,737       763,013      749,694
3 Months Annualized ended Apr 30, 2003      940,581     1,606,126       750,962       855,164      688,315
            T-12 thru 3/03                  741,056     1,007,364       277,735       729,629      684,995
                                                          954,913       279,596       675,318      609,658
          Borrower's Proforma               789,302       886,325       198,055       688,270      636,467
          T-6 3/03 Annualized             1,054,507     1,406,099       535,101       870,998      851,748
            11 mo.Ann. 2002                 667,717       792,306       187,753       604,553      564,450
            Full Year 2002                  688,271     1,110,297       366,919       743,378      644,810
                 2002                       627,068       775,364       223,758       551,607      537,032
            Statement 2002                  332,046       844,324       232,254       612,070      555,175
                                                          450,000        13,500       436,500      435,631
                                                          654,133       102,778       551,355      529,139
            Statement 2002                  441,955       761,028       206,932       554,096      516,230
                 2002                       484,587       499,739        14,992       484,747      483,688
        Year ended Dec 31, 2002             466,937       608,604       107,159       501,445      456,302
            Statement 2002                  170,258       730,121       204,225       525,897      493,439
            Statement 2002                  519,727       990,975       441,546       549,429      430,114
        Year ended Dec 31, 2002             461,875       606,474       138,284       468,190      434,500
                                                          413,003        12,390       400,613      399,101
                                                          384,414             0       384,414      384,414
          YTD 1/03 Annualized               520,682       678,617       233,448       445,169      417,286
3 Months Annualized ended Mar 31, 2003      672,764     1,028,449       478,566       549,883      455,769
                 2002                       414,315       566,517       143,327       423,190      382,126
                                                          571,796       129,058       442,738      419,948
                                                          390,804        11,724       379,080      377,624
                                                          392,000        14,025       377,975      372,202
            Statement 2002                  453,765       753,478       269,052       484,426      436,341
                                                          331,500         9,945       321,555      320,736
                                                          591,051       132,572       458,480      384,202
            Statement 2002                  359,794       665,486       300,628       364,858      342,616
                                                          309,823             0       309,823      307,028
         2003 3-mo. Annualized              375,334       645,679       276,945       368,733      359,913
            Statement 2002                  441,912       573,227       173,570       399,657      370,506
                                                          451,961       105,431       346,529      318,618
                                                          376,965        66,750       310,215      294,525
                                                          412,498       105,873       306,625      302,565
        Year ended Dec 31, 2002             363,939       671,937       331,301       340,636      335,140
 Trailing 12 Months ended Jan 31, 2003      108,781       391,866        85,593       306,273      286,571
         2003 3-mo. Annualized              284,472       539,762       250,165       289,597      282,502
                 2002                       234,920       499,191       237,052       262,138      255,570
        Year ended Dec 31, 2002             209,855       315,052        89,060       225,992      206,823
                                                          272,923        13,188       259,735      254,281
                                                          280,109        21,731       258,377      254,097
3 Months Annualized ended Mar 31, 2003      319,000       512,742       239,332       273,410      224,188
                                                          201,280         6,038       195,242      194,154
        Year ended Dec 31, 2002             215,317       467,993       160,681       307,312      291,229
        Year ended Dec 31, 2002             212,986       281,431        61,840       219,591      199,820
            Statement 2002                  121,810       279,977        68,790       211,187      198,416
            Statement 2002                  162,314       256,651        46,651       210,000      198,439
             02/2003 T 12                   193,617       268,723        86,753       181,970      176,720
                 2002                       184,415       253,494        99,255       154,239      147,792
                                                          178,880             0       178,880      176,085
3 Months Annualized ended Mar 31, 2003      287,516       372,912       133,853       239,059      193,350
3 Months Annualized ended Mar 31, 2003      280,188       474,470       172,127       302,343      215,825
                 2002                       276,613       590,813       349,142       241,671      220,771
            Statement 2002                   26,696       248,242        52,463       195,779      171,409
                                                          143,948         6,818       137,130      137,130
            Statement 2002                  195,259       227,350        46,939       180,410      166,697
        Year ended Dec 31, 2002             240,451       314,210        85,021       229,189      218,379
        Year ended Dec 31, 2002             124,639       198,428        59,982       138,446      130,484
        Year ended Dec 31, 2002              92,854       160,650        54,418       106,232      100,384
        Year ended Dec 31, 2002              80,504       165,453        74,611        90,842       83,446

                                                              LARGEST
                                                              TENANT
              LARGEST TENANT                                  SQ. FT.
---------------------------------------------------------------------
Meier & Frank Company                                         297,050
Wachovia Bank, N.A.                                           218,355
UNICEF                                                         81,100

Dick's                                                         45,741
New York Institute of Technology                               60,000
King Soopers                                                   71,220
U.S. Chemical Safety & Hazard Investigation Board              19,116
Mount Kisco Medical Group                                     101,385
Lockheed Martin Corporation                                    50,098

The Vons Companies, Inc.                                       55,855
Don Rasmussen Company                                          92,168
Georgetown University                                          46,327
Mervyns                                                        74,168
BJ's Wholesale Club                                           108,532
ION Track Instruments                                          84,994
Harris Teeter, Inc.                                            20,930
Various                                                       Various
Mason Shoe                                                    123,000
Dean Pickle & Specialty Products Co.                          510,000
Security Union Title Insurance                                 21,956
Department of Health                                           93,509
GSA                                                            78,634
Publix                                                         55,999
State of California - Dept of Parks & Rec.                     19,418
State Farm                                                     35,481
The Vons Companies, Inc.                                       34,406
Burlington Coat Factory                                        67,308
Barnes & Noble                                                 26,350
Publix                                                         54,340

Shell Vacations, LLC - Include Shell Group Inc.                15,161
Sutter Connect                                                 73,177
US Dept. of Fish & Wildlife                                    79,557
AEC One Stop Group, Inc.                                       25,894
Lowe's Foods                                                   54,000
Whitfield Musgrave                                             33,975
Dial America Marketing                                          9,492
Brookstone Properties, Inc.                                     7,600
Various                                                       Various
CiCi's Pizza                                                    4,200
C. Lantro's                                                     3,762
King Soopers                                                   53,872
Brownes & Co. Apothecary                                        9,250
CVS                                                            10,125
Smigel Anderson & Sacks                                        22,221
Walgreen Co.                                                   15,120
King Soopers                                                   53,959

Bank One Colorado, N.A.                                        23,443

Surgical Suite                                                  9,662
Northshore Cardiologists                                       14,221

Coldwell Banker                                                 9,519
CHW Medical Foundation                                         20,700

Coldwell Banker Residential                                     7,293
Walgreens                                                      14,490
Sixty USA, Inc.                                                 3,659
Leslie's Pools                                                  4,000
Walgreens                                                      15,120
Food Lion                                                      33,000
Gould's Day Spa & Salon                                         5,850
Denver Storage Solutions                                       107966
Winn Dixie                                                     35,000
Walgreens                                                      15,120
Thrifty Payless, Inc.                                          16,708
Michael's                                                      23,743
Commercial Recovery Systems                                    12,318
Las Vegas Skin and Cancer, Inc.                                10,145
Palm Beach Tan                                                  3,629
Walgreens                                                      14,560
Walgreens                                                      14,490
Inessa Stewart's Antiques                                      17,933
Walgreens                                                      13,650
Great Lakes Foods                                             112,015
Walgreens                                                      13,500
Rite Aid of New York, Inc.                                     11,180

Mountain Mike's Pizza                                           2,500
Home Center Furniture                                           3,408
Euphoria Salon                                                  5,525
Marshalls                                                      29,000

The North American Mission Board of the Southern Baptist       10,000

Gerbes                                                         47,526
Eckerds                                                        13,824
Walgreens                                                      13,650
Genesis Vocational Training, Inc.                              19,780
CVS                                                            10,880
Tire Kingdom                                                    7,104
Practical Computer                                              8,000
Chihua's Supermarket                                            2,860
Hollywood Video                                                 5,200
Richmond Restaurant Group                                       9,512

Rite Aid of Maryland, Inc.                                     11,180
The Palace Restaurant & The Palace Special Events               6,042
American Business Machines                                     17,817

Intercontinental Acceptance Corporation                         7,252

Great Gig Productions                                           2,500
Tire Kingdom                                                    6,270
Tire Kingdom                                                    6,303
Southern Express Lube, Inc.                                     3,192
Accutune                                                        3,472

                                                                               2ND
 LARGEST                                                                     LARGEST    2ND LARGEST
 TENANT    LARGEST TENANT EXP.                                                TENANT    TENANT % OF    2ND LARGEST TENANT
% OF NRA         DATE                    2ND LARGEST TENANT NAME              SQ. FT.      NRA (%)         EXP. DATE
-------------------------------------------------------------------------------------------------------------------------
  24.17%      31-Jan-2006        Dollar Tree                                  79,242        6.45%         31-Jul-2010
  47.02%      31-Dec-2010        Dorland Sweeney Jones                        32,278        6.95%         31-Jul-2011
  19.01%      31-Dec-2003        Kallir, Phillips, Ross Inc.                  80,000       18.75%         30-Jun-2004

  16.93%      31-Jan-2016        Goody's                                      45,500       16.84%         31-May-2016
  53.53%      30-Jun-2018        The City of New York Parks & Recreation      34,580       30.85%         30-Apr-2012
  29.72%      31-Jan-2006        24 Hour Fitness                              42,161       17.59%         31-Jan-2015
  18.96%      30-Sep-2010        The George Washington University             17,962       17.81%         31-Dec-2005
  84.34%      30-Apr-2033        Merrill Lynch                                 9,721        8.09%         30-Nov-2004
  22.41%      30-Jun-2009        QSS Group, Inc.                              16,846        7.54%         31-May-2004

  48.27%      13-Nov-2026        Longs Drug Stores                            21,482       18.56%         28-Feb-2027
  58.03%       5-Aug-2016        Collins Pine Company                         13,975        8.80%         31-Aug-2010
  32.97%      31-Jul-2005        Theodore's Furniture                         11,738        8.35%         31-Jul-2004
  38.25%      31-Jan-2009        Longs Drug Store                             25,241       13.02%         15-May-2009
  74.51%      31-Jan-2021        Oxford Academy                                6,800        4.67%         31-Dec-2011
  41.22%      31-May-2009        Viasys Healthcare, Inc.                      83,842       40.66%         31-Aug-2012
  26.79%      31-May-2012        Kerr Drugs                                   10,200       13.06%         31-Jan-2013
 Various        Various          Various                                     Various      Various           Various
  50.62%      30-Jul-2004        Kell Container Corp.                        120,000       49.38%         31-Jan-2008
 100.00%      30-Jun-2012
  17.32%      31-Oct-2004        Resource Consultants, Inc.                   16,493       13.01%         30-Apr-2006
 100.00%      31-Jul-2015
 100.00%      31-Dec-2012
  36.58%      31-Dec-2013        Kmart/Office Max                             22,011       14.38%         31-Jan-2009
  17.90%      31-May-2007        Alvarado Hospital Medical                    11,634       10.72%         30-Apr-2008
  45.39%      31-Aug-2008        Affilitated Research Institute                8,240       10.54%         31-Oct-2006
  23.02%      31-Dec-2006        Jo-Ann's House of Fabrics                    22,869       15.30%         30-Jun-2008
  31.97%      31-Jan-2007        Best Buy                                     47,266       22.45%         31-Jan-2010
  55.19%      31-Jul-2010        Applebee's Restaurant                         5,711       11.96%         31-Aug-2015
  58.50%      17-Sep-2022        Blockbuster                                   4,850        5.22%         18-Aug-2007

  13.07%      31-Oct-2004        The Sherwood Group, Inc.                     14,004       12.07%         30-Apr-2008
  83.29%      31-Jul-2009        Greystone Environmental                      11,680       13.29%         31-Mar-2008
  98.26%      21-Nov-2012        Tom Gittins                                   1,410        1.74%         21-Nov-2012
  33.90%      31-Jan-2004        JSTOR                                        11,784       15.43%         30-Nov-2009
  40.23%      20-Feb-2020        Big Lots                                     31,750       23.66%         31-Jan-2008
  20.18%      31-Jan-2012        Bank of America                              29,572       17.56%         31-Dec-2006
  11.42%      30-Nov-2005        CC Services                                   3,940        4.74%         31-May-2006
  51.18%      31-Jan-2019        PDS Associates d/b/a Waterworks               3,750       25.25%          1-Jul-2008
 Various        Various          Various                                     Various      Various           Various
  39.40%      31-Jan-2013        Orient Cafe                                   2,435       22.84%         28-Feb-2013
  12.53%      30-Nov-2007        Texadelphia Sandwiches                        3,717       12.38%         30-Nov-2007
  56.08%      31-Jul-2008        Bargain City Sales                            6,000        6.25%         31-Oct-2006
  43.61%      31-Jul-2011        Sixty, Inc.                                   3,000       14.14%         30-Apr-2012
  28.39%      31-Jan-2027        Charlie Browns                                8,100       22.71%         31-Jul-2022
  33.33%      30-Apr-2012        Michael Baker, Jr., Inc.                     20,760       31.14%         30-Sep-2009
  38.19%      12-Jan-2061        Blockbuster Video                             4,225       10.67%         28-Feb-2011
  58.17%      31-Mar-2017        Greenbacks                                   12,804       13.80%         28-Feb-2008

  20.20%      31-Mar-2006        First American Mortgage                       9,680        8.34%         28-Feb-2008

  27.86%      22-Aug-2012        Assoc. of Otolarynology                       4,943       14.25%         25-Jun-2012
  34.81%      31-Dec-2012        Pulmonary Physicians of N.S.                  8,857       21.68%         31-Dec-2012

  47.60%      31-Jan-2005        Gateway Computers                             5,825       29.13%         31-Mar-2005
  44.01%      30-Nov-2006        Procedure Center of SF                        4,499        9.57%          1-Jun-2013

  19.94%      31-Oct-2006        Gourmet Plus Inc.                             5,104       13.95%         31-Dec-2006
 100.00%      31-Mar-2078
 100.00%      30-Apr-2017
  12.52%      30-Nov-2005        Coldwell Banker-Apex Realty                   3,780       11.83%         30-Sep-2007
 100.00%      31-Dec-2076
  62.35%       9-Nov-2019        Hollywood Video                               4,923        9.30%          9-Nov-2009
  15.58%      31-May-2016        The Dollar Shoppe                             4,400       11.71%         30-Nov-2007
  39.38%    Multiple Spaces      Kaiser Foundation Health Plan                28,049       10.23%         31-May-2006
  66.24%      23-Apr-2018        Dollar General                                8,640       16.35%          5-Mar-2006
 100.00%      30-Sep-2059
 100.00%      14-Jul-2024
  67.47%      30-Oct-2010        Accent Fabrics and Furnishings                4,085       11.61%         30-Jun-2004
  14.97%      31-Mar-2004        Presidential Life                             7,862        9.55%             MTM
  34.62%      30-Dec-2008        Veterans Administration                       7,728       26.37%         19-Jan-2006
  21.09%      31-Jul-2008        Boston Market                                 3,218       18.70%         30-Jun-2012
 100.00%      30-Apr-2078
 100.00%      31-Mar-2063
  36.90%      30-Nov-2008        Salons of Dallas                              5,779       11.89%         30-Sep-2004
 100.00%      30-Apr-2078
  50.77%      31-Dec-2005        K&K Warehousing                             108,616       49.23%         30-Nov-2017
  43.68%      31-Oct-2028        Finney, LLC d/b/a Bistro Mezzaluna            4,197       13.58%       Multiple Spaces
 100.00%      28-Feb-2019

  10.07%      31-Jul-2003        Radio Shack #01-3812                          2,400        9.67%         31-Aug-2003
  12.83%      31-Oct-2005        Neonatology Medical Group                     2,433        9.16%         31-Jan-2008
  53.06%      30-May-2010        Panda Express                                 1,800       17.29%         30-Apr-2012
 100.00%      14-Mar-2014

  45.45%      31-Dec-2006        David M. Pehrson, D.M.D.                      2,600       11.82%         28-Feb-2008

  84.47%      31-May-2006        Happy Garden                                  2,500        4.44%         31-May-2004
 100.00%      31-Jan-2023
 100.00%      30-Apr-2078
  44.08%      30-Jun-2007        Baz Enterprises LTD dba Stambush Physical     5,175       11.53%         31-Dec-2006
 100.00%      31-Jan-2025
  33.83%      31-Aug-2014        Sample Road Auto Spa                          3,482       16.58%         30-Nov-2011
  24.96%      31-Jul-2007        Ace Floors                                    4,900       15.29%         31-Aug-2006
  22.00%      31-May-2007        Colorado Laundries, Inc.                      2,600       20.00%         30-Nov-2011
  43.33%      14-Sep-2012        RadioShack                                    2,800       23.33%         31-Jan-2007
  40.28%      31-Dec-2004

 100.00%      28-Feb-2019
  12.40%      31-Jan-2007        Senor Sol Fine Mexican Food                   5,522       11.33%         31-May-2003
  22.70%      31-Mar-2005        Triad USA Marketing Group                    14,156       18.04%         31-Jan-2008

  46.49%      14-Feb-2008        Carlsen Douglas Development                   3,298       21.14%         31-Aug-2017

  18.38%      31-Jul-2005        Dunkin Donuts                                 1,890       13.90%         30-Dec-2015
  50.05%      31-Aug-2014        Roadway Muffler & Break                       2,323       18.54%         31-Dec-2003
  63.18%      30-Apr-2017        Texeco Lube Center                            2,620       26.26%         31-Oct-2011
  41.50%      31-Aug-2007        Precision Tune Auto Care                      2,620       34.06%         31-May-2010
  31.55%      28-Feb-2005        Car Wash                                      3,192       29.01%         30-Nov-2007

                                                3RD
                                              LARGEST    3RD LARGEST
                                              TENANT     TENANT % OF   3RD LARGEST TENANT EXP.
       3RD LARGEST TENANT NAME                SQ. FT         NRA               DATE
------------------------------------------------------------------------------------------------
Lloyd Center Cinemas (GROUND LEASE)           66,403        5.40%           31-Dec-2011
Electronic Ink., Inc.                         30,922        6.66%           31-Oct-2010
New York Presbyterian Hospital                76,000       17.82%           31-Aug-2006

Circuit City                                  28,446       10.53%           31-Jan-2020
Eastern Mountain Sports                       17,500       15.61%           31-Jan-2006
Ace Hardware                                  32,000       13.35%           31-Mar-2006
Cameron McKenna LLP                           11,841       11.74%           31-Oct-2003
Norther Westchester Cardiac Rehabilitation     5,605        4.66%           31-Oct-2005
Jackson & Tull Chartered                      14,418        6.45%           31-Jul-2006

Blockbuster                                    4,075        3.52%           31-Dec-2011
Western Medical Consultants                    9,324        5.87%           14-Nov-2008
Bomstein Agency                                7,546        5.37%           30-Nov-2011
Staples                                       24,000       12.38%           28-Feb-2015
Carlucci's Gourmet Mark                        6,400        4.39%           31-Oct-2012
Empirix (Teredyne)                            37,351       18.12%           31-Oct-2003
Blockbuster                                    7,087        9.07%           31-Dec-2004



Transtel Communications, Inc.                  7,771        6.13%           31-May-2005


The Rag Shop                                   7,500        4.90%           31-Aug-2006
Countrywide Financial Services                 5,916        5.45%           31-Dec-2005
David Evans & Associates                       4,164        5.33%           31-Oct-2004
Reed's & Sons Furniture                       21,746       14.55%           30-Apr-2004
La-Z-Boy                                      28,080       13.34%           31-Oct-2004
Sushi Ai                                       5,000       10.47%           31-Oct-2012
Cross Roads Bar & Grill                        4,819        5.19%           31-Jul-2010

Maximus, Inc.                                 12,626       10.88%           31-Aug-2005


Booth Newspaper                               10,989       14.39%           31-Aug-2006
Boone Drugs                                    6,309        4.70%           28-Feb-2005
Brooks Borg Skiles                            19,387       11.51%           31-Dec-2012
Kukui, Inc                                     3,800        4.57%           31-Oct-2005
Westport Capital Markets                         750        5.05%           31-May-2006
Various                                       Various     Various             Various
Quizno's                                       1,625       15.24%           29-Feb-2008
River Oaks Cleaners                            3,000        9.99%           31-Oct-2012
Market Square Coin Laundry                     3,600        3.75%           31-May-2005
Astoria Clothing, Inc.                         1,500        7.07%           30-Sep-2012
Nationwide Electrical Supply                   5,735       16.08%           31-Oct-2017
Abacus Engineered Systems Inc.                 7,762       11.64%           30-Jun-2009
La Costita                                     4,200       10.61%           30-Apr-2013
Checker Automotive                             5,586        6.02%           31-Oct-2005

Multi-Link Communications, Inc.                6,059        5.22%           13-Feb-2006

Lone Tree Cosmetic Center                      4,174       12.03%           22-Aug-2012
Northshore Medical Associates                  6,882       16.85%           31-Dec-2012

City National Bank                             4,654       23.27%           31-Jan-2009
Dr. Paris E. Royo, M.D.                        3,567        7.58%           30-Jun-2007

Quorum Management Company                      3,423        9.36%           31-May-2007


Body by Design                                 3,208       10.04%           31-Aug-2007

Dixon & Associates                             4,800        9.07%           30-Aug-2005
Stereo One                                     3,600        9.58%           31-Jan-2008
DARR FMH                                      21,597        7.88%           30-Apr-2005
Cash's Liquor                                  3,600        6.81%           30-Jun-2005

California Pools & Spa                         2,582        7.34%           30-May-2004
City of Dallas                                 7,439        9.04%           30-Jun-2004
HealthSouth                                    5,012       17.10%           31-Dec-2004
Verizon Wireless                               2,360       13.72%           31-Aug-2006


Blockbuster Video, Inc.                        5,077       10.45%           31-Mar-2008


International Quick Signs                      1,927        6.23%           30-Apr-2004


Kay's Pet Supplies                             2,400        9.67%           30-Apr-2005
Carter's Jr. Market                            2,370        8.92%           31-Oct-2007
Hot Body Tanning                               1,549       14.88%           30-Sep-2007


Business Partners                              2,400       10.91%           30-Jun-2007


Jefferson City Credit                          2,000        3.55%               MTM


MG Group, Inc.                                 2,335        5.20%           30-Sep-2003

Brake World                                    2,604       12.40%           31-Aug-2012
Cassell Builder Group                          4,525       14.12%           28-Feb-2005
Subway Real Estate Corp.                       1,560       12.00%           31-Oct-2009
Payless ShoeSource                             2,800       23.33%           30-Nov-2011



David's Barbecue                               3,253        6.68%           31-Dec-2004
Veterinary Pharmacies of America Inc.          9,747       12.42%           30-Sep-2007

Medical Manager (WebMD)                        2,678       17.17%           31-Aug-2007

Classy Critters                                1,410       10.37%           30-Apr-2005
Precision Tune Auto Care                       2,323       18.54%           31-Jan-2004
Subway                                         1,054       10.56%           31-Mar-2008
Tint World                                     1,880       24.44%           30-Sep-2011
Auto Sounds Plus                               1,736       15.78%           30-Nov-2005

                                                                               MORTGAGE
                                           LARGEST AFFILIATED SPONSOR FLAG       LOAN
                LOCKBOX                          (> THAN 4% OF POOL)            NUMBER
---------------------------------------------------------------------------------------
                 Day 1                                                              1
               Springing                                                            2
               Springing                                                            3
                                                                                    5
                                                                                    6
               Springing                                                            7
               Springing                                                            9
               Springing                                                           11
                                                                                   12
                                                                                   13
               Springing                                                           14
               Springing                                                           15
                                                                                   16
                                                                                   17
                                                                                   18
                                                                                   19
               Springing                                                           20
In-Place Soft with With Springing Hard                                             21
               Springing                                                           23
                                                                                 23.1
                                                                                 23.2
               Springing                                                           24
                 Day 1                                                             25
                 Day 1                                                             27
                                                                                   28
               Springing                                                           30
               Springing                                                           33
                                                                                   34
                                                                                   35
                                                                                   36
                                                                                   37
                                                                                   38
                                                                                   39
               Springing                                                           40
               Springing                                                           42
               Springing                                                           44
                                                                                   45
                                                                                   46
                                                                                   47
                                                                                   48
                                                                                   49
                                                                                 49.1
                                                                                 49.2
               Springing                                                           54
                                                                                   56
                                                                                   57
                                                                                   58
                                                                                   59
               Springing                                                           60
                                                                                   63
                                                                                   64
                                                                                   67
                                                                                   68
               Springing                                                           69
                                                                                   70
                                                                                   72
                                                                                   73
                                                                                   76
                                                                                   77
                                                                                   80
               Springing                                                           81
                                                                                   82
               Springing                                                           83
                                                                                   84
                                                                                   86
                                                                                   87
                                                                                   88
               Springing                                                           89
                 Day 1                                                             90
                                                                                   92
               Springing                                                           93
                                                                                   94
                                                                                   95
               Springing                                                           96
                                                                                   98
                                                                                  101
               Springing                                                          103
                                                                                  105
                                                                                  106
                 Day 1                                                            107
                                                                                  108
                                                                                  109
                                                                                  113
                                                                                  115
               Springing                                                          116
                                                                                  117
                                                                                  118
                                                                                  119
                                                                                  121
               Springing                                                          122
                                                                                  123
                                                                                  124
               Springing                                                          125
               Springing                                                          128
                                                                                  129
                                                                                  130
                                                                                  131
                                                                                  132
                                                                                  134
                                                                                  135
                 Day 1                                                            136
               Springing                                                          137
               Springing                                                          138
                                                                                  140
                                                                                  143
                                                                                  145
                                                                                  146
                                                                                  149
                                                                                  150
                                                                                  151
               Springing                                                          152

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-1B CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                     PROPERTIES

MORTGAGE
 LOAN     LOAN GROUP
NUMBER      NUMBER                PROPERTY NAME
----------------------------------------------------------
  4            2      Hamilton House Apartments
  8            2      Arrowhead Highlands Apartments
 10            2      Plaza Gardens South Apartments
 22            2      Archstone Southpoint Apartments
 26            2      Valley Stream Village I Apartments
 29            2      Forest Cove Apartments
 31            2      Rio Nueces Apartments
 32            2      Bermuda Villas Apartments
 41            2      Mohawk Terrace Apartments
 43            2      Lexington on Central Apartments
 50            2      Mistwood Townhomes
 51            2      Calder Commons
 52            2      Cypress Springs
 53            2      Otter Run Apartments
 55            2      Woodcreek Senior Commons
 61            2      Cherokee Mobile Village
 62            2      Ashley Club Apartments
 65            2      Mallard Cove Apartments
 66            2      Kensington Apartments
 71            2      Candle Park South
 74            2      Pleasant Grove
 75            2      Valley Stream Village II Apartments
 78            2      Brandon Oaks
 79            2      Miller Lake Apartments
 85            2      Arbor Club Apartments
 91            2      Schooner Landing
 97            2      Plaza Apartments
 99            2      Bit O Home MHP
100            2      Liberty MHP
102            2      Wilson Acres Apartments
104            2      Trails West MHP
110            2      Shockoe Place
111            2      Fairbrooke Senior Housing Apartments
112            2      La Playa Apartments
114            2      Hacienda MHP
120            2      Twin Palms MHP
126            2      Fort Stanton Apartments
127            2      Pinebrook Apartments
133            2      McDonald Place Apartments
139            2      Laurel Pointe Apartments
141            2      Nob Hill Apartments
142            2      Coachella MHP
144            2      Vermillion Homes
147            2      Del Mar Apartments
148            2      Timberlake Apartments

                                     ADDRESS                                                   CITY         STATE  ZIP CODE
-------------------------------------------------------------------------------------------------------------------------
1255 New Hampshire Avenue, NW                                                             Washington         DC     20036
5901 West Behrend Drive                                                                   Glendale           AZ     85308
7100 West 141st Street                                                                    Overland Park      KS     66223
1800 Southpoint Crossing Drive                                                            Durham             NC     27713
110 Valley Stream Drive                                                                   Christiana         DE     19702
2401 Repsdorph Road                                                                       Seabrook           TX     77586
600 West 26th Street                                                                      Austin             TX     78705
7325 South West 82nd Street                                                               Miami              FL     33143
1350 & 1400 Crescent-Vischers Ferry Road                                                  Halfmoon           NY     12065
10 West Minnezona Avenue                                                                  Phoenix            AZ     85013
2905-3075 40th Ave Southwest                                                              Fargo              ND     58104
520 East Calder Way                                                                       State College      PA     16801
3651 North Rancho Drive                                                                   Las Vegas          NV     89130
1025 Assisi Lane                                                                          Atlantic Beach     FL     32233
1625 Woodcreek Drive                                                                      Fairfield          CA     94534
10540 East Apache Trail                                                                   Apache Junction    AZ     85220
2101 Scenic Highway                                                                       Pensacola          FL     32503
2900 Mayport Road                                                                         Atlantic Beach     FL     32233
23525 Arlington Avenue                                                                    Torrance           CA     90501
2728-2924 15th Street South, and 1425-1502 30th Avenue South, and 1501 31st Avenue South  Fargo              ND     58103
1441 North Jim Miller Road                                                                Dallas             TX     75217
110 Valley Stream Drive                                                                   Christiana         DE     19702
110 Summerfield Way                                                                       Brandon            FL     33510
5400-5500 Southwest 77th Court                                                            Miami              FL     33155
700 East College Boulevard                                                                Pensacola          FL     32503
7100 Shoreline Drive                                                                      Stockton           CA     95219
400 Ralph Street                                                                          White Settlement   TX     76108
5002 West McFadden Avenue                                                                 Santa Ana          CA     92704
329 South Harbor Boulevard                                                                Santa Ana          CA     92704
1806 East First Street                                                                    Greenville         NC     27858
1450 Avenida de Mesilla                                                                   Las Cruces         NM     88005
1900 East Franklin Street                                                                 Richmond           VA     23223
700 West Bel Air Avenue                                                                   Aberdeen           MD     21001
1033-1053 2nd Street                                                                      Lafayette          CA     94549
115 East County 22nd Street                                                               San Luis           AZ     85349
3401 West Pecan Boulevard                                                                 McAllen            TX     78501
1535 Morris Road SE                                                                       Washington         DC     20020
2600-2614 Pinebrook Avenue                                                                Landover           MD     20785
1318 North McDonald Road                                                                  Spokane Valley     WA     99216
100 Laurel Pointe Circle                                                                  Salisbury          NC     39206
500 McIntire Road                                                                         Charlottesville    VA     22902
49615 Park Lane                                                                           Coachella          CA     92236
501-614 Laura Lane                                                                        Two Harbors        MN     55616
558 College Street                                                                        Hapeville          GA     30354
400 Timberlake View Circle                                                                Inman              SC     29349

                                                                                                                     % OF
 CROSS COLLATERALIZED                                                                                              AGGREGATE
  AND CROSS DEFAULTED        LOAN     GENERAL PROPERTY                          ORIGINAL LOAN  CUT-OFF DATE LOAN  CUT-OFF DATE
      LOAN FLAG           ORIGINATOR        TYPE        SPECIFIC PROPERTY TYPE   BALANCE ($)      BALANCE ($)       BALANCE
------------------------------------------------------------------------------------------------------------------------------
                            Wachovia     Multifamily         Conventional       29,000,000.00    28,902,056.77       2.41%
                            Wachovia     Multifamily         Conventional       24,200,000.00    24,200,000.00       2.02%
                               CGM       Multifamily         Conventional       20,800,000.00    20,649,186.19       1.72%
                            Wachovia     Multifamily         Conventional       15,000,000.00    15,000,000.00       1.25%
                            Wachovia     Multifamily         Conventional       14,250,000.00    14,220,416.33       1.18%
                            Wachovia     Multifamily         Conventional       13,200,000.00    13,173,063.39       1.10%
                               CGM       Multifamily        Student Housing     12,400,000.00    12,361,475.06       1.03%
                            Wachovia     Multifamily         Conventional       12,000,000.00    11,986,106.69       1.00%
                              AMCC       Multifamily         Conventional        9,480,000.00     9,465,567.24       0.79%
                              AMCC       Multifamily         Conventional        8,750,000.00     8,750,000.00       0.73%
                              AMCC       Multifamily         Conventional        7,250,000.00     7,234,884.03       0.60%
                            Wachovia     Multifamily        Student Housing      7,250,000.00     7,234,558.17       0.60%
                               CGM       Multifamily         Conventional        7,200,000.00     7,176,884.42       0.60%
Atlantic Beach Portfolio      AMCC       Multifamily         Conventional        7,100,000.00     7,091,702.96       0.59%
                               CGM       Multifamily        Senior Housing       7,000,000.00     6,977,064.39       0.58%
                              NCCI    Mobile Home Park     Mobile Home Park      6,500,000.00     6,492,750.50       0.54%
                              NCCI       Multifamily         Conventional        6,500,000.00     6,479,470.60       0.54%
Atlantic Beach Portfolio      AMCC       Multifamily         Conventional        6,400,000.00     6,392,520.99       0.53%
                              NCCI       Multifamily         Conventional        6,200,000.00     6,193,200.97       0.52%
                              AMCC       Multifamily         Conventional        5,700,000.00     5,687,176.14       0.47%
                              NCCI       Multifamily         Conventional        5,450,000.00     5,427,748.84       0.45%
                            Wachovia     Multifamily         Conventional        5,360,000.00     5,349,062.11       0.45%
                              AMCC       Multifamily         Conventional        4,990,000.00     4,990,000.00       0.42%
                            Wachovia     Multifamily         Conventional        4,852,000.00     4,835,281.00       0.40%
                              NCCI       Multifamily         Conventional        4,500,000.00     4,485,787.34       0.37%
                            Wachovia     Multifamily         Conventional        4,000,000.00     3,995,149.20       0.33%
                              NCCI       Multifamily         Conventional        3,700,000.00     3,685,312.08       0.31%
      Eggleston 1             NCCI    Mobile Home Park     Mobile Home Park      3,600,000.00     3,596,125.85       0.30%
      Eggleston 1             NCCI    Mobile Home Park     Mobile Home Park      3,600,000.00     3,596,125.85       0.30%
                            Wachovia     Multifamily        Student Housing      3,500,000.00     3,476,176.30       0.29%
                              NCCI    Mobile Home Park     Mobile Home Park      3,300,000.00     3,288,877.15       0.27%
                            Wachovia     Multifamily         Conventional        3,056,000.00     3,047,338.88       0.25%
                            Wachovia     Multifamily          Section 42         2,900,000.00     2,844,408.98       0.24%
       LaFayette            Wachovia     Multifamily         Conventional        2,830,000.00     2,824,286.98       0.24%
      Eggleston 2             NCCI    Mobile Home Park     Mobile Home Park      2,750,000.00     2,743,530.70       0.23%
                              NCCI    Mobile Home Park     Mobile Home Park      2,320,000.00     2,315,265.69       0.19%
                              AMCC       Multifamily         Conventional        2,000,000.00     1,987,562.54       0.17%
                              AMCC       Multifamily         Conventional        2,000,000.00     1,987,562.54       0.17%
                              AMCC       Multifamily         Conventional        1,700,000.00     1,698,086.13       0.14%
                            Wachovia     Multifamily          Section 42         1,618,000.00     1,607,068.00       0.13%
                            Wachovia     Multifamily         Conventional        1,600,000.00     1,596,734.96       0.13%
                              NCCI    Mobile Home Park     Mobile Home Park      1,600,000.00     1,596,236.04       0.13%
                              AMCC       Multifamily         Conventional        1,575,000.00     1,563,775.96       0.13%
                              AMCC       Multifamily         Conventional        1,425,000.00     1,418,838.41       0.12%
                            Wachovia     Multifamily          Section 42         1,408,000.00     1,391,141.22       0.12%

                                                                    LOAN
 % LOAN                                                       ADMINISTRATIVE   INTEREST
 GROUP 2  ORIGINATION  FIRST PAY    MATURITY DATE  MORTGAGE     COST RATE      ACCRUAL
 BALANCE      DATE        DATE         OR ARD       RATE (%)        (%)         METHOD
----------------------------------------------------------------------------------------
  9.60%   13-Mar-2003  11-May-2003   11-Apr-2013    5.1500%      0.04210%     Actual/360
  8.04%   31-Mar-2003  11-May-2003   11-Apr-2013    5.4500%      0.04210%     Actual/360
  6.86%   14-Nov-2002   1-Jan-2003    1-Dec-2012    5.6400%      0.14710%     Actual/360
  4.98%    2-Apr-2003  11-May-2003   11-Apr-2013    5.3600%      0.04210%     Actual/360
  4.72%   30-Apr-2003  11-Jun-2003   11-May-2013    5.4200%      0.04210%     Actual/360
  4.38%   30-Apr-2003  11-Jun-2003   11-May-2013    5.5000%      0.04210%     Actual/360
  4.11%    1-Apr-2003   1-May-2003    1-Apr-2012    5.5600%      0.04210%     Actual/360
  3.98%    2-Jun-2003  11-Jul-2003   11-Jun-2010    5.2000%      0.04210%     Actual/360
  3.14%   15-May-2003  11-Jul-2003   11-Jun-2013    5.6500%      0.04210%     Actual/360
  2.91%    4-Jun-2003  11-Jul-2003   11-Jun-2010    5.0000%      0.04210%     Actual/360
  2.40%   17-Apr-2003  11-Jun-2003   11-May-2013    5.4000%      0.04210%     Actual/360
  2.40%    6-May-2003  11-Jun-2003   11-May-2013    5.3000%      0.08210%     Actual/360
  2.38%   14-Mar-2003   1-May-2003    1-Apr-2013    5.4000%      0.07210%     Actual/360
  2.36%   29-May-2003  11-Jul-2003   11-Jun-2013    5.1500%      0.04210%     Actual/360
  2.32%   20-Mar-2003   1-May-2003    1-Apr-2012    5.3000%      0.08210%     Actual/360
  2.16%   15-May-2003  11-Jul-2003   11-Jun-2013    5.4000%      0.04210%     Actual/360
  2.15%    8-Apr-2003  11-May-2003   11-Apr-2013    5.4800%      0.09210%     Actual/360
  2.12%   29-May-2003  11-Jul-2003   11-Jun-2013    5.1500%      0.04210%     Actual/360
  2.06%   21-May-2003  11-Jul-2003   11-Jun-2013    5.4900%      0.09210%     Actual/360
  1.89%    1-May-2003  11-Jun-2003   11-May-2013    5.0400%      0.04210%     Actual/360
  1.80%   28-Feb-2003  11-Apr-2003   11-Mar-2013    5.5200%      0.04210%     Actual/360
  1.78%   15-Apr-2003  11-Jun-2003   11-May-2013    5.5000%      0.04210%     Actual/360
  1.66%   21-May-2003  11-Jul-2003   11-Jun-2020    5.4700%      0.04210%     Actual/360
  1.61%    4-Apr-2003  11-May-2003   11-Apr-2010    5.0500%      0.04210%     Actual/360
  1.49%    8-Apr-2003  11-May-2003   11-Apr-2013    5.4800%      0.09210%     Actual/360
  1.33%   13-May-2003  11-Jul-2003   11-Jun-2013    4.9500%      0.08210%     Actual/360
  1.22%   10-Mar-2003  11-Apr-2003   11-Mar-2013    5.6500%      0.04210%     Actual/360
  1.19%    9-May-2003  11-Jul-2003   11-Jun-2013    5.5900%      0.04210%     Actual/360
  1.19%    9-May-2003  11-Jul-2003   11-Jun-2013    5.5900%      0.04210%     Actual/360
  1.15%    8-Apr-2003  11-May-2003   11-Apr-2013    5.4500%      0.04210%     Actual/360
  1.09%   11-Apr-2003  11-May-2003   11-Apr-2013    5.1600%      0.04210%     Actual/360
  1.01%   31-Mar-2003  11-May-2003   11-Apr-2013    6.0000%      0.04210%     Actual/360
  0.94%    1-Oct-2000   1-Nov-2000    1-Sep-2026    9.3100%      0.04210%       30/360
  0.94%   29-Apr-2003  11-Jun-2003   11-May-2008    5.5500%      0.04210%     Actual/360
  0.91%    9-May-2003  11-Jul-2003   11-Jun-2013    5.2900%      0.04210%     Actual/360
  0.77%   29-Apr-2003  11-Jun-2003   11-May-2008    5.5000%      0.04210%     Actual/360
  0.66%    7-Mar-2003  11-Apr-2003   11-Mar-2013    5.2500%      0.04210%     Actual/360
  0.66%    7-Mar-2003  11-Apr-2003   11-Mar-2013    5.2500%      0.04210%     Actual/360
  0.56%   16-May-2003  11-Jul-2003   11-Jun-2013    5.3500%      0.04210%     Actual/360
  0.53%    1-Jun-2002   1-Jul-2002    1-Jun-2017    8.6250%      0.04210%     Actual/360
  0.53%    9-May-2003  11-Jun-2003   11-May-2013    5.5000%      0.04210%     Actual/360
  0.53%    9-May-2003  11-Jul-2003   11-Jun-2013    5.2900%      0.04210%     Actual/360
  0.52%   25-Apr-2003  11-Jun-2003   11-May-2018    5.5000%      0.04210%     Actual/360
  0.47%    1-Apr-2003  11-May-2003   11-Apr-2013    5.8000%      0.04210%     Actual/360
  0.46%    1-Dec-2001   1-Jan-2002    1-Dec-2019    8.6250%      0.04210%       30/360

            ORIGINAL
INTEREST    TERM TO    REMAINING
ACCRUAL     MATURITY    TERM TO    REMAINING   ORIGINAL    REMAINING                 MATURITY DATE OR
 METHOD      OR ARD   MATURITY OR  IO PERIOD  AMORT TERM  AMORT TERM  MONTHLY P & I    ARD BALLOON      ARD
DURING IO    (MOS.)    ARD (MOS.)   (MOS.)     (MOS.)      (MOS.)      PAYMENTS ($)     BALANCE ($)    LOANS
------------------------------------------------------------------------------------------------------------
               120        117                    360         357       158,347.61     23,963,300.50      N
Actual/360     120        117           3        360         360       136,646.73     20,443,592.24      N
               120        113                    360         353       119,933.59     17,451,879.22      N
Actual/360     120        117          21        360         360        83,855.47     13,095,940.08      N
               120        118                    360         358        80,196.13     11,877,406.44      N
               120        118                    360         358        74,948.15     11,029,756.47      N
               108        105                    360         357        70,873.34     10,637,165.72      N
                84         83                    360         359        65,893.31     10,669,838.73      N
               120        119                    300         299        59,067.76      7,255,440.59      N
ACTUAL/360      84         83          23        360         360        46,971.90      8,069,677.05      N
               120        118                    360         358        40,710.99      6,039,096.05      N
               120        118                    360         358        40,259.59      6,020,047.94      Y
               120        117                    360         357        40,430.22      5,997,018.94      N
               120        119                    360         359        38,767.87      5,866,779.75      N
               108        105                    360         357        38,871.33      5,961,771.89      N
               120        119                    360         359        36,499.50      5,413,879.88      N
               120        117                    360         357        36,824.76      5,427,539.82      N
               120        119                    360         359        34,945.68      5,288,365.79      N
               120        119                    360         359        35,164.03      5,178,555.59      N
               120        118                    360         358        30,738.33      4,693,565.04      N
               120        116                    360         356        31,012.92      4,556,867.22      N
               120        118                    360         358        30,433.49      4,478,749.79      N
ACTUAL/360     204        203          35        204         204        37,623.44      1,307,708.93      N
                84         81                    360         357        26,195.05      4,300,295.82      N
               120        117                    360         357        25,494.07      3,757,527.57      N
               120        119                    360         359        21,350.80      3,283,779.18      N
               120        116                    360         356        21,357.72      3,106,081.55      N
               120        119                    360         359        20,644.15      3,016,224.13      N
               120        119                    360         359        20,644.15      3,016,224.13      N
               120        117                    240         237        23,977.32      2,246,520.52      N
               120        117                    360         357        18,039.20      2,727,736.87      N
               120        117                    360         357        18,322.26      2,592,334.86      N
               311        278                    360         327        23,983.78        974,533.63      N
                60         58                    360         358        16,157.32      2,631,613.73      N
               120        119                    240         239        18,592.22      1,753,847.44      N
                60         58                    360         358        13,172.70      2,155,832.56      N
               120        116                    300         296        11,984.96      1,509,422.64      N
               120        116                    300         296        11,984.96      1,509,422.64      N
               120        119                    360         359         9,493.04      1,413,709.56      N
               180        167                    360         347        12,584.64      1,327,752.97      N
               120        118                    360         358         9,084.62      1,336,940.86      N
               120        119                    240         239        10,817.29      1,020,420.33      N
               180        178                    180         178        12,938.53              0.00      N
               120        117                    300         297         9,007.88      1,096,299.70      N
               216        197                    360         341        10,951.28        980,406.13      N


                                       APPRAISED                             CUT-OFF DATE
        PREPAYMENT PROVISIONS           VALUE ($)  APPRAISAL DATE  DSCR (X)    LTV RATIO
-----------------------------------------------------------------------------------------
L(48),YM2%(60),YM(9),O(3)              38,000,000   21-Feb-2003      1.38       76.06%
L(37),GRTR1%orYM/Defeasance(77),O(6)   33,000,000   11-Mar-2003      1.25       73.33%
L(31),D(87),O(2)                       26,200,000    3-Nov-2002      1.38       78.81%
L(36),D(80),O(4)                       19,700,000    6-Feb-2003      1.31       76.14%
L(26),D(91),O(3)                       18,300,000   18-Feb-2003      1.43       77.71%
L(35),GRTR1%orYM(81),O(4)              16,530,000   27-Feb-2003      1.38       79.69%
L(27),D(78),O(3)                       15,875,000   11-Mar-2003      1.36       77.87%
L(25),D(56),O(3)                       15,240,000    7-Apr-2003      1.29       78.65%
L(36),D(81),O(3)                       12,000,000    1-Jun-2003      1.45       78.88%
L(36),D(45),O(3)                       12,200,000    9-May-2003      1.51       71.72%
L(36),D(81),O(3)                        9,100,000   28-Feb-2003      1.43       79.50%
L(26),D(91),O(3)                       10,400,000   12-Feb-2003      1.89       69.56%
L(27),D(90),O(3)                        9,000,000   16-Jan-2003      1.41       79.74%
L(36),D(81),O(3)                       10,700,000    1-Mar-2003      1.64       66.28%
L(27),D(78),O(3)                        8,470,000    5-Nov-2002      1.46       82.37%
L(25),D(92),O(3)                        8,550,000   31-Mar-2003      1.49       75.94%
L(27),D(90),O(3)                        8,220,000    8-Jan-2003      1.51       78.83%
L(36),D(81),O(3)                        8,500,000    1-Mar-2003      1.59       75.21%
L(25),D(92),O(3)                        8,400,000   21-Jan-2003      1.53       73.73%
L(36),D(81),O(3)                        8,000,000   18-Mar-2003      1.68       71.09%
L(28),D(86),O(6)                        6,850,000    4-Feb-2003      1.49       79.24%
L(26),D(91),O(3)                        6,700,000   18-Feb-2003      1.49       79.84%
L(36),D(165),O(3)                       7,360,000   10-Apr-2003      1.18       67.80%
L(27),D(54),O(3)                        7,100,000   23-Feb-2003      1.34       68.10%
L(27),D(90),O(3)                        6,000,000    8-Jan-2003      1.38       74.76%
L(25),D(92),O(3)                        6,860,000   31-Mar-2003      1.38       58.24%
L(28),D(86),O(6)                        4,750,000   14-Feb-2003      1.40       77.59%
L(25),D(92),O(3)                        4,800,000   13-Feb-2003      1.40       74.92%
L(25),D(92),O(3)                        5,000,000   13-Feb-2003      1.52       71.92%
L(48),D(69),O(3)                        6,300,000    7-Jan-2003      1.56       55.18%
L(27),D(90),O(3)                        5,000,000   13-Feb-2003      1.60       65.78%
L(48),D(69),O(3)                        3,820,000   17-Sep-2002      1.41       79.77%
L(120),GRTR1%Prepayment+YM or 1%(191)   3,810,000   11-Feb-2003      1.16       74.66%
L(26),D(31),O(3)                        5,260,000    6-Mar-2003      1.37       53.69%
L(25),D(92),O(3)                        4,400,000   18-Feb-2003      1.66       62.35%
L(26),D(31),O(3)                        2,900,000   21-Jan-2003      1.49       79.84%
L(36),D(81),O(3)                        4,200,000   10-Feb-2003      2.48       47.32%
L(36),D(81),O(3)                        2,700,000   12-Feb-2003      1.40       73.61%
L(60),GRTR1%orYM(57),O(3)               2,200,000    5-Apr-2003      1.55       77.19%
GRTR1%orYM(177),O(3)                    3,430,000   30-Jan-2003      1.61       46.85%
L(26),D(91),O(3)                        2,000,000    4-Apr-2003      1.51       79.84%
L(25),D(92),O(3)                        3,300,000   18-Feb-2003      1.86       48.37%
L(36),D(141),O(3)                       2,300,000    7-Mar-2003      1.17       67.99%
L(48),GRTR1%orYM(69),O(3)               1,935,000   20-Feb-2003      1.38       73.32%
L(180),1%(33),O(3)                      2,020,000   31-Jan-2003      1.13       68.87%

                                                            CUT-OFF DATE
LTV RATIO AT                              NUMBER                LOAN
MATURITY OR    YEAR                      OF UNITS  UNIT OF   AMOUNT PER   OCCUPANCY   OCCUPANCY
   ARD         BUILT     YEAR RENOVATED  (UNITS)   MEASURE   (UNIT) ($)   RATE (%)   "AS OF" DATE
-------------------------------------------------------------------------------------------------
  63.06%        1965          1999          304     Units      95,073       97.37%    21-Jan-2003
  61.95%        2001                        336     Units      72,024       92.26%     1-Mar-2003
  66.61%        2002                        250     Units      82,597       97.20%     1-Apr-2003
  66.48%        1999                        288     Units      52,083       94.44%    25-Mar-2003
  64.90%        1987                        243     Units      58,520       93.00%    28-Feb-2003
  66.73%        1985                        277     Units      47,556       92.06%    21-Apr-2003
  67.01%        1982                        267     Units      46,298      100.00%    17-Feb-2003
  70.01%        1967      1985 & 1996       224     Units      53,509       95.98%     8-Apr-2003
  60.46%     1975-2003                      266     Units      35,585       92.86%     1-Apr-2003
  66.14%        2000                        131     Units      66,794       88.55%    31-Mar-2003
  66.36%     2000-2003                       91     Units      79,504       94.51%     3-Apr-2003
  57.89%        1991       2001-2002         87     Units      83,156       88.95%    15-May-2003
  66.63%        1994                        144     Units      49,839       95.14%    31-Jan-2003
  54.83%        1989          2002          192     Units      36,936       83.85%     1-Mar-2003
  70.39%        2002                         96     Units      72,678       97.92%    22-Apr-2003
  63.32%        1930          1995          414     Pads       15,683       97.80%    31-Mar-2003
  66.03%        1986                        224     Units      28,926       88.84%    25-Mar-2003
  62.22%        1987          2002          160     Units      39,953       91.88%     1-Mar-2003
  61.65%        1964          1999           94     Units      65,885      100.00%    31-Mar-2003
  58.67%     1994-1996                      115     Units      49,454       97.39%     1-Mar-2003
  66.52%        1965          2002          202     Units      26,870       91.58%    19-Feb-2003
  66.85%        2001                         81     Units      66,038       92.59%    28-Feb-2003
  17.77%        1974          2002          160     Units      31,188       92.50%    15-Apr-2003
  60.57%        1970     1985*1993-1994     108     Units      44,771       96.30%    28-Feb-2003
  62.63%        1986                        168     Units      26,701       95.83%    25-Mar-2003
  47.87%        1988                        114     Units      35,045       92.98%    31-Mar-2003
  65.39%        1969          1999          144     Units      25,592       93.06%    19-Feb-2003
  62.84%        1947          1957           80     Pads       44,952      100.00%     1-Apr-2003
  60.32%        1946                         95     Pads       37,854       98.95%     1-Apr-2003
  35.66%        1980                        146     Units      23,809       87.84%    31-Dec-2002
  54.55%        1995          2001          224     Pads       14,682       83.04%    31-Jan-2003
  67.86%        1853          2001           46     Units      66,246      100.00%    15-Oct-2002
  25.58%        1997                        122     Units      23,315      100.00%    30-Sep-2002
  50.03%     1962*1967                       43     Units      65,681       97.67%     4-Mar-2003
  39.86%        1998                        252     Pads       10,887       99.21%     1-Apr-2003
  74.34%        1973                        213     Pads       10,870       99.06%     1-Jan-2003
  35.94%     1962-1964     1998-2002         95     Units      20,922       94.74%     1-Jan-2003
  55.90%        1965                         50     Units      39,751       96.00%     1-Jan-2003
  64.26%        1996                         44     Units      38,593       93.18%     1-May-2003
  38.71%        1999                        100     Units      16,071       96.00%    30-Sep-2002
  66.85%        1964          2000           24     Units      66,531      100.00%     3-Mar-2003
  30.92%        1960                        111     Pads       14,381      100.00%     1-Apr-2003
   0.00%     1998-2002                       36     Units      43,438       97.22%     1-Apr-2003
  56.66%        1970       2001-2002         64     Units      22,169       92.19%    28-Mar-2003
  48.53%        2000                         64     Units      21,737       92.19%    25-Dec-2002

                                                                                 UW NET
                                        MOST RECENT  UW REVENUES  UW EXPENSES   OPERATING   UW NET CASH
         MOST RECENT PERIOD                 NOI ($)       ($)         ($)       INCOME ($)    FLOW ($)
-------------------------------------------------------------------------------------------------------
                 2002                    2,566,606     4,130,083   1,441,236    2,688,847    2,612,847
             R12 - Feb 03                2,209,532     3,330,000   1,218,426    2,111,574    2,044,374
      Annualized 6 mos. 4/30/03          2,699,266     2,890,370     844,204    2,046,166    1,983,666
            T-12 Jan 2003                1,501,422     2,369,345     982,679    1,386,665    1,313,225
        Rolling 6 - Thru 3/03            1,458,084     2,237,248     791,844    1,445,404    1,378,822
            Aug02 - Mar03                1,295,752     2,397,719   1,091,231    1,306,488    1,237,238
            Full Year 2002               1,293,826     2,170,748     930,528    1,240,220    1,160,120
                 2002                    1,087,484     2,031,998     958,307    1,073,691    1,017,691
            Statement 2002               1,098,445     1,872,564     769,451    1,103,113    1,030,761
            Statement 2002                 858,901     1,387,397     512,125      875,272      849,072
            Statement 2002                 444,609     1,053,376     332,343      721,033      700,558
             T-12 3/2003                   915,963     1,529,472     589,808      939,664      911,389
            Full Year 2002                 648,021     1,226,247     505,767      720,481      684,481
       Trailing 12 (3/02-2/03)             802,974     1,405,516     593,109      812,408      764,408
            Full Year 2002                  47,696     1,063,905     359,961      703,944      682,344
       Year ended Dec 31, 2002             683,952       968,345     294,407      673,938      653,288
3 Months Annualized ended Mar 31, 2003     720,710     1,490,392     760,118      730,274      668,450
       Trailing 12 (3/02-2/03)             668,704     1,221,833     516,207      705,625      665,625
       Year ended Dec 31, 2002             685,289       940,795     274,007      666,788      643,788
            Statement 2002                 706,151     1,011,408     363,701      647,707      618,957
Trailing 12 Months ended Jan 31, 2003      530,528     1,281,258     675,814      605,444      554,944
                 2002                      611,900       799,480     236,698      562,782      542,532
            Statement 2002                 550,035     1,209,262     627,217      582,044      534,044
                 2002                      495,161       977,986     530,359      447,627      420,627
3 Months Annualized ended Mar 31, 2003     426,111     1,128,653     663,218      465,435      423,435
                 2002                      422,938       855,829     468,113      387,716      354,086
Trailing 12 Months ended Jan 31, 2003      307,792       958,092     563,931      394,161      358,161
       Year ended Dec 31, 2002             399,009       565,719     214,769      350,950      346,950
       Year ended Dec 31, 2002             419,617       645,339     263,253      382,086      377,336
                 2002                      527,919       949,225     463,483      485,742      449,242
Trailing 12 Months ended Mar 31, 2003      346,164       609,320     252,779      356,541      345,341
           T-12 Ending 9/30                304,302       500,364     179,544      320,820      309,320
          T-12 As of 6/30/02               434,626       690,763     327,235      363,528      333,028
           2003 Annualized                 318,627       541,521     261,294      280,227      266,295
       Year ended Dec 31, 2002             335,837       652,992     269,142      383,850      371,250
       Year ended Dec 31, 2002             255,776       432,334     186,074      246,260      235,510
            Statement 2002                 378,579       781,162     396,445      384,717      356,217
            Statement 2002                 211,901       460,092     243,570      216,523      201,523
            Statement 2002                 181,356       299,417     111,422      187,995      176,995
          T-12 As of 7/31/02               277,286       647,601     379,993      267,608      242,608
                 2002                      173,585       220,813      50,420      170,393      164,393
       Year ended Dec 31, 2002             235,827       537,769     290,586      247,183      241,583
            Statement 2002                 140,078       316,806     126,693      190,113      182,013
            Statement 2002                 173,925       448,802     280,640      168,162      148,962
          T-12 As of 6/30/02               170,812       364,768     200,198      164,570      148,570

                LARGEST
LARGEST TENANT  TENANT
                SQ. FT.
-----------------------

                                               2ND                                                                     3RD
 LARGEST                                     LARGEST  2ND LARGEST                                                    LARGEST
 TENANT    LARGEST TENANT EXP.  2ND LARGEST   TENANT  TENANT % OF  2ND LARGEST TENANT EXP.                           TENANT
% OF NRA         DATE           TENANT NAME   SQ. FT.   NRA (%)            DATE             3RD LARGEST TENANT NAME  SQ. FT.
----------------------------------------------------------------------------------------------------------------------------


3RD LARGEST
TENANT % OF  3RD LARGEST TENANT EXP.
    NRA              DATE
------------------------------------



                                            MORTGAGE
           LARGEST AFFILIATED SPONSOR FLAG    LOAN
 LOCKBOX         (> THAN 4% OF POOL)         NUMBER
----------------------------------------------------
                                               4
                                               8
                                              10
                                              22
                                              26
                                              29
                                              31
                                              32
                                              41
                                              43
                                              50
Springing                                     51
                                              52
                                              53
                                              55
                                              61
                                              62
                                              65
                                              66
                                              71
                                              74
                                              75
                                              78
                                              79
                                              85
                                              91
                                              97
                                              99
                                             100
                                             102
                                             104
                                             110
                                             111
                                             112
                                             114
                                             120
                                             126
                                             127
                                             133
                                             139
                                             141
                                             142
                                             144
                                             147
                                             148

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-2 CERTAIN INFORMATION REGARDING MULTIFAMILY
                    MORTGAGED PROPERTIES

MORTGAGE
 LOAN             LOAN GROUP
NUMBER              NUMBER                  PROPERTY NAME                                           PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
  4                   2                 Hamilton House Apartments                      1255 New Hampshire Avenue, NW
  5                   1                 Irongate Apartments                            3301 Arena Boulevard
  8                   2                 Arrowhead Highlands Apartments                 5901 West Behrend Drive
  10                  2                 Plaza Gardens South Apartments                 7100 West 141st Street
  14                  1                 Village on the Hill                            9 School Street
  22                  2                 Archstone Southpoint Apartments                1800 Southpoint Crossing Drive
  26                  2                 Valley Stream Village I Apartments             110 Valley Stream Drive
  29                  2                 Forest Cove Apartments                         2401 Repsdorph Road
  31                  2                 Rio Nueces Apartments                          600 West 26th Street
  32                  2                 Bermuda Villas Apartments                      7325 South West 82nd Street
  41                  2                 Mohawk Terrace Apartments                      1350 & 1400 Crescent-Vischers Ferry Road
  43                  2                 Lexington on Central Apartments                10 West Minnezona Avenue
  50                  2                 Mistwood Townhomes                             2905-3075 40th Ave Southwest
  51                  2                 Calder Commons                                 520 East Calder Way
  52                  2                 Cypress Springs                                3651 North Rancho Drive
  53                  2                 Otter Run Apartments                           1025 Assisi Lane
  55                  2                 Woodcreek Senior Commons                       1625 Woodcreek Drive
  62                  2                 Ashley Club Apartments                         2101 Scenic Highway
  65                  2                 Mallard Cove Apartments                        2900 Mayport Road
  66                  2                 Kensington Apartments                          23525 Arlington Avenue
  70                  1                 York Farm Estates                              1870 Baldwin Road
  71                  2                 Candle Park South                              2728-2924 15th Street South, and 1425-1502
                                                                                       30th Avenue South, and 1501 31st Avenue South
  74                  2                 Pleasant Grove                                 1441 North Jim Miller Road
  75                  2                 Valley Stream Village II Apartments            110 Valley Stream Drive
  78                  2                 Brandon Oaks                                   110 Summerfield Way
  79                  2                 Miller Lake Apartments                         5400-5500 Southwest 77th Court
  85                  2                 Arbor Club Apartments                          700 East College Boulevard
  91                  2                 Schooner Landing                               7100 Shoreline Drive
  97                  2                 Plaza Apartments                               400 Ralph Street
  102                 2                 Wilson Acres Apartments                        1806 East First Street
  110                 2                 Shockoe Place                                  1900 East Franklin Street
  111                 2                 Fairbrooke Senior Housing Apartments           700 West Bel Air Avenue
  112                 2                 La Playa Apartments                            1033-1053 2nd Street
  126                 2                 Fort Stanton Apartments                        1535 Morris Road SE
  127                 2                 Pinebrook Apartments                           2600-2614 Pinebrook Avenue
  133                 2                 McDonald Place Apartments                      1318 North McDonald Road
  135                 1                 La Posada Apartments                           241 Lafayette Circle
  139                 2                 Laurel Pointe Apartments                       100 Laurel Pointe Circle
  141                 2                 Nob Hill Apartments                            500 McIntire Road
  144                 2                 Vermillion Homes                               501-614 Laura Lane
  147                 2                 Del Mar Apartments                             558 College Street
  148                 2                 Timberlake Apartments                          400 Timberlake View Circle

                               PROPERTY            PROPERTY ZIP
PROPERTY CITY                   STATE                  CODE                   COUNTY
----------------------------------------------------------------------------------------------
Washington                       DC                   20036               District of Columbia
Sacramento                       CA                   95834               Sacramento
Glendale                         AZ                   85308               Maricopa
Overland Park                    KS                   66223               Johnson
Framingham                       MA                   01701               Middlesex
Durham                           NC                   27713               Durham
Christiana                       DE                   19702               New Castle
Seabrook                         TX                   77586               Harris
Austin                           TX                   78705               Travis
Miami                            FL                   33143               Miami-Dade
Halfmoon                         NY                   12065               Saratoga
Phoenix                          AZ                   85013               Maricopa
Fargo                            ND                   58104               Cass
State College                    PA                   16801               Centre
Las Vegas                        NV                   89130               Clark
Atlantic Beach                   FL                   32233               Duval
Fairfield                        CA                   94534               Solano
Pensacola                        FL                   32503               Escambia
Atlantic Beach                   FL                   32233               Duval
Torrance                         CA                   90501               Los Angeles
Yorktown Heights                 NY                   10598               Westchester
Fargo                            ND                   58103               Cass
Dallas                           TX                   75217               Dallas
Christiana                       DE                   19702               New Castle
Brandon                          FL                   33510               Hillsborough
Miami                            FL                   33155               Miami-Dade
Pensacola                        FL                   32503               Escambia
Stockton                         CA                   95219               San Joaquin
White Settlement                 TX                   76108               Tarrant
Greenville                       NC                   27858               Pitt
Richmond                         VA                   23223               Richmond City
Aberdeen                         MD                   21001               Harford
Lafayette                        CA                   94549               Contra Costa
Washington                       DC                   20020               District of Columbia
Landover                         MD                   20785               Prince George's
Spokane Valley                   WA                   99216               Spokane
Layfayette                       CA                   94549               Contra Costa
Salisbury                        NC                   39206               Rowan
Charlottesville                  VA                   22902               Charlottesville City
Two Harbors                      MN                   55616               Lake
Hapeville                        GA                   30354               Fulton
Inman                            SC                   29349               Spartanburg

GENERAL PROPERTY                            ELEVATOR      UTILITIES        NUMBER OF     NUMBER OF 1      NUMBER OF 2   NUMBER OF 3
    TYPE          SPECIFIC PROPERTY TYPE    BUILDINGS     TENANT PAYS     STUDIO UNITS    BR UNITS         BR UNITS      BR UNITS
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily           Conventional              Y             P,C             210             87               7
Multifamily           Conventional              N          W,E,P,C                           112             144            24
Multifamily           Conventional              N           E,W,P,C                          104             192            40
Multifamily           Conventional              N          E,P,C,G                            77             135            38
Multifamily           Conventional              N            E,P,C             2              88              92             1
Multifamily           Conventional              N           E,P,W,C                          118             138            32
Multifamily           Conventional              N            E,C,P                            81             162
Multifamily           Conventional              N           E,W,P,C                          134             143
Multifamily          Student Housing            N           E,P,C                            226              40             1
Multifamily           Conventional              N            E,P,C             56             96              64             8
Multifamily           Conventional              N             NAV                            154             112
Multifamily           Conventional              N             E,G                             54              77
Multifamily           Conventional              N            W,E,G                                            54            37
Multifamily          Student Housing            Y             P,C                              1              86
Multifamily           Conventional              N           E,P,C                             32              88            24
Multifamily           Conventional              N            W,E,G                            48              96            48
Multifamily          Senior Housing             N          E,P,C,G                            76              20
Multifamily           Conventional              N              E                             160              64
Multifamily           Conventional              N             W,E                             48             112
Multifamily           Conventional              N              E               37             48               9
Multifamily           Conventional              N            E,P,C                            63              11             2
Multifamily           Conventional              N            W,E,G                                            98            17
Multifamily           Conventional              N              E                              32             140            30
Multifamily           Conventional              N           E,P,C                             27              54
Multifamily           Conventional              N            W,E                              45              82            33
Multifamily           Conventional              N           W,E,P,C                           48              57             3
Multifamily           Conventional              N              E              120             48
Multifamily           Conventional              N          E,P,G,C                            73              41
Multifamily           Conventional              N            None                             24              76            44
Multifamily          Student Housing            N           E,P,C                             32              83            31
Multifamily           Conventional              Y            P, C                             44               2
Multifamily            Section 42               Y           E, P,C                           114               8
Multifamily           Conventional              N           E,P,C                             17              22             4
Multifamily           Conventional              N             E                1              50              44
Multifamily           Conventional              N             E                               21              25             4
Multifamily           Conventional              N             E,G                                             40             4
Multifamily           Conventional              N            E, P,C                           12               8
Multifamily            Section 42               N           E,P,W,C                                           40            48
Multifamily           Conventional              N            E,P,C                            24
Multifamily           Conventional              N              E                                              36
Multifamily           Conventional              N              E                                              64
Multifamily            Section 42               N           E,P,C,W                                           32            32

                  AVERAGE RENT;      AVERAGE RENT;        AVERAGE RENT;       AVERAGE RENT;         AVERAGE RENT;
NUMBER OF 4+      RENT RANGES -     RENT RANGES - 1      RENT RANGES - 2     RENT RANGES - 3       RENT RANGES - 4+  MORTGAGE LOAN
 BR UNITS         STUDIO UNITS         BR UNITS             BR UNITS            BR UNITS             BR UNITS            NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
                1133;1133 - 1133    1739;1739 - 1739    2615;2615 - 2615                                                  4
                                      950;950-950        1295;1295-1295       1425;1425-1425                              5
                                      830;750-850          927;880-950        1218;1218-1218                              8
                                     824;605-1,150       1,109;600-1,312      1490;810-1575                              10
     1            900;900-900        1085;1065-1105      1245;1225-1265            NAP                  NAP              14
                                      609;609-609          746;746-746         873;873-873                               22
                                      867;700-1750        857;940-1030                                                   26
                                      641;490-720         832;914-1000                                                   29
                                      629; 400-895        1173;800-1250            1800                                  31
                  660;660-660         725;725-725          883;870-895        1075;1075-1075                             32
                                      550;460-695          684;565-900                                                   41
                                      849;710-960         1095;875-1340                                                  43
                                                           892;820-995        1170;1125-1265                             50
                                      680;680-680        1385;1320-1450                                                  51
                                      663;645-680         754; 723-770         860; 709-875                              52
                                      582;550-625          684;600-740         831;690-875                               53
                                     926; 825-1075       1142;1110-1295                                                  55
                                      525;409-570          693;545-720                                                   62
                                      587;500-640          722;635-775                                                   65
                  773;698-795         915;795-965        1174;1,085-1195                                                 66
     1                               1325;1125-1525      1643;1410-1875       2020;1040-3000      3000;3000-3000         70
                                                           727;655-845         922;870-1000                              71
                                      477; 475-500        573; 450-600         676; 600-695                              74
                                      835;825-845          955;935-975                                                   75
                                      568;549-594          673;664-724         811;784-839                               78
                                      597;506-688          748;685-810        1020;1020-1020                             79
                  524; 524-524        689; 689-689                                                                       85
                                      635;620-650         867;750-1050                                                   91
                                     486; 248 - 520      612; 513 - 640       696; 695 - 720                             97
                                      428;428-428          626;580-650         845;815-875                              102
                                      840;675-1045       1380;1325-1435                                                 110
                                      490;490-490          598;598-598                                                  111
                                      948;740-1350        1125;850-1400       1445;1190-1700                            112
                  366;366-366         654;545-780          770;663-920                                                  126
                                      700;595-750          838;765-865         954;787-1010                             127
                                                           622;585-625         702;685-725                              133
                                     1175;1000-1350      1245;1150-1340                                                 135
    12                                                     555;520-590         613;560-665          685;630-740         139
                                      788;735-880                                                                       141
                                                           771;740-805                                                  144
                                                           638;550-689                                                  147
                                                           481;468-493         568;522-613                              148

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-3 RESERVE ACCOUNT INFORMATION

MORTGAGE
 LOAN           LOAN GROUP                                                          GENERAL PROPERTY
NUMBER            NUMBER                       PROPERTY NAME                             TYPE            SPECIFIC PROPERTY TYPE
------            ------                       -------------                             ----            ----------------------
   1                 1          Lloyd Center                                            Retail                  Anchored
   2                 1          One South Broad Street                                  Office                     CBD
   3                 1          673 First Avenue                                        Office                     CBD
   4                 2          Hamilton House Apartments                             Multifamily             Conventional
   5                 1          Irongate Apartments                                   Multifamily             Conventional
   6                 1          Columbiana Station Shopping Center                      Retail                  Anchored
   7                 1          16 West 61st Street                                     Office                     CBD
   8                 2          Arrowhead Highlands Apartments                        Multifamily             Conventional
   9                 1          AmCap - Union & Alameda                                 Retail                  Anchored
  10                 2          Plaza Gardens South Apartments                        Multifamily             Conventional
  11                 1          2175 K Street, N.W.                                     Office                     CBD
  12                 1          90 & 110 South Bedford Road                             Office                   Medical
  13                 1          Maryland Corporate Center                               Office                  Suburban
  14                 1          Village on the Hill                                   Multifamily             Conventional
  15                 1          Anthem Village                                          Retail                  Anchored
  16                 1          Riviera Plaza                                          Mixed Use              Retail/Office
  17                 1          Georgetown Plaza                                        Office                  Suburban
  18                 1          College Grove Shopping Center                           Retail                  Anchored
  19                 1          Shoppes of Parkland                                     Retail                  Anchored
  20                 1          Lowell Street                                         Industrial                  Flex
  21                 1          The Lassiter at North Hills Shopping Center             Retail                  Anchored
  22                 2          Archstone Southpoint Apartments                       Multifamily             Conventional
  23                 1          WOW - Chippewa & Hobart                               Industrial              Distribution
 23.1                           WOW-Chippewa Falls                                    Industrial              Distribution
 23.2                           WOW-Hobart                                            Industrial              Distribution
  24                 1          Kearny Mesa Crossroads                                  Office                  Suburban
  25                 1          Point Plaza East 4-5-6                                  Office                  Suburban
  26                 2          Valley Stream Village I Apartments                    Multifamily             Conventional
  27                 1          Beacon Station Business Park                            Office                  Suburban
  28                 1          Gardens Towne Square                                    Retail                  Anchored
  29                 2          Forest Cove Apartments                                Multifamily             Conventional
  30                 1          Rio Vista Building                                      Office                  Suburban
  31                 2          Rio Nueces Apartments                                 Multifamily            Student Housing
  32                 2          Bermuda Villas Apartments                             Multifamily             Conventional
  33                 1          8989 Rio Vista Plaza                                    Office                  Suburban
  34                 1          Tapo Plaza                                              Retail                  Anchored
  35                 1          Market Place Shopping Center                            Retail                  Anchored
  36                 1          Creekside Place Shopping Center                         Retail                  Anchored
  37                 1          Village Shoppes of Flowery Branch                       Retail                  Anchored
  38                 1          Hilton Norfolk Airport                                Hospitality             Full Service
  39                 1          Two Northbrook Place                                    Office                  Suburban
  40                 1          10470 Old Placerville Road                              Office                  Suburban
  41                 2          Mohawk Terrace Apartments                             Multifamily             Conventional
  42                 1          Tudor Business Center                                   Office                  Suburban
  43                 2          Lexington on Central Apartments                       Multifamily             Conventional
  44                 1          301 East Liberty Street                                 Office                  Suburban
  45                 1          New Market                                              Retail                  Anchored
  46                 1          Bank of America Tower                                   Office                     CBD
  47                 1          Mill Towne Center                                      Mixed Use              Office/Retail
  48                 1          Village Square                                          Retail                  Anchored
  49                 1          Hunington Portfolio                                     Retail                 Unanchored
 49.1                           Westfield Village Shopping Center                       Retail                 Unanchored
 49.2                           The Shops on Memorial                                   Retail                 Unanchored
  50                 2          Mistwood Townhomes                                    Multifamily             Conventional
  51                 2          Calder Commons                                        Multifamily            Student Housing
  52                 2          Cypress Springs                                       Multifamily             Conventional
  53                 2          Otter Run Apartments                                  Multifamily             Conventional
  54                 1          AmCap - 84th & Pecos                                    Retail                  Anchored
  55                 2          Woodcreek Senior Commons                              Multifamily            Senior Housing
  56                 1          Lincoln Road Plaza                                      Retail               Shadow Anchored
  57                 1          Route 6 Plaza                                           Retail                  Anchored
  58                 1          River Chase Office Center                               Office                  Suburban
  59                 1          Troutdale Commons                                       Retail                  Anchored
  60                 1          AmCap - Jewell & Wadsworth                              Retail                  Anchored
  61                 2          Cherokee Mobile Village                            Mobile Home Park         Mobile Home Park
  62                 2          Ashley Club Apartments                                Multifamily             Conventional
  63                 1          L Street Self Storage                                Self Storage             Self Storage
  64                 1          Lakeside Office Park                                    Office                  Suburban
  65                 2          Mallard Cove Apartments                               Multifamily             Conventional
  66                 2          Kensington Apartments                                 Multifamily             Conventional
  67                 1          Mini U Storage- Fairfax Station                      Self Storage             Self Storage
  68                 1          Park Meadows Medical                                    Office                   Medical
  69                 1          Bannockburn Mediplex Office Building                    Office                   Medical
  70                 1          York Farm Estates                                     Multifamily             Conventional
  71                 2          Candle Park South                                     Multifamily             Conventional
  72                 1          2301 Glades                                             Retail                  Mixed Use
  73                 1          Methodist Medical Building                              Office                   Medical
  74                 2          Pleasant Grove                                        Multifamily             Conventional
  75                 2          Valley Stream Village II Apartments                   Multifamily             Conventional
  76                 1          Springfield Self Storage                             Self Storage             Self Storage
  77                 1          Mizner Place                                            Office                  Suburban
  78                 2          Brandon Oaks                                          Multifamily             Conventional
  79                 2          Miller Lake Apartments                                Multifamily             Conventional
  80                 1          Walgreens - Elgin                                       Retail                  Anchored
  81                 1          388 West Broadway                                       Retail               Shadow Anchored
  82                 1          Independence Park Shopping Center                       Retail               Shadow Anchored
  83                 1          Walgreens - Colorado Springs                            Retail                  Anchored
  84                 1          Forest Hill Centre                                      Retail                  Anchored
  85                 2          Arbor Club Apartments                                 Multifamily             Conventional
  86                 1          Cordova Towne Center Phases II & III                    Retail               Shadow Anchored
  87                 1          North Denver Industrial                               Industrial                Warehouse
  88                 1          Beachwalk Center                                        Retail                  Anchored
  89                 1          Walgreens - Tropicana Avenue                            Retail                  Anchored
  90                 1          Rite Aid - Las Vegas                                    Retail                  Anchored
  91                 2          Schooner Landing                                      Multifamily             Conventional
  92                 1          Palm Valley Pavilions East                              Retail               Shadow Anchored
  93                 1          CRS Tower                                               Office                  Suburban
  94                 1          Rancho Palomino Medical Center                          Office                   Medical
  95                 1          Randhurst Crossings Shopping Center                     Retail               Shadow Anchored
  96                 1          Walgreens - Omaha                                       Retail                  Anchored
  97                 2          Plaza Apartments                                      Multifamily             Conventional
  98                 1          Walgreens - Thrasher's Corner, WA                       Retail                  Anchored
  99                 2          Bit O Home MHP                                     Mobile Home Park         Mobile Home Park
 100                 2          Liberty MHP                                        Mobile Home Park         Mobile Home Park
 101                 1          Inwood Retail Center                                    Retail                 Unanchored

                                                       INITIAL DEPOSIT TO
                                      ANNUAL DEPOSIT        CAPITAL
 MONTHLY TAX    MONTHLY INSURANCE     TO REPLACEMENT      IMPROVEMENTS       INITIAL TI/LC       ONGOING TI/LC
   ESCROW            ESCROW              RESERVES           RESERVES            ESCROW             FOOTNOTE
   ------            ------              --------           --------            ------             --------
  118,111                                120,000                                 532,797              (1)
   83,794             20,750              46,442              23,438                                  (1)
  124,748             22,983              79,313                               3,000,000              (1)
   17,513              4,937              60,800              11,750
   19,472              5,350              36,960

   43,104              2,129              22,416
   18,457              2,765              67,200
   14,361              5,564              23,578                                 200,000              (1)
    8,550              5,169              62,500
   31,751              2,246              12,216                                 535,000              (1)
   27,523              7,720              57,549              50,000
   23,668              4,587              44,704               4,013          835,281.27              (1)
   10,735              4,184              52,808              10,219
   10,498              2,777              11,572
   11,892              2,991              46,056             149,875                                  (1)
   29,988              3,000              28,099                                                      (1)
   18,750              2,488              18,137              16,250                                  (1)
   30,631              4,070              14,565                                                      (1)
   30,000              1,931              30,325                                 320,948              (1)
    7,876              1,000              15,824                                                      (1)
   20,936                                                      4,000
   28,421              2,634              37,650               4,825                                  (1)


   13,095              4,470              19,013              75,000                                  (1)
    7,000              2,709              18,702
    7,996              3,408              60,750               5,625
   29,344             11,981              15,727
   17,035              7,571              22,960               6,625
   19,663              5,397              55,400             280,938
   12,195              3,847              19,526             350,000                                  (1)
   26,215                                 66,750              35,725
   18,153                                 56,000              64,375
   11,659                716              17,742                                 169,078
   13,044              6,296              22,914              15,459             150,000              (1)
   16,325              3,696              46,309                                                      (1)
   14,600              1,674               4,775              21,875                                  (1)
    7,992              2,319               9,289
   14,175              6,580             400,000
   38,862              2,667              23,200             147,000             371,510              (1)
 $  9,073            $ 1,577              13,178                                                      (1)
   22,110              4,307              72,352
   10,107                 (2)             24,290               1,000
    7,370              2,368              26,200
   23,333              1,867                                                      15,425              (1)
    4,573              2,589              34,897              16,125                                  (1)
   35,430              2,563              33,678              11,625                                  (1)
   12,932              1,217              16,622              74,955                                  (1)
    5,112              1,799               3,044              11,608                                  (1)
    5,760              2,619               6,102                                                      (1)


   12,053              4,390              20,475
    8,802                                 28,275
    7,762              2,101              36,000
    7,532             12,008              48,000             211,375
    3,074              1,371               6,750                                 157,000              (1)
    8,474              1,631              21,600
    5,869              1,824               4,030
    8,297              4,269               5,349                                                      (1)
    7,569              1,140               6,666                                                      (1)
    2,703              1,256               5,939                                                      (1)
    2,861                830               6,984
    2,509              1,603
    8,038              9,474              61,824
    3,745                936              13,319
   14,000              1,301              23,118              18,138                                  (1)
    7,528              9,828              40,000             177,625
    4,442              1,334              23,500              52,500
    6,351                395                                  90,000
    3,440                440               6,937                                                      (1)
    3,927                778               4,084
   10,834              2,546              19,250
   13,198              1,509              25,875
    6,929                                                                        125,000              (1)
    7,010                666              10,497               1,463             100,000              (1)
    5,625              6,055              50,500              16,375
      926              1,194              20,250
    4,748                318
    7,588               (2)                                                                           (1)
    8,986              2,868              89,707              29,000
    8,756              7,539              25,488              24,688

    1,500                833               1,000                                                      (1)
    8,738              1,399               4,793                                                      (1)

    3,635                408                                  11,210
    6,631              7,092              42,000              56,875
    9,863              2,027               5,790                                                      (1)
    8,462              4,205              41,126                                                      (1)
    3,695              1,601               7,926               1,250                                  (1)
                                           1,361               2,284

    4,951              4,195              33,630              87,550
    1,458                434               3,519                                                      (1)
    8,175              1,059              16,464               8,125                                  (1)
    3,124                965               8,132               8,750              50,000              (1)
    6,145                829               2,237                                                      (1)

    5,401              3,993              36,000               4,375
                                           2,174
    2,154                489                                  10,250
    3,670                576                                   1,600
   12,668              1,438               8,261                                 100,000              (1)

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

                    ANNEX A-3 RESERVE ACCOUNT INFORMATION

 MORTGAGE
  LOAN       LOAN GROUP                                                         GENERAL PROPERTY
 NUMBER        NUMBER                PROPERTY NAME                                    TYPE            SPECIFIC PROPERTY TYPE
 ------        ------                -------------                                    ----            ----------------------
  102             2       Wilson Acres Apartments                                  Multifamily            Student Housing
  103             1       Walgreens - Dickinson                                      Retail                  Anchored
  104             2       Trails West MHP                                       Mobile Home Park         Mobile Home Park
  105             1       1230 48th Avenue                                         Industrial              Distribution
  106             1       17th Street Plaza                                          Retail                  Anchored
  107             1       Rite Aid - Colonie                                         Retail                  Anchored
  108             1       Shurgard - Brandon                                      Self Storage             Self Storage
  109             1       Morgan Country Square                                      Retail                 Unanchored
  110             2       Shockoe Place                                            Multifamily             Conventional
  111             2       Fairbrooke Senior Housing Apartments                     Multifamily              Section 42
  112             2       La Playa Apartments                                      Multifamily             Conventional
  113             1       Palmetto Plaza                                             Retail                 Unanchored
  114             2       Hacienda MHP                                          Mobile Home Park         Mobile Home Park
  115             1       Village at Dana Park II                                    Retail               Shadow Anchored
  116             1       Marshalls - Lodi                                           Retail                  Anchored
  117             1       Wagon Wheel MHP                                       Mobile Home Park         Mobile Home Park
  118             1       Northpoint Day Centre                                      Retail                 Unanchored
  119             1       Shurgard - Oldsmar                                      Self Storage             Self Storage
  120             2       Twin Palms MHP                                        Mobile Home Park         Mobile Home Park
  121             1       Mini U Storage-Maple Shade                              Self Storage             Self Storage
  122             1       AmCap - Gerbes Center                                      Retail                  Anchored
  123             1       Eckerds-Holly Springs                                      Retail                  Anchored
  124             1       Walgreens - Conroe, TX                                     Retail                  Anchored
  125             1       Harwin Plaza                                               Office                  Suburban
  126             2       Fort Stanton Apartments                                  Multifamily             Conventional
  127             2       Pinebrook Apartments                                     Multifamily             Conventional
  128             1       CVS - Shippensburg                                         Retail                  Anchored
  129             1       South Florida - Sample Turnpike                            Retail                 Unanchored
  130             1       5405-5407 Port Royal Road                                Industrial                Warehouse
  131             1       Montbello Plaza                                            Retail                 Unanchored
  132             1       Augusta Commons                                            Retail               Shadow Anchored
  133             2       McDonald Place Apartments                                Multifamily             Conventional
  134             1       1407-1413 East Cary Street                                Mixed Use           Multifamily/Retail
  135             1       La Posada Apartments                                     Multifamily             Conventional
  136             1       Rite Aid - Baltimore                                       Retail                  Anchored
  137             1       Village Park Shopping Center                               Retail                 Unanchored
  138             1       Antoine Crossing                                           Office                  Suburban
  139             2       Laurel Pointe Apartments                                 Multifamily              Section 42
  140             1       Meadowbrook Mobile Home Park                          Mobile Home Park         Mobile Home Park
  141             2       Nob Hill Apartments                                      Multifamily             Conventional
  142             2       Coachella MHP                                         Mobile Home Park         Mobile Home Park
  143             1       Northcross Business Center                                 Office                  Suburban
  144             2       Vermillion Homes                                         Multifamily             Conventional
  145             1       Bank of America Pad                                        Retail               Shadow Anchored
  146             1       Bells Ferry Plaza Shopping Center                          Retail                 Unanchored
  147             2       Del Mar Apartments                                       Multifamily             Conventional
  148             2       Timberlake Apartments                                    Multifamily              Section 42
  149             1       South Florida - West Boca                                  Retail                 Unanchored
  150             1       South Florida - Red Road                                   Retail                 Unanchored
  151             1       South Florida - Baton II                                   Retail                 Unanchored
  152             1       South Florida - Tamarac                                    Retail                 Unanchored

                                                       INITIAL DEPOSIT TO
                                     ANNUAL DEPOSIT        CAPITAL
 MONTHLY TAX    MONTHLY INSURANCE    TO REPLACEMENT      IMPROVEMENTS       INITIAL TI/LC       ONGOING TI/LC
   ESCROW            ESCROW             RESERVES           RESERVES            ESCROW             FOOTNOTE
   ------            ------             --------           --------            ------             --------
  5,336               2,291              36,500              28,704

  2,135               1,076
  7,253               2,314              22,063              12,031                                  (1)
  9,098               4,994               4,637                                150,000               (1)
                                          2,795

  5,085               1,540               3,723                                 50,000               (1)
    689               1,148              11,500               7,313
    866               4,022              21,360
  2,869               4,252              13,932              73,781
    959                  (2)              3,936                                                      (1)
  1,089                 365                                  10,631
  2,417                 441                                                                          (1)
    673                 380               4,060                                                      (1)
  2,349               1,351
  2,083                 459                                  16,750                                  (1)

  2,530                 627
  4,896                 453
    417                 188               1,628                                 93,000               (1)
                        181               2,074                                                      (1)
                        542               2,048
  3,403                 577               8,976              14,400                                  (1)
  1,755               1,018              28,500
  2,021                 541              15,000              15,000
                                          1,088
  4,211               1,202               3,150               2,500                                  (1)
  1,783                 445               4,812              12,500                                  (1)
    785                 108               1,950                                                      (1)
  2,200                  (2)              1,800                                                      (1)
  2,555                 546               9,900
    602                 527               5,250                                                      (1)
    916               1,550               6,447             125,500
                                          2,795
  4,605                 811               9,746               4,938                                  (1)
  4,938               1,010              15,696               2,688                                  (1)
  2,770               1,687              19,992
  8,462               1,416              19,855                 313
  1,422                 357               6,000
  1,871                 481                                   4,813
  1,273                 310               3,120                                                      (1)
  1,754                 745               8,100              17,500
                        264
  1,489                 322               2,040                                 25,000               (1)
  2,318               1,907              16,000              47,900
  2,775                 644              12,800
  2,002                 761               1,880              12,188                                  (1)
  1,656                 297               1,500                 250                                  (1)
  1,317                 368               1,154                                                      (1)
  2,038                 534               1,650                                                      (1)

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-4 COMMERCIAL TENANT SCHEDULE

MORTGAGE
  LOAN     LOAN GROUP                                                 GENERAL PROPERTY                           CUT-OFF DATE LOAN
 NUMBER      NUMBER                   PROPERTY NAME                         TYPE         SPECIFIC PROPERTY TYPE     BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
    1          1        Lloyd Center                                       Retail               Anchored            69,922,220.75
    2          1        One South Broad Street                             Office                  CBD              44,919,181.80
    3          1        673 First Avenue                                   Office                  CBD              35,000,000.00
    6          1        Columbiana Station Shopping Center                 Retail               Anchored            25,900,000.00
    7          1        16 West 61st Street                                Office                  CBD              24,953,568.34
    9          1        AmCap - Union & Alameda                            Retail               Anchored            20,726,538.48
   11          1        2175 K Street, N.W.                                Office                  CBD              18,250,000.00
   12          1        90 & 110 South Bedford Road                        Office                Medical            17,965,895.32
   13          1        Maryland Corporate Center                          Office               Suburban            17,120,000.00
   15          1        Anthem Village                                     Retail               Anchored            16,904,637.36
   16          1        Riviera Plaza                                     Mixed Use           Retail/Office         16,759,444.83
   17          1        Georgetown Plaza                                   Office               Suburban            16,482,870.79
   18          1        College Grove Shopping Center                      Retail               Anchored            16,281,990.26
   19          1        Shoppes of Parkland                                Retail               Anchored            15,968,668.70
   20          1        Lowell Street                                    Industrial               Flex              15,403,979.71
   21          1        The Lassiter at North Hills Shopping Center        Retail               Anchored            15,216,679.80
   23          1        WOW - Chippewa & Hobart                          Industrial           Distribution          14,971,010.41
  23.1                  WOW-Chippewa Falls                               Industrial           Distribution
  23.2                  WOW-Hobart                                       Industrial           Distribution
   24          1        Kearny Mesa Crossroads                             Office               Suburban            14,967,091.25
   25          1        Point Plaza East 4-5-6                             Office               Suburban            14,471,606.00
   27          1        Beacon Station Business Park                       Office               Suburban            14,145,000.00
   28          1        Gardens Towne Square                               Retail               Anchored            13,959,816.03
   30          1        Rio Vista Building                                 Office               Suburban            12,971,419.02
   33          1        8989 Rio Vista Plaza                               Office               Suburban            11,976,036.27
   34          1        Tapo Plaza                                         Retail               Anchored            10,940,994.37
   35          1        Market Place Shopping Center                       Retail               Anchored            10,777,960.96
   36          1        Creekside Place Shopping Center                    Retail               Anchored            10,529,295.73
   37          1        Village Shoppes of Flowery Branch                  Retail               Anchored            10,527,461.29
   39          1        Two Northbrook Place                               Office               Suburban             9,939,006.32
   40          1        10470 Old Placerville Road                         Office               Suburban             9,825,000.00
   42          1        Tudor Business Center                              Office               Suburban             8,861,748.93
   44          1        301 East Liberty Street                            Office               Suburban             8,241,138.48
   45          1        New Market                                         Retail               Anchored             8,090,587.04
   46          1        Bank of America Tower                              Office                  CBD               7,885,097.89
   47          1        Mill Towne Center                                 Mixed Use           Office/Retail          7,457,061.86
   48          1        Village Square                                     Retail               Anchored             7,411,726.97
   49          1        Hunington Portfolio                                Retail              Unanchored            7,237,414.01
  49.1                  Westfield Village Shopping Center                  Retail              Unanchored
  49.2                  The Shops on Memorial                              Retail              Unanchored
   54          1        AmCap - 84th & Pecos                               Retail               Anchored             7,027,144.91
   56          1        Lincoln Road Plaza                                 Retail            Shadow Anchored         6,974,213.35
   57          1        Route 6 Plaza                                      Retail               Anchored             6,960,286.83
   58          1        River Chase Office Center                          Office               Suburban             6,786,771.31
   59          1        Troutdale Commons                                  Retail               Anchored             6,587,328.41
   60          1        AmCap - Jewell & Wadsworth                         Retail               Anchored             6,539,661.03
   64          1        Lakeside Office Park                               Office               Suburban             6,467,294.09
   68          1        Park Meadows Medical                               Office                Medical             6,043,188.89
   69          1        Bannockburn Mediplex Office Building               Office                Medical             6,000,000.00
   72          1        2301 Glades                                        Retail               Mixed Use            5,625,000.00
   73          1        Methodist Medical Building                         Office                Medical             5,432,597.20
   77          1        Mizner Place                                       Office               Suburban             5,150,000.00
   80          1        Walgreens - Elgin                                  Retail               Anchored             4,790,885.31
   81          1        388 West Broadway                                  Retail            Shadow Anchored         4,787,693.45
   82          1        Independence Park Shopping Center                  Retail            Shadow Anchored         4,740,860.19
   83          1        Walgreens - Colorado Springs                       Retail               Anchored             4,655,115.95
   84          1        Forest Hill Centre                                 Retail               Anchored             4,490,027.66
   86          1        Cordova Towne Center Phases II & III               Retail            Shadow Anchored         4,386,498.12
   87          1        North Denver Industrial                          Industrial             Warehouse            4,300,000.00
   88          1        Beachwalk Center                                   Retail               Anchored             4,155,976.11
   89          1        Walgreens - Tropicana Avenue                       Retail               Anchored             4,095,918.43
   90          1        Rite Aid - Las Vegas                               Retail               Anchored             4,074,728.81
   92          1        Palm Valley Pavilions East                         Retail            Shadow Anchored         3,975,279.41
   93          1        CRS Tower                                          Office               Suburban             3,948,884.45
   94          1        Rancho Palomino Medical Center                     Office                Medical             3,888,032.43
   95          1        Randhurst Crossings Shopping Center                Retail            Shadow Anchored         3,869,709.40
   96          1        Walgreens - Omaha                                  Retail               Anchored             3,778,859.73
   98          1        Walgreens - Thrasher's Corner, WA                  Retail               Anchored             3,612,849.14
  101          1        Inwood Retail Center                               Retail              Unanchored            3,585,067.04
  103          1        Walgreens - Dickinson                              Retail               Anchored             3,426,245.67
  105          1        1230 48th Avenue                                 Industrial           Distribution           3,273,205.56
  106          1        17th Street Plaza                                  Retail               Anchored             3,190,541.15
  107          1        Rite Aid - Colonie                                 Retail               Anchored             3,109,157.66
  109          1        Morgan Country Square                              Retail              Unanchored            3,095,457.39
  113          1        Palmetto Plaza                                     Retail              Unanchored            2,791,723.49
  115          1        Village at Dana Park II                            Retail            Shadow Anchored         2,713,175.07
  116          1        Marshalls - Lodi                                   Retail               Anchored             2,638,944.36
  118          1        Northpoint Day Centre                              Retail              Unanchored            2,397,494.25
  122          1        AmCap - Gerbes Center                              Retail               Anchored             2,153,303.02
  123          1        Eckerds-Holly Springs                              Retail               Anchored             2,095,398.54
  124          1        Walgreens - Conroe, TX                             Retail               Anchored             2,046,098.66
  125          1        Harwin Plaza                                       Office               Suburban             2,006,728.70
  128          1        CVS - Shippensburg                                 Retail               Anchored             1,951,663.59
  129          1        South Florida - Sample Turnpike                    Retail              Unanchored            1,908,757.47
  130          1        5405-5407 Port Royal Road                        Industrial             Warehouse            1,797,317.53
  131          1        Montbello Plaza                                    Retail              Unanchored            1,793,235.37
  132          1        Augusta Commons                                    Retail            Shadow Anchored         1,790,822.33
  134          1        1407-1413 East Cary Street                        Mixed Use        Multifamily/Retail        1,686,237.62
  136          1        Rite Aid - Baltimore                               Retail               Anchored             1,655,675.57
  137          1        Village Park Shopping Center                       Retail              Unanchored            1,642,946.37
  138          1        Antoine Crossing                                   Office               Suburban             1,619,290.98
  143          1        Northcross Business Center                         Office               Suburban             1,568,245.68
  145          1        Bank of America Pad                                Retail            Shadow Anchored         1,453,537.63
  146          1        Bells Ferry Plaza Shopping Center                  Retail              Unanchored            1,436,162.63
  149          1        South Florida - West Boca                          Retail              Unanchored            1,387,292.80
  150          1        South Florida - Red Road                           Retail              Unanchored              806,794.39
  151          1        South Florida - Baton II                           Retail              Unanchored              608,640.04
  152          1        South Florida - Tamarac                            Retail              Unanchored              505,563.91

NUMBER OF UNITS  UNIT OF
   (UNITS)       MEASURE                   LARGEST TENANT
------------------------------------------------------------------------------
 1,229,140       Sq. Ft.   Meier & Frank Company
   464,420       Sq. Ft.   Wachovia Bank, N.A.
   426,596       Sq. Ft.   UNICEF
   270,187       Sq. Ft.   Dick's
   112,080       Sq. Ft.   New York Institute of Technology
   239,636       Sq. Ft.   King Soopers
   100,837       Sq. Ft.   U.S. Chemical Safety & Hazard Investigation Board
   120,211       Sq. Ft.   Mount Kisco Medical Group
   223,521       Sq. Ft.   Lockheed Martin Corporation
   115,719       Sq. Ft.   The Vons Companies, Inc.
   158,820       Sq. Ft.   Don Rasmussen Company
   140,495       Sq. Ft.   Georgetown University
   193,912       Sq. Ft.   Mervyns
   145,652       Sq. Ft.   BJ's Wholesale Club
   206,187       Sq. Ft.   ION Track Instruments
    78,116       Sq. Ft.   Harris Teeter, Inc.
   753,000       Sq. Ft.   Various
   243,000       Sq. Ft.   Mason Shoe
   510,000       Sq. Ft.   Dean Pickle & Specialty Products Co.
   126,756       Sq. Ft.   Security Union Title Insurance
    93,509       Sq. Ft.   Department of Health
    78,634       Sq. Ft.   GSA
   153,067       Sq. Ft.   Publix
   108,477       Sq. Ft.   State of California - Dept of Parks & Rec.
    78,167       Sq. Ft.   State Farm
   149,445       Sq. Ft.   The Vons Companies, Inc.
   210,553       Sq. Ft.   Burlington Coat Factory
    47,748       Sq. Ft.   Barnes & Noble
    92,883       Sq. Ft.   Publix
   116,000       Sq. Ft.   Shell Vacations, LLC - Include Shell Group Inc.
    87,854       Sq. Ft.   Sutter Connect
    80,967       Sq. Ft.   US Dept. of Fish & Wildlife
    76,392       Sq. Ft.   AEC One Stop Group, Inc.
   134,220       Sq. Ft.   Lowe's Foods
   168,392       Sq. Ft.   Whitfield Musgrave
    83,108       Sq. Ft.   Dial America Marketing
    14,850       Sq. Ft.   Brookstone Properties, Inc.
    40,686       Sq. Ft.   Various
    10,660       Sq. Ft.   CiCi's Pizza
    30,026       Sq. Ft.   C. Lantro's
    96,057       Sq. Ft.   King Soopers
    21,213       Sq. Ft.   Brownes & Co. Apothecary
    35,660       Sq. Ft.   CVS
    66,664       Sq. Ft.   Smigel Anderson & Sacks
    39,596       Sq. Ft.   Walgreen Co.
    92,759       Sq. Ft.   King Soopers
   116,047       Sq. Ft.   Bank One Colorado, N.A.
    34,685       Sq. Ft.   Surgical Suite
    40,849       Sq. Ft.   Northshore Cardiologists
    19,998       Sq. Ft.   Coldwell Banker
    47,035       Sq. Ft.   CHW Medical Foundation
    36,582       Sq. Ft.   Coldwell Banker Residential
    14,490       Sq. Ft.   Walgreens
     3,659       Sq. Ft.   Sixty USA, Inc.
    31,950       Sq. Ft.   Leslie's Pools
    15,120       Sq. Ft.   Walgreens
    52,923       Sq. Ft.   Food Lion
    37,560       Sq. Ft.   Gould's Day Spa & Salon
   274,176       Sq. Ft.   Denver Storage Solutions
    52,840       Sq. Ft.   Winn Dixie
    15,120       Sq. Ft.   Walgreens
    16,708       Sq. Ft.   Thrifty Payless, Inc.
    35,188       Sq. Ft.   Michael's
    82,301       Sq. Ft.   Commercial Recovery Systems
    29,306       Sq. Ft.   Las Vegas Skin and Cancer, Inc.
    17,207       Sq. Ft.   Palm Beach Tan
    14,560       Sq. Ft.   Walgreens
    14,490       Sq. Ft.   Walgreens
    48,595       Sq. Ft.   Inessa Stewart's Antiques
    13,650       Sq. Ft.   Walgreens
   220,631       Sq. Ft.   Great Lakes Foods
    30,910       Sq. Ft.   Walgreens
    11,180       Sq. Ft.   Rite Aid of New York, Inc.
    24,820       Sq. Ft.   Mountain Mike's Pizza
    26,558       Sq. Ft.   Home Center Furniture
    10,413       Sq. Ft.   Euphoria Salon
    29,000       Sq. Ft.   Marshalls
    22,000       Sq. Ft.   The North American Mission Board of the Southern Baptist
    56,266       Sq. Ft.   Gerbes
    13,824       Sq. Ft.   Eckerds
    13,650       Sq. Ft.   Walgreens
    44,872       Sq. Ft.   Genesis Vocational Training, Inc.
    10,880       Sq. Ft.   CVS
    21,002       Sq. Ft.   Tire Kingdom
    32,057       Sq. Ft.   Practical Computer
    13,000       Sq. Ft.   Chihua's Supermarket
    12,000       Sq. Ft.   Hollywood Video
    23,613       Sq. Ft.   Richmond Restaurant Group
    11,180       Sq. Ft.   Rite Aid of Maryland, Inc.
    48,730       Sq. Ft.   The Palace Restaurant & The Palace Special Events
    78,479       Sq. Ft.   American Business Machines
    15,599       Sq. Ft.   Intercontinental Acceptance Corporation
      1            Pad
    13,600       Sq. Ft.   Great Gig Productions
    12,528       Sq. Ft.   Tire Kingdom
     9,977       Sq. Ft.   Tire Kingdom
     7,692       Sq. Ft.   Southern Express Lube, Inc.
    11,004       Sq. Ft.   Accutune

                                                                                       2ND LARGEST
LARGEST TENANT                                                                         TENANT % OF   2ND LARGEST TENANT
 % OF NRA       LARGEST TENANT EXP. DATE          2ND LARGEST TENANT NAME                NRA (%)         EXP. DATE
-------------------------------------------------------------------------------------------------------------------------
   24.17%            31-Jan-2006             Dollar Tree                                  6.45%          31-Jul-2010
   47.02%            31-Dec-2010             Dorland Sweeney Jones                        6.95%          31-Jul-2011
   19.01%            31-Dec-2003             Kallir, Phillips, Ross Inc.                 18.75%          30-Jun-2004
   16.93%            31-Jan-2016             Goody's                                     16.84%          31-May-2016
   53.53%            30-Jun-2018             The City of New York Parks & Recreation     30.85%          30-Apr-2012
   29.72%            31-Jan-2006             24 Hour Fitness                             17.59%          31-Jan-2015
   18.96%            30-Sep-2010             The George Washington University            17.81%          31-Dec-2005
   84.34%            30-Apr-2033             Merrill Lynch                                8.09%          30-Nov-2004
   22.41%            30-Jun-2009             QSS Group, Inc.                              7.54%          31-May-2004
   48.27%            13-Nov-2026             Longs Drug Stores                           18.56%          28-Feb-2027
   58.03%             5-Aug-2016             Collins Pine Company                         8.80%          31-Aug-2010
   32.97%            31-Jul-2005             Theodore's Furniture                         8.35%          31-Jul-2004
   38.25%            31-Jan-2009             Longs Drug Store                            13.02%          15-May-2009
   74.51%            31-Jan-2021             Oxford Academy                               4.67%          31-Dec-2011
   41.22%            31-May-2009             Viasys Healthcare, Inc.                     40.66%          31-Aug-2012
   26.79%            31-May-2012             Kerr Drugs                                  13.06%          31-Jan-2013
  Various              Various               Various                                    Various            Various
   50.62%            30-Jul-2004             Kell Container Corp.                        49.38%          31-Jan-2008
  100.00%            30-Jun-2012
   17.32%            31-Oct-2004             Resource Consultants, Inc.                  13.01%          30-Apr-2006
  100.00%            31-Jul-2015
  100.00%            31-Dec-2012
   36.58%            31-Dec-2013             Kmart/Office Max                            14.38%          31-Jan-2009
   17.90%            31-May-2007             Alvarado Hospital Medical                   10.72%          30-Apr-2008
   45.39%            31-Aug-2008             Affilitated Research Institute              10.54%          31-Oct-2006
   23.02%            31-Dec-2006             Jo-Ann's House of Fabrics                   15.30%          30-Jun-2008
   31.97%            31-Jan-2007             Best Buy                                    22.45%          31-Jan-2010
   55.19%            31-Jul-2010             Applebee's Restaurant                       11.96%          31-Aug-2015
   58.50%            17-Sep-2022             Blockbuster                                  5.22%          18-Aug-2007
   13.07%            31-Oct-2004             The Sherwood Group, Inc.                    12.07%          30-Apr-2008
   83.29%            31-Jul-2009             Greystone Environmental                     13.29%          31-Mar-2008
   98.26%            21-Nov-2012             Tom Gittins                                  1.74%          21-Nov-2012
   33.90%            31-Jan-2004             JSTOR                                       15.43%          30-Nov-2009
   40.23%            20-Feb-2020             Big Lots                                    23.66%          31-Jan-2008
   20.18%            31-Jan-2012             Bank of America                             17.56%          31-Dec-2006
   11.42%            30-Nov-2005             CC Services                                  4.74%          31-May-2006
   51.18%            31-Jan-2019             PDS Associates d/b/a Waterworks             25.25%           1-Jul-2008
  Various              Various               Various                                    Various            Various
   39.40%            31-Jan-2013             Orient Cafe                                 22.84%          28-Feb-2013
   12.53%            30-Nov-2007             Texadelphia Sandwiches                      12.38%          30-Nov-2007
   56.08%            31-Jul-2008             Bargain City Sales                           6.25%          31-Oct-2006
   43.61%            31-Jul-2011             Sixty, Inc.                                 14.14%          30-Apr-2012
   28.39%            31-Jan-2027             Charlie Browns                              22.71%          31-Jul-2022
   33.33%            30-Apr-2012             Michael Baker, Jr., Inc.                    31.14%          30-Sep-2009
   38.19%            12-Jan-2061             Blockbuster Video                           10.67%          28-Feb-2011
   58.17%            31-Mar-2017             Greenbacks                                  13.80%          28-Feb-2008
   20.20%            31-Mar-2006             First American Mortgage                      8.34%          28-Feb-2008
   27.86%            22-Aug-2012             Assoc. of Otolarynology                     14.25%          25-Jun-2012
   34.81%            31-Dec-2012             Pulmonary Physicians of N.S.                21.68%          31-Dec-2012
   47.60%            31-Jan-2005             Gateway Computers                           29.13%          31-Mar-2005
   44.01%            30-Nov-2006             Procedure Center of SF                       9.57%           1-Jun-2013
   19.94%            31-Oct-2006             Gourmet Plus Inc.                           13.95%          31-Dec-2006
  100.00%            31-Mar-2078
  100.00%            30-Apr-2017
   12.52%            30-Nov-2005             Coldwell Banker-Apex Realty                 11.83%          30-Sep-2007
  100.00%            31-Dec-2076
   62.35%             9-Nov-2019             Hollywood Video                              9.30%           9-Nov-2009
   15.58%            31-May-2016             The Dollar Shoppe                           11.71%          30-Nov-2007
   39.38%          Multiple Spaces           Kaiser Foundation Health Plan               10.23%          31-May-2006
   66.24%            23-Apr-2018             Dollar General                              16.35%           5-Mar-2006
  100.00%            30-Sep-2059
  100.00%            14-Jul-2024
   67.47%            30-Oct-2010             Accent Fabrics and Furnishings              11.61%          30-Jun-2004
   14.97%            31-Mar-2004             Presidential Life                            9.55%              MTM
   34.62%            30-Dec-2008             Veterans Administration                     26.37%          19-Jan-2006
   21.09%            31-Jul-2008             Boston Market                               18.70%          30-Jun-2012
  100.00%            30-Apr-2078
  100.00%            31-Mar-2063
   36.90%            30-Nov-2008             Salons of Dallas                            11.89%          30-Sep-2004
  100.00%            30-Apr-2078
   50.77%            31-Dec-2005             K&K Warehousing                             49.23%          30-Nov-2017
   43.68%            31-Oct-2028             Finney, LLC d/b/a Bistro Mezzaluna          13.58%        Multiple Spaces
  100.00%            28-Feb-2019
   10.07%            31-Jul-2003             Radio Shack #01-3812                         9.67%          31-Aug-2003
   12.83%            31-Oct-2005             Neonatology Medical Group                    9.16%          31-Jan-2008
   53.06%            30-May-2010             Panda Express                               17.29%          30-Apr-2012
  100.00%            14-Mar-2014
   45.45%            31-Dec-2006             David M. Pehrson, D.M.D.                    11.82%          28-Feb-2008
   84.47%            31-May-2006             Happy Garden                                 4.44%          31-May-2004
  100.00%            31-Jan-2023
  100.00%            30-Apr-2078
   44.08%            30-Jun-2007             Baz Enterprises LTD dba Stambush Physical   11.53%          31-Dec-2006
  100.00%            31-Jan-2025
   33.83%            31-Aug-2014             Sample Road Auto Spa                        16.58%          30-Nov-2011
   24.96%            31-Jul-2007             Ace Floors                                  15.29%          31-Aug-2006
   22.00%            31-May-2007             Colorado Laundries, Inc.                    20.00%          30-Nov-2011
   43.33%            14-Sep-2012             RadioShack                                  23.33%          31-Jan-2007
   40.28%            31-Dec-2004
  100.00%            28-Feb-2019
   12.40%            31-Jan-2007             Senor Sol Fine Mexican Food                 11.33%          31-May-2003
   22.70%            31-Mar-2005             Triad USA Marketing Group                   18.04%          31-Jan-2008
   46.49%            14-Feb-2008             Carlsen Douglas Development                 21.14%          31-Aug-2017

   18.38%            31-Jul-2005             Dunkin Donuts                               13.90%          30-Dec-2015
   50.05%            31-Aug-2014             Roadway Muffler & Break                     18.54%          31-Dec-2003
   63.18%            30-Apr-2017             Texeco Lube Center                          26.26%          31-Oct-2011
   41.50%            31-Aug-2007             Precision Tune Auto Care                    34.06%          31-May-2010
   31.55%            28-Feb-2005             Car Wash                                    29.01%          30-Nov-2007

                                              3RD LARGEST
                                              TENANT % OF  3RD LARGEST TENANT    MORTGAGE LOAN
       3RD LARGEST TENANT NAME                    NRA         EXP. DATE             NUMBER
-----------------------------------------------------------------------------------------------
Lloyd Center Cinemas (GROUND LEASE)               5.40%      31-Dec-2011               1
Electronic Ink., Inc.                             6.66%      31-Oct-2010               2
New York Presbyterian Hospital                   17.82%      31-Aug-2006               3
CIRCUIT CITY                                     10.53%      31-JAN-2020               6
Eastern Mountain Sports                          15.61%      31-Jan-2006               7
Ace Hardware                                     13.35%      31-Mar-2006               9
Cameron McKenna LLP                              11.74%      31-Oct-2003              11
Norther Westchester Cardiac Rehabilitation        4.66%      31-Oct-2005              12
Jackson & Tull Chartered                          6.45%      31-Jul-2006              13
Blockbuster                                       3.52%      31-Dec-2011              15
Western Medical Consultants                       5.87%      14-Nov-2008              16
Bomstein Agency                                   5.37%      30-Nov-2011              17
Staples                                          12.38%      28-Feb-2015              18
Carlucci's Gourmet Mark                           4.39%      31-Oct-2012              19
Empirix (Teredyne)                               18.12%      31-Oct-2003              20
Blockbuster                                       9.07%      31-Dec-2004              21
                                                                                      23
                                                                                     23.1
                                                                                     23.2
Transtel Communications, Inc.                     6.13%      31-May-2005              24
                                                                                      25
                                                                                      27
The Rag Shop                                      4.90%      31-Aug-2006              28
Countrywide Financial Services                    5.45%      31-Dec-2005              30
David Evans & Associates                          5.33%      31-Oct-2004              33
Reed's & Sons Furniture                          14.55%      30-Apr-2004              34
La-Z-Boy                                         13.34%      31-Oct-2004              35
Sushi Ai                                         10.47%      31-Oct-2012              36
Cross Roads Bar & Grill                           5.19%      31-Jul-2010              37
Maximus, Inc.                                    10.88%      31-Aug-2005              39
                                                                                      40
                                                                                      42
Booth Newspaper                                  14.39%      31-Aug-2006              44
Boone Drugs                                       4.70%      28-Feb-2005              45
Brooks Borg Skiles                               11.51%      31-Dec-2012              46
Kukui, Inc                                        4.57%      31-Oct-2005              47
Westport Capital Markets                          5.05%      31-May-2006              48
Various                                         Various        Various                49
Quizno's                                         15.24%      29-Feb-2008             49.1
River Oaks Cleaners                               9.99%      31-Oct-2012             49.2
Market Square Coin Laundry                        3.75%      31-May-2005              54
Astoria Clothing, Inc.                            7.07%      30-Sep-2012              56
Nationwide Electrical Supply                     16.08%      31-Oct-2017              57
Abacus Engineered Systems Inc.                   11.64%      30-Jun-2009              58
La Costita                                       10.61%      30-Apr-2013              59
Checker Automotive                                6.02%      31-Oct-2005              60
Multi-Link Communications, Inc.                   5.22%      13-Feb-2006              64
Lone Tree Cosmetic Center                        12.03%      22-Aug-2012              68
Northshore Medical Associates                    16.85%      31-Dec-2012              69
City National Bank                               23.27%      31-Jan-2009              72
Dr. Paris E. Royo, M.D.                           7.58%      30-Jun-2007              73
Quorum Management Company                         9.36%      31-May-2007              77
                                                                                      80
                                                                                      81
Body by Design                                   10.04%      31-Aug-2007              82
                                                                                      83
Dixon & Associates                                9.07%      30-Aug-2005              84
Stereo One                                        9.58%      31-Jan-2008              86
DARR FMH                                          7.88%      30-Apr-2005              87
Cash's Liquor                                     6.81%      30-Jun-2005              88
                                                                                      89
                                                                                      90
California Pools & Spa                            7.34%      30-May-2004              92
City of Dallas                                    9.04%      30-Jun-2004              93
HealthSouth                                      17.10%      31-Dec-2004              94
Verizon Wireless                                 13.72%      31-Aug-2006              95
                                                                                      96
                                                                                      98
Blockbuster Video, Inc.                          10.45%      31-Mar-2008             101
                                                                                     103
                                                                                     105
International Quick Signs                         6.23%      30-Apr-2004             106
                                                                                     107
Kay's Pet Supplies                                9.67%      30-Apr-2005             109
Carter's Jr. Market                               8.92%      31-Oct-2007             113
Hot Body Tanning                                 14.88%      30-Sep-2007             115
                                                                                     116
Business Partners                                10.91%      30-Jun-2007             118
Jefferson City Credit                             3.55%          MTM                 122
                                                                                     123
                                                                                     124
MG Group, Inc.                                    5.20%      30-Sep-2003             125
                                                                                     128
Brake World                                      12.40%      31-Aug-2012             129
Cassell Builder Group                            14.12%      28-Feb-2005             130
Subway Real Estate Corp.                         12.00%      31-Oct-2009             131
Payless ShoeSource                               23.33%      30-Nov-2011             132
                                                                                     134
                                                                                     136
David's Barbecue                                  6.68%      31-Dec-2004             137
Veterinary Pharmacies of America Inc.            12.42%      30-Sep-2007             138
Medical Manager (WebMD)                          17.17%      31-Aug-2007             143
                                                                                     145
Classy Critters                                  10.37%      30-Apr-2005             146
Precision Tune Auto Care                         18.54%      31-Jan-2004             149
Subway                                           10.56%      31-Mar-2008             150
Tint World                                       24.44%      30-Sep-2011             151
Auto Sounds Plus                                 15.78%      30-Nov-2005             152

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-5 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                    PROPERTIES (CROSSED & PORTFOLIOS)

  MORTGAGE     LOAN GROUP                                                                    CROSS COLLATERALIZED AND
LOAN NUMBER      NUMBER              PROPERTY NAME                    CITY          STATE    CROSS DEFAULTED LOAN FLAG
----------------------------------------------------------------------------------------------------------------------

     23            1         WOW - Chippewa & Hobart              Various            WI
----------------------------------------------------------------------------------------------------------------------
    23.1                     WOW-Chippewa Falls                   Chippewa Falls     WI
    23.2                     WOW-Hobart                           Hobart             WI

  Various                    Atlantic Beach Portfolio             Atlantic Beach     FL      Atlantic Beach Portfolio
----------------------------------------------------------------------------------------------------------------------
     53            2         Otter Run Apartments                 Atlantic Beach     FL      Atlantic Beach Portfolio
     65            2         Mallard Cove Apartments              Atlantic Beach     FL      Atlantic Beach Portfolio

     49            1         Hunington Portfolio                  Various            TX
----------------------------------------------------------------------------------------------------------------------
    49.1                     Westfield Village Shopping Center    Katy               TX
    49.2                     The Shops on Memorial                Houston            TX

  Various                    Eggleston 1 Portfolio                Santa Ana          CA       Eggleston 1 Portfolio
----------------------------------------------------------------------------------------------------------------------
     99            2         Bit O Home MHP                       Santa Ana          CA       Eggleston 1 Portfolio
    100            2         Liberty MHP                          Santa Ana          CA       Eggleston 1 Portfolio

  Various                    Eggleston 2 Portfolio                Various          Various    Eggleston 2 Portfolio
----------------------------------------------------------------------------------------------------------------------
    114            2         Hacienda MHP                         San Luis           AZ       Eggleston 2 Portfolio
    117            1         Wagon Wheel MHP                      Mesquite           TX       Eggleston 2 Portfolio

  Various                    Boxer Portfolio                      Various            TX          Boxer Portfolio
----------------------------------------------------------------------------------------------------------------------
     93            1         CRS Tower                            Dallas             TX          Boxer Portfolio
    125            1         Harwin Plaza                         Houston            TX          Boxer Portfolio
    138            1         Antoine Crossing                     Houston            TX          Boxer Portfolio

  Various                    LaFayette Portfolio                  Various            CA        LaFayette Portfolio
----------------------------------------------------------------------------------------------------------------------
    112            2         La Playa Apartments                  Lafayette          CA        LaFayette Portfolio
    135            1         La Posada Apartments                 Layfayette         CA        LaFayette Portfolio

                                          % OF
                                        AGGREGATE       % OF LOAN    % OF LOAN
ORIGINAL LOAN      CUT-OFF DATE LOAN   CUT-OFF DATE      GROUP 1      GROUP 2
  BALANCE ($)         BALANCE ($)        BALANCE         BALANCE      BALANCE
------------------------------------------------------------------------------
 15,000,000         14,971,010.41         1.25%           1.66%         0.00%
------------------------------------------------------------------------------

 13,500,000          13,484,224           1.12%
------------------------------------------------------------------------------
7,100,000.00        7,091,702.96          0.59%           0.00%         2.36%
6,400,000.00        6,392,520.99          0.53%           0.00%         2.12%

7,250,000.00        7,237,414.01          0.60%           0.80%         0.00%
------------------------------------------------------------------------------

  7,200,000           7,192,252           0.60%
------------------------------------------------------------------------------
3,600,000.00        3,596,125.85          0.30%           0.00%         1.19%
3,600,000.00        3,596,125.85          0.30%           0.00%         1.19%

  5,325,000           5,315,599           0.44%
------------------------------------------------------------------------------
2,750,000.00        2,743,530.70          0.23%           0.00%         0.91%
2,575,000.00        2,572,068.35          0.21%           0.29%         0.00%

  7,625,000           7,574,904           0.63%
------------------------------------------------------------------------------
3,975,000.00        3,948,884.45          0.33%           0.44%         0.00%
2,020,000.00        2,006,728.70          0.17%           0.22%         0.00%
1,630,000.00        1,619,290.98          0.13%           0.18%         0.00%

  4,500,000           4,490,916           0.37%
------------------------------------------------------------------------------
2,830,000.00        2,824,286.98          0.24%           0.00%         0.94%
1,670,000.00        1,666,628.71          0.14%           0.19%         0.00%

  ORIGINAL     REMAINING
  TERM TO       TERM TO     REMAINING   ORIGINAL     REMAINING                  MATURITY DATE OR
MATURITY OR   MATURITY OR   IO PERIOD  AMORT TERM   AMORT TERM   MONTHLY P&I       ARD BALLOON     APPRAISED
 ARD (MOS.)    ARD (MOS.)    (MOS.)      (MOS.)       (MOS.)     PAYMENTS ($)      BALANCE ($)     VALUE ($)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------
    120           118                      360          358         87,535.93    12,630,409.95     19,200,000    1.35
-----------------------------------------------------------------------------------------------------------------------
                                                                                                    6,950,000
                                                                                                   12,250,000

    120           119                      360          359         73,714       11,155,146        19,200,000    1.62
-----------------------------------------------------------------------------------------------------------------------
    120           119                      360          359         38,767.87     5,866,779.75     10,700,000    1.64
    120           119                      360          359         34,945.68     5,288,365.79      8,500,000    1.59

    120           118                      360          358         44,545.23     6,191,961.61      9,850,000    1.34
-----------------------------------------------------------------------------------------------------------------------
                                                                                                    1,760,000
                                                                                                    8,090,000

    120           119                      360          359         41,288        6,032,448         9,800,000    1.46
-----------------------------------------------------------------------------------------------------------------------
    120           119                      360          359         20,644.15     3,016,224.13      4,800,000    1.40
    120           119                      360          359         20,644.15     3,016,224.13      5,000,000    1.52

    120           119                    Various      Various       32,875        3,891,139         8,265,000    1.80
-----------------------------------------------------------------------------------------------------------------------
    120           119                      240          239         18,592.22     1,753,847.44      4,400,000    1.66
    120           119                      360          359         14,283.11     2,137,291.73      3,865,000    1.96

    120           113                      360          353         46,306        6,489,922        11,110,000    1.61
-----------------------------------------------------------------------------------------------------------------------
    120           113                      360          35          24,139.67     3,383,270.66      5,700,000    1.57
    120           113                      360          353         12,267.20     1,719,297.29      2,810,000    1.52
    120           113                      360          353          9,898.78     1,387,353.76      2,600,000    1.82

  Various       Various                    360          358         25,692        4,029,212         7,490,000    1.34
-----------------------------------------------------------------------------------------------------------------------
     60            58                      360          358         16,157.32     2,631,613.73      5,260,000    1.37
    120           118                      360          358          9,534.53     1,397,598.13      2,230,000    1.29

                                                    CUT-OFF DATE
               LTV RATIO AT   NUMBER OF                 LOAN                           MORTGAGE
CUT-OFF DATE   MATURITY OR      UNITS     UNIT OF    AMOUNT PER    UW NET CASH FLOW      LOAN
 LTV RATIO         ARD         (UNITS)    MEASURE    (UNIT) ($)         ($)             NUMBER
------------------------------------------------------------------------------------------------

   77.97%        65.78%       753,000     Sq. Ft.          20         1,415,792           23
------------------------------------------------------------------------------------------------
                              243,000     Sq. Ft.                                         23.1
                              510,000     Sq. Ft.                                         23.2

   70.51%        58.33%           352      Units       38,366         1,430,033         Various
------------------------------------------------------------------------------------------------
   66.28%        54.83%           192      Units       36,936           764,408           53
   75.21%        62.22%           160      Units       39,953           665,625           65

   73.48%        62.86%        40,686     Sq. Ft.         178           714,424           49
------------------------------------------------------------------------------------------------
                               10,660     Sq. Ft.                                         49.1
                               30,026     Sq. Ft.                                         49.2

   73.42%        61.58%           175      Pads        41,403           724,286         Various
------------------------------------------------------------------------------------------------
   74.92%        62.84%            80      Pads        44,952           346,950           99
   71.92%        60.32%            95      Pads        37,854           377,336          100

   64.38%        47.33%           479      Pads        11,102           706,390         Various
------------------------------------------------------------------------------------------------
   62.35%        39.86%           252      Pads        10,887           371,250          114
   66.55%        55.30%           227      Pads        11,331           335,140          117

   68.35%        58.56%       205,652     Sq. Ft.          41           895,782         Various
------------------------------------------------------------------------------------------------
   69.28%        59.36%        82,301     Sq. Ft.          48           455,769           93
   71.41%        61.18%        44,872     Sq. Ft.          45           224,188          125
   62.28%        53.36%        78,479     Sq. Ft.          21           215,825          138

   61.50%        54.72%            63      Units       72,231           414,087         Various
------------------------------------------------------------------------------------------------
   53.69%        50.03%            43      Units       65,681           266,295          112
   74.74%        62.67%            20      Units       83,331           147,792          135

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C5

          ANNEX A-6 DEBT SERVICE PAYMENT SCHEDULE FOR RITE AID BALTIMORE

               MORTGAGE LOAN                         MORTGAGE LOAN                             MORTGAGE LOAN
              NUMBER 136 RITE                       NUMBER 136 RITE                           NUMBER 136 RITE
 LOAN         AID - BALTIMORE       LOAN            AID - BALTIMORE           LOAN            AID - BALTIMORE
 PAY              PAYMENT            PAY                PAYMENT                PAY                PAYMENT
PERIOD           SCHEDULE           PERIOD              SCHEDULE              PERIOD             SCHEDULE
----------------------------        -------------------------------           -------------------------------
  1             14,194.98              80              14,194.98                159             14,645.86
  2             14,194.98              81              14,194.98                160             14,645.86
  3             14,194.98              82              14,194.98                161             14,645.86
  4             14,194.98              83              14,194.98                162             14,645.86
  5             14,194.98              84              14,194.98                163             14,645.86
  6             14,194.98              85              14,194.98                164             14,645.86
  7             14,194.98              86              14,194.98                165             14,645.86
  8             14,194.98              87              14,194.98                166             14,645.86
  9             14,194.98              88              14,194.98                167             14,645.86
 10             14,194.98              89              14,194.98                168             14,645.86
 11             14,194.98              90              14,194.98                169             14,645.86
 12             14,194.98              91              14,194.98                170             14,645.86
 13             14,194.98              92              14,194.98                171             14,645.86
 14             14,194.98              93              14,194.98                172             14,645.86
 15             14,194.98              94              14,194.98                173             14,645.86
 16             14,194.98              95              14,194.98                174             14,645.86
 17             14,194.98              96              14,194.98                175             14,645.86
 18             14,194.98              97              14,194.98                176             14,645.86
 19             14,194.98              98              14,194.98                177             14,645.86
 20             14,194.98              99              14,194.98                178             14,645.86
 21             14,194.98             100              14,194.98                179             14,645.86
 22             14,194.98             101              14,194.98                180             14,645.86
 23             14,194.98             102              14,194.98                181             14,645.86
 24             14,194.98             103              14,194.98                182             14,645.86
 25             14,194.98             104              14,194.98                183             14,645.86
 26             14,194.98             105              14,194.98                184             14,645.86
 27             14,194.98             106              14,194.98                185             14,645.86
 28             14,194.98             107              14,194.98                186             14,645.86
 29             14,194.98             108              14,194.98                187             14,645.86
 30             14,194.98             109              14,194.98                188             14,645.86
 31             14,194.98             110              14,194.98                189             14,645.86
 32             14,194.98             111              14,194.98                190             14,645.86
 33             14,194.98             112              14,194.98                191             14,645.86
 34             14,194.98             113              14,194.98                192             14,645.86
 35             14,194.98             114              14,194.98                193             14,645.86
 36             14,194.98             115              14,194.98                194             14,645.86
 37             14,194.98             116              14,645.86                195             14,645.86
 38             14,194.98             117              14,645.86                196             14,645.86
 39             14,194.98             118              14,645.86                197             14,645.86
 40             14,194.98             119              14,645.86                198             14,645.86
 41             14,194.98             120              14,645.86                199             14,645.86
 42             14,194.98             121              14,645.86                200             14,645.86
 43             14,194.98             122              14,645.86                201             14,645.86
 44             14,194.98             123              14,645.86                202             14,645.86
 45             14,194.98             124              14,645.86                203             14,645.86
 46             14,194.98             125              14,645.86                204             14,645.86
 47             14,194.98             126              14,645.86                205             14,645.86
 48             14,194.98             127              14,645.86                206             14,645.86
 49             14,194.98             128              14,645.86                207             14,645.86
 50             14,194.98             129              14,645.86                208             14,645.86
 51             14,194.98             130              14,645.86                209             14,645.86
 52             14,194.98             131              14,645.86                210             14,645.86
 53             14,194.98             132              14,645.86                211             14,645.86
 54             14,194.98             133              14,645.86                212             14,645.86
 55             14,194.98             134              14,645.86                213             14,645.86
 56             14,194.98             135              14,645.86                214             14,645.86
 57             14,194.98             136              14,645.86                215             14,645.86
 58             14,194.98             137              14,645.86                216             14,645.86
 59             14,194.98             138              14,645.86                217             14,645.86
 60             14,194.98             139              14,645.86                218             14,645.86
 61             14,194.98             140              14,645.86                219             14,645.86
 62             14,194.98             141              14,645.86                220             14,645.86

 63             14,194.98             142              14,645.86                221             14,645.86
 64             14,194.98             143              14,645.86                222             14,645.86
 65             14,194.98             144              14,645.86                223             14,645.86
 66             14,194.98             145              14,645.86                224             14,645.86
 67             14,194.98             146              14,645.86                225             14,645.86
 68             14,194.98             147              14,645.86                226             14,645.86
 69             14,194.98             148              14,645.86                227             14,645.86
 70             14,194.98             149              14,645.86                228             14,645.86
 71             14,194.98             150              14,645.86                229             14,645.86
 72             14,194.98             151              14,645.86                230             14,645.86
 73             14,194.98             152              14,645.86                231             14,645.86
 74             14,194.98             153              14,645.86                232             14,645.86
 75             14,194.98             154              14,645.86                233             14,645.86
 76             14,194.98             155              14,645.86                234             14,645.86
 77             14,194.98             156              14,645.86                235             14,645.94
 78             14,194.98             157              14,645.86
 79             14,194.98             158              14,645.86

                                                                         ANNEX B

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ WWW.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                  STATEMENT SECTIONS                         PAGE(S)
                  ------------------                         -------
Certificate Distribution Detail                                 2
Certificate Factor Detail                                       3
Reconciliation Detail                                           4
Other required Information                                      5
Cash Reconciliation                                             6
Ratings Detail                                                  7
Current Mortgage Loan and Property Stratification Tables       8-10
Mortgage Loan Detail                                            11
Principal Prepayment Detail                                     12
Historical Detail                                               13
Delinquency Loan Detail                                         14
Specially Serviced Loan Detail                                15-16
Modified Loan Detail                                            17
Liquidated Loan Detail                                          18

                                    DEPOSITOR

                  Wachovia Commercial Mortgage Securities, Inc.
                            301 South College Street
                            Charlotte, NC 28288-1016

                              Contact: Tim Steward
                           Phone Number (704) 593-7822

                                 MASTER SERVICER

                       Wachovia Bank, National Association
                               8739 Research Drive
                                  URP 4, NC1075
                               Charlotte, NC 28262

                            Contact: Timothy S. Ryan
                           Phone Number (704) 593-7878

                                SPECIAL SERVICER

                              Lennar Partners, Inc.
                              760 N.W. 107th Avenue
                                 Miami, FL 33172

                              Contact: Steve Bruha
                           Phone Number (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.

Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ WWW.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                         CERTIFICATE DISTRIBUTION DETAIL

  Class\          Pass-Through  Original  Beginning    Principal     Interest
Component  CUSIP      Rate      Balance    Balance   Distribution  Distribution
--------------------------------------------------------------------------------
   A-1              0.000000%     0.00      0.00         0.00          0.00
  A-1A              0.000000%     0.00      0.00         0.00          0.00
   A-2              0.000000%     0.00      0.00         0.00          0.00
    B               0.000000%     0.00      0.00         0.00          0.00
    C               0.000000%     0.00      0.00         0.00          0.00
    D               0.000000%     0.00      0.00         0.00          0.00
    E               0.000000%     0.00      0.00         0.00          0.00
    F               0.000000%     0.00      0.00         0.00          0.00
    G               0.000000%     0.00      0.00         0.00          0.00
    H               0.000000%     0.00      0.00         0.00          0.00
    J               0.000000%     0.00      0.00         0.00          0.00
    K               0.000000%     0.00      0.00         0.00          0.00
    L               0.000000%     0.00      0.00         0.00          0.00
    M               0.000000%     0.00      0.00         0.00          0.00
    N               0.000000%     0.00      0.00         0.00          0.00
    O               0.000000%     0.00      0.00         0.00          0.00
    P               0.000000%     0.00      0.00         0.00          0.00
    Z               0.000000%     0.00      0.00         0.00          0.00
   R-I              0.000000%     0.00      0.00         0.00          0.00
   R-II             0.000000%     0.00      0.00         0.00          0.00
--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                        Realized Loss /                             Current
  Class\    Prepayment  Additional Trust    Total       Ending   Subordination
Component    Premium     Fund Expenses    Distribution  Balance    Level (1)
------------------------------------------------------------------------------
   A-1         0.00           0.00           0.00        0.00        0.00%
  A-1A         0.00           0.00           0.00        0.00        0.00%
   A-2         0.00           0.00           0.00        0.00        0.00%
    B          0.00           0.00           0.00        0.00        0.00%
    C          0.00           0.00           0.00        0.00        0.00%
    D          0.00           0.00           0.00        0.00        0.00%
    E          0.00           0.00           0.00        0.00        0.00%
    F          0.00           0.00           0.00        0.00        0.00%
    G          0.00           0.00           0.00        0.00        0.00%
    H          0.00           0.00           0.00        0.00        0.00%
    J          0.00           0.00           0.00        0.00        0.00%
    K          0.00           0.00           0.00        0.00        0.00%
    L          0.00           0.00           0.00        0.00        0.00%
    M          0.00           0.00           0.00        0.00        0.00%
    N          0.00           0.00           0.00        0.00        0.00%
    O          0.00           0.00           0.00        0.00        0.00%
    P          0.00           0.00           0.00        0.00        0.00%
    Z          0.00           0.00           0.00        0.00        0.00%
   R-I         0.00           0.00           0.00        0.00        0.00%
   R-II        0.00           0.00           0.00        0.00        0.00%
------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                Original   Beginning                                               Ending
                 Pass-Through   Notional   Notional      Interest     Prepayment       Total      Notional
Class   CUSIP        Rate        Amount     Amount     Distribution    Premium     Distribution    Amount
----------------------------------------------------------------------------------------------------------
X-C                0.000000%     0.00       0.00           0.00         0.00           0.00         0.00
X-P                0.000000%     0.00       0.00           0.00         0.00           0.00         0.00
----------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ WWW.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                            CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss /
                 Beginning     Principal      Interest     Prepayment   Additional Trust    Ending
Class   CUSIP     Balance    Distribution   Distribution    Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------
A-1             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1A            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 B              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 C              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 D              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 E              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 F              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 G              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 H              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 J              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 K              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 L              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 M              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 N              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 O              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 P              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 Z              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-I             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-II            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------
                  Beginning                                Ending
                  Notional      Interest     Prepayment   Notional
Class   CUSIP      Amount     Distribution    Premium      Amount
-------------------------------------------------------------------
X-C             0.00000000     0.00000000    0.00000000  0.00000000
X-P             0.00000000     0.00000000    0.00000000  0.00000000
-------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.    For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                       SERIES 2003-C5                                    (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                              RECONCILIATION DETAIL

      ADVANCE SUMMARY

P & I Advances Outstanding                              0.00
Servicing Advances Outstanding                          0.00

Reimbursement for Interest on Advances
Paid from general collections                           0.00

Reimbursement for Interest on Servicing
Advances paid from general collections                  0.00

Aggregate Amount of Nonrecoverable Advances             0.00

             SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                   0.00
Less Delinquent Servicing Fees                          0.00

Less Reductions to Servicing Fees                       0.00

Plus Servicing Fees for Delinquent Payments Received    0.00

Plus Adjustments for Prior Servicing Calculation        0.00

Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION

           Accrued        Net Aggregate      Distributable       Distributable      Additional                    Remaining Unpaid
         Certificate        Prepayment        Certificate    Certificate Interest   Trust Fund     Interest        Distributable
Class      Interest     Interest Shortfall      Interest          Adjustment         Expenses    Distribution   Certificate Interest
====================================================================================================================================
A-1
A-1A
A-2
X-C
X-P
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
R-I
R-II
====================================================================================================================================
Total
====================================================================================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.    For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                       SERIES 2003-C5                                    (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                          0.00

Aggregate Number of Outstanding Loans                                     0
Aggregate Stated Principal Balance of Loans before Distributions       0.00
Aggregate Stated Principal Balance of Loans after Distributions        0.00
Aggregate Unpaid Principal Balance of Loans                            0.00

Net Swap Payment received from Counterparty                            0.00
Net Swap Payment made to Counterparty                                  0.00

Aggregate Amount of Servicing Fee                                      0.00
Aggregate Amount of Special Servicing Fee                              0.00
Aggregate Amount of Trustee Fee                                        0.00
Aggregate Trust Fund Expenses                                          0.00

Interest Reserve Deposit                                               0.00
Interest Reserve Withdrawal                                            0.00

Specially Serviced Loans not Delinquent
        Number of Outstanding Loans                                       0
        Aggregate Unpaid Principal Balance                             0.00

Appraisal Reduction Amount

           Appraisal     Cumulative     Most Recent
 Loan      Reduction        ASER         App. Red.
Number      Amount         Amount           Date
===================================================







===================================================
Total
===================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.    For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                       SERIES 2003-C5                                    (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                          CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
    INTEREST:
         Interest paid or advanced                                              0.00
         Interest reductions due to Non-Recoverability Determinations           0.00
         Interest Adjustments                                                   0.00
         Deferred Interest                                                      0.00
         Net Prepayment Interest Shortfall                                      0.00
         Net Prepayment Interest Excess                                         0.00
         Extension Interest                                                     0.00
         Interest Reserve Withdrawal                                            0.00
                                                                                    --------
              TOTAL INTEREST COLLECTED                                                  0.00

    PRINCIPAL:
         Scheduled Principal                                                    0.00
         Unscheduled Principal                                                  0.00
              Principal Prepayments                                             0.00
              Collection of Principal after Maturity Date                       0.00
              Recoveries from Liquidation and Insurance Proceeds                0.00
              Excess of Prior Principal Amounts paid                            0.00
              Curtailments                                                      0.00
         Negative Amortization                                                  0.00
         Principal Adjustments                                                  0.00
                                                                                    --------
              TOTAL PRINCIPAL COLLECTED                                                 0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                                 0.00
         Repayment Fees                                                         0.00
         Borrower Option Extension Fees                                         0.00
         Equity Payments Received                                               0.00
         Net Swap Counterparty Payments Received                                0.00
                                                                                    --------
              TOTAL OTHER COLLECTED                                                     0.00
                                                                                    --------
    TOTAL FUNDS COLLECTED                                                               0.00
                                                                                    ========

TOTAL FUNDS DISTRIBUTED
    FEES:
         Master Servicing Fee                                                   0.00
         Trustee Fee                                                            0.00
         Certificate Administration Fee                                         0.00
         Insurer Fee                                                            0.00
         Miscellaneous Fee                                                      0.00
                                                                                    --------
              TOTAL FEES                                                                0.00

    ADDITIONAL TRUST FUND EXPENSES:

         Reimbursement for Interest on Advances                                 0.00
         ASER Amount                                                            0.00
         Special Servicing Fee                                                  0.00
         Reduction of funds due to Non-Recoverability Determinations            0.00
         Rating Agency Expenses                                                 0.00
         Attorney Fees & Expenses                                               0.00
         Bankruptcy Expense                                                     0.00
         Taxes Imposed on Trust Fund                                            0.00
         Non-Recoverable Advances                                               0.00
         Other-Expenses                                                         0.00
                                                                                    --------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                                      0.00

    INTEREST RESERVE DEPOSIT                                                            0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
         Interest Distribution                                                  0.00
         Principal Distribution                                                 0.00
         Prepayment Penalties/Yield Maintenance                                 0.00
         Borrower Option Extension Fees                                         0.00
         Equity Payments Paid                                                   0.00
         Net Swap Counterparty Payments Paid                                    0.00
                                                                                    --------
              TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                             0.00
                                                                                    --------
TOTAL FUNDS DISTRIBUTED                                                                 0.00
                                                                                    ========

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.    For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                       SERIES 2003-C5                                    (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                                 RATINGS DETAIL

                                Original Ratings            Current Ratings (1)
                           --------------------------------------------------------
Class       CUSIP          Fitch    Moody's    S & P    Fitch     Moody's     S & P
===================================================================================
A-1
A-1A
A-2
X-C
X-P
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
R-I
R-II
===================================================================================

 NR - Designates that the class was not rated by the above agency at the time of original issuance.

 X  -    Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A -    Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                    Moody's Investors Service               Standard & Poor's Rating Services
One State Street Plaza         99 Church Street                        55 Water Street
New York, New York 10004       New York, New York 10007                New York, New York 10041
(212) 908-0500                 (212) 553-0300                          (212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                                            % of
Scheduled              # of             Scheduled            Agg.             WAM                                  Weighted
 Balance              Loans              Balance             Bal.             (2)              WAC                Avg DSCR(1)
=============================================================================================================================







=============================================================================================================================
Totals
=============================================================================================================================

                                   STATE (3)

                                                            % of
                      # of              Scheduled            Agg.              WAM                                  Weighted
State                 Props              Balance             Bal.              (2)              WAC                Avg DSCR(1)
=============================================================================================================================







=============================================================================================================================
Totals
=============================================================================================================================

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)

                                                            % of
 Debt Service           # of             Scheduled          Agg.             WAM                                 Weighted
Coverage Ratio          Loans            Balance            Bal.             (2)              WAC               Avg DSCR(1)
=============================================================================================================================







=============================================================================================================================
Totals
=============================================================================================================================

                                   NOTE RATE

=============================================================================================================================
                                                            % of
Note                    # of             Scheduled          Agg.             WAM                                 Weighted
Rate                    Loans             Balance           Bal.             (2)              WAC               Avg DSCR(1)
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                               PROPERTY TYPE (3)

                                                            % of
PROPERTY                # of             Scheduled          Agg.             WAM                                 Weighted
  TYPE                  Props             Balance           Bal.             (2)              WAC               Avg DSCR(1)
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                                    SEASONING

                                                            % of
                        # of             Scheduled          Agg.             WAM                                 Weighted
Seasoning               Loans             Balance           Bal.             (2)              WAC               Avg DSCR(1)
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                               % of
Anticipated Remaining        # of           Scheduled          Agg.            WAM                                Weighted
      Term (2)               Loans           Balance           Bal.            (2)             WAC               Avg DSCR(1)
=============================================================================================================================








=============================================================================================================================
Totals
=============================================================================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                               % of
Anticipated Remaining        # of           Scheduled          Agg.            WAM                                Weighted
      Term (2)               Loans           Balance           Bal.            (2)             WAC               Avg DSCR(1)
=============================================================================================================================










=============================================================================================================================
Totals
=============================================================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                               % of
Anticipated Remaining        # of           Scheduled          Agg.            WAM                                Weighted
      Term (2)               Loans           Balance           Bal.            (2)             WAC               Avg DSCR(1)
=============================================================================================================================










=============================================================================================================================
Totals
=============================================================================================================================

                             AGE OF MOST RECENT NOI

                                                               % of
Anticipated Remaining        # of           Scheduled          Agg.            WAM                                Weighted
      Term (2)               Loans           Balance           Bal.            (2)             WAC               Avg DSCR(1)
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                              MORTGAGE LOAN DETAIL

                                                                   Anticipated
 Loan         Property               Interest  Principal   Gross     Repayment
Number  ODCR   Type(1)  City  State  Payment   Payment    Coupon       Date
===============================================================================









===============================================================================


                    Neg.  Beginning    Ending   Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Maturity   Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number    Date     (Y/N)   Balance    Balance   Date    Date       Amount    (2)    (3)
========================================================================================

========================================================================================








========================================================================================


       (1) Property Type Code
       ----------------------
MF - Multi-Family      OF - Office
RT - Retail            MU - Mixed Use
HC - Health Care       LO - Lodging
IN - Industrial        SS - Self Storage
WH - Warehouse         OT - Other
MH - Mobile Home Park

                        (2) Resolution Strategy Code
                         ---------------------------
1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

    (3) Modification Code
    --------------------
1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                           PRINCIPAL PREPAYMENT DETAIL

                                     Principal Prepayment Amount                    Prepayment Penalties
              Offering Document   -----------------------------------   -----------------------------------------------
Loan Number   Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium    Yield Maintenance Premium
=======================================================================================================================







=======================================================================================================================
Totals
=======================================================================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                                HISTORICAL DETAIL

                                     Delinquencies                                         Prepayments         Rate and Maturities
-----------------------------------------------------------------------------------------------------------------------------------
Distribution 30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments  Payoff  Next Weighted Avg.
    Date     # Balance  # Balance     # Balance     # Balance  # Balance   # Balance     # Amount   # Amount Coupon       Remit WAM
===================================================================================================================================

===================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                             DELINQUENCY LOAN DETAIL

                 Offering      # of                 Current    Outstanding   Status of  Resolution
                 Document     Months   Paid Through    P&I        P&I        Mortgage    Strategy
Loan Number  Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)   Code (2)
==================================================================================================








==================================================================================================
Totals
==================================================================================================

                                            Actual    Outstanding
                Servicing    Foreclosure  Principal   Servicing    Bankruptcy  REO
Loan Number   Transfer Date      Date      Balance     Advances       Date     Date
====================================================================================










====================================================================================
Totals
====================================================================================

                                      (1) Status of Mortgage Loan
A - Payment Not Received        0 - Current                            - Assumed Scheduled Payment
     But Still in Grace Period  1 - One Month Delinquent                  (Performing Matured Balloon)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
     Than 1 Month Delinquent    3 - Three or More Months Delinquent  9 - REO

                    (2) Resolution Strategy Code
1 - Modification  6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure   7 - REO                        Foreclosure
3 - Bankruptcy    8 - Resolved             11 - Full Payoff
4 - Extension     9 - Pending Return       12 - Reps and Warranties
5 - Note Sale          to Master Servicer  13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                           SERIES 2003-C5                                (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

             Offering      Servicing   Resolution
 Loan        Document      Transfer     Strategy     Scheduled   Property          Interest   Actual
Number   Cross-Referance     Date       Code (1)      Balance    Type (2)   State    Rate    Balance
=====================================================================================================








=====================================================================================================

           Net                                         Remaining
 Loan   Operating   DSCR          Note    Maturity   Amortization
Number    Income    Date   DSCR   Date      Date         Term
==================================================================









==================================================================

                 (1) Resolution Strategy Code
1 - Modification  6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure   7 - REO                        Foreclosure
3 - Bankruptcy    8 - Resolved             11 - Full Payoff
4 - Extension     9 - Pending Return       12 - Reps and Warranties
5 - Note Sale          to Master Servicer  13 - Other or TBD


        (2) Property Type Code
MF - Multi-Family      OF - Office
RT - Retail            MU - Mixed Use
HC - Health Care       LO - Lodging
IN - Industrial        SS - Self Storage
WH - Warehouse         OT - Other
MH - Mobile Home Park

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                         SERIES 2003-C5                                  (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

               Offering       Resolution       Site
 Loan          Document        Strategy     Inspection                    Appraisal    Appraisal       Other REO
Number     Cross-Reference      Code(1)        Date       Phase 1 Date      Date         Value      Property Revenue    Comment
===============================================================================================================================








===============================================================================================================================

                          (1) Resolution Strategy Code
1 - Modification              6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure               7 - REO                         Foreclosure
3 - Bankruptcy                8 - Resolved              11 - Full Payoff
4 - Extension                 9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                      to Master Servicer   13 - Other or TBD

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                         SERIES 2003-C5                                  (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                              MODIFIED LOAN DETAIL

               Offering
 Loan          Document       Pre-Modification
Number     Cross-Reference        Balance         Modification Date    Modification Description
===============================================================================================








===============================================================================================
Totals
===============================================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

WELLS FARGO BANK MINNESOTA, N.A.  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.   For Additional Information, please contact
CORPORATE TRUST SERVICES          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                         SERIES 2003-C5                                  (301) 815-6600
COLUMBIA, MD 21045                                                                 Reports Available on the World Wide Web
                                                                                            @ www.ctslink.com/cmbs

                                                                                           PAYMENT DATE: 07/15/2003
                                                                                           RECORD DATE:  06/30/2003

                             LIQUIDATED LOAN DETAIL

        Final Recovery     Offering
 Loan   Determination      Document      Appraisal  Appraisal  Actual    Gross
Number      Date        Cross-Reference     Date      Value    Balance  Proceeds
================================================================================








================================================================================
Current Total
================================================================================
Cumulative Total
================================================================================

        Gross Proceeds   Aggregate       Net      Net Proceeds              Repurchased
 Loan     as a % of     Liquidation  Liquidation    as a % of     Realized   by Seller
Number  Actual Balance   Expenses *    Proceeds   Actual Balance    Loss       (Y/N)
=======================================================================================









=======================================================================================
Current Total
=======================================================================================
Cumulative Total
=======================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees(servicing, trustee, etc.).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

                                                                         ANNEX C

                       CLASS X-P REFERENCE RATE SCHEDULE


INTEREST
ACCRUAL                          CLASS X-P
 PERIOD    DISTRIBUTION DATE   REFERENCE RATE
--------   -----------------   --------------
    1          08/15/03            5.76183%
    2          09/15/03            5.76179%
    3          10/15/03            5.57984%
    4          11/15/03            5.76170%
    5          12/15/03            5.57976%
    6          01/15/04            5.76163%
    7          02/15/04            5.57969%
    8          03/15/04            5.57982%
    9          04/15/04            5.76150%
   10          05/15/04            5.57957%
   11          06/15/04            5.76142%
   12          07/15/04            5.57949%
   13          08/15/04            5.76133%
   14          09/15/04            5.76129%
   15          10/15/04            5.57936%
   16          11/15/04            5.76120%
   17          12/15/04            5.57928%
   18          01/15/05            5.57923%
   19          02/15/05            5.57919%
   20          03/15/05            5.57969%
   21          04/15/05            5.76095%
   22          05/15/05            5.57904%
   23          06/15/05            5.76085%
   24          07/15/05            5.57895%
   25          08/15/05            5.76076%
   26          09/15/05            5.76071%
   27          10/15/05            5.57882%
   28          11/15/05            5.76062%
   29          12/15/05            5.57873%
   30          01/15/06            5.57868%
   31          02/15/06            5.57864%
   32          03/15/06            5.57923%
   33          04/15/06            5.76035%
   34          05/15/06            5.57848%
   35          06/15/06            5.76025%
   36          07/15/06            5.57838%
   37          08/15/06            5.76013%
   38          09/15/06            5.76008%
   39          10/15/06            5.57822%
   40          11/15/06            5.75996%
   41          12/15/06            5.57811%
   42          01/15/07            5.57806%
   43          02/15/07            5.57800%
   44          03/15/07            5.57866%
   45          04/15/07            5.75965%
   46          05/15/07            5.57782%
   47          06/15/07            5.75953%
   48          07/15/07            5.57771%



INTEREST
ACCRUAL                          CLASS X-P
 PERIOD    DISTRIBUTION DATE   REFERENCE RATE
--------   -----------------   --------------
   49          08/15/07            5.75940%
   50          09/15/07            5.75934%
   51          10/15/07            5.57753%
   52          11/15/07            5.75921%
   53          12/15/07            5.57740%
   54          01/15/08            5.75908%
   55          02/15/08            5.57728%
   56          03/15/08            5.57942%
   57          04/15/08            5.76078%
   58          05/15/08            5.57902%
   59          06/15/08            5.76103%
   60          07/15/08            5.57930%
   61          08/15/08            5.76089%
   62          09/15/08            5.76082%
   63          10/15/08            5.57910%
   64          11/15/08            5.76067%
   65          12/15/08            5.57896%
   66          01/15/09            5.57888%
   67          02/15/09            5.57881%
   68          03/15/09            5.57958%
   69          04/15/09            5.76027%
   70          05/15/09            5.57987%
   71          06/15/09            5.76140%
   72          07/15/09            5.57972%
   73          08/15/09            5.76124%
   74          09/15/09            5.76116%
   75          10/15/09            5.57948%
   76          11/15/09            5.76098%
   77          12/15/09            5.57932%
   78          01/15/10            5.57923%
   79          02/15/10            5.57915%
   80          03/15/10            5.57998%
   81          04/15/10            5.76053%
   82          05/15/10            5.58124%
   83          06/15/10            5.77442%
   84          07/15/10            5.64503%
   85          08/15/10            5.83379%
   86          09/15/10            5.83377%
   87          10/15/10            5.64679%
   88          11/15/10            5.83374%
   89          12/15/10            5.64675%
   90          01/15/11            5.64673%
   91          02/15/11            5.64671%
   92          03/15/11            5.64771%
   93          04/15/11            5.83364%
   94          05/15/11            5.64664%
   95          06/15/11            5.83638%
   96          07/15/11            5.64932%

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     - multifamily and commercial mortgage loans, including participations therein;

     - mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     - direct obligations of the United States or other government agencies; or

     - a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS.   YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 11 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 June 12, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....    3

ADDITIONAL INFORMATION......................................    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4

SUMMARY OF PROSPECTUS.......................................    5

RISK FACTORS................................................   11

DESCRIPTION OF THE TRUST FUNDS..............................   34

YIELD CONSIDERATIONS........................................   40

THE DEPOSITOR...............................................   45

USE OF PROCEEDS.............................................   45

DESCRIPTION OF THE CERTIFICATES.............................   46

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS.........   53

DESCRIPTION OF CREDIT SUPPORT...............................   67

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES..........   69

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   84

STATE AND OTHER TAX CONSEQUENCES............................  108

ERISA CONSIDERATIONS........................................  108

LEGAL INVESTMENT............................................  112

METHOD OF DISTRIBUTION......................................  114

LEGAL MATTERS...............................................  115

FINANCIAL INFORMATION.......................................  115

RATINGS.....................................................  115

INDEX OF PRINCIPAL DEFINITIONS..............................  116

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Securities, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Securities, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                            ------------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 - mortgage assets;

                                 - certificate accounts;

                                 - forms of credit support;

                                 - cash flow agreements; and

                                 - amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 - multifamily and commercial mortgage loans,
                                   including participations therein;

                                 - commercial mortgage-backed securities,
                                   including participations therein;

                                 - direct obligations of the United States or
                                   other government agencies; and

                                 - a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 - residential properties consisting of five or
                                   more rental or cooperatively owned dwelling units;

                                 - shopping centers;

                                 - retail buildings or centers;

                                 - hotels and motels;

                                 - office buildings;

                                 - nursing homes;

                                 - hospitals or other health-care related
                                   facilities;

                                 - industrial properties;

                                 - warehouse, mini-warehouse or self-storage
                                   facilities;

                                 - mobile home parks;

                                 - mixed use properties; and

                                 - other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 - is fixed over its term;

                                 - adjusts from time to time;

                                 - is partially fixed and partially floating;

                                 - is floating based on one or more formulae or
                                   indices;

                                 - may be converted from a floating to a fixed
                                   interest rate;

                                 - may be converted from a fixed to a floating
                                   interest rate; or

                                 - interest is not paid currently but is accrued
                                   and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                   following:

                                 - scheduled payments to maturity;

                                 - payments that adjust from time to time;

                                 - negative amortization or accelerated
                                   amortization;

                                 - full amortization or require a balloon
                                   payment due on its stated maturity date;

                                 - prohibitions on prepayment;

                                 - releases or substitutions of collateral,
                                   including defeasance thereof with direct obligations of the United States; and

                                 - payment of a premium or a yield maintenance
                                   penalty in connection with a principal
                                   prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 - the mortgaged properties may be located in
                                   any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 - all mortgage loans will have original terms
                                   to maturity of not more than 40 years;

                                 - all mortgage loans will have individual
                                   principal balances at origination of not less than $100,000;

                                 - all mortgage loans will have been originated
                                   by persons other than the depositor; and

                                 - all mortgage assets will have been purchased,
                                   either directly or indirectly, by the
                                   depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 - subordination of junior certificates;

                                 - over collateralization;

                                 - letters of credit;

                                 - insurance policies;

                                 - guarantees;

                                 - reserve funds; and/or

                                 - other types of credit support described in
                                   the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 - guaranteed investment contracts;

                                 - interest rate swap or exchange contracts;

                                 - interest rate cap or floor agreements;

                                 - currency exchange agreements;

                                 - yield supplement agreements; or

                                 - other types of similar agreements described
                                   in the prospectus supplement.

Pre-Funding Account;
  Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
  Certificates................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 - provide for the accrual of interest thereon
                                   based on fixed, variable or floating rates;

                                 - be senior or subordinate to one or more other
                                   classes of certificates with respect to
                                   interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 - be entitled to principal distributions, with
                                   disproportionately low, nominal or no
                                   interest distributions;

                                 - be entitled to interest distributions, with
                                   disproportionately low, nominal or no
                                   principal distributions;

                                 - provide for distributions of principal or
                                   accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 - provide for distributions of principal to be
                                   made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 - provide for distributions of principal
                                   sequentially, based on specified payment schedules or other methodologies; and

                                 - provide for distributions based on a
                                   combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of
  Certificates................   One or more classes of the offered certificates
                                 may be initially represented by one or more certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the
  Certificates................   The certificates of each series will constitute
                                 either:

                                 - "regular interests" or "ownership interests"
                                   in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 - interests in a trust fund treated as a
                                   grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "financial
                                   assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 - any combination of any of the above features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL
  CERTIFICATES MAY BE LIMITED
  BECAUSE OF THEIR
  CHARACTERISTICS.............    You may not be able to resell your
                                  certificates and the value of your
                                  certificates may be less than you anticipated for a variety of reasons including:

                                    - a secondary market for your certificates
                                      may not develop;

                                    - interest rate fluctuations;

                                    - the absence of redemption rights; and

                                    - the limited sources of information about
                                      the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

THE ASSETS OF THE TRUST FUND
  MAY NOT BE SUFFICIENT TO PAY
  YOUR CERTIFICATES...........    Unless otherwise specified in the prospectus
                                  supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                  Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                  The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF
  THE MORTGAGE ASSETS WILL
  AFFECT THE TIMING OF YOUR
  CASH FLOW AND MAY AFFECT
  YOUR YIELD..................    Prepayments (including those caused by
                                  defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                  We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                  The rate of voluntary prepayments will also be affected by:

                                    - the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                    - then-current interest rates being charged
                                      on similar mortgage loans; and

                                    - the availability of mortgage credit.

                                  A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                  If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                  The yield on your certificates may be less than anticipated because:

                                    - the prepayment premium or yield
                                      maintenance required under certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                    - some courts may consider the prepayment
                                      premium to be usurious.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT IN
  AN ADVERSE IMPACT ON YOUR
  YIELD OR MAY RESULT IN A
  LOSS........................    A series of certificates may be subject to
                                  optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE
  PAYMENT AND DO NOT ADDRESS
  PREPAYMENT RISKS............    Any rating assigned by a rating agency to a
                                  class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                    - the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                    - the degree to which the rate of
                                      prepayments on the related mortgage loans might differ from that originally anticipated;

                                    - the likelihood of early optional
                                      termination of the related trust fund;

                                    - the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                    - the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                    The amount, type and nature of credit
                                    support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING
  ACCOUNTS MAY BE RETURNED TO
  YOU AS A PREPAYMENT.........    The prospectus supplement will disclose when
                                  we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

ADDITIONAL MORTGAGE ASSETS
  ACQUIRED IN CONNECTION WITH
  THE USE OF A PRE-FUNDING
  ACCOUNT MAY CHANGE THE
  AGGREGATE CHARACTERISTICS OF
  A TRUST FUND................    Any additional mortgage assets acquired by a
                                  trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED
  BY A MORTGAGED PROPERTY MAY
  BE INADEQUATE TO REPAY THE
  MORTGAGE LOANS..............    The value of a mortgage loan secured by a
                                  multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                  Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED
  PROPERTY AND ITS NET
  OPERATING INCOME AND CASH
  FLOW IS NOT PREDICTABLE.....    Commercial and multifamily property values and
                                  cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                    - changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                    - declines in real estate values;

                                    - an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                    - declines in rental or occupancy rates;

                                    - increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                    - changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                    - perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                    - the age, construction quality and design
                                      of a particular property;

                                    - whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                    - acts of God; and

                                    - other factors beyond our control or the
                                      control of a servicer.

NONRECOURSE LOANS LIMIT THE
  REMEDIES AVAILABLE FOLLOWING
  A MORTGAGOR DEFAULT.........    The mortgage loans will not be an obligation
                                  of, or be insured or guaranteed by, any
                                  governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                  Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  MULTIFAMILY PROPERTIES......    Mortgage loans secured by multifamily
                                  properties may constitute a material
                                  concentration of the mortgage loans in a trust
                                  fund. Adverse economic conditions, either
                                  local, regional or national, may limit the
                                  amount of rent that a borrower may charge for
                                  rental units, and may result in a reduction in
                                  timely rent payments or a reduction in
                                  occupancy levels. Occupancy and rent levels
                                  may also be affected by:

                                    - construction of additional housing units;

                                    - local military base closings;

                                    - developments at local colleges and
                                      universities;

                                    - national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent stabilization and rent control laws and agreements;

                                    - the level of mortgage interest rates,
                                      which may encourage tenants in multifamily rental properties to purchase housing;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                    - the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                  All of these conditions and events may
                                  increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                  The multifamily projects market is
                                  characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  RETAIL PROPERTIES...........    Mortgage loans secured by retail properties
                                  may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                    - the quality of the tenants; and

                                    - the fundamental aspects of real estate
                                      such as location and market demographics.

                                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                  Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                    - catalogue retailers;

                                    - home shopping networks;

                                    - the internet;

                                    - telemarketing; and

                                    - outlet centers.

                                  Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HOSPITALITY PROPERTIES......    Mortgage loans secured by hospitality
                                  properties (e.g., a hotel or motel) may
                                  constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                    - location, quality and franchise
                                      affiliation (or lack thereof);

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                    - the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                    - the increased sensitivity of hospitality
                                      properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                    - the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                    - the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part
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

                                  upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  OFFICE BUILDINGS............    Mortgage loans secured by office buildings may
                                  constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                    - the quality of the tenants in the
                                      building;

                                    - the physical attributes of the building in
                                      relation to competing buildings; and

                                    - the strength and stability of the market
                                      area as a desirable business location.

                                  An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                  Office buildings are also subject to
                                  competition with other office properties in the same market. Competition is affected by a property's:

                                    - age;

                                    - condition;

                                    - design (e.g., floor sizes and layout);

                                    - access to transportation; and

                                    - ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                  The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY WAREHOUSE
  AND SELF STORAGE
  FACILITIES..................    Mortgage loans secured by warehouse and
                                  storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                  Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HEALTHCARE-RELATED
  PROPERTIES..................    The mortgaged properties may include health
                                  care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                    - Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                    - Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                    - Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                    - Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                  Certain types of health care-related
                                  properties, particularly acute care
                                  facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                  Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                  Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                  Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                  Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                  The operators of health care-related
                                  facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                    - the number of competing facilities in the
                                      local market;

                                    - the facility's age and appearance;

                                    - the reputation and management of the
                                      facility;

                                    - the types of services the facility
                                      provides; and

                                    - where applicable, the quality of care and
                                      the cost of that care.

                                  The inability of a health care-related
                                  mortgaged property to flourish in a
                                  competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY INDUSTRIAL
  AND MIXED-USE FACILITIES....    Mortgage loans secured by industrial and
                                  mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

POOR PROPERTY MANAGEMENT WILL
  ADVERSELY AFFECT THE
  PERFORMANCE OF THE RELATED
  MORTGAGED PROPERTY..........    Each mortgaged property securing a mortgage
                                  loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                    - operating the property;

                                    - providing building services;

                                    - responding to changes in the local market;
                                      and

                                    - planning and implementing the rental
                                      structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                  We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
  LOANS RESULT IN HEIGHTENED
  RISK OF BORROWER DEFAULT....    Some of the mortgage loans included in a trust
                                  fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                    - its ability to fully refinance the loan;
                                      or

                                    - its ability to sell the related mortgaged
                                      property at a price sufficient to permit the borrower to make the balloon payment.

                                  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    - the value of the related mortgaged
                                      property;

                                    - the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                    - the borrower's equity in the related
                                      mortgaged property;

                                    - the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                    - tax laws;

                                    - rent control laws (with respect to certain
                                      residential properties);

                                    - Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                    - prevailing general economic conditions;
                                      and

                                    - the availability of credit for loans
                                      secured by commercial or multifamily, as the case may be, real properties generally.

THE SERVICER WILL HAVE
  DISCRETION TO HANDLE OR
  AVOID OBLIGOR DEFAULTS IN A
  MANNER WHICH MAY BE ADVERSE
  TO YOUR INTERESTS...........    If and to the extent specified in the
                                  prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent.
                                  While the related pooling and servicing
                                  agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                  In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

PROCEEDS RECEIVED UPON
  FORECLOSURE OF MORTGAGE
  LOANS SECURED PRIMARILY BY
  JUNIOR MORTGAGES MAY RESULT
  IN LOSSES...................    To the extent specified in the prospectus
                                  supplement, some of the mortgage loans
                                  included in a trust fund may be secured
                                  primarily by junior mortgages. When
                                  liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH COULD
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........    The prospectus supplement for the offered
                                  certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

MORTGAGORS OF COMMERCIAL
  MORTGAGE LOANS ARE
  SOPHISTICATED AND MAY TAKE
  ACTIONS ADVERSE TO YOUR
  INTERESTS...................    Mortgage loans made to partnerships,
                                  corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

SOME ACTIONS ALLOWED BY THE
  MORTGAGE MAY BE LIMITED BY
  LAW.........................    Mortgages securing mortgage loans included in
                                  a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND RENTS
  TO PROVIDE FURTHER SECURITY
  FOR MORTGAGE LOANS POSES
  SPECIAL RISKS...............    The mortgage loans included in any trust fund
                                  typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

INCLUSION IN A TRUST FUND OF
  DELINQUENT MORTGAGE LOANS
  MAY ADVERSELY AFFECT THE
  RATE OF DEFAULTS AND
  PREPAYMENTS ON THE MORTGAGE
  LOANS.......................    If so provided in the prospectus supplement,
                                  the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered
                                  "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                  Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

ENVIRONMENTAL LIABILITY MAY
  AFFECT THE LIEN ON A
  MORTGAGED PROPERTY AND
  EXPOSE THE LENDER TO
  COSTS.......................    Under certain laws, contamination of real
                                  property may give rise to a lien on the
                                  property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                  Response, Compensation, and Liability Act of
                                  1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON A MORTGAGED
  PROPERTY....................    Several states (including California) have
                                  laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE
  LIMITED IF LEASES ARE NOT
  SUBORDINATE TO THE MORTGAGE
  OR DO NOT CONTAIN ATTORNMENT
  PROVISIONS..................    Some of the tenant leases contain provisions
                                  that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

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

                                  In some states, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                  If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE
  NOT IN COMPLIANCE WITH CURRENT
  ZONING LAWS, YOU MAY NOT BE
  ABLE TO RESTORE COMPLIANCE
  FOLLOWING A CASUALTY LOSS...    Due to changes in applicable building and
                                  zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED
  PROPERTIES WERE LIMITED.....    The mortgaged properties were inspected by
                                  licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

LITIGATION CONCERNS...........    There may be legal proceedings pending and,
                                  from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and

(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.

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

The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of
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Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each

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following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

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OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

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

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full),
              (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

     (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

     (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

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

     (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

     (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a
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

pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

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

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

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

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.
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CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

     (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted

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

              Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest

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

              accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

     (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

     (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included

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

in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

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REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

     (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a

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

               present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although
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the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

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EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required
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to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar

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compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

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THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.
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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus
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supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in
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shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and

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the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of
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the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person
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acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally
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constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its
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affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to
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terms and conditions that have not been clarified by the courts. Moreover, the
Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are
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enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to

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reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

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REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the

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related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what
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extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to

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the prepayment assumption. The adjusted issue price of a REMIC Regular
Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of
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the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of
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REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a
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manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.
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     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     - the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to
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the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (b) the following requirements are satisfied:

     (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

     (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will

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disclose whether offered REMIC Residual Certificates may be considered
"noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over such amount; and

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular

Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     - the disposition of a mortgage loan;

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     - the receipt of compensation for services; or

     - gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     - the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the
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interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     - any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     - any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.
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     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

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

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     - a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     - to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     - assets described in section 7701(a)(19)(C) of the Code;

     - "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     - "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

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

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report
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"qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether
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any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such
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payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and
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thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip

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

certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are
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

not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates"

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

applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's

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

services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the
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

acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

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

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. sec. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Securities, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Securities, LLC acting as agent. If Wachovia Securities, LLC acts as agent in the sale of offered certificates, Wachovia Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Securities, LLC elects to purchase offered certificates as principal, Wachovia Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Securities, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Securities, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Securities, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Securities, LLC

     The depositor will agree to indemnify Wachovia Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

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

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

     The file "WBCMT 2003-C5 Prospectus Annexes A1-6.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Paying Agent will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2003-C5 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2003-C5 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Open the file "WBCMT 2003-C5 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-1A Loan Group 1 Prop Schedule" or "A-1B Loan Group 2 Prop Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool" or "A-6 Debt Service", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

------------------------------------------------------
------------------------------------------------------

  UNTIL OCTOBER 1, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  -----
                 PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement................    S-5
Risk Factors....................................   S-38
Description of the Mortgage Pool................   S-86
Servicing of The Mortgage Loans.................  S-170
Description of the Certificates.................  S-183
Yield and Maturity Considerations...............  S-214
Use of Proceeds.................................  S-220
Material Federal Income Tax Consequences........  S-220
ERISA Considerations............................  S-222
Legal Investment................................  S-225
Method of Distribution..........................  S-225
Legal Matters...................................  S-227
Ratings.........................................  S-227
Index of Defined Terms..........................  S-228
Annex A-1.......................................    A-1
Annex A-1A......................................   A-1A
Annex A-1B......................................   A-1B
Annex A-2.......................................    A-2
Annex A-3.......................................    A-3
Annex A-4.......................................    A-4
Annex A-5.......................................    A-5
Annex A-6.......................................    A-6
Annex B.........................................    B-1
Annex C.........................................    C-1

                      PROSPECTUS

Additional Information..........................      4
Incorporation of Certain Information By
  Reference.....................................      4
Summary of Prospectus...........................      5
Risk Factors....................................     11
Description of the Trust Funds..................     34
Yield Considerations............................     40
The Depositor...................................     45
Use of Proceeds.................................     45
Description of the Certificates.................     46
Description of the Pooling and Servicing
  Agreements....................................     53
Description of Credit Support...................     67
Certain Legal Aspects of Mortgage Loans and
  Leases........................................     69
Material Federal Income Tax Consequences........     84
State and Other Tax Consequences................    108
ERISA Considerations............................    108
Legal Investment................................    112
Method of Distribution..........................    114
Legal Matters...................................    115
Financial Information...........................    115
Ratings.........................................    115
Index of Principal Definitions..................    116

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                                  $721,263,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES SERIES 2003-C5

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                                    WACHOVIA

                                   CITIGROUP

                                     NOMURA

                                LEHMAN BROTHERS

                                 June 24, 2003

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